Exhibit 99.1

NOTICE OF ANNUAL AND SPECIAL MEETING

OF SHAREHOLDERS OF SPARKY ENERGY CORP.

to be held on December 23, 2010

and

NOTICE OF ANNUAL AND SPECIAL MEETING

OF SHAREHOLDERS OF OPTIMAL RESOURCES INC.

to be held on December 21, 2010

and

JOINT INFORMATION CIRCULAR

with respect to a

PROPOSED AMALGAMATION

involving

SPARKY ENERGY CORP.

and

OPTIMAL RESOURCES INC.

November 22, 2010

i

(continued)

ii

(continued)

SCHEDULES

Schedule “A” – Section 191 of the Business Corporations Act (Alberta)
Schedule “B” – Sparky Financial Statements
Schedule “C” – Sparky Audit Committee Charter
Schedule “D” – Optimal Financial Statements
Schedule “E” – Optimal Audit Committee Charter
Schedule “F” – Pro Forma Financial Statements of Amalco
Schedule “G” – Sparky Special Resolution
Schedule “H” – Optimal Special Resolution
Schedule “I” – Amalgamation Agreement
Schedule “J” – Sections 242, 243, 244 and 245 of the Business Corporations Act (British Columbia)
Schedule “K” – Optimal Articles of Continuance and By-Laws

iii

LETTER TO SPARKY SHAREHOLDERS

November 22, 2010

To the Shareholders of Sparky Energy Corp. (“Sparky”)

You are invited to attend an annual and special meeting (the “Sparky Meeting”) of the holders (the “Sparky Shareholders”) of common shares of Sparky (the “Sparky Shares”) to be held at the Calgary Petroleum Club, Cardium Room A & B, 319 5th Avenue, South West, Calgary, Alberta on December 23, 2010 at 9:00a.m. (Calgary time). At the Sparky Meeting, Sparky Shareholders will be asked to consider among other matters, the amalgamation (the “Amalgamation”) of Sparky and Optimal Resources Inc. (“Optimal”), as more particularly set forth in the accompanying Information Circular and Proxy Statement.

On November 22, 2010, Sparky and Optimal entered into an amalgamation agreement (the “Amalgamation Agreement”) pursuant to which, among other things, Optimal agreed to amalgamate with Sparky to continue as an amalgamated Alberta entity (“Amalco”). Pursuant to the Amalgamation Agreement, holders of Sparky Shares will receive one (1) common share in the capital of Amalco (each an “Amalco Share”) for each Sparky Share held. The foregoing transactions, including the Amalgamation together with all transactions ancillary thereto, are collectively referred to as the “Transaction”.

The board of directors of Sparky (the “Sparky Board”) has unanimously: (i) determined that the Transactions contemplated by the Amalgamation Agreement are in the best interests of Sparky and the Sparky Shareholders; and (ii) approved the Amalgamation Agreement and the Transactions contemplated thereby.

The Sparky Board recommends that the Sparky Shareholders vote in favour of the Transaction.

The Information Circular provides, among other matters, a detailed description of the Amalgamation, as well as detailed information regarding Sparky, Optimal and Amalco. Please give this material your careful consideration, and, if you require assistance, consult your financial, income tax or other professional advisor.

To be represented at the Sparky Meeting, you must either attend the Sparky Meeting in person or complete and sign the enclosed form of proxy and forward it so as to reach or be deposited with Valiant Trust Company, 310, 606 - 4th Street S.W., Calgary, Alberta T2P 1T1, fax: (403) 233-2857 not later than 48 hours (excluding Saturdays, Sundays and holidays) prior to the time fixed for the Sparky Meeting or any adjournment(s) thereof. An envelope addressed to Valiant Trust Company is enclosed for your convenience.

If you are a non-registered holder of Sparky Shares and have received these materials from your broker or another intermediary, please complete and return the proxy or other authorization form provided to you by your broker or other intermediary in accordance with the instructions provided with it. Failure to do so may result in your Sparky Shares not being eligible to be voted at the Sparky Meeting.

On behalf of the Sparky Board, I would like to express our gratitude for the support our shareholders have demonstrated with respect to our decision to take the Amalgamation forward.

Yours very truly,

“Alfred Fischer”
Alfred Fischer, Chief Executive Officer

SPARKY ENERGY CORP.

NOTICE OF ANNUAL AND SPECIAL MEETING

OF SPARKY SHAREHOLDERS

TO:     THE HOLDERS OF COMMON SHARES OF SPARKY ENERGY CORP.

Notice is hereby given that an annual and special meeting (the “Sparky Meeting”) of the holders (“Shareholders”) of common shares (the “Sparky Shares”) of Sparky Energy Corp. (“Sparky” or the “Corporation”) will be held at the Calgary Petroleum Club, Cardium Room A & B, 319 5th Avenue, South West, Calgary, Alberta on December 23, 2010 at 9:00a.m. (Calgary time), for the following purposes:

1.	to receive the financial statements of Sparky for the period ended June 30, 2010, together with the auditors’ report thereon;

2.	to fix the number of directors at (5) and elect directors who will serve until the next annual meeting of Shareholders;

3.	to appoint auditors that will serve until the next annual meeting of Shareholders and authorize the directors to set their remuneration;

4.	to consider and, if deemed advisable, approve, with or without variation, a special resolution to approve, among other things, (i) the amalgamation agreement made as of November 22, 2010 (the “Amalgamation Agreement”) between Sparky and Optimal Resources Inc. (“Optimal”), pursuant to which it is proposed that Sparky and Optimal will amalgamate (the “Amalgamation”) and continue as one corporation pursuant to the provisions of the Business Corporations Act (Alberta); and (ii) the Amalgamation and the consummation of the transactions contemplated thereby; and

5.	to transact such further or other business as may properly come before the Sparky Meeting or any adjournments or postponements thereof.

The nature of the business to be transacted at the Sparky Meeting and the specific details regarding the items discussed above are described in further detail in this Notice of Meeting and Joint Information Circular and Proxy Statement.

The record date for the determination of Shareholders entitled to receive notice of and to vote at the Sparky Meeting is November 19, 2010 (the “Record Date”). Shareholders of Sparky whose names have been entered in the register of Shareholders at the close of business on the Record Date will be entitled to receive notice of and to vote at the Meeting.

A Shareholder may attend the Sparky Meeting in person or may be represented by proxy. Shareholders who are unable to attend the Sparky Meeting, or any adjournment thereof in person are requested to date, sign and return the accompanying form of proxy for use at the Sparky Meeting or any adjournment thereof. To be effective, the enclosed proxy must be mailed so as to reach or be deposited with the Secretary of Sparky c/o Valiant Trust Company, 310, 606 - 4th Street S.W., Calgary, Alberta T2P 1T1, fax: (403) 233-2857, not later than 48 hours (excluding Saturdays, Sundays and holidays) before the time for the holding of the Sparky Meeting or any adjournment thereof.

The instrument appointing a proxy shall be in writing and shall be executed by the Shareholder or the Shareholder’s attorney authorized in writing or, if the Shareholder is a corporation, under its corporate seal by an officer or attorney thereof duly authorized. The persons named in the enclosed form of proxy are representatives of management of Sparky. Each Shareholder has the right to appoint a proxyholder other than such persons, who need not be a Shareholder, to attend and to act for such Shareholder and on such Shareholder’s behalf at the Sparky Meeting. To exercise such right, the names of the representatives of management of Sparky should be crossed out and the name of the Shareholder’s appointee should be legibly printed in the blank space provided.

DATED this 22nd day of November, 2010.

BY ORDER OF THE BOARD OF DIRECTORS OF SPARKY ENERGY CORP.

“Alfred Fischer”
Alfred Fischer, Chief Executive Officer

LETTER TO OPTIMAL SHAREHOLDERS

November 22, 2010

To the Shareholders of Optimal Resources Inc. (“Optimal”)

You are invited to attend an annual and special meeting (the “Optimal Meeting”) of the holders (the “Optimal Shareholders”) of common shares of Optimal (the “Optimal Shares”) to be held at Suite 222, 10451 Shellbridge Way, Richmond, British Columbia, on December 21, 2010 at 10:00a.m. (Vancouver time). At the Optimal Meeting, Optimal Shareholders will be asked to consider, among other matters, the amalgamation (the “Amalgamation”) of Optimal and Sparky Energy Corp. (“Sparky”), as more particularly set forth in the accompanying Joint Information Circular and Proxy Statement.

On November 22, 2010, Sparky and Optimal entered into an amalgamation agreement (the “Amalgamation Agreement”) pursuant to which, among other things, Optimal agreed to amalgamate with Sparky to continue as an amalgamated Alberta entity (“Amalco”). Pursuant to the Amalgamation Agreement, Optimal Shareholders will receive 1.17 common shares in the capital of Amalco (each an “Amalco Share”) for each Optimal Share held. Prior to the Amalgamation taking effect, it will be necessary for Optimal to be continued under the Business Corporations Act (Alberta) and obtain a certificate of continuance. The continuance of Optimal into Alberta is a necessary condition precedent to the Amalgamation, and the continuance into Alberta will only occur if the Amalgamation is approved by Shareholders as described above. The foregoing transactions, including the Amalgamation together with all transactions ancillary thereto, are collectively referred to as the “Transaction”.

The board of directors of Optimal (the “Optimal Board”) has unanimously: (i) determined that the Transactions contemplated by the Amalgamation Agreement are in the best interests of Optimal and the Optimal Shareholders; and (ii) approved the Amalgamation Agreement and the Transactions contemplated thereby.

The Optimal Board recommends that the Optimal Shareholders vote in favour of the Transactions.

The Information Circular provides, among other matters, a detailed description of the Amalgamation as well as detailed information regarding Sparky, Optimal and Amalco. Please give this material your careful consideration, and, if you require assistance, consult your financial, income tax or other professional advisor.

To be represented at the Optimal Meeting, you must either attend the Optimal Meeting in person or complete and sign the enclosed form of proxy and forward it so as to reach or be deposited with Affinity Law Group not later than 48 hours (excluding Saturdays, Sundays and holidays) prior to the time fixed for the Optimal Meeting or any adjournment(s) thereof. An envelope addressed to Affinity Law Group is enclosed for your convenience.

If you are a non-registered holder of Optimal Shares and have received these materials from your broker or another intermediary, please complete and return the proxy or other authorization form provided to you by your broker or other intermediary in accordance with the instructions provided with it. Failure to do so may result in your Optimal Shares not being eligible to be voted at the Optimal Meeting.

On behalf of the Optimal Board, I would like to express our gratitude for the support our shareholders have demonstrated with respect to our decision to take the Amalgamation forward.

Yours very truly,

“David Grohs”
David Grohs, President and Chief Executive Officer

OPTIMAL RESOURCES INC.

NOTICE OF THE ANNUAL AND SPECIAL MEETING

OF OPTIMAL SHAREHOLDERS

TO:    THE HOLDERS OF COMMON SHARES OF OPTIMAL RESOURCES INC.

Notice is hereby given that an annual and special meeting (the “Optimal Meeting”) of the holders (“Shareholders”) of common shares (“Optimal Shares”) of Optimal Resources Inc. (“Optimal” or the “Corporation”) will be held at Suite 222, 10451 Shellbridge Way, Richmond, British Columbia, on December 21, 2010 at 10:00a.m. (Vancouver time), for the following purposes:

1.	to receive the financial statements of Optimal for the period ended June 30, 2010, together with the auditors’ report thereon;

2.	to fix the number of directors at (5) and elect directors who will serve until the next annual meeting of Shareholders;

3.	to appoint auditors that will serve until the next annual meeting of Shareholders and authorize the directors to set their remuneration;

4.	to consider and, if deemed advisable, approve, with or without variation, a special resolution to approve, among other things, (i) the continuance of Optimal into Alberta pursuant to the provisions of the Business Corporations Act (Alberta), (ii) the amalgamation agreement made as of November 22, 2010 (the “Amalgamation Agreement”) between Sparky Energy Corp. (“Sparky”) and Optimal, pursuant to which it is proposed that Sparky and Optimal will amalgamate (the “Amalgamation”) and continue as one corporation pursuant to the provisions of the Business Corporations Act (Alberta); and (iii) the Amalgamation and the consummation of the transactions contemplated thereby; and

5.	to transact such further or other business as may properly come before the Optimal Meeting or any adjournments or postponements thereof.

The nature of the business to be transacted at the Optimal Meeting and the specific details regarding the items discussed above are described in further detail in this Notice of Meeting and Joint Information Circular and Proxy Statement. Prior to the meeting, a Shareholder has a right to send a notice of dissent to the special resolutions to be considered by the Shareholders as noted in paragraph 4 above, such notice to be in accordance with the provisions of the Business Corporations Act (British Columbia).

The record date for the determination of Shareholders entitled to receive notice of and to vote at the Optimal Meeting is November 19, 2010 (the “Record Date”). Shareholders of Optimal whose names have been entered in the respective registers of Shareholders at the close of business on the Record Date will be entitled to receive notice of and to vote at the Optimal Meeting.

A Shareholder may attend the Optimal Meeting in person or may be represented by proxy. Shareholders who are unable to attend the Optimal Meeting, or any adjournment thereof in person are requested to date, sign and return the accompanying form of proxy for use at the Optimal Meeting or any adjournment thereof. To be effective, the enclosed proxy must be mailed so as to reach or be deposited with the Secretary of Optimal c/o Affinity Law Group, not later than 48 hours (excluding Saturdays, Sundays and holidays) before the time for the holding of the Optimal Meeting or any adjournment thereof.

The instrument appointing a proxy shall be in writing and shall be executed by the Shareholder or the Shareholder’s attorney authorized in writing or, if the Shareholder is a corporation, under its corporate seal, if any, by an officer or attorney thereof duly authorized. The persons named in the enclosed form of proxy are representatives of management of Optimal. Each Shareholder has the right to appoint a proxyholder other than such persons, who need not be a Shareholder, to attend and to act for such Shareholder and on such Shareholder’s behalf at the Optimal Meeting. To exercise such right, the names of the representatives of management of Optimal should be crossed out and the name of the Shareholder’s appointee should be legibly printed in the blank space provided.

DATED this 22nd day of November, 2010.

BY ORDER OF THE BOARD OF DIRECTORS OF OPTIMAL RESOURCES INC.

“David Grohs”
David Grohs, President and Chief Executive Officer

NOTICE TO SHAREHOLDERS IN THE UNITED STATES

THE AMALCO SHARES TO BE ISSUED AND EXCHANGED IN CONNECTION WITH THE AMALGAMATION HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (“SEC”) OR ANY COMMISSION OR SECURITIES REGULATORY AUTHORITY IN ANY STATE IN THE UNITED STATES, NOR HAS THE SEC OR ANY COMMISSION OR SECURITIES REGULATORY AUTHORITY OF ANY STATE IN THE UNITED STATES PASSED ON THE ADEQUACY OR ACCURACY OF THIS INFORMATION CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

The Amalco Shares to be issued and exchanged under the Amalgamation have not been and will not be registered under the U.S. Securities Act or applicable state securities laws and will be issued and exchanged in reliance on the exemption from the registration requirements of the U.S. Securities Act provided by Rule 802 thereof and applicable state securities laws in reliance upon similar exemptions under applicable state securities laws, as described under “U.S. Securities Laws Considerations” in this Information Circular. Rule 802 of the U.S. Securities Act provides an exemption from registration under the U.S. Securities Act for offers and sales of securities issued in connection with a business combination for the securities of a “foreign private issuer” as defined in Rule 405 under the U.S. Securities Act so long as, in the case of the Amalgamation, the “U.S. holders,” as defined in Rule 800(h) under the U.S. Securities Act of the combined company will hold no more than ten percent of the securities of Amalco, measured immediately following the consummation of the Amalgamation.

Any Amalco Shares issued to shareholders in the United States will be “restricted securities” within the meaning of Rule 144 under the U.S. Securities Act to the same extent and proportion that the Optimal Shares and Sparky Shares are “restricted securities” and such securities will be subject to resale restrictions under United States federal and state securities laws.

The solicitation of proxies is not subject to the requirements of Section 14(a) of the U.S. Exchange Act. Accordingly, this Information Circular has been prepared in accordance with applicable Canadian disclosure requirements. Residents of the United States should be aware that such requirements differ from those of the United States applicable to proxy statements under the U.S. Exchange Act. Financial statements included or incorporated by reference herein have been prepared in Canadian Dollars and in accordance with IFRS, and thus may not be comparable to the financial statements of United States companies.

In addition, data on oil and gas reserves contained or incorporated in this Information Circular has been prepared in accordance with Canadian disclosure standards, which are not comparable in all respect to U.S. disclosure standards. For example, the SEC permits oil and gas companies, in their filings with the SEC, to disclose only “proved reserves” (as defined in the SEC rules). Canadian securities laws permit oil and gas companies, in their filings with Canadian securities regulators, to disclose “proved reserves” (defined differently from SEC rules) and “probable reserves” and “possible reserves.” “Probable reserves” and “possible reserves” are of higher risk and are generally believed to be less likely to be recovered than proved reserves. Moreover, the disclosure of estimated future net revenue from reserves has been calculated in accordance with Canadian practices using forecast prices and costs, whereas the SEC requires that the prices and costs be held constant at prices in effect on the date of the reserve report. In addition, under Canadian practice, reserves and production are reported using gross volumes, which are volumes prior to deduction of royalty and similar payments. The practice in the U.S. is to report reserves and production using net volumes, after deduction of applicable royalties and similar payments. As a consequence, the production volumes and reserve estimates in this Information Circular and the documents incorporated herein by reference may not be comparable to those of companies subject to SEC reporting and disclosure requirements.

Shareholders should be aware that the exchange of their shares for Amalco Shares as described herein may have tax consequences in both the United States and Canada. Such consequences for shareholders who are resident in, or citizens of, the United States may not be described fully herein. Shareholders should consult their own tax advisors as to the tax consequences of any exchange, exercise or sale of any shares received in connection with the Amalgamation and should seek their own tax advice with respect to the tax consequences to them under the laws of any relevant domestic or foreign, state, local or other taxing jurisdiction of the transactions contemplated in the Amalgamation in light of their particular situation.

The enforcement by investors of civil liabilities under United States federal securities laws may be affected adversely by the fact that Optimal, Sparky and Amalco are incorporated or organized under the laws of a jurisdiction other than the United States, that some or all of their officers and directors and the experts named herein may be residents of a country other than the United States, and that all or a substantial portion of the assets of Optimal, Sparky, Amalco and those persons may be located outside the United States. You may not be able to sue such persons or their officers or directors in a non-U.S. court for violations of United States securities laws. It may be difficult to compel such parties to subject themselves to the jurisdiction of a court in the United States or to enforce a judgment by a court in the United States.

GLOSSARY OF TERMS

The following is a glossary of terms used in this Information Circular:

“ABCA” or “Act” means the Business Corporations Act (Alberta) S.A. 2000 c. B-9, as from time to time amended or re-enacted and includes any regulations heretofore or hereafter made pursuant thereto.

“Amalco” means the continuing corporation to be constituted upon completion of the Amalgamation, to be named “Optimal Resources Inc.”

“Amalco Board” means the board of directors of Amalco, as constituted from time to time.

“Amalco Registrar and Transfer Agent” means Valiant Trust Company, and any other person which may be appointed as registrar and transfer agent of Amalco from time to time.

“Amalco Shares” means the common shares in the capital of Amalco.

“Amalgamation” means the amalgamation of Sparky and Optimal pursuant to Section 181 of the ABCA provided for herein to form Amalco.

“Amalgamation Agreement” means the amalgamation agreement dated as of November 22, 2010 between Sparky and Optimal.

“Articles of Amalgamation” means the Articles of Amalgamation with respect to the amalgamation of Sparky and Optimal, substantially in the form attached as Schedule “A” to the Amalgamation Agreement, attached hereto as Schedule “I”.

“associate”, “affiliate”, “insider” and “promoter” have the respective meanings ascribed thereto in the Securities Act (Alberta).

“BCBCA” means the Business Corporations Act (British Columbia) S.B.C. 2002, c. 57 as from time to time amended or re-enacted and includes any regulations heretofore or hereafter made pursuant thereto.

“Business Day” means any day other than a Saturday or Sunday or a day when banks in the City of Calgary are not generally open for business.

“Certificate of Amalgamation” means the certificate of amalgamation for the Amalgamation issued by the Registrar pursuant to Subsection 185(4) of the ABCA.

“Continuation of Optimal” means the continuation of Optimal into Alberta pursuant to the provisions of the Business Corporations Act (Alberta).

“CRA” means the Canada Revenue Agency.

“CSA” means the Canadian Securities Administrators.

“Dissenting Shareholder” means, as applicable, a registered owner of Sparky Shares or Optimal Shares who properly exercised dissent rights.

“Effective Date” means the effective date of the Amalgamation, which shall be the date of the Certificate of Amalgamation.

“Effective Time” means 12:01 a.m. on the Effective Date.

“Information Circular” means this joint notice of meeting and information circular and proxy statement of Sparky and Optimal sent by Sparky and Optimal to their respective shareholders in connection with the Sparky Meeting and the Optimal Meeting, respectively.

“Optimal” means Optimal Resources Inc., a private company incorporated under the BCBCA with its head office located in Richmond, British Columbia.

“Optimal Board” means the board of directors of Optimal, as constituted from time to time.

“Optimal Meeting” means the annual and special meeting of the shareholders of Optimal to approve the Continuation, the Amalgamation, and certain other matters.

“Optimal Option Holder” means a holder of Optimal Options.

“Optimal Options” means the 1,220,000 stock options of Optimal currently outstanding, each entitling the holders to acquire one Optimal Share at a price of $0.50 and expiring on September 22, 2015.

“Optimal Shareholder” means a holder of Optimal Shares.

“Optimal Shares” means the common shares in the capital of Optimal.

“Optimal Special Resolution” means the special resolution of the shareholders of Optimal approving the Continuation and the Amalgamation and the Amalgamation Agreement.

“Person” means a natural person, firm, corporation, trust, partnership, joint venture, governmental body or agency or association.

“Sparky” means Sparky Energy Corp., a private company incorporated under the ABCA with its head office located in Calgary, Alberta.

“Sparky Board” means the board of directors of Sparky, as constituted from time to time.

“Sparky Meeting” means the annual and special meeting of the shareholders of Sparky to approve the Amalgamation and certain other matters.

“Sparky Option Holder” means a holder of Sparky Options.

“Sparky Options” means the 1,675,000 stock options of Sparky currently outstanding, each entitling the holders to acquire one Sparky Share at a price of $0.50 and expiring on September 28, 2020.

“Sparky Share Holder” means a holder of Sparky Shares.

“Sparky Shares” means the common shares in the capital of Sparky.

“Sparky Special Resolution” means the special resolution of the shareholders of Sparky approving the Amalgamation and the Amalgamation Agreement.

“Registrar” means the Registrar appointed under the ABCA.

“Transaction” means the Amalgamation and all transactions ancillary thereto as contemplated by the Amalgamation Agreement, including the continuance of Optimal into Alberta as a necessary condition precedent to the Amalgamation.

“United States” means the United States of America, its territories and possessions, any State of the United States and the District of Columbia.

“U.S. Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“U.S. Securities Act” means the United States Securities Act of 1933, as amended.

SUMMARY OF INFORMATION CIRCULAR

Cautionary Language

The following is a summary of information relating to Sparky, Optimal and Amalco (assuming completion of the Amalgamation) which is being submitted to the Sparky Shareholders at the Sparky Meeting and the Optimal Shareholders at the Optimal Meeting and should be read together with the more detailed information and financial data and statements contained elsewhere in this Information Circular. Information contained in this Information Circular is given as of November 22, 2010 unless otherwise specifically stated.

The Sparky Meeting

General

The Sparky Meeting will be held at the Calgary Petroleum Club, Cardium Room A & B, 319 5th Avenue, South West, Calgary, Alberta on December 23, 2010 at 9:00a.m. (Calgary time) for the purposes set forth in the accompanying applicable notice of meeting.

The nature of the business to be transacted at the Sparky Meeting and the specific details regarding the items discussed above are described in further detail in the Information Circular.

The record date for the determination of shareholders entitled to receive notice of and to vote at the Sparky Meeting is November 19, 2010 (the “Sparky Record Date”). Sparky Shareholders of record as the close of business on the Sparky Record Date will be entitled to receive notice of and to vote at the Sparky Meeting.

Presentation of Financial Statements

At the Sparky Meeting, Sparky Shareholders will receive and consider the audited financial statements of Sparky for the period ended June 30, 2010 and the auditor’s report on such statements, copies of which are attached hereto as Schedule “B”.

Election of Directors

Unless otherwise directed, it is the intention of management to vote proxies in the accompanying form in favour of the election as directors of Sparky of H. Douglas Hunter, Alfred Fischer, Robert D. Niven, Norman Gish and Ian Williams.

The current directors and officers of Sparky as a group, beneficially own, or exercise control or direction over, an aggregate of 7,416,548 Sparky Shares, not including the 760,000 Sparky Shares issuable pursuant to the exercise of the issued and outstanding options to purchase Sparky Shares, representing approximately 23.30% of the issued and outstanding Sparky Shares. After giving effect to the Transaction, it is anticipated that the current directors and officers of Sparky, as a group, would beneficially own or exercise control or direction over 17.77% of the Amalco Shares. As of the date of the Information Circular there were 31,837,206 of the Sparky Shares outstanding.

The information as to Sparky Shares beneficially owned, directly or indirectly or over which control or direction is exercised, is based upon information furnished to Sparky by the respective individuals.

Appointment of Auditors

Unless otherwise directed, it is management’s intention to vote the proxies in favour of an ordinary resolution to appoint the firm of Collins Barrow Calgary LLP, 1400 First Alberta Place, 777 - 8th Avenue, South West, Calgary, Alberta, T2P 3R5, as auditors of Sparky to hold office until the next annual meeting of the Sparky Shareholders and to authorize the directors to fix their remuneration as such.

Approval of the Amalgamation Agreement, the Amalgamation and Transactions Contemplated Thereby

At the Sparky Meeting, Sparky Shareholders will be asked to consider and, if deemed advisable, approve, with or without variation, a special resolution to approve, among other things, (i) the Amalgamation Agreement pursuant to which it is proposed that Optimal and Sparky will amalgamate and continue as one corporation pursuant to the provisions of the Business Corporations Act (Alberta), and (ii) the Amalgamation and the consummation of the Transactions contemplated thereby.

A special resolution is defined under the ABCA as requiring the approval of not less than two-thirds ( 2/3) of the votes cast in person or by proxy at the Sparky Meeting. Consequently, the Amalgamation will be approved when the Sparky Special Resolution has been passed, with or without variation, by at least two-thirds ( 2/3) of the votes cast in respect of the Sparky Special Resolution by the holders of Sparky Shares, present in person or voting by proxy, at the Sparky Meeting.

A copy of the Amalgamation Agreement is attached hereto as Schedule “I”. A copy of the Sparky Special Resolution is attached hereto as Schedule “G”.

Additional Business

At the Sparky Meeting, the Sparky Shareholders will also transact such further or other business as may properly come before the Sparky Meeting or any adjournments or postponements thereof.

The Optimal Meeting

General

The Optimal Meeting will be held at Suite 222, 10451 Shellbridge Way, Richmond, British Columbia, on December 21, 2010 at 10:00a.m. (Vancouver time) for the purposes set forth in the accompanying applicable notice of meeting.

The nature of the business to be transacted at the Optimal Meeting and the specific details regarding the items discussed above are described in further detail in the Information Circular.

The record date for the Optimal Meeting is at the close of business on November 19, 2010 (the “Optimal Record Date”). Optimal Shareholders of record as at the close of business on the Optimal Record Date are entitled to receive notice of and to vote at the Optimal Meeting.

Presentation of Financial Statements

At the Optimal Meeting, Optimal Shareholders will receive and consider the audited financial statements of Optimal for the period ended June 30, 2010 and the auditor’s report on such statements, copies of which are attached hereto as Schedule “D”.

Election of Directors

Unless otherwise directed, it is the intention of management to vote proxies in the accompanying form in favour of the election as directors of Optimal of Harry Feldman, Donald Foulkes, David Grohs, Jonathan White and Nance McCollom.

The current directors and officers of Optimal as a group, beneficially own, or exercise control or direction over, an aggregate of 5,146,442 Optimal Shares, not including the 895,000 Optimal Shares issuable pursuant to the exercise of the issued and outstanding options to purchase Optimal Shares, representing approximately 21.73% of the issued and outstanding Optimal Shares. After giving effect to the Transaction, it is anticipated that the current directors and officers of Optimal, as a group, would beneficially own or exercise control or direction over 10.12% of the Amalco Shares. As of the date of the Information Circular there were 23,684,724 Optimal Shares outstanding.

The information as to Optimal Shares beneficially owned, directly or indirectly or over which control or direction is exercised, is based upon information furnished to Optimal by the respective individuals.

Appointment of Auditors

Unless otherwise directed, it is management’s intention to vote the proxies in favour of an ordinary resolution to appoint the firm of MacKay LLP, 1100, 1177 West Hastings Street, Vancouver BC, V6E 4T5 as auditors of Optimal to hold office until the next annual meeting of the Optimal Shareholders and to authorize the directors to fix their remuneration as such.

Approval of the Amalgamation Agreement, the Amalgamation and Transactions Contemplated Thereby

At the Optimal Meeting, Optimal Shareholders will be asked to consider, and if deemed advisable, approve with or without variation, a special resolution to approve, among other things, (i) the continuance of Optimal into Alberta pursuant to the provisions of the Business Corporations Act (Alberta), (ii) the Amalgamation Agreement between Sparky and Optimal pursuant to which it is proposed that Sparky and Optimal will amalgamate and continue as one corporation pursuant to the provisions of the Business Corporations Act (Alberta), and (iii) the Amalgamation and the consummation of the Transactions contemplated thereby.

A special resolution is defined under the BCBCA as requiring the approval of not less than two-thirds ( 2/3) of the votes cast in person or by proxy at the Optimal Meeting. Consequently, continuance into Alberta and the subsequent Amalgamation will be approved when the Optimal Special Resolution has been passed, with or without variation, by at least two-thirds ( 2/3) of the votes cast in respect of the Optimal Special Resolution by the holders of Optimal Shares, present in person or voting by proxy, at the Optimal Meeting. The continuance of Optimal into Alberta is a necessary condition precedent to the Amalgamation, and the continuance into Alberta will only occur if the Amalgamation is approved by Shareholders as described above.

A copy of the Amalgamation Agreement is attached hereto as Schedule “I”. A copy of the Optimal Special Resolution is attached hereto as Schedule “H”.

Additional Business

At the Optimal Meeting, the Optimal Shareholders will also transact such further or other business as may properly come before the Optimal Meeting or any adjournments or postponements thereof.

Dissent Rights

Sparky Dissent Rights

Pursuant to the ABCA, registered Sparky Shareholders have the right to dissent with respect to the Amalgamation by providing a written objection to the Amalgamation to Sparky Energy Corp., 3820 700 2nd St. S.W., Calgary, Alberta, T2P 2W2, by 5:00 p.m. (Calgary time) on the third Business Day immediately preceding the date of the Sparky Meeting.

In the event the Amalgamation becomes effective, a Sparky Shareholder who properly dissents will be entitled to be paid the fair value of the Sparky Shares in respect of which such holder dissents in accordance with Section 191 of the ABCA. A Sparky Shareholder who votes in favour of the Amalgamation shall not be entitled to dissent. A Sparky Shareholder may dissent only with respect to all of the Sparky Shares held by such Sparky Shareholder. See Schedule “A” for a copy of the provisions of Section 191 of the ABCA.

The statutory provisions covering dissent rights are technical and complex. Failure to strictly comply with the requirements set forth in Section 191 of the ABCA may result in the loss of any dissent rights. Persons who are beneficial owners of Sparky Shares registered in the name of a broker, dealer, bank, trust company or other nominee who wish to dissent should be aware that only the registered holder is entitled to dissent. Accordingly, a beneficial owner of Sparky Shares desiring to exercise dissent rights must make arrangements for such beneficially owned Sparky Shares to be registered in such holder’s name prior to the time the written objection to the Amalgamation is required to be received by Sparky or, alternatively, make arrangements for the registered holder of such Sparky Shares to dissent on such holder’s behalf.

Optimal Dissent Rights

Pursuant to the BCBCA, shareholders of Optimal have the right to dissent to either or both of the Continuation and/or the Amalgamation by providing a written notice of dissent to the Continuation or the Amalgamation to Optimal by registered mail addressed to Optimal c/o Affinity Law Group, Suite 1130, 400 Burrard Street, Vancouver, British Columbia, V6C 3A6, at least two (2) Business Days immediately preceding the date of the Optimal Meeting.

A shareholder who dissents in the manner required by the BCBCA with respect to the Optimal Special Resolution and if Optimal intends to act on the authority of the Optimal Special Resolution and such shareholder still wishes to proceed with the dissent, such shareholder can require Optimal to purchase all of the shares of such shareholder subject to the dissent notice for the fair value of such shares as determined in accordance with Section 245 of the BCBCA. An Optimal Shareholder who votes in favor of either the Continuation or the Amalgamation shall not be entitled to dissent in respect of the motion in which such Optimal Shareholder voted in favour. See Schedule “J” for a copy of the provisions of Section 242, 243, 244 and 245 of the BCBCA. Note that the statutory provisions covering dissent rights are technical and complex. Failure to strictly comply with the requirements set forth in the BCBCA may result in the loss of any dissent rights.

Amalgamation and the Amalgamation Agreement

General Overview of Amalgamation and Amalgamation Agreement

At the Sparky Meeting and the Optimal Meeting, Sparky Shareholders and Optimal Shareholders, respectively, will be asked to consider and approve the Amalgamation Agreement pursuant to which Sparky and Optimal will amalgamate under the provisions of the ABCA to form Amalco. At the

Effective Time, Amalco will issue to the Sparky Shareholders one (1) Amalco Share for each one (1) Sparky Share held by a Sparky Shareholder, for aggregate consideration of 31,837,206 Amalco Shares being issued to current Sparky Shareholders. Similarly, at the Effective Time Amalco will issue to the Optimal Shareholders 1.17 Amalco Shares for each one (1) Optimal Share held by an Optimal Shareholder, for aggregate consideration of 27,711,127 Amalco Shares being issued to current Optimal Shareholders in exchange for the 23,684,724 Optimal Shares which will be outstanding at the Effective Time. In addition, each Optimal Option shall be continued into/replaced with 1.17 options to acquire Amalco Shares for each one (1) Optimal Option held by an Optimal Optionholder, and each Sparky Option shall be continued into/replaced with one (1) option to acquire Amalco Shares for each one (1) Sparky Option held by a Sparky Optionholder.

No fractional securities of Amalco will be issued. In the event that a securityholder of Optimal or Sparky would otherwise be entitled to a fractional security, the number of securities of Amalco issued to such securityholder shall be rounded up to the next greater whole number of such security, if the fractional entitlement is equal to or greater than 0.5 and shall, without any additional compensation, be rounded down to the next lesser whole number of such security if the fractional entitlement is less than 0.5. In calculating such fractional interests, all securities of Amalco, as the case may be, registered in the name of or beneficially held by such Amalco securityholder or their nominee shall be aggregated. Each Amalco Share issued to Optimal Shareholders or to Sparky Shareholders pursuant to the Amalgamation will be issued at a deemed price of $0.50 per Amalco Share.

Upon completion of the Amalgamation current Sparky Shareholders will hold 53.46% of the issued and outstanding Amalco Shares and current Optimal Shareholders will hold 46.54% of the issued and outstanding Amalco Shares.

Prior to the Effective Time, provided the Amalgamation Agreement is approved by the Sparky Shareholders and the Optimal Shareholders at their respective meetings, the Sparky Shareholders and the Optimal Shareholders wishing to participate in the amalgamation will be required to complete and deliver the Sparky Letter of Transmittal and the Optimal Letter of Transmittal, as applicable, which has been provided to them along with this Information Circular. More information on the process is provided in the applicable letter of transmittal.

At the Effective Time, Sparky will file Articles of Amalgamation and amalgamate with Optimal under the provisions of the ABCA. The corporation resulting from such amalgamation will: (i) own or control all of Sparky’s assets and be subject to all of Sparky’s obligations and liabilities; and (ii) own or control all of Optimal’s assets and be subject to all of Optimal’s obligations and liabilities.

Background to the Amalgamation - Overview and Description of Merger Exchange Ratio

Sparky was incorporated on March 26, 2010 and Optimal was incorporated on May 13, 2010. On June 3, 2010 and June 10, 2010 Sparky and Optimal issued an additional 18,018,075 and 19,592,733 common shares respectively, at a price of $0.001 per common share. Additional external financing of both companies began on June 10, 2010. A decision by the respective boards was to sell at $0.50 per share. H. Douglas Hunter and Alfred Fischer undertook the task to raise money for both Optimal and Sparky, in order for the pilot project to proceed. A number of potential investors questioned the need for two companies, and requested that the companies be merged as soon as possible after the financing was completed.

On June 20, 2010, a meeting was held between Optimal staff and Quadrise Canada/Sparky board members and staff to review the licence terms and the grant of the licence to the joint venture because of investor comments that they wanted expanded licence terms granted to the joint venture. This was a crucial meeting that determined the future value of Sparky and Optimal relative to each other. Upon review of all the data and history, the Quadrise Canada/Sparky board members felt that an equal split in licence rights between Sparky and Optimal was fair. So the Quadrise Canada E2EORTM licence was granted to the joint venture which was owned by Sparky and Optimal in equal proportions (50% each). All other property such as the land and equipment was equalized 50 -50. Thus at this point, Optimal and Sparky as companies had the same corporate value, but the shares outstanding were different, which accounted for the difference in per share value.

Financing for Sparky was completed August 31, 2010 and Optimal completed by November 19, 2010.

Independent merger committees were set for Sparky at a board meeting on September 1, 2010 and for Optimal on September 22, 2010. Mr. H. Douglas Hunter was appointed to the independent committee for Sparky. Harry Feldman and Donald Foulkes were appointed to the independent committee for Optimal. Mr. Alfred Fischer was appointed secretary.

On September 23, 2010, the two independent committees met to determine an exchange ratio for the merger. Sparky has 31,837,206 shares outstanding and Optimal would have 23,684,724 shares outstanding upon full financing. Given that the two companies had the same valuation, the exchange ratio, based on share count is 1.35 in favour of Optimal. However, Sparky had raised $3 million additional dollars to pay Quadrise Canada for the licence and other services. The independent committees felt that it was fair to share this cost between the two companies, so in order for Optimal to pay its 50% share, Optimal would have had to sell 3 million more shares. Adding these shares to Optimal’s account made the exchange ratio 1.2 in favour of Optimal. Optimal had $175,000 in potential contract liabilities. Adding this in made the exchange ratio 1.18 in favour of Optimal.

However, as substantially all of the fund raising was done by Sparky directors, it was felt that Sparky should be credited with some value for this, plus some other very small negotiating points, the final exchange ratio was settled as being 1.17 in favour of Optimal.

Conditions to the Completion of the Amalgamation

The completion of the Amalgamation depends on the satisfaction of a number of mutual conditions precedent, including:

•	Sparky Shareholder approval;

•	Optimal Shareholder approval;

•	the continuance of Optimal out of British Columbia and into Alberta under the Business Corporations Act (Alberta) and obtaining a certificate of continuance; and

•	all other consents, orders and approvals, including, without limitation, regulatory approvals, required or necessary or desirable for the completion of the Transaction shall have been obtained.

The completion of the Amalgamation depends on the satisfaction of a number of conditions precedent in favour of Optimal, including:

•	no Material Adverse Change in the business, affairs, assets or operations of Sparky;

•	except as affected by the Transaction, the representations and warranties of Sparky contained in the Amalgamation Agreement shall be true in all material respects on the Closing Date; and

•	the covenants of Sparky contained in the Amalgamation Agreement shall have been complied with in all material respects.

The completion of the Amalgamation depends on the satisfaction of a number of conditions precedent in favour of Sparky, including:

•	no Material Adverse Change in the business, affairs, financial condition, operations or prospects of Optimal;

•

except as affected by the Transaction, the representations and warranties of Optimal contained in the Amalgamation Agreement and the Agency Agreement shall be true in all material respects on the Closing Date; and

•	the covenants of Optimal contained in the Amalgamation Agreement shall have been complied with in all material respects.

Each party has the right to waive the conditions to its obligations under the Amalgamation Agreement.

Termination of the Amalgamation Agreement

The Amalgamation Agreement may, prior to the Effective Time, be terminated by mutual written agreement of Sparky and Optimal without further action on the part of the Sparky Shareholders or the Optimal Shareholders, as applicable.

Sparky may terminate the Amalgamation Agreement prior to the Effective Time upon written notice to Optimal in the event of a breach by Optimal of certain interim covenants.

Optimal may terminate the Amalgamation Agreement prior to the Effective Time upon written notice to Sparky in the event of a breach by Sparky of certain interim covenants.

Financial Statements of Sparky

The audited financial statements of Sparky for the period ended June 30, 2010 are attached hereto as Schedule “B”.

Financial Statements of Optimal

The audited financial statements of Optimal for the period ended June 30, 2010 are attached hereto as Schedule “D”.

Financial Information of Amalco

Selected Pro Forma Information as at June 30, 2010:

Revenue	$—
Net (loss)	($137,347)
Current assets	$7,066,056
Capital assets	$—
Current liabilities	$187,992
Shareholders’ equity	$6,878,064

The pro-forma financial information of Amalco is attached hereto as Schedule “F”.

Working Capital Summary

Amalco’s opening consolidated pro forma working capital as at October 31, 2010 is $3.067 million. These funds will be used to fund an estimated capital expenditure program of approximately $2 million. Amalco may expand its capital expenditure program further should sufficient cash flow from operations be generated to do so.

The opening pro forma consolidated working capital of Amalco was calculated after giving effect to the following:

Expense	Amount
Expenses of Sparky for the Amalgamation	$133,500
Expenses of Optimal for the Amalgamation	$11,000

Total:	$144,500

Sparky and Optimal intend to, or will have used, the total estimated consolidated working capital as at October 31, 2010 as follows:

Expense	Amount
General and Administration	$428,000
Capital Equipment	$2,000,000
Unallocated Working Capital	$639,000

Total:	$3,067,000

Canadian Federal Income Tax Considerations

For information with respect to the income tax considerations relevant to the Amalgamation, see “Certain Canadian Federal Income Tax Considerations”.

Additional Information

A copy of the Amalgamation Agreement is attached hereto as Schedule “I” and is available for review at the Sparky Meeting and the Optimal Meeting.

Forward-Looking Information

Certain statements included in this Information Circular constitute forward-looking statements under applicable securities legislation. These statements relate to future events or, assuming the Transaction is completed, Amalco’s future performance. All statements other than statements of historical fact are forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may”, “will”, “should”, “expect”, “plan”, “anticipate”, “believe”, “estimate”, “predict”, “potential”, “continue”, or the negative of these terms or other comparable terminology. Forward-looking statements or information in this Information Circular includes, but is not limited to: the impact of general economic conditions in Canada and the United States, industry conditions, changes in laws and regulations including the adoption of new environmental laws and regulations and changes in how they are interpreted and enforced, increased competition, the lack of availability of qualified personnel or management, fluctuations in foreign exchange or interest rates, stock market volatility and market valuations of companies with respect to announced transactions and the final valuations thereof, and obtaining required approvals of regulatory authorities. These statements are only predictions. Actual events or results may differ materially. In addition, this Information Circular may contain forward-looking statements attributed to third party industry sources. Undue reliance should not be placed on these forward-looking statements, as there can be no assurance that the plans, intentions or expectations upon which they are based will occur. By its nature, forward-looking information involves numerous assumptions, known and unknown risks and uncertainties, both general and specific, that contribute to the possibility that the predictions, forecasts, projections and other forward-looking statements will not occur.

Risk Factors

Although Sparky and Optimal believe that the expectations reflected in the forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct. Sparky and Optimal cannot guarantee future results, levels of activity, performance, or achievements. Some of the risks and other factors, some of which will be beyond Amalco’s control, which could cause results to differ materially from those expressed in the forward-looking statements contained in this Information Circular include, but are not limited to: fluctuations in the price of and demand for oil and gas; fluctuations in level of oil and gas exploration and development activities; the effects of the seasonal nature of the North American oil and gas industry; the effects of competitors; the ability of Amalco to have an adequate level of equipment; the ability of Amalco to raise capital; the ability of Amalco to obtain patents, maintain trade secret protection and operate without infringing on the rights of third parties; technological changes and developments in the oil and gas industry; the existence of operating risks inherent in the oil and gas industry such as equipment failures, fires, accidents, blowouts, uncontrollable releases of oil and gas; the ability of Amalco to obtain and maintain qualified personnel and management; the impact of compliance with the changes in applicable laws and regulations, including taxation and environmental regulations; the effects of climate change initiatives whether by governments or otherwise; foreign currency exchange rate fluctuations; general economic, market or business conditions, including stock market volatility; and other unforeseen conditions which could impact the operations of Amalco. See “Risk Factors”.

Financial outlook information contained in this Information Circular about prospective results of operations, financial position or cash flows is based on assumptions about future events, including economic conditions and proposed courses of action, based on management’s assessment of the relevant information currently available. Readers are cautioned that such financial outlook information contained in this Information Circular should not be used for purposes other than for which it is disclosed herein.

The forward-looking statements contained in this Information Circular speak only as of the date of this Information Circular. Neither Sparky, Optimal nor Amalco (assuming completion of the Transaction) intends or assumes any obligation, to update these forward-looking statements to reflect new information, subsequent events or otherwise, except as required by law.

Securities Laws Information for Shareholders in the United States

The issue and exchange of Amalco Shares pursuant to the Amalgamation have not been and will not be registered under the U.S. Securities Act or the securities laws of any state of the United States and will be issued and exchanged in reliance on the exemption from the registration requirements of the U.S. Securities Act provided by Rule 802 thereof and applicable state securities laws in reliance upon similar exemptions under applicable state securities laws, as described under “U.S. Securities Laws Considerations” in this Information Circular.

PROXY RELATED INFORMATION

General Proxy Information: Sparky Meeting

Solicitation of Proxies

This Information Circular - Proxy Statement is furnished in connection with the solicitation of proxies by the management of Sparky for use at the Sparky Meeting for the purposes set forth in the Notice of Annual and Special Meeting. Instruments of Proxy must be received by Sparky c/o Valiant Trust Company, 310, 606 - 4th Street S.W., Calgary, Alberta T2P 1T1, fax: (403) 233-2857, not less than 48 hours (excluding Saturdays, Sundays and holidays) before the time for the holding of the Sparky Meeting or any adjournment thereof.

The Sparky Board has fixed the Record Date for the Sparky Meeting at the close of business on November 19, 2010. Sparky Shareholders of record as at the Record Date are entitled to receive notice of the Sparky Meeting and to vote those Sparky Shares entitled to vote at the Meeting prepared as at the Record Date, unless any such Sparky Shareholder transfers their Sparky Shares after the Record Date and the transferee of those Sparky Shares establishes that he owns the Sparky Shares and demands, not later than 10 days before the Sparky Meeting, that the transferee’s name be included in the list of Sparky Shareholders entitled to vote at the Sparky Meeting, in which case such transferee shall be entitled to vote such Sparky Shares at the Sparky Meeting.

Unless otherwise stated, the information contained in this Information Circular is given as at November 22, 2010.

The instrument appointing a proxy (the “Instrument of Proxy”) shall be in writing and shall be executed by the Sparky Shareholder or his attorney authorized in writing or, if the Sparky Shareholder is a corporation, under its corporate seal or by an officer or attorney thereof duly authorized.

The persons named in the enclosed Instrument of Proxy are officers and directors of Sparky. Each Sparky Shareholder has the right to appoint a proxyholder other than the persons designated in the Instrument of Proxy furnished by Sparky, who need not be a Sparky Shareholder, to attend and to act for and on behalf of such Sparky Shareholder at the Sparky Meeting. To exercise such right, the names of the nominees of management should be crossed out and the name of the Sparky Shareholder’s appointee should be legibly printed in the blank space provided. In order to be effective the Instrument of Proxy must be mailed so as to reach or be deposited with Valiant Trust Company, 310, 606 - 4th Street S.W., Calgary, Alberta T2P 1T1, fax: (403) 233-2857, not later than 48 hours (excluding Saturday, Sundays and holidays) before the time for the holding of the Meeting or any adjourned thereof.

Beneficial Holders of Shares

Sparky Shareholders who do not hold their Sparky Shares in their own name (referred to in this Information Circular as “Beneficial Shareholders”) should note that only proxies deposited by Sparky Shareholders whose names appear on the records of Sparky as the registered holders of Sparky Shares can be recognized and acted upon at the Sparky Meeting. If Sparky Shares are listed in an account statement provided to a Beneficial Shareholder by a broker, then in almost all cases those Sparky Shares will not be registered in the Beneficial Shareholder’s name on the records of Sparky. Such Sparky Shares will more likely be registered under the name of the Beneficial Shareholder’s broker or an agent of that broker. In Canada, the vast majority of such Sparky Shares are registered under the name of CDS & Co. (the registration name for CDS Clearing and Depository Services Inc., which acts as nominee for many Canadian brokerage firms). Sparky Shares held by brokers or their agents or nominees can only be voted (for or against resolutions) upon the instructions of the Beneficial Shareholder. Without specific instructions, brokers and their agents and nominees are prohibited from voting shares for their clients. Therefore, Beneficial Shareholders should ensure that instructions respecting the voting of their Sparky Shares are communicated to the appropriate person.

Every intermediary/broker has its own mailing procedures and provides its own return instructions to clients, which should be carefully followed by Beneficial Shareholders in order to ensure that their Sparky Shares are voted at the Sparky Meeting. The form of proxy supplied to a Beneficial Shareholder by its broker (or the agent of the broker) is similar to the Instrument of Proxy provided to registered Sparky Shareholders by Sparky. However, its purpose is limited to instructing the registered Sparky Shareholder (the broker or agent of the broker) how to vote on behalf of the Beneficial Shareholder.

Although a Beneficial Shareholder may not be recognized directly at the Sparky Meeting for the purposes of voting Sparky Shares registered in the name of his broker (or agent of the broker), a Beneficial Shareholder may attend at the Sparky Meeting as proxyholder for the registered Shareholder and vote Sparky Shares in that capacity. Beneficial Shareholders who wish to attend the Sparky Meeting and indirectly vote their Sparky Shares as proxyholder for the registered Shareholder should enter their own names in the blank space on the form of proxy provided to them and return the same to their broker (or the broker’s agent) in accordance with the instructions provided by such broker (or agent), well in advance of the Sparky Meeting.

Revocability of Proxy

A Sparky Shareholder who has submitted a proxy may revoke it at any time prior to the exercise thereof. If a person who has given a proxy attends personally at the Sparky Meeting at which such proxy is to be voted, such person may revoke the proxy and vote in person. In addition to revocation in any other manner permitted by law, a proxy may be revoked by instrument in writing executed by the Sparky Shareholder or his attorney authorized in writing or, if the Sparky Shareholder is a corporation, under its corporate seal or by an officer or attorney thereof duly authorized and deposited either at the registered office of Sparky at any time up to and including the last Business Day preceding the day of the Sparky Meeting, or any adjournment thereof, at which the proxy is to be used, or with the Chairman of the Sparky Meeting on the day of the Sparky Meeting, or any adjournment thereof, and upon either of such deposits, the proxy is revoked.

Persons Making the Solicitation

The solicitation is made on behalf of the management of Sparky. The costs incurred in the preparation and mailing of the Instrument of Proxy, Sparky Notice of Annual and Special Meeting and this Information Circular will be borne by Sparky. In addition to solicitation by mail, proxies may be solicited by personal interviews, telephone or other means of communication and by directors, officers and employees of Sparky, who will not be specifically remunerated therefor.

Exercise of Discretion by Proxy

All Sparky Shares represented at the Sparky Meeting by properly executed proxies will be voted or withheld from voting, in accordance with the instructions of the Sparky Shareholders, on any ballot that may be called for and, if the Sparky Shareholder specifies a choice with respect to any matters to be added upon, the proxy will be voted in accordance with such specifications.

In the absence of such specification, the Sparky Shares will be voted in favour of all matters to be acted upon at the Sparky Meeting. The persons appointed under the Instrument of Proxy furnished by Sparky are conferred with discretionary authority with respect to amendments or variations of those matters specified in the Instrument of Proxy and Sparky Notice of Annual and Special Meeting. At the time of printing this Information Circular, management of Sparky knows of no such amendment, variation or other matter.

General Proxy Information: Optimal Meeting

Solicitation of Proxies

This Information Circular - Proxy Statement is furnished in connection with the solicitation of proxies by the management of Optimal for use at the Optimal Meeting for the purposes set forth in the Notice of Annual and Special Meeting. Instruments of Proxy must be received by the Secretary of Optimal c/o Affinity Law Group, not less than 48 hours (excluding Saturdays, Sundays and holidays) before the time for the holding of the Optimal Meeting or any adjournment thereof.

Unless otherwise stated, the information contained in this Information Circular is given as at November 22, 2010.

The Optimal Record Date is at the close of business on November 19, 2010. Optimal Shareholders of record as at the Optimal Record Date are entitled to receive notice of the Optimal Meeting and to vote those Optimal Shares entitled to vote at the Optimal Meeting prepared as at the Optimal Record Date, unless any such Optimal Shareholder transfers their Optimal Shares after the Optimal Record Date and the transferee of those Optimal Shares establishes that he owns the Optimal Shares and demands, not later than 10 days before the Optimal Meeting, that the transferee’s name be included in the list of Optimal Shareholders entitled to vote at the Optimal Meeting, in which case such transferee shall be entitled to vote such Optimal Shares at the Optimal Meeting.

The instrument appointing a proxy (the “Instrument of Proxy”) shall be in writing and shall be executed by the Optimal Shareholder or his attorney authorized in writing or, if the Optimal Shareholder is a corporation, under its corporate seal or by an officer or attorney thereof duly authorized.

The persons named in the enclosed Instrument of Proxy are officers and directors of Optimal. Each Optimal Shareholder has the right to appoint a proxyholder other than the persons designated in the Instrument of Proxy furnished by Optimal, who need not be a Optimal Shareholder, to attend and to act for and on behalf of such Optimal Shareholder at the Optimal

Meeting. To exercise such right, the names of the nominees of management should be crossed out and the name of the Optimal Shareholder’s appointee should be legibly printed in the blank space provided. In order to be effective the Instrument of Proxy must be mailed so as to reach or be deposited with Affinity Law Group, not later than 48 hours (excluding Saturday, Sundays and holidays) before the time for the holding of the Meeting or any adjourned thereof.

Beneficial Holders of Shares

Optimal Shareholders who do not hold their Optimal Shares in their own name (referred to in this Information Circular as “Beneficial Shareholders”) should note that only proxies deposited by Optimal Shareholders whose names appear on the records of Optimal as the registered holders of Optimal Shares can be recognized and acted upon at the Optimal Meeting. If Optimal Shares are listed in an account statement provided to a Beneficial Shareholder by a broker, then in almost all cases those Optimal Shares will not be registered in the Beneficial Shareholder’s name on the records of Optimal. Such Optimal Shares will more likely be registered under the name of the Beneficial Shareholder’s broker or an agent of that broker. In Canada, the vast majority of such Optimal Shares are registered under the name of CDS & Co. (the registration name for CDS Clearing and Depository Services Inc., which acts as nominee for many Canadian brokerage firms). Optimal Shares held by brokers or their agents or nominees can only be voted (for or against resolutions) upon the instructions of the Beneficial Shareholder. Without specific instructions, brokers and their agents and nominees are prohibited from voting shares for their clients. Therefore, Beneficial Shareholders should ensure that instructions respecting the voting of their Optimal Shares are communicated to the appropriate person.

Every intermediary/broker has its own mailing procedures and provides its own return instructions to clients, which should be carefully followed by Beneficial Shareholders in order to ensure that their Optimal Shares are voted at the Optimal Meeting. The form of proxy supplied to a Beneficial Shareholder by its broker (or the agent of the broker) is similar to the Instrument of Proxy provided to registered Optimal Shareholders by Optimal. However, its purpose is limited to instructing the registered Optimal Shareholder (the broker or agent of the broker) how to vote on behalf of the Beneficial Shareholder.

Although a Beneficial Shareholder may not be recognized directly at the Optimal Meeting for the purposes of voting Optimal Shares registered in the name of his broker (or agent of the broker), a Beneficial Shareholder may attend at the Optimal Meeting as proxyholder for the registered Shareholder and vote Optimal Shares in that capacity. Beneficial Shareholders who wish to attend the Optimal Meeting and indirectly vote their Optimal Shares as proxyholder for the registered Shareholder should enter their own names in the blank space on the form of proxy provided to them and return the same to their broker (or the broker’s agent) in accordance with the instructions provided by such broker (or agent), well in advance of the Optimal Meeting.

Revocability of Proxy

An Optimal Shareholder who has submitted a proxy may revoke it at any time prior to the exercise thereof. If a person who has given a proxy attends personally at the Optimal Meeting at which such proxy is to be voted, such person may revoke the proxy and vote in person. In addition to revocation in any other manner permitted by law, a proxy may be revoked (i) by instrument in writing executed by the Optimal Shareholder or his attorney authorized in writing or, if the Optimal Shareholder is a corporation, under its corporate seal or by an officer or attorney thereof duly authorized and deposited or (ii) by transmitting by telephone, or electronic means a revocation that is signed by electronic signature and received in each case either at the registered office of Optimal at any time up to and including the last Business Day preceding the day of the Optimal Meeting, or any adjournment thereof, at which the proxy is to be used, or with the Chairman of the Optimal Meeting on the day of the Optimal Meeting, or any adjournment thereof, and upon either of such deposits or transmissions, the proxy is revoked.

Persons Making the Solicitation

The solicitation is made on behalf of the management of Optimal. The costs incurred in the preparation and mailing of the Instrument of Proxy, Optimal Notice of Annual and Special Meeting and this Information Circular will be borne by Optimal. In addition to solicitation by mail, proxies may be solicited by personal interviews, telephone or other means of communication and by directors, officers and employees of Optimal, who will not be specifically remunerated therefor.

Exercise of Discretion by Proxy

All Optimal Shares represented at the Optimal Meeting by properly executed proxies will be voted or withheld from voting, in accordance with the instructions of the Optimal Shareholders, on any ballot that may be called for and, if the Optimal Shareholder specifies a choice with respect to any matters to be decided upon, the proxy will be voted in accordance with such specifications.

In the absence of such specification, the Optimal Shares will be voted in favour of all matters to be acted upon at the Optimal Meeting. The persons appointed under the Instrument of Proxy furnished by Optimal are conferred with discretionary authority with respect to amendments or variations of those matters specified in the Instrument of Proxy and Optimal Notice of Annual and Special Meeting. At the time of printing this Information Circular, management of Optimal knows of no such amendment, variation or other matter.

PARTICULARS OF MATTERS TO BE ACTED UPON

Sparky Meeting

To the knowledge of the Sparky Board, the only matters to be dealt with at the Sparky Meeting are those matters set forth in the accompanying Notice of Annual and Special Meeting relating to: (i) the receipt of the annual audited financial statements of Sparky for the period ended June 30, 2010; (ii) the election of the directors of Sparky; (iv) the appointment of the auditors of Sparky; (iv) the approval of a special resolution in respect of the Amalgamation Agreement between Sparky and Optimal pursuant to which it is proposed that Sparky and Optimal will amalgamate and continue as one corporation pursuant to the provisions of the Business Corporations Act (Alberta); and (v) the approval of the Amalgamation and the consummation of the Transactions contemplated thereby.

Financial Statements

The audited financial statements of Sparky and the report of the auditors thereon for the period ended June 30, 2010 will be placed before the Sparky Meeting. No formal action will, or is required to, be taken in respect of the audited financial statements at the Sparky Meeting. The audited financial statements of Sparky are attached hereto as Schedule “B”. Additional copies of the audited financial statements may be obtained from Sparky upon request and will be available at the Sparky Meeting.

Appointment of Auditors

It is proposed that Collins Barrow Calgary LLP, 1400 First Alberta Place, 777 - 8th Avenue, South West, Calgary, Alberta, T2P 3R5 be appointed as the auditors of Sparky to hold office until the next annual meeting of Sparky Shareholders. Collins Barrow Calgary LLP were first appointed as auditors of Sparky effective June 10, 2010. Sparky Shareholders will be asked to consider and, if thought appropriate, to vote for an ordinary resolution appointing Collins Barrow Calgary LLP as auditors of Sparky at a remuneration to be approved by the Sparky Board, upon recommendation from the Sparky audit committee, at its discretion from time to time. In order to be effective, this ordinary resolution requires the approval of a majority of the votes cast by Sparky Shareholders who vote in respect of the resolution.

The management nominees named in the accompanying Instrument of Proxy (if named and absent contrary directions) intend to have nominated and to vote for the ordinary resolution appointing Collins Barrow Calgary LLP as auditors of Sparky at a remuneration to be approved by the Sparky Board, upon recommendation from the Sparky audit committee, at its discretion from time to time.

Election of Directors

At the Sparky Meeting, it will be proposed that five directors be elected to hold office until the next annual meeting or until their successors are elected or appointed. Sparky Shareholders will be asked to consider and, if thought appropriate, to approve and adopt an ordinary resolution fixing the number of directors to be elected at the Sparky Meeting. In order to be effective, this ordinary resolution requires the approval of a majority of the votes cast by Sparky Shareholders who vote in respect of the resolution.

The following table sets forth the name of each of the persons proposed to be nominated for election as a director, all positions and offices with Sparky presently held by such nominee, the nominee’s municipality of residence, principal occupation at the present time and during the preceding five years, the period during which the nominee has served as a director, and the number and percentage of Sparky Shares beneficially owned by the nominee, directly or indirectly, or over which control or direction is exercised, as of the date hereof.

Name and Municipality of Resident	Position Held	Principal Occupation	Number and Percentage of Sparky Shares to be held directly or indirectly or under control and direction
Alfred Fischer Calgary, Alberta 63	Director, Chief Executive Officer	Mr. Fischer has served as a director of Sparky since incorporation in 2010. Mr. Fischer’s current principal occupation, and his occupation over the last five years, has been as an independent businessman, and is a founder of Optimal Resources, Quadrise Canada Corporation, Pavilion Energy Corp, and has over 38 years of experience in the oil and gas industry. He served for over 20 years with Gulf Canada holding senior management positions in exploration, exploitation and mergers and acquisitions. He also headed Gulf Canada’s international and frontier divisions. Since 1996, he has been responsible for founding and developing, a number of junior oil companies in addition to those listed above, and has served as a director on numerous company boards, both public and private, and industry associations. He holds a BSc (Honours) in Geology and is a registered Professional Geologist.	2,339,199 (7.35%)

Name and Municipality of Resident	Position Held	Principal Occupation	Number and Percentage of Sparky Shares to be held directly or indirectly or under control and direction
Norman Gish(1) Calgary Alberta 75	Director	Mr. Gish has served as a director of Sparky since incorporation in 2010. Mr. Gish’s current principal occupation, and his occupation over the last five years, has been as an independent businessman and a director of Provident Energy Ltd, and SuperiorPlus Corp. Until 2009 he was Chairman and a Director of Railpower Technologies Corp. and a director of Noranda Inc. until its merger with Falconbridge Limited, then a director of Falconbridge until its acquisition by Xstrata plc., in 2006. Mr. Gish, has over 40 years service in the oil industry, having served as the CEO of Alliance Pipeline, Canadian Fracmaster in China and North Canadian Oils.	826,000(2) (2.59%)

H. Douglas Hunter(1) Calgary, Alberta 68	Director	Mr. Hunter has served as a director of Sparky since incorporation in 2010. Mr. Hunter’s current principal occupation, and his occupation over the last five years, has been as the President of RFM Capital Corporation and Bluesky Equities Ltd; private investment companies primarily involved in the oil and gas industry. He has been instrumental in the creation of several private oil and gas companies including Bluesky Oil and Gas Ltd, Petromark Minerals Ltd, Ricinus Resources Ltd, Triumph Energy Ltd, Pocaterra Energy Ltd and Tsunami Petroleums Ltd. In addition to founding the previous listed companies Mr. Hunter has served on numerous boards, both public and private, most recent being Buffalo Oil Corporation and Wellco Energy Services Trust. He has a BSc from the University of Alberta, an MSc from the California Institute of Technology and is a registered Professional Engineer.	1,730,400(3) (5.44%)

Robert D. Niven(1) Calgary, Alberta 68	Director	Mr. Niven has served as a director of Sparky since incorporation in 2010. Mr. Niven is an independent businessman and for the last five years his principal occupation was that of Principal of Niven Fischer Energy Services Inc. He also was a founder and is currently a director of Quadrise Canada Corporation. Mr. Niven has more than 40 years experience in management, engineering and operations in the international petroleum industry and has been responsible for founding and building several petroleum operating and service companies. He has served as President of four public oil companies - Esprit Resources, Bralorne Resources, Sagebrush Resources and CanBaikal Resources and as a director of several companies, industry associations and community organizations. Mr. Niven was a principal organizer of the 1988 Olympic Winter Games, serving as President of the bid committee and Vice-Chairman of the organizing committee. He has a BSc in Engineering from the University of Alberta, an MASc from the University of British Columbia and is a registered Professional Engineer in the Province of Alberta.	2,170,949 (6.82%)

Name and Municipality of Resident	Position Held	Principal Occupation	Number and Percentage of Sparky Shares to be held directly or indirectly or under control and direction
Ian Williams Surrey, England, UK 64	Director	Mr. Williams has served as a director of Sparky since incorporation in 2010. Mr. Williams’ current principal occupation, and his occupation over the last five years, has been as Managing Director of International Energy Services Limited and Chairman of Quadrise Fuels International Plc. He has over 35 years experience in the international oil industry specializing in the downstream sector. A 27 year career with the Royal Dutch Shell Group included appointment as Vice President Downstream in the Philippines (1987 – 89), Managing Director /Deputy Chairman in South Africa from (1990 -94). Mr. Williams then served as Head of Strategy and Consultancy with Shell International London where he was one of six members of the global Downstream Oil Steering Committee. He served as Executive Chairman of Nautical Petroleum Plc. from 2005 to 2008 and serves as Chairman of Wilton Petroleum Limited. He is a director of Energy Infrastructure Group AB and Quadrise Canada Corporation. Mr. Williams was born in Sydney Australia in 1946. He holds a Bachelor of Commerce and a Business Economics (Honours) degree from Rhodes University.	350,000(4) (1.1%)

Notes:

(1)	Indicates member of the Audit Committee
(2)	350,000 shares are held by Mr. Gish’s spouse who is considered an “associate” for the purposes of securities laws.
(3)	1,405,000 shares are held by Bluesky Equities Limited, Mr. Hunter’s personal holding company and 325,400 shares are held by Tempera Development Co. Ltd. , Mr. Hunter’s spouse’s personal holding company.
(4)	Mr. Williams’ shares are held in his personal holding company, Tile House Trust.

The management designees named in the accompanying Instrument of Proxy (if named and absent contrary directions) intend to vote the Sparky Shares represented thereby in favour of: (i) the ordinary resolution fixing the number of directors to be elected at the Sparky Meeting at five directors; and (ii) the ordinary resolution electing the proposed nominees as set forth above as directors of Sparky.

Approval of the Amalgamation Agreement, Amalgamation and Related Transactions

At the Sparky Meeting, Sparky Shareholders will be asked to consider, and if deemed advisable, approve, with or without variation, a special resolution to approve, among other things, (i) the Amalgamation Agreement among Sparky and Optimal pursuant to which it is proposed that Sparky and Optimal will amalgamate and continue as one corporation pursuant to the provisions of the Business Corporations Act (Alberta); and (ii) the Amalgamation and the consummation of the Transactions contemplated thereby. The full text of the Sparky Special Resolution is set forth in Schedule “G”.

A special resolution is defined under the ABCA as requiring the approval of not less than two-thirds ( 2/3) of the votes cast in person or by proxy at the Sparky Meeting. Consequently, the Amalgamation will be approved when the Sparky Special Resolution has been passed, with or without variation, by at least two-thirds ( 2/3) of the votes cast in respect of the Sparky Special Resolution by the holders of Sparky Shares, present in person or voting by proxy, at the Sparky Meeting.

The management designees named in the accompanying Instrument of Proxy (if named and absent contrary directions) intend to vote the Sparky Shares represented thereby in favour of the Sparky Special Resolution.

Sparky Dissent Rights

Pursuant to the ABCA, registered Sparky Shareholders have the right to dissent with respect to the Amalgamation by providing a written objection to the Amalgamation to Sparky Energy Corp., 3820 700 2nd St. S.W., Calgary, Alberta, T2P 2W2, by 5:00 p.m. (Calgary time) on the third Business Day immediately preceding the date of the Sparky Meeting.

In the event the Amalgamation becomes effective, a Sparky Shareholder who properly dissents will be entitled to be paid the fair value of the Sparky Shares in respect of which such holder dissents in accordance with Section 191 of the ABCA. A Sparky Shareholder who votes in favour of the Amalgamation shall not be entitled to dissent. A Sparky Shareholder may dissent only with respect to all of the Sparky Shares held by such Sparky Shareholder. See Schedule “A” for a copy of the provisions of Section 191 of the ABCA.

The statutory provisions covering dissent rights are technical and complex. Failure to strictly comply with the requirements set forth in Section 191 of the ABCA may result in the loss of any dissent rights. Persons who are beneficial owners of Sparky Shares registered in the name of a broker, dealer, bank, trust company or other nominee who wish to dissent should be aware that only the registered holder is entitled to dissent. Accordingly, a beneficial owner of Sparky Shares desiring to exercise dissent rights must make arrangements for such beneficially owned Sparky Shares to be registered in such holder’s name prior to the time the written objection to the Amalgamation is required to be received by Sparky or, alternatively, make arrangements for the registered holder of such Sparky Shares to dissent on such holder’s behalf.

Optimal Meeting

To the knowledge of the Optimal Board, the only matters to be dealt with at the Optimal Meeting are those matters set forth in the accompanying Notice of Annual and Special Meeting relating to: (i) the receipt of the audited financial statements of Optimal for the period ended June 30, 2010; (ii) the election of the directors of Optimal; (iii) the appointment of the auditors of Optimal; (iv) the continuance of Optimal into Alberta pursuant to the provisions of the Business Corporations Act (Alberta); (v) the Amalgamation Agreement between Sparky and Optimal pursuant to which it is proposed that Sparky and Optimal will amalgamate and continue as one corporation pursuant to the provisions of the Business Corporations Act (Alberta); and (vi) the approval of the Amalgamation and the consummation of the Transactions contemplated thereby.

Financial Statements

The audited financial statements of Optimal and the report of the auditors thereon for the period ended June 30, 2010 will be placed before the Optimal Meeting. No formal action will, or is required to, be taken in respect of the audited financial statements at the Optimal Meeting. The audited financial statements of Optimal are attached hereto as Schedule “D”. Additional copies of the audited financial statements may be obtained from Optimal upon request and will be available at the Optimal Meeting.

Appointment of Auditors

It is proposed that MacKay LLP, 1100, 1177 West Hastings Street, Vancouver BC, V6E 4T5 be appointed as the auditors of Optimal to hold office until the next annual meeting of Optimal Shareholders.

MacKay LLP were first appointed as auditors of Optimal effective November 9, 2010. Optimal Shareholders will be asked to consider and, if thought appropriate, to vote for an ordinary resolution appointing MacKay LLP as auditors of Optimal at a remuneration to be approved by the Optimal Board, upon recommendation from the Optimal audit committee, at its discretion from time to time. In order to be effective, this ordinary resolution requires the approval of a majority of the votes cast by Optimal Shareholders who vote in respect of the resolution.

The management nominees named in the accompanying Instrument of Proxy (if named and absent contrary directions) intend to have nominated and to vote for the ordinary resolution appointing MacKay LLP as auditors of Optimal at a remuneration to be approved by the Optimal Board, upon recommendation from the Optimal audit committee, at its discretion from time to time.

Election of Directors

At the Optimal Meeting, it will be proposed that five directors be elected to hold office until the next annual meeting or until their successors are elected or appointed. Optimal Shareholders will be asked to consider and, if thought appropriate, to approve and adopt an ordinary resolution fixing the number of directors to be elected at the Optimal Meeting. In order to be effective, this ordinary resolution requires the approval of a majority of the votes cast by Optimal Shareholders who vote in respect of the resolution.

The following table sets forth the name of each of the persons proposed to be nominated for election as a director, all positions and offices with Optimal presently held by such nominee, the nominee’s municipality of residence, principal occupation at the present time and during the preceding five years, the period during which the nominee has served as a director, and the number and percentage of Optimal Shares beneficially owned by the nominee, directly or indirectly, or over which control or direction is exercised, as of the date hereof.

Name and Municipality of Resident	Position Held	Principal Occupation	Number and Percentage of Optimal Shares to be held directly or indirectly or under control and direction
Harry Feldman(1) Westmount, QB 70	Director	Mr. Feldman has served as a director of Optimal since incorporation in 2010. Mr. Feldman is a founding name partner of Schwartz Levitsky Feldman, Chartered Accountants, one of Canada’s largest independent accounting firms with offices in Montreal, Toronto and Ottawa, and this has been his principal occupation over the last five years. Mr. Feldman has been involved in the petroleum industry since 1979. Most recently Mr. Feldman was President of Springedge Energy Inc., a private oil and gas company created in December 2002. In 1999, Mr. Feldman helped found and was Chairman of Hornet Energy Ltd., a publicly traded oil and gas company listed on the Toronto Stock Exchange. In addition to these ventures, Mr. Feldman has acted as the General Partner for 10 private drilling funds over the past 25 years.	1,221,962(2) (5.16%)

Name and Municipality of Resident	Position Held	Principal Occupation	Number and Percentage of Optimal Shares to be held directly or indirectly or under control and direction
Donald Foulkes(1) Calgary, Alberta 61	Director	Mr. Foulkes has served as a director of Optimal since July 19, 2010. Mr. Foulkes is currently the President of AltaCanada Energy Corporation and has over 39 years experience serving in senior positions with private and public energy companies in Canada, the United States and internationally. Notably he has held the position of President for Causeway Energy Corporation, Union Pacific Resources, Highridge Exploration and TriCentral Oils. He has also served as a director of several oil and gas companies. Mr. Foulkes is a graduate in Geology from the University of Calgary and is a Professional Geologist.	60,000 (0.25%)

David Grohs Surrey, British Columbia 45	Director; President and Chief Executive Officer	Mr. Grohs has served as a director of Optimal since incorporation in 2010. Mr. Grohs’ current principal occupation, and his occupation over the last five years, has been as a founder of Pavilion Energy Corp and as a Professional Engineer with more than 21 years of experience in the Canadian oil and gas industry. Prior to founding Pavilion, Mr. Grohs spent 4 years with Dynamic Oil and Gas, Inc. where he held the position of Vice President, Production responsible for drilling, operations, reservoir engineering and corporate development. From 1998 to 2001 he held the position of Manager, Engineering with ENCO Gas Ltd. overseeing the company’s development projects and production operations. Prior thereto, Mr. Grohs was Senior Reservoir Engineer with Numac Energy Inc. from 1994 to 1998 and Production Engineer with Shell Canada Ltd. from 1989 to 1994. Mr. Grohs holds a Bachelor of Applied Science Degree (Mechanical Engineering) from the University of British Columbia. He is a registered Professional Engineer in the Province of British Columbia and a Founding Director of the British Columbia Oil and Gas Association.	1,477,760(3) (6.24%)

Nance McCollom Richmond, British Columbia 52	Director	Ms. McCollom has served as a director of Optimal since incorporation in 2010. Ms. McCollom current principal occupation, and her occupation over the last five years, has been as a founder of Pavilion Energy Corp and as Vice President Land with 20 years of experience as a landman. Nance McCollom has more than 20 years of experience in the oil and gas industry. She holds a diploma in Petroleum Land Management from Mount Royal College of Calgary and is a member of the Canadian Association of Petroleum Landmen. Prior to joining Pavilion, Ms. McCollom spent 7 years at Dynamic Oil and Gas where she held the position of Manager, Contracts and Land Administration, which included both administrative and negotiating land functions. Ms. McCollom has held senior land positions with various junior exploration companies, including; Land Manager for Imperial Metals Corporation, E&B Exploration and the Noramco Group of Companies.	947,860 (4.00%)

Name and Municipality of Resident	Position Held	Principal Occupation	Number and Percentage of Optimal Shares to be held directly or indirectly or under control and direction
Jonathan White Delta, British Columbia 42	Director	Mr. White has served as a director of Optimal since incorporation in 2010. Mr. White’s current principal occupation, and his occupation over the last five years, has been as founder of Pavilion Energy Corp. and as a Professional Geologist with more than 10 years of experience in the Canadian oil and gas industry. Mr. White earned a B.Sc. (Honours) in Applied and Environmental Geology from the University of Calgary. Most recently, Mr. White spent 4 years at Dynamic Oil and Gas, Inc. where he held the positions of Manager, Exploration and Senior Geologist. Dynamic’s portfolio included properties in northeastern British Columbia, Alberta and Saskatchewan. Prior to Dynamic, Mr. White worked for Fletcher Challenge Energy where he held the positions of Development Geologist in Auckland, NZ and Area Geologist for central Alberta. He is currently registered as a Professional Geologist in the province of British Columbia.	1,438,860(4) (6.08%)

Notes:

(1)	Indicates a member of the Audit committee.
(2)	51,232 shares through Heywood Management; 484,575 shares through 3455904 Canada Inc.
(3)	1,477,759 shares held through Grohs Family Trust
(4)	1,438,860 shares held through White Family Trust

The management designees named in the accompanying Instrument of Proxy (if named and absent contrary directions) intend to vote the Optimal Shares represented thereby in favour of: (i) the ordinary resolution fixing the number of directors to be elected at the Optimal Meeting at five directors; and (ii) the ordinary resolution electing the proposed nominees as set forth above as directors of Optimal.

Approval of the Amalgamation Agreement, Amalgamation and Related Transactions

At the Optimal Meeting, Optimal Shareholders will be asked to consider, and if deemed advisable, approve, with or without variation, a special resolution to approve, among other things, (i) the approval of the continuance of Optimal into Alberta pursuant to the provisions of the Business Corporations Act (Alberta), (ii) the Amalgamation Agreement among Sparky and Optimal pursuant to which it is proposed that Sparky and Optimal will amalgamate and continue as one corporation pursuant to the provisions of the Business Corporations Act (Alberta); and (iii) the Amalgamation and the consummation of the Transactions contemplated thereby. The full text of the Optimal Special Resolution is set forth in Schedule “H”. The Continuation of Optimal into Alberta is a necessary condition precedent to the Amalgamation, and the Continuation into Alberta will only occur if the Amalgamation is approved by Shareholders as described above. The full text of the Articles of Continuance, as well as the by-laws of the continued company, which shall be the current by-laws of Sparky, are set forth in Schedule “K”.

A special resolution is defined under the BCBCA as requiring the approval of not less than two-thirds ( 2/3) of the votes cast in person or by proxy at the Optimal Meeting. Consequently, the Amalgamation will be approved when the Optimal Special Resolution has been passed, with or without variation, by at least two-thirds ( 2/3) of the votes cast in respect of the Optimal Special Resolution by the holders of Optimal Shares, present in person or voting by proxy, at the Optimal Meeting.

The management designees named in the accompanying Instrument of Proxy (if named and absent contrary directions) intend to vote the Optimal Shares represented thereby in favour of the Optimal Amalgamation Resolution.

Optimal Dissent Rights

Pursuant to the BCBCA, shareholders of Optimal have the right to dissent to either or both of the Continuation and/or the Amalgamation by providing a written notice of dissent to the Continuation or the Amalgamation to Optimal by registered mail addressed to Optimal c/o Affinity Law Group, Suite 1130, 400 Burrard Street, Vancouver, British Columbia, V6C 3A6, at least two (2) Business Days immediately preceding the date of the Optimal Meeting.

A shareholder who dissents in the manner required by the BCBCA with respect to the Optimal Special Resolution and if Optimal intends to act on the authority of the Optimal Special Resolution and such shareholder still wishes to proceed with the dissent, such shareholder can require Optimal to purchase all of the shares of such shareholder subject to the dissent notice for the fair value of such shares as determined in accordance with Section 245 of the BCBCA. An Optimal Shareholder who votes in favor of either the Continuation or the Amalgamation shall not be entitled to dissent in respect of the motion in which such Optimal Shareholder voted in favour. See Schedule “J” for a copy of the provisions of Section 242, 243, 244 and 245 of the BCBCA. Note that the statutory provisions covering dissent rights are technical and complex. Failure to strictly comply with the requirements set forth in the BCBCA may result in the loss of any dissent rights.

DESCRIPTION OF THE AMALGAMATION

General Overview of Amalgamation and Amalgamation Agreement

At the Sparky Meeting and the Optimal Meeting, Sparky Shareholders and Optimal Shareholders, respectively, will be asked to consider and approve the Amalgamation Agreement pursuant to which Sparky and Optimal will amalgamate under the provisions of the ABCA to form Amalco. At the Effective Time, Amalco will issue to the Sparky Shareholders one (1) Amalco Share for each one (1) Sparky Share held by a Sparky Shareholder, for aggregate consideration of 31,837,206 Amalco Shares being issued to current Sparky Shareholders. Similarly, at the Effective Time Amalco will issue to the Optimal Shareholders 1.17 Amalco Shares for each one (1) Optimal Share held by an Optimal Shareholder, for aggregate consideration of 27,711,127 Amalco Shares being issued to current Optimal Shareholders in exchange for the 23,684,724 Optimal Shares which will be outstanding at the Effective Time. In addition, each Optimal Option shall be continued into/replaced with 1.17 options to acquire Amalco Shares for each one (1) Optimal Option held by an Optimal Optionholder, and each Sparky Option shall be continued into/replaced with one (1) option to acquire Amalco Shares for each one (1) Sparky Option held by a Sparky Optionholder.

No fractional securities of Amalco will be issued. In the event that a securityholder of Optimal or Sparky would otherwise be entitled to a fractional security, the number of securities of Amalco issued to such securityholder shall be rounded up to the next greater whole number of such security, if the fractional entitlement is equal to or greater than 0.5 and shall, without any additional compensation, be rounded down to the next lesser whole number of such security if the fractional entitlement is less than 0.5. In calculating such fractional interests, all securities of Amalco, as the case may be, registered in the name of or beneficially held by such Amalco securityholder or their nominee shall be aggregated. Each Amalco Share issued to Optimal Shareholders or to Sparky Shareholders pursuant to the Amalgamation will be issued at a deemed price of $0.50 per Amalco Share.

Upon completion of the Amalgamation current Sparky Shareholders will hold 53.46% of the issued and outstanding Amalco Shares and current Optimal Shareholders will hold 46.54% of the issued and outstanding Amalco Shares.

Prior to the Effective Time, provided the Amalgamation Agreement is approved by the Sparky Shareholders and the Optimal Shareholders at their respective meetings, the Sparky Shareholders and the Optimal Shareholders wishing to participate in the amalgamation will be required to complete and deliver the Sparky Letter of Transmittal and the Optimal Letter of Transmittal, as applicable, which has been provided to them along with this Information Circular. More information on the process is provided in the applicable letter of transmittal.

At the Effective Time, Sparky will file Articles of Amalgamation and amalgamate with Optimal under the provisions of the ABCA. The corporation resulting from such amalgamation will: (i) own or control all of Sparky’s assets and be subject to all of Sparky’s obligations and liabilities; and (ii) own or control all of Optimal’s assets and be subject to all of Optimal’s obligations and liabilities.

Background to the Amalgamation - Overview and Description of Merger Exchange Ratio

Sparky was incorporated on March 26, 2010 and Optimal was incorporated on May 13, 2010. On June 3, 2010 and June 10, 2010 Sparky and Optimal issued an additional 18,018,075 and 19,592,733 common shares respectively, at a price of $0.001 per common share. Additional external financing of both companies began on June 10, 2010. A decision by the respective boards was to sell at $0.50 per share. H. Douglas Hunter and Alfred Fischer undertook the task to raise money for both Optimal and Sparky, in order for the pilot project to proceed. A number of potential investors questioned the need for two companies, and requested that the companies be merged as soon as possible after the financing was completed.

On June 20, 2010, a meeting was held between Optimal staff and Quadrise Canada/Sparky board members and staff to review the licence terms and the grant of the licence to the joint venture because of investor comments that they wanted expanded licence terms granted to the joint venture. This was a crucial meeting that determined the future value of Sparky and Optimal relative to each other. Upon review of all the data and history, the Quadrise Canada/Sparky board members felt that an equal split in licence rights between Sparky and Optimal was fair. So the Quadrise Canada E2EORTM licence was granted to the joint venture which was owned by Sparky and Optimal in equal proportions (50% each). All other property such as the land and equipment was equalized 50 -50. Thus at this point, Optimal and Sparky as companies had the same corporate value, but the shares outstanding were different, which accounted for the difference in per share value.

Financing for Sparky was completed August 31, 2010 and Optimal completed by November 19, 2010.

Independent merger committees were set for Sparky at a board meeting on September 1, 2010 and for Optimal on September 22, 2010. Mr. H. Douglas Hunter was appointed to the independent committee for Sparky. Harry Feldman and Donald Foulkes were appointed to the independent committee for Optimal. Mr. Alfred Fischer was appointed secretary.

On September 23, 2010, the two independent committees met to determine an exchange ratio for the merger. Sparky has 31,837,206 shares outstanding and Optimal would have 23,684,724 shares outstanding upon full financing. Given that the two companies had the same valuation, the exchange ratio, based on share count is 1.35 in favour of Optimal. However, Sparky had raised $3 million additional dollars to pay Quadrise Canada for the licence and other services. The independent committees felt that it was fair to share this cost between the two companies, so in order for Optimal to pay its 50% share, Optimal would have had to sell 3 million more shares. Adding these shares to Optimal’s account made the exchange ratio 1.2 in favour of Optimal. Optimal had $175,000 in potential contract liabilities. Adding this in made the exchange ratio 1.18 in favour of Optimal.

However, as substantially all of the fund raising was done by Sparky directors, it was felt that Sparky should be credited with some value for this, plus some other very small negotiating points, the final exchange ratio was settled as being 1.17 in favour of Optimal.

Conditions to the Completion of the Amalgamation

The completion of the Amalgamation depends on the satisfaction of a number of mutual conditions precedent, including:

•	Sparky Shareholder approval;

•	Optimal Shareholder approval;

•	the continuance of Optimal out of British Columbia and into Alberta under the Business Corporations Act (Alberta) and obtaining a certificate of continuance; and

•	all other consents, orders and approvals, including, without limitation, regulatory approvals, required or necessary or desirable for the completion of the Transaction shall have been obtained.

The completion of the Amalgamation depends on the satisfaction of a number of conditions precedent in favour of Optimal, including:

•	no Material Adverse Change in the business, affairs, assets or operations of Sparky;

•	except as affected by the Transaction, the representations and warranties of Sparky contained in the Amalgamation Agreement shall be true in all material respects on the Closing Date; and

•	the covenants of Sparky contained in the Amalgamation Agreement shall have been complied with in all material respects.

The completion of the Amalgamation depends on the satisfaction of a number of conditions precedent in favour of Sparky, including:

•	no Material Adverse Change in the business, affairs, financial condition, operations or prospects of Optimal;

•

except as affected by the Transaction, the representations and warranties of Optimal contained in the Amalgamation Agreement and the Agency Agreement shall be true in all material respects on the Closing Date; and

•	the covenants of Optimal contained in the Amalgamation Agreement shall have been complied with in all material respects.

Each party has the right to waive the conditions to its obligations under the Amalgamation Agreement.

Termination of the Amalgamation Agreement

The Amalgamation Agreement may, prior to the Effective Time, be terminated by mutual written agreement of Sparky and Optimal without further action on the part of the Sparky Shareholders of the Optimal Shareholders, as applicable.

Sparky may terminate the Amalgamation Agreement prior to the Effective Time upon written notice to Optimal in the event of a breach by Optimal of certain interim covenants.

Optimal may terminate the Amalgamation Agreement prior to the Effective Time upon written notice to Sparky in the event of a breach by Sparky of certain interim covenants.

Risk Factors

The businesses of Sparky and Optimal are subject to certain risks and uncertainties inherent in the oil and gas industry, including those listed below. Prior to making any investment decision regarding Sparky or Optimal, investors should carefully consider, among other things, the risk factors set forth below.

Volatility of Industry Conditions

Industry conditions are influenced by numerous factors over which Sparky and Optimal have no control, including the level of oil and natural gas prices, expectations about future oil and natural gas prices, availability of oil assets for sale, ability to procure and close oil acquisitions, the cost of exploring for, producing and delivering oil, the decline rates for current production, the discovery rates of new oil reserves, available pipeline and other oil and natural gas transportation capacity, weather conditions, political, military, regulatory and economic conditions, and the ability of oil companies to raise equity capital or debt financing. A material decline in global oil and natural gas prices or North American activity levels as a result of any of the above factors could have a material adverse effect on Sparky’s and Optimal’s business, financial condition, results of operations and cash flows. Because of the current economic environment and oil demand, competition for land sales, existing assets, is unknown and may vary greatly , Warmer than normal winters in North America, among other factors, may adversely impact demand for oil. Such decline could have a material adverse effect on Sparky’s and Optimal’s business, financial condition, results of operations and cash flows.

Demand for Oil and Natural Gas

Fuel conservation measures, alternative fuel requirements, increasing consumer demand for alternatives to oil and natural gas, and technological advances in fuel economy and energy generation devices could reduce the demand for crude oil and other hydrocarbons. Sparky and Optimal cannot predict the impact of changing demand for oil and natural gas products, and any major changes could have a material adverse effect on Sparky’s and Optimal’s business, financial condition, results of operations and cash flows.

Seasonality

Sparky’s and Optimal’s financial results are directly affected by the seasonal nature of the North American oil and natural gas industry. Future interim periods will incorporate the winter drilling season when a disproportionate amount of the activity takes place in western Canada. Cold weather during this period negatively affects the ability of heavy wells to produce. During the second quarter, soft ground conditions typically curtail oilfield activity in certain Canadian operating areas such that many rigs and equipment are unable to move about due to road bans. This period, commonly referred to as “spring breakup”, occurs earlier in the year in southeastern Alberta than it does in northern Alberta and northeastern British Columbia. Consequently, this is Sparky’s and Optimal’s weakest three-month revenue period.

Additionally, if an unseasonably warm winter prevents sufficient freezing, Sparky and Optimal may not be able to access well sites and Sparky’s and Optimal’s operating results and financial condition may therefore be adversely affected.

Sources, Pricing and Availability of Raw Materials and Component Parts

Sparky and Optimal source their raw materials and component parts from a variety of suppliers in North America. Should suppliers be unable to provide the necessary raw materials and component parts at an acceptable price or otherwise fail to deliver products in the quantities required, this could have a material adverse effect on Sparky’s and Optimal’s business, financial condition, results of operations and cash flows.

Capital-Intensive Industry

Sparky’s and Optimal’s business plan is subject to the availability of additional financing for future costs of operations or expansion that might not be available, or may not be available on favourable terms. Sparky’s and Optimal’s activities may also be financed partially or wholly with debt, which could increase Sparky’s and Optimal’s debt levels above industry standards. The level of Sparky’s and Optimal’s indebtedness from time to time could impair Sparky’s and Optimal’s ability to obtain additional financing in the future on a timely basis to take advantage of business opportunities that may arise. If Sparky’s and Optimal’s cash flow from operations is not sufficient to fund capital expenditure requirements, there can be no assurance that additional debt or equity financing will be available to meet these requirements or, if available, on favourable terms.

Operational Risks

Sparky’s and Optimal’s operations are subject to hazards inherent in the oil and natural gas industry, such as equipment defects, malfunction and failures, and natural disasters which result in fires, vehicle accidents, explosions and uncontrollable flows of natural gas or well fluids that can cause personal injury, loss of life, suspension of operations, damage to formations, damage to facilities, business interruption and damage to or destruction of property, equipment and the environment. These hazards could expose Sparky and Optimal to substantial liability for personal injury, wrongful death, property damage, loss of oil and natural gas production, pollution, contamination of drinking water and other environmental damages. Sparky and Optimal continuously monitor their activities for quality control and safety, and although it maintains insurance coverage that it believes to be adequate and customary in the industry, such insurance may not be adequate to cover Sparky’s and Optimal’s liabilities and may not be available in the future at rates that Sparky and Optimal consider to be reasonable and commercially justifiable.

Management Stewardship

The successful operation of Sparky’s and Optimal’s business depends upon the abilities, expertise, judgment, discretion, integrity and good faith of Sparky’s and Optimal’s executive officers, employees and consultants. In addition, Sparky’s and Optimal’s ability to expand their business depends upon their ability to attract qualified personnel as needed. The demand for skilled oilfield employees is high, and the supply is limited. If Sparky or Optimal loses the services of one or more of its executive officers or key employees, it could have a material adverse effect on Sparky’s and Optimal’s business, financial condition, results of operations and cash flows.

Regulations Affecting the Oil and Natural Gas Industry

Sparky’s and Optimal’s operations are subject to or impacted by a wide array of regulations in the jurisdictions in which they operate. As a result of changes in regulations and laws relating to the oil and natural gas industry, operations could be disrupted or curtailed by governmental authorities. The high cost of compliance with applicable regulations could cause customers to discontinue or limit operations and may discourage continuing development activities. Changes in environmental requirements may negatively impact exploration and production. For example, oil and natural gas exploration and production may decline as a result of environmental requirements (including land use policies responsive to environmental concerns).

Government Regulations

Sparky’s and Optimal’s operations are subject to a variety of federal, provincial, state and local laws, regulations and guidelines in all the jurisdictions in which they operate, including laws and regulations relating to health and safety, the conduct of operations, taxation, the protection of the environment and the manufacture, management, transportation and disposal of certain materials used in Sparky’s and Optimal’s operations. Sparky and Optimal have invested financial and managerial resources to ensure such compliance and expects to continue to make such investments in the future. Such laws or regulations are subject to change and could result in material expenditures that could have a material adverse effect on Sparky’s and Optimal’s business, financial condition, results of operations and cash flows. It is impossible for Sparky and Optimal to predict the cost or impact of such laws and regulations on Sparky’s and Optimal’s future operations. In particular, Sparky and Optimal are subject to increasingly stringent laws and regulations relating to importation and use of hazardous materials, radioactive materials and explosives, environmental protection, including laws and regulations governing air emissions, water discharges and waste management. Sparky and Optimal incur, and expects to continue to incur, capital and operating costs to comply with environmental laws and regulations. The technical requirements of these laws and regulations are becoming increasingly complex, stringent and expensive to implement. These laws may provide for “strict liability” for damages to natural resources or threats to public health and safety. Strict liability can render a party liable for damages without regard to negligence or fault on the part of the party. Some environmental laws provide for joint and several strict liabilities for remediation of spills and releases of hazardous substances.

Sparky and Optimal use and generate hazardous substances and wastes in their operations. In addition, some of Sparky’s and Optimal’s current properties are, or have been, used for industrial purposes. Accordingly, Sparky and Optimal could become subject to potentially material liabilities relating to the investigation and cleanup of contaminated properties, and to claims alleging personal injury or property damage as the result of exposures to, or releases of, hazardous substances. In addition, stricter enforcement of existing laws and regulations, new laws and regulations, the discovery of previously unknown contamination or the imposition of new or increased requirements could require Sparky and Optimal to incur costs or become the basis of new or increased liabilities that could reduce Sparky’s and Optimal’s earnings and cash available for operations. Sparky and Optimal believe they are currently in substantial compliance with applicable environmental laws and regulations.

Dilution from Further Equity Issuances

If Sparky, Optimal or Amalco issues additional equity securities to raise additional funding or as consideration for the acquisition of a company or assets, as the case may be, such transactions may substantially dilute the interests of Sparky, Optimal or Amalco Shareholders, and reduce the value of their respective investment.

Dividends

Neither Optimal nor Sparky have paid dividends prior to the date hereof and there can be no assurance that Sparky, Optimal or Amalco will pay dividends in the future. Dividend payments are at the discretion of the Optimal Board or Sparky Board, as applicable, and will be at the discretion of the Amalco Board. Dividends depend on the financial condition of the applicable entity and other factors.

CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

In the opinion of Blake, Cassels & Graydon LLP, the following summary describes the principal Canadian federal income tax considerations under the Income Tax Act (Canada) (the “Tax Act”) of the Amalgamation generally applicable to Sparky Shareholders, Sparky Optionholders, Optimal Shareholders and Optimal Optionholders (collectively, the “Securityholders”) who, for the purposes of the Tax Act and at all relevant times, (i) deal at arm’s length with both Sparky and Optimal, (ii) are not affiliated with either Sparky or Optimal, (iii) acquired their Sparky Options or Optimal Options in connection with their employment by Sparky or Optimal, as applicable, and (iv) hold their Sparky Shares or Optimal Shares as capital property and will hold their Amalco Shares as capital property. Sparky Shares, Optimal Shares and Amalco Shares will generally be considered capital property to a holder unless the holder holds such shares in the course of carrying on a business or has acquired such shares in a transaction or transactions considered to be an adventure in the nature of trade.

This summary is not applicable to a Securityholder: (i) that is a “financial institution” or a “specified financial institution”; (ii) an interest in which would be a “tax shelter investment; or (iii) that has made a “functional currency election” to determine its Canadian tax results in a currency other than Canadian currency, all as defined in the Tax Act. This summary is also not applicable to a Sparky Shareholder or an Optimal Shareholder who acquired their Sparky Shares or Optimal Shares, as the case may be, pursuant to the exercise of an employee stock option and any such holder should consult their tax advisor with respect to the tax consequences of the Amalgamation.

This summary is based upon the current provisions of the Tax Act and the regulations thereunder (the “Regulations”), and upon the current published administrative practices of the Canada Revenue Agency (the “CRA”) as of the date hereof. This summary also takes into account all specific proposals to amend the Tax Act and the Regulations which have been publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Proposed Amendments”). However, no assurances can be given that the Proposed Amendments will be enacted in the form proposed, or at all. Except for the Proposed Amendments, this summary does not otherwise take into account or anticipate any changes in law, whether by judicial, governmental or legislative decision or action, or changes in the administrative practices of the CRA. This summary also does not take into account provincial, territorial or foreign income tax legislation or considerations, which may differ from the Canadian federal income tax considerations summarized herein.

This summary is of a general nature only and is not exhaustive of all possible Canadian federal income tax considerations and is not intended to be, nor should it be construed to be, legal, business or tax advice or representations to any particular Securityholder. Accordingly, Securityholders should consult their own tax advisors for advice regarding the income tax consequences of the Amalgamation having regard to their particular circumstances.

Securityholders who hold Sparky Shares or Optimal Shares will receive Amalco Shares in consideration for their Sparky Shares or Optimal Shares, as the case may be, on the Amalgamation. Amalco Shares will not be shares of a “small business corporation” nor of a “qualified small business corporation”. This summary does not discuss the possible utilization by a Securityholder of his or her life-time capital gains deduction prior to the Amalgamation. Securityholders who have held or will have held Sparky Shares or Optimal Shares, as the case may be, for at least 24 months at the Effective Date should consult their own tax advisors with regard to their own particular circumstances.

Securityholders Resident in Canada

The following portion of the summary is generally applicable to a Securityholder who, at all relevant times, for the purposes of the Tax Act and any applicable income tax convention, is, or is deemed to be, resident in Canada (a “Resident Securityholder”).

Amalgamation

A Resident Securityholder who holds Sparky Shares or Optimal Shares and who receives Amalco Shares as consideration for such Sparky Shares or Optimal Shares, as the case may be, on the Amalgamation will realize neither a capital gain nor a capital loss as a result of the Amalgamation. Such holders will be considered to have disposed of their Sparky Shares or Optimal Shares, as the case may be, for proceeds of disposition equal to the aggregate adjusted cost base of their Sparky Shares or Optimal Shares immediately before the Amalgamation and to have acquired the Amalco Shares at an aggregate cost equal to such proceeds of disposition.

For the purpose of determining at any time the adjusted cost base of Amalco Shares acquired by a Resident Securityholder on the Amalgamation, the cost of such Amalco Shares must be averaged with the adjusted cost base to the holder of all other Amalco Shares held by the holder at that time.

Exchange of Optimal Options

A Resident Securityholder who holds Sparky Options or Optimal Options and who exchanges such options to receive Amalco Options on the Amalgamation will be deemed not to have disposed of the applicable options as a result of the exchange and will realize neither income nor loss as a result of such exchange, provided that the only consideration received by the Resident Securityholder on the exchange of such a Sparky Option or Optimal Option is an Amalco Option and the “in the money” value of the Amalco Option immediately after the exchange does not exceed the “in the money” value of the applicable Sparky Option or Optimal Option before the exchange. Further, the Amalco Options received upon that exchange shall be deemed to be the same as, and a continuation of, the Sparky Options or Optimal Options exchanged therefor.

Disposition of Amalco Shares Following the Amalgamation

A Resident Securityholder who disposes of Amalco Shares will realize a capital gain (or capital loss) to the extent that the proceeds of disposition thereof, net of any reasonable costs of disposition, exceed (or are less than) the adjusted cost base of such Amalco Shares to such holder. The income tax treatment of capital gains and capital losses is discussed below under the subheading “Taxation of Capital Gains and Capital Losses”.

Taxation of Capital Gains and Capital Losses

Generally, one-half of any capital gain realized by a Resident Securityholder in a taxation year must be included in such holder’s income for the year as a taxable capital gain. Subject to the detailed rules contained in the Tax Act, one-half of any capital loss realized by a Resident Securityholder in a taxation year will be an allowable capital loss that must be deducted against taxable capital gains realized by such holder in the year of disposition. Any unused allowable capital loss may be applied to reduce net taxable capital gains realized by the holder in the three preceding and in all subsequent taxation years. Recognition of capital losses otherwise realized may be denied in various circumstances set out in the Tax Act. The amount of any capital loss realized by a corporate holder on a disposition of shares held by such holder may be reduced by the amount of dividends received, if any, or deemed to be received on the shares, to the extent and under the circumstances provided in the Tax Act. Similar rules may apply where a corporation is a member of a partnership or a beneficiary of a trust that owns the shares or where a trust or partnership of which a corporation is a beneficiary or a member, respectively, is a member of a partnership or a beneficiary of a trust that owns the shares.

A Resident Securityholder that is a Canadian-controlled private corporation throughout the relevant taxation year may be subject to an additional refundable tax of 6 2/3% on certain investment income, including taxable capital gains. This additional tax will be refunded to such holder at the rate of $1 for every $3 of taxable dividends paid while it is a private corporation.

Where the Resident Securityholder is an individual or a trust the realization of a capital gain may result in a liability for alternative minimum tax under the Tax Act.

Dissenting Securityholders

Under the current administrative practices of the CRA, Resident Securityholders who hold Sparky Shares or Optimal Shares and who exercise their dissent rights in respect of the Amalgamation will be considered to have disposed of their Sparky Shares or Optimal Shares, as the case may be, for proceeds of disposition equal to the amount paid to them by Amalco for such shares, excluding the amount of any interest awarded by the court and will realize a capital gain (or capital loss) to the extent that those proceeds of disposition, net of any reasonable costs of disposition, exceed (or are less then) the adjusted cost base of such Sparky Shares or Optimal Shares, as applicable, to the Resident Securityholder and any reasonable costs of disposition.

Any interest awarded to a Resident Securityholder who exercises his or her dissent rights in respect of the Amalgamation will be included in the Resident Securityholder’s income. The tax treatment of capital gains and capital losses is discussed above under the subheading “Taxation of Capital Gains and Capital Losses”.

Securityholders Not Resident in Canada

The following summary is generally applicable to a Sparky Shareholder or an Optimal Shareholder who, at all relevant times, for the purposes of the Tax Act and any applicable income tax convention, is neither resident nor deemed to be resident in Canada, and who does not use or hold and is not deemed to use or hold Sparky Shares or Optimal Shares in carrying on a business in Canada (a “Non-Resident Securityholder”). Special rules, which are not discussed in this summary, may apply to a non-resident that is an insurer carrying on business in Canada and elsewhere. This summary is not applicable to a Sparky Optionholder or an Optimal Optionholder who is not a resident of Canada and any such holders should consult their own tax advisor with respect to the tax consequences of the Amalgamation in their particular circumstances.

Amalgamation

A Non-Resident Securityholder who receives Amalco Shares in consideration of Sparky Shares or Optimal Shares on the Amalgamation will generally be subject to the same tax consequences as a Resident Securityholder on the Amalgamation, as discussed above under the subheading “Securityholders Resident in Canada – Amalgamation”. Accordingly, a Non-Resident Securityholder who receives Amalco Shares in consideration for Sparky Shares or Optimal Shares on the Amalgamation will generally realize neither a capital gain nor a capital loss as a result of the Amalgamation.

As the Sparky Shares and the Optimal Shares are not currently, and will not be at the time of the Amalgamation, listed on a designated stock exchange, and if more than 50% of the fair market value of the Sparky Shares and more than 50% of the fair market value of the Optimal Shares is derived from a combination of (i) real or immovable property situated in Canada, (ii) Canadian resource properties, and (iii) options in respect of, interests in, or for civil law rights in, property in any of the foregoing, then the Sparky Shares and the Optimal Shares will be taxable Canadian property to a Non-Resident Securityholder at the time of the Amalgamation. Under the current administrative practice of the CRA, a Non-Resident Securityholder will not be subject to the notification and withholding provisions under section 116 of the Tax Act in respect of the disposition of Sparky Shares or Optimal Shares that constitute taxable Canadian property on the Amalgamation. However, if the Sparky Shares and/or the Optimal Shares constitute taxable Canadian property, a Non-Resident Securityholder who exercises his or her dissent rights in respect of the Amalgamation will be subject to the notification and withholding provisions under section 116 of the Tax Act, as discussed in further detail below under the subheading “Dissenting Non-Resident Securityholders”.

Disposition of Amalco Shares Following the Amalgamation

Amalco Shares received by a Non-Resident Securityholder on the Amalgamation as consideration for Sparky Shares or Optimal Shares that constitute taxable Canadian property will be deemed to constitute taxable Canadian property to such holder throughout the period that begins at the time of the Amalgamation and ends on the day that is 60 months after the Amalgamation, and may continue to constitute taxable Canadian property after such period unless Amalco is listed on a designated stock exchange prior to the end of such period. A Non-Resident Securityholder will be subject to tax under the Tax Act on any gain arising on the disposition of Amalco Shares during the period that they constitute taxable Canadian property of the holder unless the gain is exempt from tax pursuant to the terms of an applicable tax treaty. Generally, dispositions of taxable Canadian property by a Non-Resident Shareholder will give rise to a taxable capital gain or allowable capital loss computed in the same manner described above under the subheading “Securityholders Resident in Canada – Disposition of Amalco Shares Following the Amalgamation” and taxed in the manner described above in respect of Resident Securityholders under the subheading “Securityholders Resident in Canada – Taxation of Capital Gains and Capital Losses”.

In addition, a disposition of Amalco Shares by a Non-Resident Securityholder during the period that such shares constitute taxable Canadian property of the holder may be subject to the notification and withholding provisions under section 116 of the Tax Act depending on the timing and circumstances of such disposition. Non-Resident Securityholders who are contemplating disposing of Amalco Shares following the Amalgamation should consult their own tax advisors prior to such disposition.

Dissenting Non-Resident Securityholders

Under the current administrative practices of the CRA, Non-Resident Securityholders who hold Sparky Shares or Optimal Shares and who exercise their dissent rights in respect of the Amalgamation will be considered to have disposed of their Sparky Shares or Optimal Shares, as the case may be, for proceeds of disposition equal to the amount paid to them by Amalco for such shares, excluding the amount of any interest awarded by the court, and will realize a capital gain (or capital loss) to the extent that those proceeds of disposition, net of any reasonable costs of disposition, exceed (or are less then) the adjusted cost base of such Sparky Shares or Optimal Shares, as applicable, to the Non-Resident Securityholder. Such a Non-Resident Securityholder will be subject to tax under the Tax Act in respect of such capital gain in the same manner described above in the discussion regarding Resident Securityholders under the subheading “Resident Securityholders – Taxation of Capital Gains and Capital Losses”.

As described above under the subheading “Amalgamation”, the Sparky Shares and the Optimal Shares will constitute taxable Canadian property if more than 50% of their fair market value is derived from a combination of (i) real or immovable property situated in Canada, (ii) Canadian resource properties, and

(iii) options in respect of, interests in, or for civil law rights in, property in any of the foregoing. Accordingly, the notification and withholding provisions of section 116 of the Tax Act will apply to a Non-Resident Securityholder who disposes of Sparky Shares or Optimal Shares that constitute taxable Canadian property as a result of exercising his or her dissent rights in respect of the Amalgamation and Amalco will be entitled, pursuant to the Tax Act, to deduct or withhold an amount from any payment made to the Non-Resident Securityholder and to remit such amount to the Receiver General on behalf of the Non-Resident Securityholder.

Any interest awarded to a Non-Resident Securityholder who exercises his or her Dissent Rights will not be subject to Canadian withholding tax.

Because of uncertainties under the relevant legislation as to whether such amounts (other than interest) paid to Non-Resident Securityholders who exercise their dissent rights would be treated entirely as proceeds of disposition, or in part as the payment of a deemed dividend, and due to the section 116 notification obligations associated with a disposition of Sparky Shares or Optimal Shares that constitute taxable Canadian property, Non-Resident Securityholders who are contemplating exercising their dissent rights in respect of the Amalgamation should consult their own tax advisors with respect to their particular circumstances.

Non-Canadian Income Tax Considerations

This Information Circular does not contain a summary of the income tax consequences of the Amalgamation on Securityholders who are subject to income tax outside of Canada. Such Securityholders should consult their tax advisors with respect to the tax implications of the Amalgamation, including any associated filing requirements, in such jurisdictions.

INFORMATION CONCERNING SPARKY

Overview of Sparky

General Information

Sparky Energy Corp. was incorporated by a certificate of incorporation issued pursuant to the provisions of the ABCA on March 26, 2010 as “1526732 Alberta Ltd.” and changed its name to “Sparky Energy Corp.” on April 29, 2010.

The head office of Sparky is located at 3820 700 2nd St. S.W., Calgary, Alberta T2P 2W2 and the registered office of Sparky is located at 855 - 2nd St. S.W., Suite 3500, Bankers Hall East, Calgary, Alberta T2P 4J8.

Description of the Business of Sparky

Sparky Energy Corp. was incorporated on March 26, 2010 for the purpose of developing and, if successful, commercializing technology licensed to it by Quadrise Canada Corporation (“Quadrise Canada”) for enhanced oil recovery in heavy oil reservoirs. The technology, E2EORTM, was developed over a period of two years by Quadrise Canada and, while successfully tested in the laboratory, had not been tested or proven in a working oil field application.

In order to establish and evaluate the E2EORTM technology in a practical heavy oil field operation Sparky entered into a joint venture agreement with Optimal, dated July 1, 2010, to undertake an enhanced oil recovery project in the area of Lloydminster, Alberta. Under the terms of the agreement Optimal provided to the joint venture certain oil and gas rights in the Lloydminster area (as assigned to the joint venture by Pavilion Energy Corp.) and Sparky provided its rights to the E2EORTM technology (as licensed to the joint venture by Quadrise Canada). The agreement provided that the joint venture would be operated by Optimal and that all rights to the lands, technology licence and outcomes would be shared equally between the two companies.

Work on the project commenced in August 2010 with the recompletion of the Sparky formation in two wells, 09-18-050-02 W4 and 16-18-050-02 W4, located approximately 20 km west of Lloydminster. The two wells had been previously owned and produced by a major oil company and were abandoned in 2000. The wells were placed on-stream in early October and were drawn down in preparation for the pilot test which commenced in early November. The pilot is currently underway and involves injection of E2EORTM solvent at relatively high rates into the Sparky formation. Flow rates, pressures and other production variables are carefully monitored at adjacent wells to determine the progress of the pilot test, anticipated to continue through Q1, 2011. To accurately determine overall reservoir performance a new production and observation well is planned to be drilled during the period. The results of the test will be reviewed in March and, subject to the overall success of the program, may lead to a commercial oil project planned to commence in summer 2011. The commercial project will include the development of up to seven additional heavy oil production patterns on the joint venture lands.

To finance its share of the capital and operating expense of the joint venture project Sparky initiated a private placement offering for $5 million in July 2010. The offering closed on August 31, 2010 and was fully subscribed by new and existing shareholders. Of the $5 million proceeds, $3 million was paid to Quadrise Canada for the provision of services, equipment and the licence for the E2EORTM technology and $2 million is being applied to land, well, production facility, operating and administrative expense for the field pilot operation.

Sparky is at an early stage of its development and is not yet a commercially viable company. Further, as Sparky is still in the pilot stage in its oil and gas operations it is not possible to assign value to oil and gas reserves that may be recoverable using the E2EORTM technology. On the basis of budgets prepared by management Sparky is expected to have sufficient capital to maintain operations through to completion of the pilot phase. Full commercialization of the technology and ongoing development of heavy oil properties will require that Sparky pursue additional financing to maintain operations.

To date Sparky has not been subject to any proceedings against it, including bankruptcy or receivership. It has similarly not been subject to any environmental actions or claims and has not undergone any corporate restructuring.

Available Funds, Dividends and Principal Purposes

Funds Available

The estimated total working capital available to Sparky as at October 31, 2010 is $1,837,000, including $1,544,925 of cash and cash equivalents, $21,969 of accounts receivable, $628,680 of prepaid expenses and $359,050 of accounts payable.

Principal Purposes of Funds

Work on the enhanced heavy oil recovery project commenced in August 2010 by Sparky, with the recompletion of the Sparky formation in two wells, 09-18-050-02 W4 and 16-18-050-02 W4, located approximately 20 km west of Lloydminster. The wells were placed on-stream in early October and were drawn down in preparation for the pilot test which commenced in early November. The pilot is currently underway and involves injection of E2EORTM solvent at relatively high rates into the Sparky formation. Flow rates, pressures and other production variables are carefully monitored at adjacent wells to determine the progress of the pilot test, anticipated to continue through Q1, 2011. To accurately determine overall reservoir performance a new production and observation well is planned to be drilled during the period. The results of the test will be reviewed in March and, subject to the overall success of the program, may lead to a commercial oil project planned to commence in summer 2011. The principal use of funds is complete the pilot project by drilling two more wells, and operating the pilot for a period up to one year

Sparky will retain broad discretion in allocating the net proceeds not applied in the manner set out above. Sparky’s actual use of the above-noted funds may vary depending on its operating and capital needs from time to time.

Dividends

Sparky has not declared a dividend since incorporation. Dividend payments are at the discretion of the Sparky Board and depend on the financial condition of Sparky as well as other factors.

Management Discussion and Analysis of Operating Results of Sparky

General

The following discussion is management’s assessment of the audited financial results of Sparky for the period ended June 30, 2010. The audited financial statements have been prepared in accordance with International Financial Reporting Standards, “IFRS”. The commentary is as of November 22, 2010. The reporting currency, unless stated otherwise, is Canadian dollars. The reader should be aware that historical results are not necessarily indicative of future performance.

Overall Performance and Outlook

Sparky is in the developmental stage and has not established commercial operations.

Sparky purchased a licence to apply the E2EORTM technology developed by Quadrise Canada on a worldwide basis and Sparky will pay Quadrise Canada an ongoing royalty. The first phase of E2EORTM testing was completed at the laboratory level resulting in very favorable improvements to heavy oil recovery when compared to conventional methods (such as water flooding). An additional oil recovery of up to 20% was achieved in lab tests. Sparky is now working on a field injection test with Optimal (50% joint venture partner in the project) that is scheduled to begin in November and proceed through early 2011. Sparky is very optimistic about the prospects and hopes to be in a position to report positive results from the field tests in the next quarter.

Selected Annual Information

Sparky’s working capital at October 31, 2010 totalled approximately $1,837,000, including cash and cash equivalents of $1,545,000.

Results of Operations

The results of operations discussion focuses on Sparky’s expenditures as Sparky’s core operating segment is still in a developmental stage and is not yet generating revenue from operations. For the period ended June 30, 2010 Sparky had a net loss of $12,040.

Total expenses for the period ended June 30, 2010 were $12,040.

The focus for the period ended June 30, 2010 has been to minimize cash expenditures where possible and at the same time promote the start up of the joint venture activities with Optimal.

Summary of Quarterly Results

Sparky has only been in existence for one full quarter at June 30, 2010.

Liquidity and Capital Resources

At June 30, 2010 current assets exceeded current liabilities by $9,797. Sparky’s bank is ATB Financial, main branch, in Calgary. Sparky maintains a chequing account but does not have credit facilities at this time. Sparky does not have any investments in or exposure to asset backed deposits or investments.

Off-Balance Sheet Arrangements

Sparky has not entered into any off-balance sheet arrangements.

Commitments

Subsequent to June 30, 2010, Sparky entered into two leases for office premises, with the first expiring August 30, 2013 and the second expiring November 30, 2013, for total future minimum rental payments, excluding estimated operating costs as follows:

Calendar year	Payment
2010	$21,162
2011	$85,431
2012	$86,962
2013	$66,949

Total	$260,504

Subsequent Events

On August 31, 2010, Sparky closed a non-brokered equity financing and issued 10,000,000 common shares at $0.50 per share, raising proceeds of $5,000,000. Costs of the financing were $11,500.

Effective July 1, 2010, Sparky entered into a Services and License Costs Agreement with Quadrise Canada, a private company related by way of common directors and shareholders. On September 30, 2010, under the terms of the agreement, Sparky paid $3,000,000 to Quadrise Canada. The payment represents a reimbursement of eligible costs relating to license fees, area of mutual interest, management services, equipment lease, testing and analysis and purchase of furniture. The amount agreed to and paid was based on the exchange amount agreed to by the parties.

On July 1, 2010, Sparky and Optimal formed a joint venture to acquire and exploit heavy oil assets. In conjunction with the joint venture agreement, Optimal, as operator and on behalf of the Optimal and Sparky joint venture, entered into an agreement with Quadrise Canada, pursuant to which Quadrise Canada granted an exclusive license to the joint venture to use certain technology of Quadrise Canada for the purpose of enhanced oil recovery for certain properties. In addition to ongoing technical support and purchase of solvent from Quadrise Canada, a royalty (exclusive of applicable taxes) will be payable by the joint venture as follows: (i) $3.15 a sales m3 until June 30, 2011; (ii) $4.75 a sales m3 until June 30, 2012; and (iii) $6.30 a sales m3 from July 1, 2012 and beyond, and adjusted annually by Alberta CPI thereafter.

On July 29, 2010, Sparky entered into an agreement with Pavilion Energy Corp. (“Pavilion”). Pavilion and Optimal are related by way of common directors. Pursuant to the agreement, Sparky and Optimal each acquired a 50% working interest in certain oil and gas properties in the Lloydminster area of Alberta from Pavilion at a cost of $90,454 each, representing the exchange amount agreed to by the parties to the transaction based on the estimated fair value as determined by recent crown land sales in the area.

Subsequent to June 30, 2010, Sparky approved an incentive stock option plan under which Sparky may grant options to officers, directors, employees and certain consultants for up to 10% of the total Sparky Shares issued and outstanding. Each option will permit the holder to purchase one Sparky Share at the stated exercise price equal to the current market price of the common shares as defined in the plan. The vesting period and exercise dates of options granted will be determined by the Sparky board of directors, however, the term of any option may not exceed ten years.

On September 28, 2010, Sparky granted 1,675,000 stock options to directors, officers and employees. Each stock option vested immediately and is exercisable to acquire one Sparky Share at a price of $0.50 until September 28, 2020.

Subsequent to June 30, 2010, Sparky entered into two leases for office premises, with the first expiring August 30, 2013 and the second expiring November 30, 2013, for total future minimum rental payments, excluding estimated operating costs, as follows:

Calendar year
2010	$21,162
2011	85,431
2012	86,962
2013	66,949

$260,504

On November 22, 2010, Sparky entered into an amalgamation agreement with Optimal, a joint venture partner of Sparky. Pursuant to the agreement, Sparky shareholders will receive one Amalco Share for each Sparky Share held and Optimal Shareholders will receive 1.17 Amalco Shares for each Optimal Share held. The transaction is expected to close on or about December 31, 2010, subject to required regulatory and shareholder approvals.

Description of Securities of Sparky

Common Shares

Sparky is authorized to issue an unlimited number of Sparky Shares. The holders of Sparky Shares are entitled to dividends if, as and when declared by the directors, to one vote per share at meetings of the shareholders of Sparky and, upon liquidation, to receive such assets of Sparky as are distributable to the holders of the Sparky Shares. As of the date hereof there are 31,837,206 Sparky Shares issued and outstanding.

Preferred Shares

Sparky is also authorized to issue an unlimited number of preferred shares without nominal or par value, of which, as at the date hereof, none have been issued. The preferred shares of Sparky may be issued in one or more series and the directors are authorized to fix the number of shares in each series and to determine the designation, rights, privileges, restrictions and conditions attached to the shares of each series. The preferred shares of Sparky rank on a parity with the preferred shares of every other series and are entitled to a priority over the common shares, and any other class of shares ranking junior to the preferred shares of Sparky with respect to the payment of dividends and the distribution of assets upon the liquidation of Sparky.

Consolidated Capitalization of Sparky

The following sets forth the capitalization of Sparky as at the dates indicated.

Capital	Authorized	Outstanding as at June 30, 2010	Outstanding as at November 22, 2010
Short-term Debt	N/A	$0	$0
Long-term Debt	N/A	$0	$0
Sparky Shares	Unlimited	21,837,206	31,837,206
Preferred Shares	Unlimited	$0	$0

Fully Diluted Share Capital of Sparky - Outstanding Security Data

The following table sets out as of the date hereof each class and series of voting securities, as well as securities that are convertible or exchangeable into voting securities, of Sparky that are outstanding and the number of voting securities of Sparky that are issuable upon the conversion of such securities:

Security	Amount outstanding prior to Amalgamation	Sparky Shares Issuable on conversion	Exercise Price
Sparky Shares	31,837,206	N/A	N/A
Sparky Options	1,675,000	1,675,000 (4.99%)	$0.50

Options to Purchase Securities of Sparky

The following describes the outstanding options to purchase Sparky Shares, held by certain groups of individuals that are outstanding of the date hereof:

Nature of Security	Number of Securities Under Option	Holder	Exercise Price	Expiry Date	Value of Securities Under Option at Date of Grant	Value of Securities Under Option at Effective Date
Options	620,000	Directors	$0.50	September 28, 2020	$0.50	$0.50
Options	560,000	Officers	$0.50	September 28, 2020	$0.50	$0.50
Options	495,000	Employees	$0.50	September 28, 2020	$0.50	$0.50

Prior Sales of Shares of Sparky

Since the date of incorporation of Sparky, the Sparky Shares have been issued as follows:

Date	Number of Sparky Shares	Issue Price Per Common Share	Aggregate Issue Price	Nature of Consideration Received
June 3, 2010	18,018,706	$0.001	$18,019	Cash
June 4, 2010	3,818,500	$0.001	$3,818	Cash
August 31, 2010	7,317,600	$0.50	$3,658,800	Cash
August 31, 2010	667,000	$0.50	$333,500	Cash
August 31, 2010	2,015,400	$0.50	$1,007,700	Cash

Total	31,837,206		5,021,837

Principal Securityholders of Sparky

To the knowledge of Sparky, no Person is an owner of record or beneficially, either directly or indirectly, or exercises control or direction over more than 10% of any class of voting securities of Sparky other than as follows:

Name	Number or amount of securities owned, controlled or directed
Quadrise Fuels International plc.	5,528,190 (17.36%)

Directors, Executive Officers and Promoters of Sparky

Name, Address, Occupation and Security Holdings

The directors listed below will hold office until the next annual meeting of Sparky or until such that that the Amalgamation takes effect. Sparky’s Board currently has an audit committee.

Name and Municipality of Resident	Position Held	Principal Occupation	Number and Percentage of Sparky Shares to be held directly or indirectly or under control and direction
Alfred Fischer Calgary, Alberta 63	Director, Chief Executive Officer	Mr. Fischer has served as a director of Sparky since incorporation in 2010. Mr. Fischer’s current principal occupation, and his occupation over the last five years, has been as an independent businessman, and is a founder of Optimal Resources, Quadrise Canada Corporation, Pavilion Energy Corp, and has over 38 years of experience in the oil and gas industry. He served for over 20 years with Gulf Canada holding senior management positions in exploration, exploitation and mergers and acquisitions. He also headed Gulf Canada’s international and frontier divisions. Since 1996, he has been responsible for founding and developing, a number of junior oil companies in addition to those listed above, and has served as a director on numerous company boards, both public and private, and industry associations. He holds a BSc (Honours) in Geology and is a registered Professional Geologist.	2,339,199 (7.35%)

Norman Gish(1) Calgary Alberta 75	Director	Mr. Gish has served as a director of Sparky since incorporation in 2010. Mr. Gish’s current principal occupation, and his occupation over the last five years, has been as an independent businessman and a director of Provident Energy Ltd, and SuperiorPlus Corp. Until 2009 he was Chairman and a Director of Railpower Technologies Corp. and a director of Noranda Inc. until its merger with Falconbridge Limited, then a director of Falconbridge until its acquisition by Xstrata plc., in 2006. Mr. Gish, has over 40 years service in the oil industry, having served as the CEO of Alliance Pipeline, Canadian Fracmaster in China and North Canadian Oils.	826,000(2) (2.59%)

Name and Municipality of Resident	Position Held	Principal Occupation	Number and Percentage of Sparky Shares to be held directly or indirectly or under control and direction
H. Douglas Hunter(1) Calgary, Alberta 68	Director	Mr. Hunter has served as a director of Sparky since incorporation in 2010. Mr. Hunter’s current principal occupation, and his occupation over the last five years, has been as the President of RFM Capital Corporation and Bluesky Equities Ltd; private investment companies primarily involved in the oil and gas industry. He has been instrumental in the creation of several private oil and gas companies including Bluesky Oil and Gas Ltd, Petromark Minerals Ltd, Ricinus Resources Ltd, Triumph Energy Ltd, Pocaterra Energy Ltd and Tsunami Petroleums Ltd. In addition to founding the previous listed companies Mr. Hunter has served on numerous boards, both public and private, most recent being Buffalo Oil Corporation and Wellco Energy Services Trust. He has a BSc from the University of Alberta, an MSc from the California Institute of Technology and is a registered Professional Engineer.	1,730,400(3) (5.44%)

Robert D. Niven(1) Calgary, Alberta 68	Director	Mr. Niven has served as a director of Sparky since incorporation in 2010. Mr. Niven is an independent businessman and for the last five years his principal occupation was that of Principal of Niven Fischer Energy Services Inc. He also was a founder and is currently a director of Quadrise Canada Corporation. Mr. Niven has more than 40 years experience in management, engineering and operations in the international petroleum industry and has been responsible for founding and building several petroleum operating and service companies. He has served as President of four public oil companies - Esprit Resources, Bralorne Resources, Sagebrush Resources and CanBaikal Resources and as a director of several companies, industry associations and community organizations. Mr. Niven was a principal organizer of the 1988 Olympic Winter Games, serving as President of the bid committee and Vice-Chairman of the organizing committee. He has a BSc in Engineering from the University of Alberta, an MASc from the University of British Columbia and is a registered Professional Engineer in the Province of Alberta.	2,170,949 (6.82%)

Name and Municipality of Resident	Position Held	Principal Occupation	Number and Percentage of Sparky Shares to be held directly or indirectly or under control and direction
Ian Williams Surrey, England, UK 64	Director	Mr. Williams has served as a director of Sparky since incorporation in 2010. Mr. Williams’ current principal occupation, and his occupation over the last five years, has been as Managing Director of International Energy Services Limited and Chairman of Quadrise Fuels International Plc. He has over 35 years experience in the international oil industry specializing in the downstream sector. A 27 year career with the Royal Dutch Shell Group included appointment as Vice President Downstream in the Philippines (1987 – 89), Managing Director /Deputy Chairman in South Africa from (1990 -94). Mr. Williams then served as Head of Strategy and Consultancy with Shell International London where he was one of six members of the global Downstream Oil Steering Committee. He served as Executive Chairman of Nautical Petroleum Plc. from 2005 to 2008 and serves as Chairman of Wilton Petroleum Limited. He is a director of Energy Infrastructure Group AB and Quadrise Canada Corporation. Mr. Williams was born in Sydney Australia in 1946. He holds a Bachelor of Commerce and a Business Economics (Honours) degree from Rhodes University.	350,000(4) (1.1%)

Notes:

(1)	Indicates member of the Audit Committee
(2)	350,000 shares are held by Mr. Gish’s spouse who is considered an “associate” for the purposes of securities laws.
(3)	1,405,000 shares are held by Bluesky Equities Limited, Mr. Hunter’s personal holding company and 325,400 shares are held by Tempera Development Co. Ltd. , Mr. Hunter’s spouse’s personal holding company.
(4)	Mr. Williams’ shares are held in his personal holding company, Tile House Trust.

The directors, as a group, beneficially own, directly or indirectly, or exercise control or direction over, 7,416,548 Sparky Shares representing 23.29% of Sparky Shares.

Corporate Cease Trade Orders or Bankruptcies

Other than as disclosed below, none of the directors, officers or promoters of Sparky is, or has been in the last 10 years: (a) a director, chief executive officer or chief financial officer of any issuer that: (i) was subject to a cease trade order or similar order or an order that denied the issuer access to any exemptions under securities legislation, for a period of more than 30 consecutive days, that was issued while the proposed director was acting in that capacity; or (ii) was subject to a cease trade or similar order or an order that denied the issuer access to any exemption under securities legislation, for a period of more than 30 consecutive days, that was issued after the proposed director ceased to be a director, chief executive officer or chief financial officer and which resulted from an event that occurred while that person was acting in the capacity as director, chief executive officer or chief financial officer; or (b) a director or executive officer of any issuer that, while that proposed director was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets.

Norman R. Gish was until August 20, 2009 a director of 4504020 Canada Inc. (formerly Railpower Technologies Corp. (“Railpower”)), a reporting issuer in all provinces and territories of Canada that filed for court protection under the Companies’ Creditors Arrangement Act (Canada) in Canada and under Chapter 15 of the U.S. Bankruptcy Code with the United States Bankruptcy Court for the Western District of Pennsylvania on February 4, 2009 and February 6, 2009 respectively. On May 29, 2009, Railpower has concluded the sale of all of its assets, except cash on hand and on deposit in financial institutions, the land and property located in St-Jean-sur-Richelieu (Québec) and two road switching locomotives, to R.J. Corman Railroad Group, LLC, a Kentucky limited liability company. The largest creditor, Ontario Teacher’s Pension Plan, subsequently filed a Petition in Bankruptcy against Railpower which was granted on March 8, 2010.

Alfred Fischer served as a director from 2000 until Feb 2004, for M3 Energy Inc., a small private Calgary-based oil and gas exploration firm, with less then 50 shareholders, which went into bankruptcy in 2004. The company had two subsidiaries, one operating in Saskatchewan and one in the USA (North Dakota). The Canadian sub declared bankruptcy in 2004 and the USA sub was sold in 2009.

Penalties or Sanctions

None of the directors, officers or promoters of Sparky or any personal holding companies of a director of Sparky have been subject to (a) any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority; or (b) any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable security holder in making an investment decision.

Personal Bankruptcies

None of the proposed directors or promoters of Sparky has, within the ten years prior to the date of this Information Circular, become bankrupt or made a proposal under any legislation relating to bankruptcy or insolvency, or been subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of that individual.

Compensation of Executive Officers of Sparky

On December 19, 2008, the Canadian Securities Administrators implemented the new Form 51-102F6 - Statement of Executive Compensation, which governs the disclosure of executive compensation for a reporting issuer and applies in respect of financial years ending on or after December 31, 2008. The Form 51-l02F6 - Statement of Executive Compensation, defines “Named Executive Officers” as the Chief Executive Officer, the Chief Financial Officer and each of Sparky’s three most highly compensated officers other than the Chief Executive Officer and Chief Financial Officer, whose total compensation was more than $150,000.

None of the named executive officers of Sparky received any compensation in the period ending June 30th 2010.

Summary Compensation Table

The following table sets forth the total compensation paid to or earned by the Named Executive Officers during the period ended June 30, 2010.

					Non-Equity Incentive Plan Compensation ($)
Name and Principal Position	Year	Salary ($)	Share- Based Awards ($)	Option- Based Awards ($)	Annual Incentive Plans	Long- Term Incentive Plans	Pension Value ($)	All Other Compensation ($)	Total Compensation
Alfred Fischer, Chief Executive Officer	2010	$0	$0	$0	$0	$0	$0	$0	$0
Zoe Anne Brown, Controller	2010	$0	$0	$0	$0	$0	$0	$0	$0

Incentive Plan Awards

Outstanding Option-Based and Share-Based Awards

The following table sets forth for each Named Executive Officer, all option-based and share-based awards outstanding at the end of the period ended June 30, 2010.

	Option-Based Awards				Share-based Awards
Name	Number of Securities underlying unexercised options (#)	Option Exercise price ($)	Option expiration date	Value of unexercised in- the- money options ($)	Number of shares or units of shares that have not vested (#)	Market or payout value of share-based awards that have not vested ($)
Alfred Fischer, Chief Executive Officer	0	N/A	N/A	N/A	0	N/A
Zoe Anne Brown, Controller	0	N/A	N/A	N/A	0	N/A

The following table sets forth for each Named Executive Officer, the value of the option-based and share-based awards which vested during the period ended June 30, 2010 and the value of non-equity incentive plan compensation earned during the period ended June 30, 2010.

Name	Option-based awards-Value vested during the year ($)	Share-based awards-Value vested during the year ($)	Non-equity incentive plan compensation-Value earned during the year ($)
Alfred Fischer, Chief Executive Officer	$0	$0	$0
Zoe Anne Brown, Controller	$0	$0	$0

Compensation of Directors of Sparky

Director Compensation Table

The following table sets forth the value of all compensation provided to directors, not including those directors who are also Named Executive Officers, for Sparky during the period ended June 30, 2010.

				Non-equity incentive plan compensation ($)
Name	Fees Earned ($)	Share- based awards ($)	Option- based awards ($)	Annual Incentive Plans ($)	Long- Term Incentive Plans ($)	Pension Value ($)	All other Compensation ($)	Total ($)
H. Douglas Hunter	$0	$0	$0	$0	$0	$0	$0	$0
Norman Gish	$0	$0	$0	$0	$0	$0	$0	$0
Robert D. Niven	$0	$0	$0	$0	$0	$0	$0	$0
Ian Williams	$0	$0	$0	$0	$0	$0	$0	$0

Outstanding Option-Based Awards

The following table sets forth the options granted to the directors of Sparky, not including those directors who are also Named Executive Officers, to purchase or acquire securities of Sparky outstanding at the end of the period ended June 30, 2010.

	Option-Based Awards				Share-based Awards
Name	Number of securities underlying unexercised options (#)	Option exercise price ($)	Option expiration date	Value of unexercised in- the-money options ($)	Number of shares or units of shares that have not vested (#)	Market or payout value of share-based awards that have not vested ($)
H. Douglas Hunter	0	N/A	N/A	N/A	0	N/A
Norman Gish	0	N/A	N/A	N/A	0	N/A
Robert D. Niven	0	N/A	N/A	N/A	0	N/A
Ian Williams	0	N/A	N/A	N/A	0	N/A

Incentive Plan Awards – Value Vested or Earned During the Year

The following table sets forth for directors of Sparky, not including those directors who are also Named Executive Officers, the value of the option-based and share-based awards which vested during the period ended June 30, 2010 and the value of non-equity incentive plan compensation earned during the period ended June 30, 2010.

Name	Option-based awards-Value vested during the year ($)	Share-based awards-Value vested during the year ($)	Non-equity incentive plan compensation-Value earned during the year ($)
H. Douglas Hunter	$0	$0	$0
Norman Gish	$0	$0	$0
Robert D. Niven	$0	$0	$0
Ian Williams	$0	$0	$0

Securities Authorized For Issuance Under Equity Compensation Plans of Sparky

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance, under equity compensation plans (excluding securities reflected in first column)
Equity compensation plans approved by securityholders	0	N/A	N/A

Equity compensation plans not approved by securityholders	0	N/A	N/A

Total	0	N/A	N/A

Indebtedness of Directors, Senior Officers and Promoters of Sparky

No director, proposed director, senior officer, executive officer, promoter or other member of the management of Sparky, nor any of their respective associates or affiliates, is or has been at any time since the date of incorporation, indebted to Sparky.

Corporate Governance

Board of Directors

The Sparky Board believes that good corporate governance improves corporate performance and benefits all shareholders. The CSA have adopted National Policy 58-201 - Corporate Governance Guidelines, which provides non-prescriptive guidelines on corporate governance practices for reporting issuers. In addition, the CSA have implemented NI 58-101, which prescribes certain disclosure by Sparky of its corporate governance practices. This disclosure is presented below.

The Board is currently composed of five directors, H. Douglas Hunter, Alfred Fischer, Robert D. Niven, Norman Gish and Ian Williams.

NI 58-101 suggests that the board of directors of a public company should be constituted with a majority of individuals who qualify as “independent directors”. An “independent director” is a director who is independent of management and is free from any interest and any business or other relationship which could, or could reasonably be perceived to, materially interfere with the director’s ability to act with a view to the best interests of Sparky, other than interests and relationships arising from shareholding. In addition, where a company has a significant shareholder, NI 58-101 suggests that the board of directors should include a number of directors who do not have interests in either Sparky or the significant shareholder. Except for Alfred Fischer, the directors of Sparky are considered by the Sparky Board to be independent within the meaning of NI 58-101. Alfred Fischer of Sparky is the chief executive officer of Sparky, and is accordingly considered to be “non-independent”.

The independent directors exercise their responsibilities for independent oversight of management and meet independently of management whenever deemed necessary.

Directorships

Alfred Fischer, Norman Gish, H. Douglas Hunter and Ian Williams are also directors of other reporting issuers, as follows:

Name	Name and Jurisdiction of Reporting Issuer	Position	From	To
Alfred Fischer	Fox Energy Corporation Hornet Energy Ltd. Sawtooth International Solara Exploration Ltd. Terraco Gold Corporation	Director Director Director Director Director	June 1998 June 1999 June 1998 Dec. 2005 May 1999	Feb. 2002 July 2001 Feb. 2005 Present Present

Norman Gish	Superior Plus Corp. Provident Energy Ltd. Railpower Technologies Corp. Noranda/Falconbridge	Director Director Director & Chairman Director	Oct. 2003 Jan 2003 Aug 2001 April 2001	Present Present Aug 2009 Aug 2006

H. Douglas Hunter	Triumph Energy Corporation Viking Energy Trust Wellco Energy Services Trust Buffalo Resources Corp.	Director Director & Chairman Director Director	Aug 1986 Dec 1996 Sept 2002 Aug 2007	May 2001 Feb. 2006 March 2008 Oct. 2009

Ian Williams	Quadrise Fuels International plc. Nautical Petroleum plc.	Chair & Director Chair & Director	April 2006 April 2005	Present Sept. 2008

Orientation and Continuing Education of Board Members

Each new director will be given an outline of the nature of the business of Sparky and its corporate strategy. New directors will also be required to meet with management of Sparky to discuss and better understand its business and will be given the opportunity to meet with counsel to Sparky to discuss their legal obligations as directors of Sparky.

In addition, management of Sparky takes steps to ensure that its directors and officers are continually updated as to the latest corporate and securities law policies which may affect the directors, officers and committee members of Sparky as a whole. Sparky continually reviews the latest securities rules and policies. Any such changes or new requirements are then brought to the attention of the Sparky Board either by way of director or committee meetings or by direct communications from management to the Sparky Board.

Measures to Encourage Ethical Business Conduct

The Sparky Board has found that the fiduciary duties placed on individual directors by Sparky’s governing corporate legislation and the common law, and the restrictions placed by applicable corporate legislation on an individual director’s participation in decisions of the Sparky Board in which the director has an interest, have been sufficient to ensure that the Sparky Board operates independently of management and in the best interests of Sparky.

Nomination of Directors

Management is continually in contact with individuals involved in the public sector. From these sources, Sparky has made numerous contacts and in the event that Sparky were in a position to nominate any new directors, such individuals would be brought to the attention of the Sparky Board. Sparky will conduct due diligence, reference and background checks on any suitable candidate. New nominees must have a track record in general business management, special expertise in an area of strategic interest to Sparky, the ability to devote the time required and a willingness to serve.

Compensation

The Sparky Board has the responsibility for determining the compensation of the Chief Executive Officer of Sparky. The Sparky Board also has the responsibility for determining the compensation of the directors who currently are not compensated in their capacity as directors, but do receive stock options.

Audit Committee

Sparky’s audit committee has a charter which outlines its authority and responsibilities, the full text of which is attached as Schedule “C” hereto.

Composition

Sparky’s audit committee is currently comprised of Robert D. Niven, H. Douglas Hunter and Norman Gish, each of whom are considered “financially literate” under NI 52-110. Robert D. Niven, H. Douglas Hunter and Norman Gish are considered independent.

Relevant Education and Experience

In addition to each member’s general business experience, the education and experience of’ each Audit Committee member that is relevant to the performance of his responsibilities as an Audit Committee member is as follows:

Robert D. Niven - Mr. Niven has over 35 years’ experience serving as a director of both public and private corporations, and has sat on all levels of board committee, including the Audit Committee. He is currently serving as the Chairman of the Audit Committee for Sparky Energy Corp. and also as an Audit Committee member for Paxton Corporation, a private corporation. In his capacity of CEO or COO of four public corporations he served in an ex-officio capacity on each Audit Committee. Mr. Niven has also served on Audit Committees for public organizations and notably was the initial Chairman of the Audit Committee for the XV Olympic Winter Games Organizing Committee.

Norman Gish – Mr. Gish has over 30 years experience serving as a director of both public and private corporations, and has sat on all levels of board committees, including the Audit Committee. He is currently serving as a member of the Audit Committee for Sparky. Previously, he sat on the Audit Committee of Noranda Inc. and in his capacity as CEO of three public corporations he served in an ex-officio capacity on each Audit Committee.

H. Douglas Hunter – Mr. Hunter has over 40 years experience serving as a director of both public and private companies. He has been a member of the Audit Committee of many of these companies including Viking Energy Royalty Trust, Wellco Energy Services Trust and as Chairman of the Audit Committee of Buffalo Resources Corp.

Audit Committee Oversight

At no time since the commencement of Sparky’s most recent completed financial year was a recommendation of Sparky’s audit committee to nominate or compensate an external auditor not adopted by the Sparky Board.

Reliance on Certain Exemptions

At no time since the commencement of Sparky’s most recently completed financial year has Sparky relied on the exemption in Section 2.4 of NI 52-110 (De Minimis Non-audit Services), or an exemption from NI 52-110, in whole or in part, granted under Part 8 of NI 52-110.

External Auditor Service Fees (By Category)

The following table provides information about the fees billed to Sparky for professional services rendered by Collins Barrow Calgary LLP, Chartered Accountants, during the period ended June 30, 2010:

Collins Barrow Calgary LLP	2010 ($)
Audit Fees	$0
Audit Related Fees	$0
Tax Fees	$0
All Other Fees	$0

Total:	$0

Exemption

Sparky may avail itself of exemptions from the requirements of Part 3 - Composition of the Audit Committee and Part 5 - Reporting Obligations of NI 52-110, which require the independence of each member of an audit committee and the disclosure of audit committee information in an annual information form, respectively. Sparky has relied on the exemption in Part 3 because not all members of its audit committee are independent, and in Part 5 because it is not required to file an annual information form.

Other Board Committees

Sparky does not have any committees, other than an audit committee.

Assessments

Being a newly formed company with limited administration resources, the Sparky Board works closely with management and, accordingly, is in a position to assess an individual director’s performance on an ongoing basis.

Promoters of Sparky

Alfred Fischer may be considered to be the Promoter of Sparky in that he took the initiative in founding and organizing Sparky. Mr. Fischer owns 2,339,199 Sparky Shares and has been granted 290,000 stock options.

Legal Proceedings Concerning Sparky

Management of Sparky is not aware of any material legal proceedings outstanding, pending or threatened as at the date hereof, by or against Sparky, which would be material to a purchaser of securities of Sparky.

Interest of Insiders in Material Transactions of Sparky

Other than as described below and as set forth elsewhere in this Information Circular, management of Sparky is not aware of any material interest, direct or indirect, of any insider of Sparky, any nominee for election as a director of Sparky, or any associate or affiliate of any such Person, in any transaction since the date of incorporation, or in any proposed transaction, that has materially affected or would materially affect Sparky.

Alfred Fischer is also an executive officer of Quadrise Canada Corporation (“Quadrise”). Quadrise is the licensor under a material licence agreement as between Sparky, Optimal (as licensees) and Quadrise as is more fully described below. By virtue of Mr. Fischer’s position as an executive of Quadrise he may be considered for the purposes of Canadian securities laws to have an interest in a material transaction of Sparky and Optimal.

See “Material Contracts of Sparky”.

Interest of Certain Persons in Matters to be Acted Upon

Management of Sparky is not aware of any material interest, direct or indirect, of any director, proposed director, senior officer, executive officer or promoter, or any of their respective associates or affiliates, in any matter to be acted upon at the Meeting.

Auditors, Transfer Agent and Registrar of Sparky

The auditors of Sparky are Collins Barrow Calgary LLP, 1400 First Alberta Place, 777 - 8th Avenue, South West, Calgary, Alberta, T2P 3R5. Collins Barrow Calgary LLP were first appointed as auditors of Sparky effective June 10, 2010.

The transfer agent and registrar for the Sparky Shares is Valiant Trust Company, 310, 606 - 4th St S.W., Calgary, Alberta T2P 1T1.

Material Contracts of Sparky

Sparky has not entered into any material contracts during the last two years, other than contracts in the ordinary course of business, except:

(a)	a joint venture agreement (the “JV Agreement”) dated July 1, 2010 as between Optimal and Sparky pursuant to which Optimal and Sparky formed a joint venture to acquire and exploit heavy oil assets in western Canada through the pooling of the capital resources, talents and technology available from each party. The commitment under the JV agreement is two million dollars ($2,000,000) and is to be borne in equal shares by the Parties. Each party agrees and commits to spend its fifty percent (50%) participating interest share of the commitment amount on the basis and for the purposes provided in the JV Agreement.

(b)	a licence agreement (the “Licence Agreement”) dated July 16, 2010 as between Optimal, Sparky (the “Licensees”) and Quadrise Canada Corporation (the “Licensor”) pursuant to which Optimal and Sparky formed a joint venture to acquire and exploit heavy oil assets in the Licensor granted to Licensees an exclusive, royalty due licence to use certain technology solely for the purpose of enhanced oil recovery in certain properties. The royalty rate under the Licence Agreement is determined as follows: (i) $3.15 a sales m3 until June 30, 2011; (ii) $4.75 a sales m3 until June 30, 2012; and (iii) $6.30 a sales m3 from July 1, 2012 and beyond, and adjusted annually by Alberta CPI thereafter. Any applicable taxes are extra.

Relationship Between Sparky and Professional Persons

The legal counsel of Sparky is Blake, Cassels & Graydon LLP, 855 - 2nd Street S.W., Suite 3500, Bankers Hall East Tower, Calgary Alberta T2P 4J8. The partners and associates of Blake, Cassels & Graydon LLP own less than 0.1% of the issued and outstanding Sparky Shares.

The partners and associates of Collins Barrow Calgary LLP are independent of Sparky in accordance with the Rules of Professional Conduct of the Institute of Charted Accountants of Alberta.

Financial Statements of Sparky

The audited financial statements of Sparky for the period ended June 30, 2010 are attached as Schedule “B” hereto.

Management Contracts of Sparky

Management of Sparky is performed by the directors, senior officers and executive officers of Sparky and not by any other Person.

Additional Information Concerning Sparky

Financial information regarding Sparky is provided in Sparky’s financial statements and management’s discussion and analysis for its most recently completed financial period. Securityholders of Sparky may contact Sparky at (403).290.1900 ext. 223 to request copies of Sparky’s financial statements and management’s discussion and analysis.

INFORMATION CONCERNING OPTIMAL

Overview of Optimal

General Information

Optimal Resources Inc. was incorporated by a certificate of incorporation issued pursuant to the provisions of the Business Corporations Act (British Columbia) on May 13, 2010.

The head office of Optimal is located at Suite 222, 10451 Shellbridge Way, Richmond, British Columbia and the registered office of Optimal is located at Suite 1130, 400 Burrard Street, Vancouver, British Columbia, V6C 3A6.

Description of the Business of Optimal

Optimal Resources Inc. was incorporated on May 13, 2010 for the purpose of developing and, if successful, commercializing technology owned by Quadrise Canada Corporation (“Quadrise Canada”) for enhanced oil recovery in heavy oil reservoirs. The technology, E2EORTM, was developed over a period of two years by Quadrise Canada and, while successfully tested in the laboratory, had not been tested or proven in a working oil field application.

In order to establish and evaluate the E2EORTM technology in a practical heavy oil field operation Optimal entered into a joint venture agreement with Sparky, dated July 10, 2010, to undertake an enhanced oil recovery project in the area of Lloydminster, Alberta. Under the terms of the agreement Optimal provided to the joint venture certain oil and gas rights in the Lloydminster area (as assigned to the joint venture by Pavilion Energy Corp.) and Sparky provided its rights to the E2EORTM technology (as licensed to the joint venture by Quadrise Canada). The agreement provided that the joint venture would be operated by Optimal and that all rights to the lands, technology licence and outcomes would be shared equally between the two companies.

Work on the project commenced in August 2010 with the recompletion of the Sparky formation in two wells, 09-18-050-02 W4 and 16-18-050-02 W4, located approximately 20 km west of Lloydminster. The two wells had been previously owned and produced by a major oil company and were abandoned in 2000. The wells were placed on-stream in early October and were drawn down in preparation for the pilot test which commenced in early November. The pilot is currently underway and involves injection of E2EORTM solvent at relatively high rates into the Sparky formation. Flow rates, pressures and other production variables are carefully monitored at adjacent wells to determine the progress of the pilot test, anticipated to continue through Q1, 2011. To accurately determine overall reservoir performance a new production and observation well is planned to be drilled during the period. The results of the test will be reviewed in March and, subject to the overall success of the program, may lead to a commercial oil project planned to commence in summer 2011. The commercial project will include the development of up to seven additional heavy oil production patterns on the joint venture lands.

To finance its share of the capital and operating expense of the joint venture project Optimal initiated a private placement offering for $2 million in July 2010. The final tranche of the offering that begun in July 2010 closed on November 19, 2010 resulting in aggregate subscription proceeds of $2,046,000 by new and existing shareholders. The proceeds are being applied to land, well, production facility, operating and administrative expense for the field pilot operation.

Optimal is at an early stage of its development and is not yet a commercially viable company. Further, as Optimal is still in the pilot stage in its oil and gas operations it is not possible to assign value to oil and gas reserves that may be recoverable using the E2EORTM technology. On the basis of budgets prepared by management Optimal is expected to have sufficient capital to maintain operations through to completion of the pilot phase. Full commercialization of the technology and ongoing development of heavy oil properties will require that Optimal pursue additional financing to maintain operations.

To date Optimal has not been subject to any proceedings against it, including bankruptcy or receivership. It has similarly not been subject to any environmental actions or claims and has not undergone any corporate restructuring.

Available Funds, Dividends and Principal Purposes

Funds Available

The estimated total working capital available to Optimal as at October 31, 2010 is $1,229,826, including $1,455,855 of cash and cash equivalents, $88,250 of accounts receivable and $314,279 of accounts payable.

Principal Purposes of Funds

Work on the enhanced heavy oil recovery project commenced in August 2010 by Optimal, with the recompletion of the Sparky formation in two wells, 09-18-050-02 W4 and 16-18-050-02 W4, located approximately 20 km west of Lloydminster. The wells were placed on-stream in early October and were drawn down in preparation for the pilot test which commenced in early November. The pilot is currently underway and involves injection of E2EORTM solvent at relatively high rates into the Sparky formation. Flow rates, pressures and other production variables are carefully monitored at adjacent wells to determine the progress of the pilot test, anticipated to continue through Q1, 2011. To accurately determine overall reservoir performance a new production and observation well is planned to be drilled during the period. The results of the test will be reviewed in March and, subject to the overall success of the program, may lead to a commercial oil project planned to commence in summer 2011. The principal use of funds is complete the pilot project by drilling two more wells, and operating the pilot for a period up to one year

Optimal will retain broad discretion in allocating the net proceeds not applied in the manner set out above. Optimal’s actual use of the above-noted funds may vary depending on its operating and capital needs from time to time.

Dividends

Optimal has not declared a dividend since incorporation. Dividend payments are at the discretion of the Optimal Board and depend on the financial condition of Optimal as well as other factors.

Management Discussion and Analysis of Operating Results of Optimal

General

The following discussion is management’s assessment of the audited financial results of Optimal for the period ended June 30, 2010. The audited financial statements have been prepared in accordance with international financial reporting standards, “IFRS”. The commentary is as of November 22, 2010. The reporting currency, unless stated otherwise, is Canadian dollars. The reader should be aware that historical results are not necessarily indicative of future performance.

Overall Performance and Outlook

Optimal is in the developmental stage and has not established commercial operations.

Optimal secured a licence to apply the E2EORTM technology developed by Quadrise Canada Corporation on a worldwide basis and Optimal will pay Quadrise Canada an ongoing royalty. The first phase of E2EORTM testing was completed at the laboratory level resulting in very favorable improvements to heavy oil recovery when compared to conventional methods (such as water flooding). An additional oil recovery of up to 20% was achieved in lab tests. Optimal is now working on a field injection test with Sparky (50% joint venture partner in the project) that is scheduled to begin in November and proceed through early 2011. Optimal is very optimistic about the prospects and hopes to be in a position to report positive results from the field tests in the next quarter.

Selected Annual Information

Optimal’s working capital at October 31, 2010 totalled $1,229,826 with cash and cash equivalents of $1,455,855, accounts receivable of $88,250 and accounts payable of $314,279.

Results of Operations

The results of operations discussion focuses on Optimal’s expenditures as Optimal’s core operating segment is still in a developmental stage and is not yet generating revenue from operations. For the period ended June 30, 2010 Optimal had a net loss of $807.

Total expenses for the period ended June 30, 2010 were $807.

The focus for the period ended June 30, 2010 has been to continue to minimize cash expenditures where possible and promote the start up of the joint venture activities with Sparky.

Liquidity and Capital Resources

At June 30, 2010 current liabilities exceeded current assets by $21,733. Optimal’s bank is the National Bank of Canada, Richmond B.C. branch. Optimal maintains a chequing account but does not have credit facilities at this time. Optimal does not have any investments in or exposure to asset backed deposits or investments.

Off-Balance Sheet Arrangements

Optimal has not entered into any off-balance sheet arrangements.

Subsequent Events

On July 22, 2010, Optimal completed a private placement financing of 2,190,000 common shares at a price of $0.50 per share for gross proceeds of $1,095,000. On September 14, 2010, Optimal completed a private placement financing of 1,220,000 common shares at a price of $0.50 per share for gross proceeds of $610,000 and on November 1, 2010, Optimal completed a private placement financing of 100,000 common shares at a price of $0.50 per share for gross proceeds of $50,000. On November 19, 2010, Optimal completed a private placement financing of 582,000 common shares at a price of $0.50 per share for gross proceeds of $291,000.

On September 22, 2010, Optimal granted its directors, employees, consultants or founders stock options to purchase 1,220,000 common shares exercisable on or before September 22, 2015 at a price of $0.50 per share, pursuant to Optimal’s Stock Option Plan dated September 22, 2010. The stock options will vest one-third immediately, an additional one-third after one year, and the remaining one-third after two years.

On July 1, 2010, Optimal and Sparky entered into a joint venture agreement for the acquisition of petroleum and natural gas interests and to conduct exploration, development and production activities associated with such interests.

On July 1, 2010, Optimal entered into an operating and administration service agreement, and a contract well/facilities operating agreement with Pavilion Energy Corp., a corporation related to Optimal by common directors. Both agreements can be terminated by notice given to the other party.

On July 1, 2010, Optimal entered into consultant agreements with companies controlled by Mr. Grohs, Mr. White and Ms. McCollom, directors of Optimal. Under the terms of the consultant agreements Optimal will pay a fee of $7,000 per month in exchange for eighty five (85) hours per month of managerial and professional technical services per consultant. The consulting agreements can be terminated by notice given to the other party. See “Management Contracts of Optimal”.

On July 29, 2010, Optimal acquired a 50% interest in 128 ha of petroleum and natural gas rights in the Lloydminster area for $90,454. The land was acquired from Pavilion Energy Corp. a corporation related to Optimal by common directors. The amount agreed to and paid for the land was based on fair market value as determined by recent crown land sales in the area.

Optimal currently has no other fiscal obligations associated with any of its normal business contracts.

Description of Securities of Optimal

Common Shares

Optimal is authorized to issue an unlimited number of Optimal Shares. The holders of Optimal Shares are entitled to dividends if, as and when declared by the directors, to one vote per share at meetings of the shareholders of Optimal and, upon liquidation, to receive such assets of Optimal as are distributable to the holders of the Optimal Shares.

As of the date hereof there are 23,684,724 Optimal Shares issued and outstanding.

Consolidated Capitalization of Optimal

The following sets forth the capitalization of Optimal as at the dates indicated.

Capital	Authorized	Outstanding as at June 30, 2010	Outstanding as at November 22, 2010
Short-term Debt	N/A	$0	$0
Long-term Debt	N/A	$0	$0
Optimal Shares	Unlimited	19,592,724	23,684,724

Fully Diluted Share Capital of Optimal - Outstanding Security Data

The following table sets out as of the date hereof each class and series of voting securities, as well as securities that are convertible or exchangeable into voting securities, of Optimal that are outstanding and the number of voting securities of Optimal that are issuable upon the conversion of such securities:

Security	Amount outstanding prior to Amalgamation	Optimal Shares Issuable on conversion	Exercise Price
Optimal Shares	23,684,724	N/A	N/A
Optimal Options	1,220,000	1,220,000	$0.50
		(4.90%)

Options to Purchase Securities of Optimal

The following describes the outstanding options to purchase Optimal Shares, held by certain groups of individuals that are outstanding of the date hereof:

Nature of Security	Number of Securities Under Option	Holder	Exercise Price	Expiry Date	Value of Securities Under Option at Date of Grant	Value of Securities Under Option at Effective Date
Options	895,000	Directors	$0.50	September 22, 2015	$0.50	$0.50
Options	0	Officers	$0.50	September 22, 2015	$0.50	$0.50
Options	225,000	Employees	$0.50	September 22, 2015	$0.50	$0.50
Options	100,000	Other - Alfred Fischer (Founder)	$0.50	September 22, 2015	$0.50	$0.50

Prior Sales of Shares of Optimal

Since the date of incorporation of Optimal, the Optimal Shares have been issued as follows:

Date	Number of Optimal Shares	Issue Price Per Common Share	Aggregate Issue Price	Nature of Consideration Received
May 13, 2010	1	$0.01	$0.01	Cash
June 3, 2010	19,592,723	$0.001	$19,593	Cash
July 22, 2010	2,190,000	$0.50	$1,095,000	Cash
Sept. 14, 2010	1,220,000	$0.50	$610,000	Cash
Nov. 1, 2010	100,000	$0.50	$50,000	Cash
Nov. 19, 2010	582,000	$0.50	$291,000	Cash

Total	23,684,724		$2,065,593

Principal Securityholders of Optimal

To the knowledge of Optimal, no Person is an owner of record or beneficially owns, either directly or indirectly, or exercises control or direction over more than 10% of any class of voting securities of Optimal.

Directors, Executive Officers and Promoters of Optimal

Name, Address, Occupation and Security Holdings

The directors listed below will hold office until the next annual meeting of Optimal or until such that that the Amalgamation takes effect. Optimal’s Board currently has an audit committee.

Name and Municipality of Resident	Position Held	Principal Occupation	Number and Percentage of Optimal Shares to be held directly or indirectly or under control and direction
Harry Feldman(1) Westmount, QB 70	Director	Mr. Feldman has served as a director of Optimal since incorporation in 2010. Mr. Feldman is a founding name partner (retired) of Schwartz Levitsky Feldman, Chartered Accountants, one of Canada’s largest independent accounting firms with offices in Montreal and Toronto. He is currently a consultant to Schwartz Levitsky Feldman. This has been his principal occupation over the last five years. Mr. Feldman has been involved in the petroleum industry since 1979. Most recently Mr. Feldman was President of Springedge Energy Inc., a private oil and gas company created in December 2002. In 1999, Mr. Feldman helped found and was Chairman of Hornet Energy Ltd., a publicly traded oil and gas company listed on the Toronto Stock Exchange and is President of SRI Petroleum Inc., a reporting issuer with the Quebec Securities Commission. In addition to these ventures, Mr. Feldman has acted as the General Partner for 10 private drilling funds over the past 25 years. Mr. Feldman is a CA and a Fellow of the Order of Chartered Accountants of Quebec.	1,221,962(2) (5.16%)

Donald Foulkes(1) Calgary, Alberta 61	Director	Mr. Foulkes has served as a director of Optimal since July 19, 2010. Mr. Foulkes is currently the President of AltaCanada Energy Corporation and has over 39 years experience serving in senior positions with private and public energy companies in Canada, the United States and internationally. Notably he has held the position of President for Causeway Energy Corporation, Union Pacific Resources, Highridge Exploration and TriCentral Oils. He has also served as a director of several oil and gas companies. Mr. Foulkes is a graduate in Geology from the University of Calgary and is a Professional Geologist.	60,000 (0.25%)

Name and Municipality of Resident	Position Held	Principal Occupation	Number and Percentage of Optimal Shares to be held directly or indirectly or under control and direction
David Grohs Surrey, British Columbia 45	Director; President and Chief Executive Officer	Mr. Grohs has served as a director of Optimal since incorporation in 2010. Mr. Grohs’ current principal occupation, and his occupation over the last five years, has been as a founder of Pavilion Energy Corp and as a Professional Engineer with more than 21 years of experience in the Canadian oil and gas industry. Prior to founding Pavilion, Mr. Grohs spent 4 years with Dynamic Oil and Gas, Inc. where he held the position of Vice President, Production responsible for drilling, operations, reservoir engineering and corporate development. From 1998 to 2001 he held the position of Manager, Engineering with ENCO Gas Ltd. overseeing the company’s development projects and production operations. Prior thereto, Mr. Grohs was Senior Reservoir Engineer with Numac Energy Inc. from 1994 to 1998 and Production Engineer with Shell Canada Ltd. from 1989 to 1994. Mr. Grohs holds a Bachelor of Applied Science Degree (Mechanical Engineering) from the University of British Columbia. He is a registered Professional Engineer in the Province of British Columbia and a Founding Director of the British Columbia Oil and Gas Association	1,477,760(3) (6.24%)

Nance McCollom Richmond, British Columbia 52	Director	Ms. McCollom has served as a director of Optimal since incorporation in 2010. Ms. McCollom current principal occupation, and her occupation over the last five years, has been as a founder of Pavilion Energy Corp and as Vice President Land with 20 years of experience as a landman. Nance McCollom has more than 20 years of experience in the oil and gas industry. She holds a diploma in Petroleum Land Management from Mount Royal College of Calgary and is a member of the Canadian Association of Petroleum Landmen. Prior to joining Pavilion, Ms. McCollom spent 7 years at Dynamic Oil and Gas where she held the position of Manager, Contracts and Land Administration, which included both administrative and negotiating land functions. Ms. McCollom has held senior land positions with various junior exploration companies, including; Land Manager for Imperial Metals Corporation, E&B Exploration and the Noramco Group of Companies.	947,860 (4.00%)

Name and Municipality of Resident	Position Held	Principal Occupation	Number and Percentage of Optimal Shares to be held directly or indirectly or under control and direction
Jonathan White Delta, British Columbia 42	Director	Mr. White has served as a director of Optimal since incorporation in 2010. Mr. White’s current principal occupation, and his occupation over the last five years, has been as founder of Pavilion Energy Corp. and as a Professional Geologist with more than 10 years of experience in the Canadian oil and gas industry. Mr. White earned a B.Sc. (Honours) in Applied and Environmental Geology from the University of Calgary. Most recently, Mr. White spent 4 years at Dynamic Oil and Gas, Inc. where he held the positions of Manager, Exploration and Senior Geologist. Dynamic’s portfolio included properties in northeastern British Columbia, Alberta and Saskatchewan. Prior to Dynamic, Mr. White worked for Fletcher Challenge Energy where he held the positions of Development Geologist in Auckland, NZ and Area Geologist for central Alberta. He is currently registered as a Professional Geologist in the province of British Columbia.	1,438,860(4) (6.08%)

Notes:

(1)	Indicates a member of the Audit committee.
(2)	51,232 shares through Heywood Management; 484,575 shares through 3455904 Canada Inc.
(3)	1,477,759 shares held through Grohs Family Trust
(4)	1,438,860 shares held through White Family Trust

The directors and officers, as a group, will own, directly or indirectly, or exercise control or direction over, 5,146,442 Optimal Shares representing 21.73% of Optimal Shares.

Corporate Cease Trade Orders or Bankruptcies

Other than as disclosed below, none of the directors, officers or promoters of Optimal is, or has been in the last 10 years: (a) a director, chief executive officer or chief financial officer of any issuer that: (i) was subject to a cease trade order or similar order or an order that denied the issuer access to any exemptions under securities legislation, for a period of more than 30 consecutive days, that was issued while the proposed director was acting in that capacity; or (ii) was subject to a cease trade or similar order or an order that denied the issuer access to any exemption under securities legislation, for a period of more than 30 consecutive days, that was issued after the proposed director ceased to be a director, chief executive officer or chief financial officer and which resulted from an event that occurred while that person was acting in the capacity as director, chief executive officer or chief financial officer; or (b) a director or executive officer of any issuer that, while that proposed director was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets.

Penalties or Sanctions

None of the directors, officers or promoters of Optimal or any personal holding companies of a director of Optimal have been subject to (a) any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority; or (b) any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable security holder in making an investment decision.

Personal Bankruptcies

None of the proposed directors or promoters of Optimal has, within the ten years prior to the date of this Information Circular, become bankrupt or made a proposal under any legislation relating to bankruptcy or insolvency, or been subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of that individual.

Compensation of Executive Officers of Optimal

On December 19, 2008, the Canadian Securities Administrators implemented the new Form 51-102F6 - Statement of Executive Compensation, which governs the disclosure of executive compensation for a reporting issuer and applies in respect of financial years ending on or after December 31, 2008. The Form 51-l02F6 - Statement of Executive Compensation, defines “Named Executive Officers” as the Chief Executive Officer, the Chief Financial Officer and each of Optimal’s three most highly compensated officers other than the Chief Executive Officer and Chief Financial Officer, whose total compensation was more than $150,000.

None of the named executive officers of Optimal received any compensation in the period ending June 30th 2010, other than an accrued payment in the amount of $3,201 which was paid to NGM Holding Ltd., the holding company of Nance McCollom.

Summary Compensation Table

The following table sets forth the total compensation paid to or earned by the Named Executive Officers during the period ended June 30, 2010.

					Non-Equity Incentive Plan Compensation ($)
Name and Principal Position	Year	Salary ($)	Share- Based Awards ($)	Option- Based Awards ($)	Annual Incentive Plans	Long- Term Incentive Plans	Pension Value ($)	All Other Compensation ($)	Total Compensation
David Grohs	2010	$0	$0	$0	$0	$0	$0	$0	$0
Nance McCollom	2010	$0	$0	$0	$0	$0	$0	$3,201	$3,201

Incentive Plan Awards

Outstanding Option-Based and Share-Based Awards

The following table sets forth for each Named Executive Officer, all option-based and share-based awards outstanding at the end of the period ended June 30, 2010.

	Option-Based Awards				Share-based Awards
Name	Number of securities underlying unexercised options (#)	Option exercise price ($)	Option expiration date	Value of unexercised in- the- money options ($)	Number of shares or units of shares that have not vested (#)	Market or payout value of share-based awards that have not vested ($)
David Grohs	0	N/A	N/A	N/A	0	N/A
Nance McCollom	0	N/A	N/A	N/A	0	N/A

Incentive Plan Awards – Value Vested or Earned During the Year

The following table sets forth for each Named Executive Officer, the value of the option-based and share-based awards which vested during the period ended June 30, 2010 and the value of non-equity incentive plan compensation earned during the period ended June 30, 2010.

Name	Option-based awards-Value vested during the year ($)	Share-based awards-Value vested during the year ($)	Non-equity incentive plan compensation-Value earned during the year ($)
David Grohs	$0	$0	$0
Nance McCollom	$0	$0	$0

Compensation of Directors of Optimal

Director Compensation Table

The following table sets forth the value of all compensation provided to directors, not including those directors who are also Named Executive Officers, for Optimal during the period ended June 30, 2010.

				Non-equity incentive plan compensation ($)
Name	Fees Earned ($)	Share- based awards ($)	Option- based awards ($)	Annual Incentive Plans ($)	Long- Term Incentive Plans ($)	Pension Value ($)	All other Compensation ($)	Total ($)
Harry Feldman	$0	$0	$0	$0	$0	$0	$0	$0
Donald Foulkes	$0	$0	$0	$0	$0	$0	$0	$0
Jonathan White	$0	$0	$0	$0	$0	$0	$0	$0

Outstanding Option-Based Awards

The following table sets forth the options granted to the directors of Optimal, not including those directors who are also Named Executive Officers, to purchase or acquire securities of Optimal outstanding at the end of the period ended June 30, 2010.

	Option-Based Awards				Share-based Awards
Name	Number of Securities underlying unexercised options (#)	Option Exercise price ($)	Option expiration date	Value of unexercised in- the-money options ($)	Number of shares or units of shares that have not vested (#)	Market or payout value of share-based awards that have not vested ($)
Harry Feldman	0	N/A	N/A	N/A	0	N/A
Donald Foulkes	0	N/A	N/A	N/A	0	N/A
Jonathan White	0	N/A	N/A	N/A	0	N/A

Incentive Plan Awards – Value Vested or Earned During the Year

The following table sets forth for directors of Optimal, not including those directors who are also Named Executive Officers, the value of the option-based and share-based awards which vested during the period ended June 30, 2010 and the value of non-equity incentive plan compensation earned during the period ended June 30, 2010.

Name	Option-based awards-Value vested during the year ($)	Share-based awards-Value vested during the year ($)	Non-equity incentive plan compensation-Value earned during the year ($)
Harry Feldman	$0	$0	$0
Donald Foulkes	$0	$0	$0
Jonathan White	$0	$0	$0

Securities Authorized For Issuance Under Equity Compensation Plans of Optimal

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance, under equity compensation plans (excluding securities reflected in first column)
Equity compensation plans approved by securityholders	0	N/A	N/A
Equity compensation plans not approved by securityholders	0	N/A	N/A

Total	0	N/A	N/A

Indebtedness of Directors, Senior Officers and Promoters of Optimal

No director, proposed director, senior officer, executive officer, promoter, or other member of the management of Optimal, nor any of their respective associates or affiliates, is or has been at any time since the date of incorporation, indebted to Optimal.

Corporate Governance

Board of Directors

The Optimal Board believes that good corporate governance improves corporate performance and benefits all shareholders. The CSA have adopted National Policy 58-201 - Corporate Governance Guidelines, which provides non-prescriptive guidelines on corporate governance practices for reporting issuers. In addition, the CSA have implemented NI 58-101, which prescribes certain disclosure by Optimal of its corporate governance practices. This disclosure is presented below.

The Board is currently composed of five directors, Harry Feldman, Donald Foulkes, David Grohs, Jonathan White and Nance McCollom.

NI 58-101 suggests that the board of directors of a public company should be constituted with a majority of individuals who qualify as “independent directors”. An “independent director” is a director who is independent of management and is free from any interest and any business or other relationship which could, or could reasonably be perceived to, materially interfere with the director’s ability to act with a view to the best interests of Optimal, other than interests and relationships arising from shareholding. In addition, where a company has a significant shareholder, NI 58-101 suggests that the board of directors should include a number of directors who do not have interests in either Optimal or the significant shareholder. Except for David Grohs, Jonathan White Nance McCollom the directors of Optimal are considered by the Optimal Board to be independent within the meaning of NI 58-101. David Grohs, Jonathan White, and Nance McCollom of Optimal are officers of Optimal and are accordingly considered to be “non-independent”.

The independent directors exercise their responsibilities for independent oversight of management and meet independently of management whenever deemed necessary.

Directorships

Harry Feldman and Donald Foulkes are also directors of other reporting issuers, as follows:

Name	Name and Jurisdiction of Reporting Issuer	Position	From	To
Harry Feldman	Hornet Energy Ltd	Chairman	July 1999	June 2001

Donald Foulkes	AltaCanada Energy Inc. Second Wave Petroleum Ltd. Canada Southern Petroleum Ltd. Energy Exploration Technologies Inc. Bushmills Energy Inc. Causeway Energy Inc.	Director & CEO Director Director Director Director & CEO Director & CEO	2002 Jan 2007 June 2005 May 2002 Sept 2001 1998	Present Present Sept 2006 May 2006 Dec 2002 Sept 2001

Orientation and Continuing Education of Board Members

Each new director will be given an outline of the nature of the business of Optimal and its corporate strategy. New directors will also be required to meet with management of Optimal to discuss and better understand its business and will be given the opportunity to meet with counsel to Optimal to discuss their legal obligations as directors of Optimal.

In addition, management of Optimal takes steps to ensure that its directors and officers are continually updated as to the latest corporate and securities law policies which may affect the directors, officers and committee members of Optimal as a whole. Optimal continually reviews the latest securities rules and policies. Any such changes or new requirements are then brought to the attention of the Optimal Board either by way of director or committee meetings or by direct communications from management to the Optimal Board.

Measures to Encourage Ethical Business Conduct

The Optimal Board has found that the fiduciary duties placed on individual directors by Optimal’s governing corporate legislation and the common law, and the restrictions placed by applicable corporate legislation on an individual director’s participation in decisions of the Optimal Board in which the director has an interest, have been sufficient to ensure that the Optimal Board operates independently of management and in the best interests of Optimal.

Nomination of Directors

Management is continually in contact with individuals involved in the public sector. From these sources, Optimal has made numerous contacts and in the event that Optimal were in a position to nominate any new directors, such individuals would be brought to the attention of the Optimal Board. Optimal will conduct due diligence, reference and background checks on any suitable candidate. New nominees must have a track record in general business management, special expertise in an area of strategic interest to Optimal, the ability to devote the time required and a willingness to serve.

Compensation

The Optimal Board has the responsibility for determining the compensation of the Chief Executive Officer of Optimal. The Optimal Board also has the responsibility for determining the compensation of the directors who currently are not compensated in their capacity as directors, but do receive stock options.

Audit Committee

Optimal’s audit committee has a charter which outlines its authority and responsibilities, the full text of which is attached as Schedule “E” hereto.

Composition

Optimal’s audit committee is currently comprised of Harry Feldman and Donald Foulkes, all of whom are considered “financially literate” under NI 52-110. Harry Feldman and Donald Foulkes are considered independent.

Relevant Education and Experience

In addition to each member’s general business experience, the education and experience of’ each Audit Committee member that is relevant to the performance of his responsibilities as an Audit Committee member is as follows:

Harry Feldman - Mr. Feldman is a founding name partner (retired) of Schwartz Levitsky Feldman, Chartered Accountants, one of Canada’s largest independent accounting firms with offices in Montreal and Toronto. He is currently a consultant to Schwartz Levitsky Feldman. This has been his principal occupation over the last five years. Mr. Feldman has been involved in the petroleum industry since 1979. He was President of Springedge Energy Inc., a private oil and gas company created in December 2002. He was on the audit committee of Hornet Energy Ltd., a publicly traded oil and gas company listed on the Toronto Stock Exchange and is President of SRI Petroleum Inc., a reporting issuer with the Quebec Securities Commission. In addition to these ventures, Mr. Feldman has acted as the General Partner for 10 private drilling funds over the past 25 years. Mr. Feldman is a CA and a Fellow of the Order of Chartered Accountants of Quebec.

Donald Foulkes - Donald Foulkes first served as a director in 1982, and since then has served on over 30 boards of both public and private companies. Presently Don is a director and audit committee member of Second Wave Petroleum (TSX.V) and Quadrise Canada Corp. As President and CEO of AltaCanada Energy Corp , he also presently serves on that public board. Mr. Foulkes previously was a director of the following public companies; Bushmills Energy ,Causeway Energy, Canada Southern Petroleum, Ohio Resources and Highridge Exploration.

Audit Committee Oversight

At no time since the commencement of Optimal’s most recent completed financial year was a recommendation of Optimal’s audit committee to nominate or compensate an external auditor not adopted by the Optimal Board.

Reliance on Certain Exemptions

At no time since the commencement of Optimal’s most recently completed financial year has Optimal relied on the exemption in Section 2.4 of NI 52-110 (De Minimis Non-audit Services), or an exemption from NI 52-110, in whole or in part, granted under Part 8 of NI 52-110.

External Auditor Service Fees (By Category)

The following table provides information about the fees billed to Optimal for professional services rendered by MacKay LLP, during the period ended June 30, 2010:

MacKay LLP	2010 ($)
Audit Fees	$0
Audit Related Fees	$0
Tax Fees	$0
All Other Fees	$0

Total:	$0

Exemption

Optimal may avail itself of exemptions from the requirements of Part 3 - Composition of the Audit Committee and Part 5 - Reporting Obligations of NI 52-110, which require the independence of each member of an audit committee and the disclosure of audit committee information in an annual information form, respectively. Optimal has relied on the exemption in Part 5 because it is not required to file an annual information form.

Other Board Committees

Optimal does not have any committees, other than an audit committee.

Assessments

Being a newly formed company with limited administration resources, the Optimal Board works closely with management and, accordingly, is in a position to assess an individual director’s performance on an ongoing basis.

Promoters of Optimal

Alfred Fischer may be considered to be the Promoter of Optimal in that he took the initiative in founding and organizing Optimal. Alfred Fischer owns 1,007,736 Optimal Shares and has been granted 100,000 stock options.

Legal Proceedings Concerning Optimal

Management of Optimal is not aware of any material legal proceedings outstanding, pending or threatened as at the date hereof, by or against Optimal, which would be material to a purchaser of securities of Optimal.

Interest of Insiders in Material Transactions of Optimal

Other than as set forth elsewhere in this Information Circular, management of Optimal is not aware of any material interest, direct or indirect, of any insider of Optimal, any nominee for election as a director of Optimal, or any associate or affiliate of any such Person, in any transaction since the date of incorporation, or in any proposed transaction, that has materially affected or would materially affect Optimal.

Interest of Certain Persons in Matters to be Acted Upon

Management of Optimal is not aware of any material interest, direct or indirect, of any director, proposed director, senior officer, executive officer or promoter, or any of their respective associates or affiliates, in any matter to be acted upon at the Meeting.

Auditors, Transfer Agent and Registrar of Optimal

The auditors of Optimal are MacKay LLP, 1100, 1177 West Hastings Street, Vancouver BC, V6E 4T5 V6E and were appointed November 9, 2010.

The registrar for the Optimal Shares is Affinity Law Group, Suite 1130 - 400 Burrard Street, Vancouver, British Columbia, V6C 3A6 and Optimal acts as its own transfer agent.

Material Contracts of Optimal

Optimal has not entered into any material contracts during the last two years, other than contracts in the ordinary course of business, except:

(a)	a joint venture agreement (the “JV Agreement”) dated July 1, 2010 as between Optimal and Sparky pursuant to which Optimal and Sparky formed a joint venture to acquire and exploit heavy oil assets in western Canada through the pooling of the capital resources, talents and technology available from each party. The commitment under the JV agreement is two million dollars ($2,000,000) and is to be borne in equal shares by the Parties. Each party agrees and commits to spend its fifty percent (50%) participating interest share of the commitment amount on the basis and for the purposes provided in the JV Agreement.

(b)	a licence agreement (the “Licence Agreement”) dated July 16, 2010 as between Optimal, Sparky (the “Licensees”) and Quadrise Canada Corporation (the “Licensor”) pursuant to which Optimal and Sparky formed a joint venture to acquire and exploit heavy oil assets in the Licensor granted to Licensees an exclusive, royalty due licence to use certain technology solely for the purpose of enhanced oil recovery in certain properties. The royalty rate under the Licence Agreement is determined as follows: (i) $3.15 a sales m3 until June 30, 2011; (ii) $4.75 a sales m3 until June 30, 2012; and (iii) $6.30 a sales m3 from July 1, 2012 and beyond, and adjusted annually by Alberta CPI thereafter. Any applicable taxes are extra.

Relationship Between Optimal and Professional Persons

The legal counsel of Optimal is Affinity Law Group, Suite 1130 - 400 Burrard Street, Vancouver, British Columbia, V6C 3A6.

The partners and associates of Affinity Law Group do not own any of the issued and outstanding Optimal Shares.

MacKay LLP has confirmed that it is independent of Optimal in accordance with the Rules of Professional Conduct of the Institute of Chartered Accountants of British Columbia.

Financial Statements of Optimal

The audited financial statements of Optimal for the period ended June 30, 2010 are attached as Schedule “D” hereto.

Management Contracts of Optimal

Optimal has entered into a management contract (the “Management Contract”) dated July 1, 2010 with 0738681 BC Ltd., a British Columbia company having an address at 222, 10451 Shellbridge Way, Richmond, British Columbia, V6X 2W8 (the “Management Company”) pursuant to which the Management Company agrees to provide the services of David Grohs as president and chief executive officer of Optimal. Under the Management Contract, the Management Company is entitled to a fee of $7,000 per month plus all harmonized sales taxes and the reimbursement of certain reasonable expenses.

Optimal has entered into a management contract (the “Small Rock Contract”) dated July 1, 2010 with Small Rock Holdings Ltd., a British Columbia company having an address at 222, 10451 Shellbridge Way, Richmond, British Columbia, V6X 2W8 (“Small Rock”) pursuant to which Small Rock agrees to provide the services of Jonathan White as vice president resource additions and chief operating officer of Optimal. Under the Small Rock Contract, Small Rock is entitled to a fee of $7,000 per month plus all harmonized sales taxes and the reimbursement of certain reasonable expenses.

Optimal has entered into a management contract (the “NGM Contract”) dated July 1, 2010 with NGM Holdings Ltd., a British Columbia company having an address at 222, 10451 Shellbridge Way, Richmond, British Columbia, V6X 2W8 (the “NGM”) pursuant to which NGM agrees to provide the services of Nance McCollom as vice president land and acquisitions of Optimal. Under the NGM Contract, NGM is entitled to a fee of $7,000 per month plus all harmonized sales taxes and the reimbursement of certain reasonable expenses.

Additional Information Concerning Optimal

Financial information regarding Optimal is provided in Optimal’s comparative financial statements and management’s discussion and analysis for its most recently completed financial year. Securityholders of Optimal may contact Optimal at 604-303-5888 extension 222 to request copies of Optimal’s financial statements and management’s discussion and analysis.

INFORMATION CONCERNING AMALCO

Corporate Structure

General Information

Amalco will operate as “Optimal Resources Inc.” pursuant to the ABCA immediately following the amalgamation of Sparky and Optimal.

The head office of Amalco will be located at 3820 700 2nd Street S.W., Calgary, Alberta, T2P 2W2. The registered office of Amalco will be located at 855 - 2nd St. S.W., Suite 3500, Bankers Hall East, Calgary, Alberta T2P 4J8.

Description of the Business of Amalco

The business of Amalco will be the business of Optimal and Sparky and the business objectives of Amalco will be the business objectives of Optimal and Sparky. There is no particular significant event or milestone that must occur for Amalco’s business objectives to be achieved. See “Information Concerning Optimal” and “Information Concerning Sparky”.

Description of the Securities of Amalco

Common Shares

Amalco will be authorized to issue an unlimited number of Amalco Shares and an unlimited number of preferred shares issuable in series. Immediately following the Amalgamation, there will be approximately 59,548,333 Amalco Shares issued and outstanding (without giving effect to the exercise of any convertible securities).

The holders of Amalco Shares will be entitled to: (a) one vote per share at meetings of shareholders of Amalco; (b) subject to the rights of the preferred shares, dividends as and when declared by Amalco Board; and (c) subject to the rights of the preferred shares, upon liquidation, to receive such assets of Amalco as are distributable to the holders of the Amalco Shares.

Preferred Shares

Amalco will also be authorized to issue an unlimited number of preferred shares without nominal or par value. The preferred shares may be issued in one or more series and Amalco Board will be authorized to fix the number of shares in each series and to determine the designation, rights, privileges, restrictions and conditions attached to the shares of each series. The preferred shares will rank in parity with the preferred shares of every other series and will be entitled to a priority over the Amalco Shares, and any other class of shares ranking junior to the preferred shares, with respect to the payment of dividends and the distribution of assets upon the liquidation of Amalco.

Pro Forma Consolidated Capitalization of Amalco

The following sets forth the proposed pro form capitalization of Amalco following the Amalgamation.

Capital	Amount authorized or to be authorized	Amount outstanding after giving effect to the Amalgamation
Short-term Debt	N/A	$0
Long-term Debt	N/A	$0
Amalco Shares	Unlimited	59,548,333
Preferred Shares	Unlimited	0

Fully Diluted Share Capital of Amalco - Outstanding Security Data

The following table sets out each class and series of voting securities, or securities that are convertible or exchangeable into voting securities, of Amalco that will be outstanding immediately following the Amalgamation and the number of voting securities of Amalco that will be issuable upon the conversion of such securities:

Security	Amount outstanding following Amalgamation	Amalco Shares to be Issuable on conversion	Exercise Price
Amalco Shares	59,548,333	N/A	N/A
Amalco Options	3,102,400	3,102,400 (4.95%)	$0.50

Options to Purchase Securities of Amalco

After completion of the Amalgamation the following options and other rights to purchase Amalco Shares will be outstanding:

Nature of Security	Number of Securities Under Option	Holder	Exercise Price	Expiry Date	Value of Securities Under Option at Date of Grant	Value of Securities Under Option at Effective Date
Options	1,290,650	Directors	$0.50	Sept. 29, 2020	$0	$0
Options	50,000	Officers	$0.50	Sept. 29, 2020	$0	$0
Options	1,761,750	Employees and Consultants	$0.50	Sept. 29, 2020	$0	$0

Available Funds, Dividends and Principal Purposes

Funds Available

The estimated total working capital available to Amalco following the Amalgamation (and after deducing expenses of the Amalgamation as described below) is $3,067,000 based on the combined estimated working capital of Sparky and Optimal as at October 31, 2010. These funds will be used to fund an estimated capital expenditure program of approximately $2,000,000. Amalco may expand its capital expenditure program further should sufficient cash flow from operations be generated to do so.

The opening pro forma consolidated working capital of Amalco was calculated after giving effect to the following:

Expense	Amount
Expenses of Sparky for the Amalgamation	$133,500
Expenses of Optimal for the Amalgamation	$11,000

Total:	$144,500

Amalco intends to, or will have used, the total estimated consolidated working capital as at October 31, 2010 as follows:

Expense	Amount
General and Administration	$428,000
Capital Equipment	$2,000,000
Unallocated Working Capital	$639,000

Total:	$3,067,000

Dividends

Dividend payments will be at the discretion of the Amalco Board and will depend on the financial condition of Amalco as well as other factors.

Principal Purposes of Funds

Work on the enhanced heavy oil recovery project commenced in August 2010 by Sparky and Optimal, with the recompletion of the Sparky formation in two wells, 09-18-050-02 W4 and 16-18-050-02 W4, located approximately 20 km west of Lloydminster. The wells were placed on-stream in early October and were drawn down in preparation for the pilot test which commenced in early November. The pilot is currently underway and involves injection of E2EORTM solvent at relatively high rates into the Sparky formation. Flow rates, pressures and other production variables are carefully monitored at adjacent wells to determine the progress of the pilot test, anticipated to continue through Q1, 2011. To accurately determine overall reservoir performance a new production and observation well is planned to be drilled during the period. The results of the test will be reviewed in March and, subject to the overall success of the program, may lead to a commercial oil project planned to commence in summer 2011. The principal use of funds is complete the pilot project by drilling two more wells, and operating the pilot for a period up to one year

Amalco will retain broad discretion in allocating the net proceeds not applied in the manner set out above. Amalco’s actual use of the above-noted funds may vary depending on its operating and capital needs from time to time.

Principal Securityholders

To the knowledge of Optimal and Sparky, no Person will be an owner of record or beneficially own, directly or indirectly, or exercise control or direction over more than 10% of any class of voting securities of Amalco after giving effect to the Transaction.

Directors, Officers and Promoters of Amalco

Name, Address, Occupation and Security Holdings

The directors listed below will hold office until the next annual meeting of Amalco. Amalco’s Board will have an audit committee, compensation committee and corporate governance and nominating committee to be appointed following the approval of the Amalgamation by shareholders.

Name and Municipality of Resident	Position Held	Principal Occupation	Number and Percentage of Amalco Shares to be held directly or indirectly or under control and direction
Harry Feldman Westmount, QB 70	Director	Mr. Feldman has served as a director of Optimal since incorporation in 2010. Mr. Feldman is a founding name partner (retired) of Schwartz Levitsky Feldman, Chartered Accountants, one of Canada’s largest independent accounting firms with offices in Montreal and Toronto. He is currently a consultant to Schwartz Levitsky Feldman. This has been his principal occupation over the last five years. Mr. Feldman has been involved in the petroleum industry since 1979. Most recently Mr. Feldman was President of Springedge Energy Inc., a private oil and gas company created in December 2002. In 1999, Mr. Feldman helped found and was Chairman of Hornet Energy Ltd., a publicly traded oil and gas company listed on the Toronto Stock Exchange and is President of SRI Petroleum Inc., a reporting issuer with the Quebec Securities Commission. In addition to these ventures, Mr. Feldman has acted as the General Partner for 10 private drilling funds over the past 25 years. Mr. Feldman is a CA and a Fellow of the Order of Chartered Accountants of Quebec.	1,437,196(1) (2.41%)

Alfred Fischer Calgary, Alberta 63	Chairman, Interim CEO	Mr. Fischer’s current principal occupation, and his occupation over the last five years, has been as an independent businessman, and is a founder of Optimal Resources, Sparky Energy Corp, Quadrise Canada Corporation, Pavilion Energy Corp, and has over 38 years of experience in the oil and gas industry. He served for over 20 years with Gulf Canada holding senior management positions in exploration, exploitation and mergers and acquisitions. He also headed Gulf Canada’s international and frontier divisions. Since 1996, he has been responsible for founding and developing, a number of junior oil companies in addition to those listed above, and has served as a director on numerous company boards, both public and private, and industry associations. He holds a BSc (Honours) in Geology and is a registered Professional Geologist.	3,518,250(2) (5.91%)

Name and Municipality of Resident	Position Held	Principal Occupation	Number and Percentage of Amalco Shares to be held directly or indirectly or under control and direction
David Grohs Surrey, BC 45	Director	Mr. Grohs has served as a director of Optimal since incorporation in 2010. Mr. Grohs’ current principal occupation, and his occupation over the last five years, has been as a founder of Pavilion Energy Corp and as a Professional Engineer with more than 21 years of experience in the Canadian oil and gas industry. Prior to founding Pavilion, Mr. Grohs spent 4 years with Dynamic Oil and Gas, Inc. where he held the position of Vice President, Production responsible for drilling, operations, reservoir engineering and corporate development. From 1998 to 2001 he held the position of Manager, Engineering with ENCO Gas Ltd. overseeing the company’s development projects and production operations. Prior thereto, Mr. Grohs was Senior Reservoir Engineer with Numac Energy Inc. from 1994 to 1998 and Production Engineer with Shell Canada Ltd. from 1989 to 1994. Mr. Grohs holds a Bachelor of Applied Science Degree (Mechanical Engineering) from the University of British Columbia. He is a registered Professional Engineer in the Province of British Columbia and a Founding Director of the British Columbia Oil and Gas Association.	1,728,979(3) (2.90%)

H. Douglas Hunter Calgary, Alberta 68	Director	Mr. Hunter’s current principal occupation, and his occupation over the last five years, has been as the President of RFM Capital Corporation and Bluesky Equities Ltd; private investment companies primarily involved in the oil and gas industry. He has been instrumental in the creation of several private oil and gas companies including Bluesky Oil and Gas Ltd, Petromark Minerals Ltd, Ricinus Resources Ltd, Triumph Energy Ltd, Pocaterra Energy Ltd and Tsunami Petroleums Ltd. In addition to founding the previous listed companies Mr. Hunter has served on numerous boards, both public and private, most recent being Buffalo Oil Corporation and Wellco Energy Services Trust. He has a BSc from the University of Alberta, an MSc from the California Institute of Technology and is a registered Professional Engineer.	3,485,400(4) (5.85%)

Jim MacDonald Toronto, ON 65	Director	Mr. MacDonald’s current principal occupation, and his occupation over the last five years, has been as Chairman (non-executive) of Cormark Securities Inc., a director of Superior Plus Inc, Cinram International Income Fund and Cymbria Corporation and from 1997 to 2009 as Chairman and Managing Partner of Enterprise Capital Management. Prior to 1997 he was Deputy Chairman of Scotia McLeod Inc. Mr. MacDonald is a graduate of University of Western Ontario (Hon B.A.) in Business Administration in 1968 and Northwestern University (MBA) in 1969.	417,000 (0.70%)

Name and Municipality of Resident	Position Held	Principal Occupation	Number and Percentage of Amalco Shares to be held directly or indirectly or under control and direction
Robert D. Niven Calgary, Alberta 68	Director	Mr. Niven has served as a director of Sparky since incorporation in 2010. Mr. Niven is an independent businessman and for the last five years his principal occupation was that of a Principal of Niven Fischer Energy Services Inc. He also was a founder and is currently a director of Quadrise Canada Corporation. . Mr. Niven has more than 40 years experience in management, engineering and operations in the international petroleum industry and has been responsible for founding and building several petroleum operating and service companies. He has served as President of four public oil companies - Esprit Resources, Bralorne Resources, Sagebrush Resources and CanBaikal Resources and as a director of several companies, industry associations and community organizations. Mr. Niven was a principal organizer of the 1988 Olympic Winter Games, serving as President of the bid committee and Vice-Chairman of the organizing committee. He has a BSc in Engineering from the University of Alberta, an MASc from the University of British Columbia and is a registered Professional Engineer in the Province of Alberta.	2,170,949 (3.65%)

Ian Williams Surrey, England, UK 64	Director	Mr. Williams’ current principal occupation, and his occupation over the last five years, has been as Managing Director of International Energy Services Limited and Chairman of Quadrise Fuels International Plc. He has over 35 years experience in the international oil industry specializing in the downstream sector. A 27 year career with the Royal Dutch Shell Group included appointment as Vice President Downstream in the Philippines (1987 – 89), Managing Director /Deputy Chairman in South Africa from (1990 -94). Mr. Williams then served as Head of Strategy and Consultancy with Shell International London where he was one of six members of the global Downstream Oil Steering Committee. He served as Executive Chairman of Nautical Petroleum Plc. from 2005 to 2008 and serves as Chairman of Wilton Petroleum Limited. He is a director of Energy Infrastructure Group AB, Quadrise Canada Corporation and Sparky Energy Corp. Mr. Williams was born in Sydney Australia in 1946. He holds a Bachelor of Commerce and a Business Economics (Honours) degree from Rhodes University.	350,000(5) (0.59%)

Notes:

(1)	51,232 shares through Heywood Management; 484,575 shares through 3455904 Canada Inc.
(2)	1,008,167 held through A.F. Fischer Energy Services Inc., a personal holding company.
(3)	1,728,978 shares held through Grohs Family Trust.
(4)	1,405,000 shares are held by Bluesky Equities Limited, Mr. Hunter’s personal holding company and 325,400 shares are held by Tempera Development Co. Ltd., Mr. Hunter’s spouse’s personal holding company.
(5)	Mr. William’s shares are held in his personal holding company, Tile House Trust.

The directors and officers, as a group, will beneficially own, directly or indirectly, or exercise control or direction over, 13,107,774 Amalco Shares representing 22.01% of Amalco Shares.

Corporate Cease Trade Orders or Bankruptcies

Other than as disclosed below, none of the proposed directors or the promoters of Amalco is, or has been in the last 10 years: (a) a director, chief executive officer or chief financial officer of any issuer that: (i) was subject to a cease trade order or similar order or an order that denied the issuer access to any exemptions under securities legislation, for a period of more than 30 consecutive days, that was issued while the proposed director was acting in that capacity; or (ii) was subject to a cease trade or similar order or an order that denied the issuer access to any exemption under securities legislation, for a period of more than 30 consecutive days, that was issued after the proposed director ceased to be a director, chief executive officer or chief financial officer and which resulted from an event that occurred while that person was acting in the capacity as director, chief executive officer or chief financial officer; or (b) a director or executive officer of any issuer that, while that proposed director was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets.

Alfred Fischer served as a director from 2000 until Feb 2004, for M3 Energy Inc., a small private Calgary based oil and gas exploration firm, with less then 50 shareholders, which went into bankruptcy in 2004. The company had two subsidiaries, one operating in Saskatchewan and one in the USA (North Dakota). The Canadian sub declared bankruptcy in 2004 and the USA sub was sold in 2009.

Penalties or Sanctions

No proposed director or promoter of Amalco or any personal holding companies of a proposed director of Amalco have been subject to (a) any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority; or (b) any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable security holder in deciding whether to vote for a proposed director of Amalco.

Personal Bankruptcies

None of the proposed directors or the promoters of Amalco has, within the ten years prior to the date of this Information Circular, become bankrupt or made a proposal under any legislation relating to bankruptcy or insolvency, or been subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of that individual.

Other Reporting Issuer Experience

The following table sets out the reporting issuer experience of the proposed Amalco directors:

Name	Name and Jurisdiction of Reporting Issuer	Position	From	To
Alfred Fischer	Fox Energy Corporation Hornet Energy Ltd. Sawtooth International Solara Exploration Ltd. Terraco Gold Corporation	Director Director Director & Chairman Director Director	June 1998 June 1999 June 1998 Dec. 2005 May 1999	Feb. 2002 July 2001 Feb. 2005 Present Present

Harry Feldman	Hornet Energy Ltd.	Director & Chairman	July 1999	June 2001

H. Douglas Hunter	Triumph Energy Corporation Viking Energy Trust Wellco Energy Services Trust Buffalo Resources Corp.	Director Director & Chairman Director Director	Aug 1986 Dec 1996 Sept 2002 Aug 2007	May 2001 Feb. 2006 March 2008 Oct. 2009

Jim MacDonald

MDS Inc.

Manitoba Telcom Inc.

Superior Plus Inc.

Cinram International Income Fund

Cymbria Corporation

TVX Gold

Spar Aerospace Inc.

Global Stone Inc.

VFC Inc.

Roger Sugar Income Fund

Sherritt International Inc.

Sherritt Power Inc.

		Director Director Director Director Director Director Director Director Director Director Director Director	July 2005 May 2005 Dec 2008 May 1998 April 2008 Nov 2008 June 2001 Nov 1998 Oct 2003 Oct 1997 May 2003 Feb 1998	June 2010 May 2009 Present Dec 2008 Present Present Jan 2003 Nov 2001 May 2006 May 2006 Sept 2005 Mar 2003

Ian Williams	Quadrise Fuels International plc. Nautical Petroleum plc.	Chair & Director Chair & Director	April 2006 April 2005	Present Sept. 2008

Corporate Governance

Amalco will adopt the corporate governance policies of Sparky.

See “Information Concerning Sparky – Corporate Governance”

Executive Compensation

It is proposed that Amalco will adopt the executive compensation policies of Sparky once a full-time executive team is assembled. In the interim, it is proposed that Mr. Alfred Fischer will initially act as the interim chief executive officer and Ms. Zoe Anne Brown will initially act as the interim corporate secretary and controller of Amalco. Neither Mr. Fischer nor Ms. Brown will earn a salary for their services in their respective interim capacities; however, it is proposed that Mr. Fischer will earn a consulting fee of $10,000 per month. Furthermore, it is also proposed that both Mr. Fischer and Ms. Brown will agree to resign from their interim positions at the request of the Amalco board of directors at such time that the Amalco board of directors determines that it is in the best interest of Amalco to terminate the foregoing relationship.

See “Information Concerning Sparky – Directors and Executive Officers of Sparky – Compensation of Executive Officers of Sparky” and “Information Concerning Sparky – Directors and Executive Officers of Sparky – Compensation of Directors of Sparky”

Indebtedness of Directors, Senior Officers and Promoters of Amalco

There will be no indebtedness of the directors, executive officers or promoters of Amalco, or any of their associates, to Amalco, nor will there be any indebtedness of the directors or executive officers to another entity the subject of a guarantee, support agreement, letter of credit or other similar arrangement or understanding provided by Amalco.

Promoters of Amalco

Alfred Fischer may be considered to be the Promoter of Amalco in that he took the initiative in founding and organizing both Sparky and Optimal. Mr. Fischer will own 3,518,250 Amalco Shares and will hold 407,000 Amalco stock options.

Interest of Certain Persons in Matters to be Acted Upon

Management of Amalco is not aware of any material interest, direct or indirect, of any director, proposed director, senior officer, executive officer or promoter, or any of their respective associates or affiliates, in any matter to be acted upon at the Meeting.

Auditors, Transfer Agent and Registrar of Amalco

Following the completion of the Amalgamation, the auditors of Amalco shall be Collins Barrow Calgary LLP, 1400 First Alberta Place, 777 - 8th Avenue, South West, Calgary, Alberta, T2P 3R5.

Valiant Trust Company, 310, 606 - 4th St S.W., Calgary, Alberta T2P 1T1 shall be the transfer agent and registrar for the Amalco Shares.

Material Contracts of Amalco

Amalco will not be party to any material contracts following the Amalgamation, other than the material contracts of Sparky and Optimal described above that will be assumed by operation of law.

Relationship Between Amalco and Professional Persons

The legal counsel of Amalco will be Blake, Cassels & Graydon LLP, with offices at 3500, 355 – 2nd Street S.W., Calgary, Alberta. The partners and associates of Blake, Cassels & Graydon LLP own less than 0.1% of the issued and outstanding Sparky Shares or Optimal Shares.

The partners and associates of Affinity Law Group do not own any of the issued and outstanding Sparky Shares or Optimal Shares.

The partners and associates of Collins Barrow Calgary LLP are independent of Sparky and Optimal in accordance with the Rules of Professional Conduct of the Institute of Charted Accountants of Alberta.

Management Contracts of Amalco

Management of Amalco will be performed by the directors, senior officers and executive officers of Amalco and not by any other Person.

U.S. SECURITIES LAWS CONSIDERATIONS

The following discussion is a general overview of certain requirements of U.S. federal securities laws applicable to the Amalco Shares. All holders of such shares are urged to consult with their own legal advisors to ensure that the resale of any of such shares issued to them under the Amalgamation complies with applicable federal and state securities laws. Further information applicable to shareholders in the United States is disclosed under “Notice to Shareholders in the United States”.

The issue and exchange of Amalco Shares pursuant to the Amalgamation and the subsequent resale of all such shares, will be subject to U.S. federal and state securities laws, including the U.S. Securities Act.

The Amalco Shares to be issued and exchanged pursuant to the Amalgamation have not been and will not be registered under the U.S. Securities Act or the securities laws of any state of the United States and will be issued and exchanged in reliance on the exemption from the registration requirements of the U.S. Securities Act provided by Rule 802 thereof and applicable state securities laws in reliance upon similar exemptions under applicable state securities laws. Rule 802 of the U.S. Securities Act provides an exemption from registration under the U.S. Securities Act for offers and sales of securities issued in connection with a business combination for the securities of a “foreign private issuer” as defined in Rule 405 under the U.S. Securities Act so long as, in the case of the Arrangement, the “U.S. holders” as defined in Rule 800(h) under the U.S. Securities Act of the combined company will hold no more than ten percent of the securities of Amalco, measured immediately following the consummation of the Amalgamation. Any Amalco Shares issued to shareholders in the United States will be “restricted securities” within the meaning of Rule 144 under the U.S. Securities Act to the same extent and proportion that the Optimal Shares and Sparky Shares are “restricted securities” and such securities will be subject to resale restrictions under United States federal and state securities laws.

BOARD APPROVAL

Pursuant to a resolution dated November 22, 2010, the Sparky Board has approved the delivery of this information circular to its shareholders.

Pursuant to a resolution dated November 22, 2010, the Optimal Board has approved the delivery of this information circular to its shareholders.

SPARKY AUDITORS’ CONSENT

We have read the joint information circular (the “Circular”) of Sparky Energy Corp. and Optimal Resources Inc. dated November 22, 2010 relating to the proposed amalgamation involving Sparky Energy Corp. and Optimal Resources Inc. We have complied with Canadian generally accepted standards for an auditors’ involvement with offering documents.

We consent to the use in the above mentioned Circular of our report to the directors of Sparky Energy Corp. dated November 4, 2010 (except as to note 12(e) which is as of November 22, 2010) on the statement of financial position of Sparky Energy Corp. as at June 30, 2010 and the statements of loss and comprehensive loss, changes in equity and cash flows for the period from incorporation on March 26, 2010 to June 30, 2010.

Calgary, Alberta November 22, 2010	(signed)“Collins Barrow Calgary LLP” Chartered Accountants

OPTIMAL AUDITORS’ CONSENT

We have read the Joint Information Circular of Optimal Resources Inc. (the “Company”) and Sparky Energy Corp. (“Sparky”) dated November 22, 2010 relating to the proposed amalgamation of the Company and Sparky. We have complied with Canadian generally accepted standards for an auditor’s involvement with offering documents.

We consent to the incorporation in the above mentioned Information Circular of our report to the directors of the Company, dated November 19, 2010, accompanying the statement of financial position of the Company as at June 30, 2010 and the statements of loss and comprehensive loss, changes in equity and cash flows for the period from incorporation May 13, 2010 to June 30, 2010.

“MacKay LLP”

MacKay LLP

Chartered Accountants

Vancouver, British Columbia

November 22, 2010

CERTIFICATE OF SPARKY

Dated: November 22, 2010

The foregoing and the Schedules which are attached to and form part of this Information Circular, to the extent the foregoing and the Schedules relate to Sparky Energy Corp. constitutes full, true and plain disclosure of all material facts relating to the securities of Sparky Energy Corp. assuming the completion of the Amalgamation. The foregoing, to the extent it relates to Sparky Energy Corp., does not contain a misrepresentation likely to affect the value or the market price of the securities of Sparky Energy Corp. already issued or the market price of the securities of Amalco to be distributed.

“Alfred Fischer”	“Zoe Anne Brown”
Alfred Fischer Chief Executive Officer	Zoe Anne Brown Controller

ON BEHALF OF THE BOARD

“Robert D. Niven”	“H. Douglas Hunter”
Robert D. Niven Director	H. Douglas Hunter Director

ON BEHALF OF THE PROMOTERS OF SPARKY

“Alfred Fischer”

Alfred Fischer

CERTIFICATE OF OPTIMAL

Dated: November 22, 2010

The foregoing and the Schedules which are attached to and form part of this Information Circular, to the extent the foregoing and the Schedules relate to Optimal Resources Inc. constitutes full, true and plain disclosure of all material facts relating to the securities of Optimal Resources Inc. assuming the completion of the Amalgamation. The foregoing, to the extent it relates to Optimal Resources Inc., does not contain a misrepresentation likely to affect the value or the market price of the securities of Optimal Resources Inc. already issued or the market price of the securities of Amalco to be distributed.

“David Grohs”	“Nance McCollom”
David Grohs Chief Executive Officer	Nance McCollom Chief Financial Officer & Corporate Secretary

ON BEHALF OF THE BOARD

“Harry Feldman”	“Donald Foulkes”
Harry Feldman Director	Donald Foulkes Director

ON BEHALF OF THE PROMOTERS OF OPTIMAL

“Alfred Fischer”

Alfred Fischer

SCHEDULE “A”

SECTION 191 OF THE BUSINESS CORPORATIONS ACT (ALBERTA)

(SEE ATTACHED)

SECTION 191 OF THE BUSINESS CORPORATIONS ACT (ALBERTA)

Shareholder’s Right to Dissent

191(1)	Subject to sections 192 and 242, a holder of shares of any class of a corporation may dissent if the corporation resolves to

(a)	amend its articles under section 173 or 174 to add, change or remove any provisions restricting or constraining the issue or transfer of shares of that class,

(b)	amend its articles under section 173 to add, change or remove any restrictions on the business or businesses that the corporation may carry on,

(b.1)	amend its articles under section 173 to add or remove an express statement establishing the unlimited liability of shareholders as set out in section 15.2(1),

(c)	amalgamate with another corporation, otherwise than under section 184 or 187,

(d)	be continued under the laws of another jurisdiction under section 189, or

(e)	sell, lease or exchange all or substantially all its property under section 190.

(2)	A holder of shares of any class or series of shares entitled to vote under section 176, other than section 176(1)(a), may dissent if the corporation resolves to amend its articles in a manner described in that section.

(3)	In addition to any other right the shareholder may have, but subject to subsection (20), a shareholder entitled to dissent under this section and who complies with this section is entitled to be paid by the corporation the fair value of the shares held by the shareholder in respect of which the shareholder dissents, determined as of the close of business on the last business day before the day on which the resolution from which the shareholder dissents was adopted.

(4)	A dissenting shareholder may only claim under this section with respect to all the shares of a class held by the shareholder or on behalf of any one beneficial owner and registered in the name of the dissenting shareholder.

(5)	A dissenting shareholder shall send to the corporation a written objection to a resolution referred to in subsection (1) or (2)

(a)	at or before any meeting of shareholders at which the resolution is to be voted on, or

(b)	if the corporation did not send notice to the shareholder of the purpose of the meeting or of the shareholder’s right to dissent, within a reasonable time after the shareholder learns that the resolution was adopted and of the shareholder’s right to dissent.

(6)	An application may be made to the Court by originating notice after the adoption of a resolution referred to in subsection (1) or (2),

(a)	by the corporation, or

(b)	by a shareholder if the shareholder has sent an objection to the corporation under subsection (5),

to fix the fair value in accordance with subsection (3) of the shares of a shareholder who dissents under this section, or to fix the time at which a shareholder of an unlimited liability corporation who dissents under this section ceases to become liable for any new liability, act or default of the unlimited liability corporation.

(7)	If an application is made under subsection (6), the corporation shall, unless the Court otherwise orders, send to each dissenting shareholder a written offer to pay the shareholder an amount considered by the directors to be the fair value of the shares.

(8)	Unless the Court otherwise orders, an offer referred to in subsection (7) shall be sent to each dissenting shareholder

(a)	at least 10 days before the date on which the application is returnable, if the corporation is the applicant, or

(b)	within 10 days after the corporation is served with a copy of the originating notice, if a shareholder is the applicant.

(9)	Every offer made under subsection (7) shall

(a)	be made on the same terms, and

(b)	contain or be accompanied with a statement showing how the fair value was determined.

(10)	A dissenting shareholder may make an agreement with the corporation for the purchase of the shareholder’s shares by the corporation, in the amount of the corporation’s offer under subsection (7) or otherwise, at any time before the Court pronounces an order fixing the fair value of the shares.

(11)	A dissenting shareholder

(a)	is not required to give security for costs in respect of an application under subsection (6), and

(b)	except in special circumstances must not be required to pay the costs of the application or appraisal.

(12)	In connection with an application under subsection (6), the Court may give directions for

(a)	joining as parties all dissenting shareholders whose shares have not been purchased by the corporation and for the representation of dissenting shareholders who, in the opinion of the Court, are in need of representation,

(b)	the trial of issues and interlocutory matters, including pleadings and examinations for discovery,

(c)	the payment to the shareholder of all or part of the sum offered by the corporation for the shares,

(d)	the deposit of the share certificates with the Court or with the corporation or its transfer agent,

(e)	the appointment and payment of independent appraisers, and the procedures to be followed by them,

(f)	the service of documents, and

(g)	the burden of proof on the parties.

(13)	On an application under subsection (6), the Court shall make an order

(a)	fixing the fair value of the shares in accordance with subsection (3) of all dissenting shareholders who are parties to the application,

(b)	giving judgment in that amount against the corporation and in favour of each of those dissenting shareholders,

(c)	fixing the time within which the corporation must pay that amount to a shareholder, and

(d)	fixing the time at which a dissenting shareholder of an unlimited liability corporation ceases to become liable for any new liability, act or default of the unlimited liability corporation.

(14)	On:

(a)	the action approved by the resolution from which the shareholder dissents becoming effective,

(b)	the making of an agreement under subsection (10) between the corporation and the dissenting shareholder as to the payment to be made by the corporation for the shareholder’s shares, whether by the acceptance of the corporation’s offer under subsection (7) or otherwise, or

(c)	the pronouncement of an order under subsection (13),

whichever first occurs, the shareholder ceases to have any rights as a shareholder other than the right to be paid the fair value of the shareholder’s shares in the amount agreed to between the corporation and the shareholder or in the amount of the judgment, as the case may be.

(15)	Subsection (14)(a) does not apply to a shareholder referred to in subsection (5)(b).

(16)	Until one of the events mentioned in subsection (14) occurs,

(a)	the shareholder may withdraw the shareholder’s dissent, or

(b)	the corporation may rescind the resolution,

and in either event proceedings under this section shall be discontinued.

(17)	The Court may in its discretion allow a reasonable rate of interest on the amount payable to each dissenting shareholder, from the date on which the shareholder ceases to have any rights as a shareholder by reason of subsection (14) until the date of payment.

(18)	If subsection (20) applies, the corporation shall, within 10 days after

(a)	the pronouncement of an order under subsection (13), or

(b)	the making of an agreement between the shareholder and the corporation as to the payment to be made for his shares,

notify each dissenting shareholder that it is unable lawfully to pay dissenting shareholders for heir shares.

(19)	Notwithstanding that a judgment has been given in favour of a dissenting shareholder under subsection (13)(b), if subsection (20) applies, the dissenting shareholder, by written notice delivered to the corporation within 30 days after receiving the notice under subsection (18), may withdraw the shareholder’s notice of objection, in which case the corporation is deemed to consent to the withdrawal and the shareholder is reinstated to the shareholder’s full rights as a shareholder, failing which the shareholder retains a status as a claimant against the corporation, to be paid as soon as the corporation is lawfully able to do so or, in a liquidation, to be ranked subordinate to the rights of creditors of the corporation but in priority to its shareholders.

(20)	A corporation shall not make a payment to a dissenting shareholder under this section if there are reasonable grounds for believing that

(a)	the corporation is or would after the payment be unable to pay its liabilities as they become due, or

(b)	the realizable value of the corporation’s assets would by reason of the payment be less than the aggregate of its liabilities.

SCHEDULE “B”

SPARKY FINANCIAL STATEMENTS

(SEE ATTACHED)

Sparky Energy Corp.

Financial Statements

Period from Incorporation on March 26, 2010 to June 30, 2010

Collins Barrow Calgary LLP 1400 First Alberta Place 777 – 8th Avenue S.W. Calgary, Alberta, Canada T2P 3R5 T. 403.298.1500 F. 403.298.5814 e-mail: calgary@collinsbarrow.com

Auditors’ Report

To the Directors

Sparky Energy Corp.

We have audited the statement of financial position of Sparky Energy Corp. as at June 30, 2010 and the statements of loss and comprehensive loss, changes in equity and cash flows for the period from incorporation on March 26, 2010 to June 30, 2010. These financial statements are the responsibility of the Corporation’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with Canadian generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Corporation as at June 30, 2010 and the results of its operations and its cash flows for the period from incorporation on March 26, 2010 to June 30, 2010 in accordance with International Financial Reporting Standards.

(Signed) “Collins Barrow Calgary LLP”

CHARTERED ACCOUNTANTS

Calgary, Alberta

November 4, 2010, except as to note 12(e),

which is as of November 22, 2010

This office is independently owned and operated by Collins Barrow Calgary LLP. The Collins Barrow trademarks are used under license.	- 2 -

Sparky Energy Corp.

Statement of Financial Position

June 30, 2010

	Notes

Assets

Current assets
Cash and cash equivalents	8	$21,201
Accounts receivable		120

Current and total assets		$21,321

Liabilities

Current liabilities
Accounts payable and accrued liabilities		$11,524

Current and total liabilities		11,524

Equity
Share capital	9	21,837
Deficit		(12,040)

Total equity attributable to equity holders of the Corporation		9,797

Total liabilities and equity		$21,321

See accompanying notes to the financial statements.

These financial statements were approved by the Corporation’s Board of Directors on November 22, 2010.

(signed) “Robert D. Niven” , Director	(signed) “H. Douglas Hunter” , Director

Sparky Energy Corp.

Statement of Loss and Comprehensive Loss

Period From Incorporation on March 26, 2010 to June 30, 2010

	Notes

Expenses
General and administrative expenses	6	$12,040

Net loss and comprehensive loss for the period		$12,040

See accompanying notes to the financial statements.

Sparky Energy Corp.

Statements of Changes in Equity

Period from Incorporation on March 26, 2010 to June 30, 2010

	Notes	Number of Common Shares	Common Share Capital Stated Value	Deficit	Total equity

Common shares issued on incorporation	9	1	$—	$—	$—
Common shares issued to Quadrise Canada Corporation shareholders	9	18,018,705	18,019	—	18,019
Common shares issued by private placement	9	3,818,500	3,818	—	3,818

Loss for the period		—	—	(12,040)	(12,040)

Balance at June 30, 2010		21,837,206	$21,837	$(12,040)	$9,797

See accompanying notes to the financial statements.

Sparky Energy Corp.

Statements of Cash Flows

Period From Incorporation on March 26, 2010 to June 30, 2010

	Notes

Cash and cash equivalents provided by (used in):

Cash flows from operating activities
Net loss for the period		$(12,040)
Adjustments for:
Changes in non-cash working capital
Increase in accounts receivable		(120)
Increase in accounts payable		11,524

Net cash used in operating activities		(636)

Cash flows from financing activities
Proceeds from issuance of common shares	9	21,837

Net cash from (used in) financing activities		21,837

Change in cash and cash equivalents		21,201

Cash and cash equivalents, beginning of period		—

Cash and cash equivalents, end of period		$21,201

See accompanying notes to the financial statements.

Sparky Energy Corp.

Notes to Financial Statements

Period From Incorporation on March 26, 2010 to June 30, 2010

1.	General business description

Sparky Energy Corp. (“Sparky” or the “Corporation”) was incorporated under the laws of Alberta on March 26, 2010 as 1526732 Alberta Ltd. and subsequently changed its name to Sparky Energy Corp. on April 29, 2010.

The Corporation will be engaged in the exploration for and development and production of oil and natural gas. The Corporation will initially be focused on developing and commercializing technology for enhanced oil recovery in heavy oil reservoirs. As at and during the period ended June 30, 2010, the Corporation had not yet commenced active operations.

The address and principal place of business of the Corporation is Suite 3820, 700 – 2nd Street S.W., Calgary, Alberta.

2.	Basis of preparation

(a)	Statement of compliance

The financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”) and interpretations of the International Financial Reporting Interpretations Committee (“IFRIC”).

The financial statements were authorized for issue by the Board of Directors on November 22, 2010.

(b)	Basis of measurement

The financial statements have been prepared on the historical cost basis except for held for trading financial assets which are measured at fair value with changes in fair value recorded in earnings.

The methods used to measure fair values are discussed in note 4.

(c)	Functional and presentation currency

These financial statements are presented in Canadian dollars, which is the Corporation’s functional currency.

(d)	Use of estimates and judgments

The preparation of financial statements in conformity with IFRS requires management to make judgments, estimates and assumptions that affect the application of accounting policies and the reported amounts of assets, liabilities, income and expenses. Actual results may differ from these estimates.

Sparky Energy Corp.

Notes to Financial Statements

Period From Incorporation on March 26, 2010 to June 30, 2010

Estimates and judgments are continually evaluated and are based on historical experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances. Accounting estimates will, by definition, seldom equal the actual results. Revisions to accounting estimates are recognized in the period in which the estimates are revised and in any future years affected.

Information about significant areas of estimation uncertainty and critical judgments in applying accounting policies that have the most significant effect on the amounts recognized in the financial statements is included in the following notes:

•	Note 4 - valuation of financial instruments

•	Note 7 - valuation and utilization of tax losses

The following discussion sets forth management’s most critical estimates and assumptions in determining the value of assets, liabilities and equity as at June 30, 2010:

Valuation of accounts receivable

The valuation of accounts receivable is based on management’s best estimate of the provision for doubtful accounts.

Income taxes

The amounts recorded for deferred income taxes are based on estimates as to the timing of the reversal of temporary differences and tax rates currently substantively enacted. They are also based on estimates of the probability of the Corporation utilizing certain tax pools and assets which, in turn, is dependent on estimates of future proved and probable reserves, production rates, petroleum and natural gas prices, and changes in legislation, tax rates and interpretations by taxation authorities. The availability of tax pools is also subject to audit and interpretation by taxation authorities.

3.	Significant accounting policies

The accounting policies set out below, as applicable as at and for the period ended June 30, 2010, have been applied consistently to the period presented in these financial statements.

(a)	Cash and cash equivalents

Cash and cash equivalents consist of amounts on deposit with banks, term deposits held with banks and other short-term highly liquid investments with maturities of 90 days or less at the date of issue. Bank overdrafts that are repayable on demand and form an integral part of the Corporation’s cash management, whereby management has the ability and intent to net bank overdrafts against cash, are included as a component of cash and cash equivalents for the purpose of the statement of cash flows.

Sparky Energy Corp.

Notes to Financial Statements

Period From Incorporation on March 26, 2010 to June 30, 2010

(b)	Financial instruments

A financial instrument is any contract that gives rise to a financial asset of one entity and a financial liability or equity instrument of another entity.

(i)	Financial assets

Financial assets include accounts receivable and cash and cash equivalents. Purchases and sales of financial assets are recognized on the settlement date, which is the date on which the asset is delivered to or by the Corporation. Financial assets are derecognized when the rights to receive cash flows have expired or are transferred and the Corporation has transferred substantially all risks and rewards of ownership. Financial assets are classified in the following categories at the time of initial recognition based on the purpose for which the financial assets were acquired:

Financial assets at fair value through profit or loss

Classification

Financial assets at fair value through profit or loss are financial assets held for trading. A financial asset is classified in this category if acquired principally for the purpose of selling in the short-term or if so designated by management and its performance is evaluated on a fair value basis, in accordance with the Corporation’s documented risk management or investment strategy. The Corporation has designated cash and cash equivalents as held for trading.

Recognition and measurement

Financial assets carried at fair value through profit or loss are initially recognized, and subsequently carried, at fair value, with changes recognized in the income statement. Transaction costs are expensed when incurred.

Loans and receivables

Classification

Loans and receivables are non-derivative financial assets with fixed or determinable payments that are not quoted in an active market. They are included in current assets, except for those with maturities greater than 12 months after the balance sheet date, which are classified as non-current assets. Assets in this category include accounts receivable and are classified as current assets in the statement of financial position.

Sparky Energy Corp.

Notes to Financial Statements

Period From Incorporation on March 26, 2010 to June 30, 2010

Recognition and measurement

Loans and receivables are initially recognized at fair value plus transaction costs and subsequently carried at amortized cost using the effective interest method, less any impairment losses. Interest income is recognized by applying the effective interest rate, except for short-term receivables when the recognition of interest would be immaterial.

Available-for-sale financial assets

Available-for-sale financial assets are non-derivatives that are either designated in this category or not classified in any of the other categories. They consist of investments in equity securities and certain other debt securities. They are included in other non-current financial assets unless management intends to dispose of the investment within 12 months of the balance sheet date. The Corporation has not designated any financial assets as available-for-sale.

Reclassification of financial assets

Reclassification is only permitted in rare circumstances and where the asset is no longer held for the purpose of selling in the short-term. In all cases, reclassifications of financial assets are limited to debt instruments. Reclassifications are accounted for at the fair value of the financial asset at the date of reclassification.

(ii)	Financial liabilities

Financial liabilities primarily consist of accounts payable and accrued liabilities and bank indebtedness (if any). Financial liabilities are initially measured at fair value and subsequently measured at amortized cost for liabilities that are not hedged, and fair value for liabilities that are hedged. Non-performance risk, including the Corporation’s own credit risk for financial liabilities, is considered when determining the fair value of financial liabilities.

(iii)	Equity instruments

Common shares are classified as equity. Incremental costs directly attributable to the issue of common shares are recognized as a deduction from equity, net of any tax effects.

(iv)	Impairment

The Corporation assesses at each balance sheet date whether there is objective evidence that a financial asset, other than those at fair value through profit or loss, or a group of financial assets, is impaired. When an impairment has occurred, the cumulative loss is recognized in profit or loss.

Sparky Energy Corp.

Notes to Financial Statements

Period From Incorporation on March 26, 2010 to June 30, 2010

Individually significant financial assets are tested for impairment on an individual basis. The remaining financial assets are assessed collectively in groups that share similar credit risk characteristics. Receivables that are assessed not to be impaired individually are, in addition, assessed for impairment on a collective basis. Objective evidence of impairment for a portfolio of receivables may include the Corporation’s past experience of collecting payments, an increase in the number of delayed payments in the portfolio past the average credit period of 90 days, as well as observable changes in national or local economic conditions that correlate with default on receivables.

For financial assets carried at amortized cost, the amount of the impairment loss recognized is the difference between the asset’s carrying amount and the present value of estimated future cash flows, discounted at the financial asset’s original effective interest rate.

The carrying amount of the financial asset is reduced by the impairment loss directly for all financial assets with the exception of accounts receivable, where the carrying amount is reduced through the use of an allowance account. When an accounts receivable is considered uncollectible, it is written off against the allowance account. Subsequent recoveries of amounts previously written off are credited through the allowance account. Changes in the carrying amount of the allowance account are recognized in profit or loss.

With the exception of available-for-sale equity instruments, if, in a subsequent period, the amount of the impairment loss decreases and the decrease can be related objectively to an event occurring after the impairment was recognized, the previously recognized impairment loss is reversed through profit or loss to the extent that the carrying amount of the investment at the date the impairment is reversed does not exceed what the amortized cost would have been had the impairment not been recognized. Any increase in fair value subsequent to an impairment loss with respect to available-for-sale equity instruments is recognized in other comprehensive income.

(c)	Income taxes

Income tax expense or recovery is comprised of current and deferred tax. Income tax expense or recovery is recognized in profit or loss except to the extent that it relates to items recognized directly in equity, in which case it is recognized in equity.

Current tax is the expected tax payable on the taxable income for the year, using tax rates enacted or substantively enacted at the reporting date, plus any adjustment to tax payable in respect of previous periods.

Deferred tax is recognized using the liability method, providing for temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for taxation purposes. Deferred tax liabilities are generally recognized for all taxable temporary differences. Deferred tax assets are generally recognized for all deductible temporary differences to the extent that it is probable that taxable profits will be available against which those deductible temporary differences, including the carry forward of non-capital losses, can be utilized.

Sparky Energy Corp.

Notes to Financial Statements

Period From Incorporation on March 26, 2010 to June 30, 2010

Deferred tax is not recognized on the initial recognition of assets or liabilities in a transaction that is not a business combination. In addition, deferred tax is not recognized for taxable temporary differences arising on the initial recognition of goodwill.

Deferred tax is measured at the tax rates that are expected to be applied to temporary differences when they reverse, based on the laws that have been enacted or substantively enacted by the reporting date. Deferred tax assets and liabilities are offset if there is a legally enforceable right to offset, and they relate to income taxes levied by the same taxation authority on the same taxable entity, or on different tax entities, where the intention is to settle current tax liabilities and assets on a net basis or their tax assets and liabilities will be realized simultaneously.

A deferred tax asset is recognized to the extent that it is probable that future taxable profits will be available against which the temporary difference can be utilized. Deferred tax assets are reviewed at each reporting date and are reduced to the extent that it is not probable that the related tax benefit will be realized. Unrecognized deferred tax assets are reassessed at each reporting date and are recognized to the extent that it has become probable that future profit will allow the deferred tax asset to be recovered.

(d)	Provisions and contingent liabilities

Provisions and contingent liabilities are recognized when there is a present legal or constructive obligation arising as a result of a past event for which it is probable that an outflow of economic benefits will be required to settle the obligation and where a reliable estimate can be made of the amount of the obligation. Provisions and contingent liabilities are stated at the present value of the expenditure expected to settle the obligation.

Where it is not probable that an outflow of economic benefits will be required, or the amount cannot be estimated reliably, the obligation is disclosed as a contingent liability, unless the probability of outflow of economic benefits is remote. Possible obligations whose existence will only be confirmed by the occurrence or non-occurrence of one or more future events are also disclosed as contingent liabilities unless the probability of outflow of economic benefits is remote.

The accounting policies below are the additional policies expected to be adopted once the Corporation commences active operations.

(e)	Jointly controlled operations and jointly controlled assets

Many of the Corporation’s oil and natural gas activities will involve jointly controlled assets. The financial statements for periods subsequent to June 30, 2010 will include the Corporation’s share of these jointly controlled assets and a proportionate share of the relevant revenue and related costs.

Sparky Energy Corp.

Notes to Financial Statements

Period From Incorporation on March 26, 2010 to June 30, 2010

(f)	Business combinations and goodwill

Business combinations are accounted for using the purchase method of accounting. The cost of an acquisition is measured as the cash paid and the fair value of other assets given, equity instruments issued and liabilities incurred or assumed at the date of exchange, plus costs directly attributable to the acquisition. The acquired identifiable assets, liabilities and contingent liabilities are measured at their fair values at the date of acquisition. The fair value of property and equipment recognized in a business combination will be based on market values. The market value of property and equipment is the estimated amount for which property and equipment could be exchanged on the acquisition date between a willing buyer and a willing seller in an arm’s length transaction after proper marketing wherein the parties had each acted knowledgeably, prudently and without compulsion. The market value of oil and natural gas interests (included in property and equipment) and intangible exploration and evaluation assets will be estimated with reference to the discounted cash flows expected to be derived from oil and natural gas production based on external and Corporation reserve reports. The market value of other items of property and equipment is based on the quoted market prices for similar items.

Any excess of the cost of acquisition over the net fair value of the identifiable assets, liabilities and contingent liabilities acquired is recognized as goodwill, and is allocated to each of the cash-generating units expected to benefit from the combination’s synergies. Any deficiency of the cost of acquisition below the fair values of the identifiable net assets acquired (i.e. discount on acquisition) is credited to the income statement in the period of acquisition.

Where the group does not acquire 100% ownership of the acquired company, the interest of minority shareholders is stated at the minority’s proportion of the fair values of the assets and liabilities recognized. Subsequently, any losses applicable to the minority shareholders in excess of the minority interest on the group balance sheet are allocated against the interests of the parent.

(g)	Derivative financial instruments

In future periods, the Corporation may, from time to time, enter into certain financial derivative contracts in order to manage the exposure to market risks from fluctuations in commodity prices. These instruments will not be used for trading or speculative purposes.

Sparky Energy Corp.

Notes to Financial Statements

Period From Incorporation on March 26, 2010 to June 30, 2010

The Corporation does not intend to designate its financial derivative contracts as effective accounting hedges, and thus will not apply hedge accounting, even though the Corporation considers all commodity contracts to be economic hedges. As a result, all financial derivative contracts will be classified as fair value through profit or loss and recorded on the statement of financial position at fair value with changes in fair value recorded in the statement of income (loss). The fair value of forward contracts, collars and swaps will be determined by discounting the difference between the contracted prices and published forward price curves as at the balance sheet date, using the remaining contracted oil and natural gas volumes and a risk-free interest rate (based on published government rates) adjusted for the Corporation’s non-performance risk and the non-performance risk of the counterparty.

Related transaction costs will be recognized in the income statement as incurred. Proceeds and costs realized from holding these financial instruments will be recognized in profit or loss at the time each transaction under a contract is settled.

Embedded derivatives will be separated from the host contract and accounted for separately.

(h)	Property and equipment

(i)	Recognition and measurement

Pre-license expenditures

Pre-license seismic and other costs will be charged to income as incurred.

Exploration and evaluation expenditures

Exploration and evaluation costs, including the costs of acquiring licenses and exploratory drilling will be capitalized as either tangible or intangible exploration and evaluation assets according to the nature of the assets acquired. The costs will be accumulated in cost centres by well, field or exploration area pending determination of technical feasibility and commercial viability.

The technical feasibility and commercial viability of extracting a mineral resource is considered to be determinable when proved reserves are determined to exist. A review of each exploration license or field will be carried out, at least annually, to ascertain whether proved reserves have been discovered. Upon determination of proved reserves, exploration and evaluation assets attributable to those reserves will be first tested for impairment and then reclassified from exploration and evaluation assets to a separate category within property and equipment referred to as oil and natural gas interests.

For exchanges (swaps or farm-ins) or parts of exchanges that involve only capitalized exploration and evaluation costs, the exchange will be accounted for at cost.

Sparky Energy Corp.

Notes to Financial Statements

Period From Incorporation on March 26, 2010 to June 30, 2010

Development and production costs

Items of property and equipment, referred to as oil and natural gas interests, which include oil and gas development and production assets, will be measured at cost less accumulated depletion and depreciation and accumulated impairment losses. When significant parts of an item of property and equipment, including oil and natural gas interests, have different useful lives, they will be accounted for as separate items (major components).

Costs incurred subsequent to the determination of technical feasibility and commercial viability and the costs of replacing parts of property and equipment will be recognized as oil and natural gas interests only when they increase the future economic benefits embodied in the specific asset to which they relate. All other expenditures will be charged to income as incurred. Such capitalized oil and natural gas interests generally represent costs incurred in developing proved and/or probable reserves and bringing in or enhancing production from such reserves, and will be accumulated on a field or geotechnical area basis. The carrying amount of any major component replaced or sold will be derecognized. The costs of the day-to-day servicing of property and equipment will be charged to income as incurred.

Gains and losses on disposal of an item of property and equipment, including oil and natural gas interests, will be determined by comparing the proceeds from disposal with the carrying amount of property and equipment and will be recognized net within “other income” or “other expenses” in profit or loss.

Exchanges of development and production assets (swaps or farm-ins) will be measured at fair value unless the exchange transaction lacks commercial substance or the fair value of neither the asset received nor the asset given up is reliably measurable. The cost of the acquired asset will be measured at the fair value of the asset given up, unless the fair value of the asset received is more clearly evident. Where fair value is not used, the cost of the acquired asset will be measured at the carrying amount of the asset given up. Any gain or loss on derecognition of the asset given up will be recognized in profit or loss.

(ii)	Depletion and depreciation

Intangible exploration and evaluation assets are not amortized until such time as they are transferred and classified as development and production assets.

The net carrying value of development and production assets will generally be depleted using the unit of production method by reference to the ratio of production in the year to the related proved and probable reserves, taking into account estimated future development costs necessary to bring those reserves into production. Future development costs will be estimated taking into account the level of development required to produce the reserves.

Sparky Energy Corp.

Notes to Financial Statements

Period From Incorporation on March 26, 2010 to June 30, 2010

Proved and probable reserves will be estimated based on reserve engineer reports and will represent the estimated quantities of crude oil, natural gas and natural gas liquids which geological, geophysical and engineering data demonstrate with a specified degree of certainty to be recoverable in future years from known reservoirs and which are considered commercially producible. Probable reserves carry a 50 percent statistical probability that the actual quantity of recoverable reserves will be more than the amount estimated as probable and a 50 percent statistical probability that they will be less. The equivalent statistical probability for the proved reserves component is 90 percent.

Such reserves may be considered commercially producible if management has the intention of developing and producing them and such intention is based upon:

•	a reasonable assessment of the future economics of such production;

•	a reasonable expectation that there is a market for all or substantially all the expected oil and natural gas production; and

•	evidence that the necessary production, transmission and transportation facilities are available or can be made available.

Reserves which can be produced economically through application of improved recovery techniques (such as fluid injection) are only included in the proven and probable classification when successful testing by a pilot project, the operation of an installed program in the reservoir, or other reasonable evidence (such as, experience of the same techniques on similar reservoirs or reservoir simulation studies) provides support for the engineering analysis on which the project or program was based.

For other assets, cumulatively referred to as corporate and other, depreciation will be recognized in profit or loss on a straight-line or declining balance basis at rates approximating their estimated useful lives.

(iii)	Impairment

The carrying amounts of the Corporation’s non-financial assets, other than exploration and evaluation assets and deferred tax assets, will be reviewed at each reporting date to determine whether there is any indication of impairment. If any such indication exists, then the asset’s recoverable amount will be estimated. Exploration and evaluation assets will be assessed for impairment when they are reclassified to property and equipment as oil and natural gas interests, and also if facts and circumstances suggest that the carrying amount exceeds the recoverable amount.

Sparky Energy Corp.

Notes to Financial Statements

Period From Incorporation on March 26, 2010 to June 30, 2010

For the purpose of impairment testing, development and production assets will be grouped together into the smallest group of assets that generates cash inflows from continuing use that are largely independent of the cash inflows of other assets or groups of assets (the “cash-generating unit” or “CGU”). With respect to exploration and evaluation assets, the cash-generating unit includes both the exploration and evaluation cash-generating unit and the property and equipment cash-generating units related to oil and natural gas interests for that area that the exploration and evaluation assets are being transferred into. To the extent that exploration and evaluation expenditures are not expected to be recovered through cash flows from the applicable CGU to which the expenditures are assigned, the related costs are expensed.

The recoverable amount of an asset or a CGU is the greater of its fair value less costs to sell and its value in use.

The estimate of fair value less costs to sell will be determined using a discount rate of 8 to 12 percent based on similar arm’s length transactions in the industry, and forecasted cash flows from proved and probable reserves, with escalating prices and including future development costs based on externally prepared reserve estimates prepared on an annual basis and updated internally by management on a quarterly basis. The forecast prices used to estimate the fair value less cost to sell will also be those used by independent industry reserve engineers, adjusted for quality and transportation differentials specific to the Corporation.

In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset. Value in use is generally computed by reference to the present value of the future cash flows expected to be derived from production of proved reserves.

Any goodwill acquired in a business combination, for the purpose of impairment testing, will be allocated to the CGU’s that are expected to benefit from the synergies of the combination. Exploration and evaluation assets will be allocated to related CGU’s when they are assessed for impairment, both at the time of any triggering facts and circumstances as well as upon their eventual reclassification to producing assets (oil and natural gas interests in property and equipment).

An impairment loss will be recognized if the carrying amount of an asset or its CGU exceeds its estimated recoverable amount. Impairment losses will be recognized in profit or loss. Impairment losses recognized in respect of CGU’s will be allocated first to reduce the carrying amount of any goodwill allocated to the units and then to reduce the carrying amounts of the other assets in the unit (group of units) on a pro rata basis.

Sparky Energy Corp.

Notes to Financial Statements

Period From Incorporation on March 26, 2010 to June 30, 2010

An impairment loss in respect of goodwill is not reversed. In respect of other assets, impairment losses recognized in prior years will be assessed at each reporting date for any indications that the loss has decreased or no longer exists. An impairment loss will be reversed if there has been a change in the estimates used to determine the recoverable amount. An impairment loss is reversed only to the extent that the asset’s carrying amount does not exceed the carrying amount that would have been determined, net of depletion and depreciation or amortization, if no impairment loss had been recognized.

(i)	Decommissioning provisions

An obligation to incur restoration, rehabilitation and environmental costs arises when environmental disturbance is caused by the exploration, development or ongoing production of oil and gas properties.

A decommissioning provision will be recognized as a liability for obligations associated with the abandonment of petroleum and natural gas wells, related facilities, compressors and plants, removal of equipment from leased acreage and returning such land to its original condition in accordance with environmental regulations and standards. The total decommissioning provision will be estimated based on the Corporation’s net ownership interest in all wells and facilities, estimated costs to reclaim and abandon these wells and facilities and the estimated timing of the costs to be incurred in future years.

The Corporation will record the fair value of each decommissioning obligation in the period a well or related asset is drilled, constructed or acquired. Decommissioning obligations will be measured at the present value of management’s best estimate of the expenditure required to settle the present obligation at the balance sheet date. Provisions will be determined by discounting the expected future cash flows at a pre-tax risk-free rate. The expected future cash flows will reflect current market assessments and the risks specific to the liability.

The obligation will be reviewed regularly by the Corporation’s management based on current regulations, costs, technologies and industry standards. The discounted obligation will be initially capitalized as part of the carrying amount of the related property and equipment, and a corresponding liability recognized. The increase in oil and natural gas interests will be depleted and depreciated on the same basis as the related oil and natural gas component, while the liability will be accreted to income until it is settled or sold.

Subsequent to the initial measurement, the obligation will be adjusted at the end of each period to reflect the passage of time and changes in the estimated future cash flows underlying the obligation. The increase in the provision due to the passage of time will be recognized as finance costs whereas increases/decreases due to changes in the estimated future cash flows will be capitalized. Actual costs incurred upon settlement of the decommissioning provisions will be charged against the provision to the extent the provision was established.

Sparky Energy Corp.

Notes to Financial Statements

Period From Incorporation on March 26, 2010 to June 30, 2010

(j)	Stock-based compensation

The Corporation may, in future periods, grant stock options to directors, officers, employees and consultants of the Corporation under its incentive stock option plan (note 10). Consultants are classified as an employee when the individual is an employee for legal or tax purposes (direct employee) or provides services similar to those performed by a direct employee.

The fair value of stock options will be recognized as stock-based compensation expense, with a corresponding increase in contributed surplus over the vesting period. The fair value will be measured at the grant date and each tranche recognized on a graded-vesting basis over the period during which the options vest.

The fair value of the stock options granted will be measured using the Black-Scholes option pricing model taking into account the terms and conditions upon which the options were granted. Measurement inputs include the share price on the measurement date, the exercise price of the instrument, the expected volatility (based on weighted average historic volatility of similar sized companies based on publicly available information), the weighted average expected life of the instruments (based on historical experience and general option holder behaviour), expected dividends, and the risk-free interest rate (based on government bonds). A forfeiture rate will be estimated on the grant date and adjusted to reflect the actual number of options that vest.

When stock options are exercised, the cash proceeds together with the amount previously recorded as contributed surplus will be recorded as share capital.

(k)	Flow-through shares

In future periods, the Corporation may finance a portion of its exploration and development activities through the issuance of flow-through shares. Under the terms of flow-through share agreements, the tax attributes of the related expenditures are renounced to subscribers. The stated capital recorded on flow-through share issuances will be equal to the estimated fair value of the common shares, exclusive of the flow-through component, on the date of issue. The difference between the gross proceeds received on the issuance of the flow-through shares and the estimated fair value of the common shares will be recorded as a liability (“the flow-through share premium”) until such time as the qualifying expenditures are incurred. When the expenditures are incurred, a deferred tax liability will be recorded through a charge to income tax expense less the reversal of the flow-through share premium previously reported.

(l)	Revenue

Revenue from the sale of oil and natural gas will be recognized based on volumes delivered to customers at contractual delivery points and rates and presented net of royalties.

The costs associated with the delivery, including operating and maintenance costs, transportation and production-based royalty expenses will be recognized in the same period in which the related revenue is earned and recorded.

Sparky Energy Corp.

Notes to Financial Statements

Period From Incorporation on March 26, 2010 to June 30, 2010

Tariffs and tolls charged to other entities for use of pipelines and facilities owned by the Corporation will be recognized as revenue as they accrue in accordance with the terms of the service or tariff and tolling agreements.

Royalty income will be recognized as it accrues in accordance with the terms of the overriding royalty agreements.

(m)	Finance income and expenses

Finance income, consisting of interest income, will be recognized in profit or loss as it accrues using the effective interest method.

Finance expense will be comprised of interest expense on borrowings, other than interest capitalized, accretion of the discount on decommissioning provisions and impairment losses recognized on financial assets.

Borrowing costs incurred for the construction of qualifying assets will be capitalized during the period of time that is required to complete and prepare the assets for their intended use or sale. Where funds are borrowed specifically to finance a project, the amount capitalized will represent the actual borrowing costs incurred. Where the funds used to finance a project form part of general borrowings, the amount capitalized will be calculated using a weighted average of rates applicable to relevant general borrowings of the Corporation during the period.

(n)	New accounting standards and interpretations

In addition to the foregoing accounting policies outlined, the IASB has issued certain new standards, interpretations and amendments to existing standards which are not effective until accounting periods subsequent to June 30, 2010 and which have not yet been adopted by the Corporation. These include:

(i)	IFRS 9, Financial Instruments, effective for annual periods beginning on or after January 1, 2013.

(ii)	IAS 32, Financial Instruments, effective for annual periods beginning on or after February 1, 2010.

(iii)	IAS 24, Related Party Disclosures, effective for annual periods beginning on or after January 1, 2011.

(iv)	IFRS 3, Business Combinations (2010 Improvements to IFRSs), effective for annual periods beginning on or after July 1, 2010.

(v)	IFRS 7, Financial Instruments: Disclosures (2010 Improvements to IFRSs), effective for annual periods beginning on or after January 1, 2011.

(vi)	IAS 1, Presentation of Financial Statements (2010 Improvements to IFRSs), effective for annual periods beginning on or after January 1, 2011.

Sparky Energy Corp.

Notes to Financial Statements

Period From Incorporation on March 26, 2010 to June 30, 2010

(vii)	IAS 27, Consolidated and Separate Financial Statements (2010 Improvements to IFRSs), effective for annual periods beginning on or after July 1, 2010.

(viii)	IAS 34, Interim Financial Reporting (2010 Improvements to IFRSs), effective for annual periods beginning on or after January 1, 2011.

Management is currently assessing the new requirements, however, it is anticipated that the adoption of these new standards, interpretations and amendments are unlikely to have a significant impact on the Corporation’s financial statements.

4.	Determination of fair values

A number of the Corporation’s accounting policies and disclosures require the determination of fair value for financial assets and liabilities. Fair values have been determined for measurement and/or disclosure purposes based on the following methods. When applicable, further information about the assumptions made in determining fair values is disclosed in the notes specific to that asset or liability.

The fair value of cash and cash equivalents, accounts receivable, and accounts payable and accrued liabilities approximates their carrying value due to their short term to maturity.

The significance of inputs used in making fair value measurements are examined and classified according to a fair value hierarchy. Fair values of assets and liabilities included in Level 1 are determined by reference to quoted prices in active markets for identical assets and liabilities. Assets and liabilities in Level 2 include valuations using inputs other than quoted prices for which all significant outputs are observable, either directly or indirectly and are based on valuation models and techniques where the inputs are derived from a quoted indices. Level 3 valuations are based on inputs that are unobservable and significant to the overall fair value measurement.

Cash and cash equivalents are measured at fair value based on a Level 1 designation.

5.	Financial risk management

(a)	Overview

The Corporation’s planned operations will expose it to a variety of financial risks that arise as a result of its exploration, development, production and financing activities such as:

•	credit risk;

•	liquidity risk; and

•	market risk.

This note presents information about the Corporation’s exposure to each of the above risks, the Corporation’s objectives, policies and processes for measuring and managing risk, and the Corporation’s management of capital.

Sparky Energy Corp.

Notes to Financial Statements

Period From Incorporation on March 26, 2010 to June 30, 2010

The Corporation employs risk management strategies and polices to ensure that any exposure to risk is in compliance with the Corporation’s business objectives and risk tolerance levels. While the Board of Directors has the overall responsibility for the establishment and oversight of the Corporation’s risk management framework, management has the responsibility to administer and monitor these risks.

(b)	Credit risk

Credit risk is the risk of financial loss to the Corporation if a customer or counterparty to a financial instrument fails to meet its contractual obligations. All of the Corporation’s accounts receivable at June 30, 2010 are due from government agencies and are subject to normal credit risk. The Corporation will also have receivables from joint venture partners and petroleum and natural gas marketers once production of its oil and gas interests commence.

The maximum exposure to credit risk at June 30, 2010 is as follows:

Carrying amount
June 30, 2010

Cash and cash equivalents	$21,201
Accounts receivable	120

$21,321

Cash and cash equivalents

Cash and cash equivalents, consists of cash bank balances and short term deposits maturing in less than 90 days, at inception. The Corporation manages the credit exposure related to cash and cash equivalents by selecting financial institutions with high credit ratings and monitors all short term deposits to ensure an adequate rate of return. Given these credit ratings, management does not expect any counterparty to fail to meet its obligations.

Accounts receivable

All of the Corporation’s accounts receivable at June 30, 2010 relates to input tax credits for GST and management expects to collect these receivables.

All of the Corporation’s future operations are initially expected to be conducted in Canada. The Corporation’s exposure to credit risk will be influenced mainly by the individual characteristics of each customer. Significant changes in industry conditions and risks that negatively impact partners’ ability to generate cash flow will increase the risk of not collecting receivables. Management believes the risk will be mitigated by the size and reputation of the companies to which they extend credit.

Sparky Energy Corp.

Notes to Financial Statements

Period From Incorporation on March 26, 2010 to June 30, 2010

The Corporation does not have an allowance for doubtful accounts as at June 30, 2010 and did not provide for any doubtful accounts nor was it required to write-off any receivables during the period ended June 30, 2010. When determining whether past due accounts are collectible, the Corporation factors in the past credit history of the counterparties. The Corporation considers all amounts greater than 90 days as past due.

As at June 30, 2010, the Corporation’s estimates its accounts receivable to be aged as follows:

June 30, 2010

Current (0 - 30 days)	$120
31 to 60 days	—
61 to 90 days	—
Past due (greater than 90 days)	—

Total accounts receivable	$120

(c)	Liquidity risk

Liquidity risk is the risk that the Corporation will not be able to meet its financial obligations as they are due. The Corporation’s approach to managing liquidity is to ensure it will have sufficient liquidity to meet its liabilities when due. The Corporation’s ongoing liquidity will be impacted by various external events and conditions, including commodity price fluctuations and the global economic downturn.

The Corporation’s financial liabilities at June 30, 2010 consist of accounts payable and accrued liabilities for professional fees and office expenses. In future periods, accounts payable and accrued liabilities will also consist of amounts due to partners and trade suppliers for capital expenditures and field operating activities, as well as royalties due to the Crown and freehold land owners.

By nature, the oil and gas industry is very capital intensive. As a result, the Corporation prepares annual capital expenditure budgets and utilizes authorizations for expenditures to manage capital expenditures. Also refer to note 5(e) for further disclosure on the management of capital.

Sparky Energy Corp.

Notes to Financial Statements

Period From Incorporation on March 26, 2010 to June 30, 2010

The Corporation’s financial liabilities as at June 30, 2010 are aged as follows:

June 30, 2010

0 - 30 days	$11,524
31 to 60 days	—
61 to 90 days	—
Greater than 90 days	—

Total accounts payable and accrued liabilities	$11,524

The Corporation expects to satisfy its obligations under accounts payable and accrued liabilities within the next year.

The Corporation is also subject to future commitments as disclosed in note 11.

(d)	Market risk

Market risk is the risk that changes in market prices, such as commodity prices, interest rates and foreign exchange rates will affect the Corporation’s net income or the value of financial instruments. The objective of the Corporation is to manage and mitigate market risk exposures within acceptable limits, while maximizing returns.

Foreign currency risk

Prices for oil are determined in global markets and generally denominated in United States dollars. Natural gas prices obtained by the Corporation will be influenced by both US and Canadian demand and the corresponding North American supply, and recently, by imports of liquefied natural gas. An increase in the value of the Canadian dollar relative to the U.S. dollar will decrease the future revenues received from the sale of oil and gas commodities. Correspondingly, a decrease in the value of the Canadian dollar relative to the U.S. dollar will increase the future revenues received from the sale of oil and gas commodities. The impact of such exchange rate fluctuations cannot be accurately quantified.

As of June 30, 2010, the Corporation had no forward exchange rate contracts in place nor any working capital items denominated in foreign currencies.

Interest rate risk

Interest rate risk is the risk that future cash flows will fluctuate as a result of changes in market interest rates. As the Corporation does not currently have any interest bearing debt, the Corporation is not exposed to interest rate risk. However, inherently, changes in interest rates may affect the general economy.

The Corporation had no interest rate swaps or financial contracts in place as at or during the period ended June 30, 2010.

Sparky Energy Corp.

Notes to Financial Statements

Period From Incorporation on March 26, 2010 to June 30, 2010

Commodity price risk

The nature of the Corporation’s operations will result in exposure to fluctuations in commodity prices. Commodity prices for petroleum and natural gas are impacted by global economic events that dictate the levels of supply and demand. Management continuously monitors commodity prices and may consider instruments to manage exposure to these risks when it deems appropriate.

The Corporation currently does not have any derivative financial contracts. The Corporation also does not intend to utilize derivative financial instruments for speculative purposes.

Once the Corporation’s oil and natural gas interests start producing revenue, the Corporation may economically hedge a portion of its petroleum and natural gas sales through the use of various financial derivative forward sales contracts and physical sales contracts. The Corporation’s production will normally be sold using “spot” or near term contracts, with prices fixed at the time of transfer of custody or on the basis of a monthly average market price. The Corporation, however, may give consideration in certain circumstances to the appropriateness of entering into long term, fixed price marketing contracts. The Corporation does not intend to apply hedge accounting for these contracts.

(e)	Capital management

The Corporation’s capital management policy is to maintain a strong capital base that optimizes the Corporation’s ability to grow, maintain investor and creditor confidence and to provide a platform to create value for its shareholders. The Corporation intends to maintain a flexible capital structure to maximize its ability to pursue oil and gas exploration and development opportunities, which considers the Corporation’s early stage of development and the requirement to sustain future development of the business.

The Corporation will manage its capital structure and make changes to it in the light of changes in economic conditions and the risk characteristics of the underlying petroleum and natural gas assets. The Corporation considers its capital structure to include shareholders’ equity and working capital. In order to maintain or adjust the capital structure, the Corporation may from time to time issue shares, seek debt financing and adjust its capital spending to manage its current and projected capital structure.

The Corporation currently has no debt outstanding and it monitors capital based on its current working capital, projected cash flow from operations and anticipated capital expenditures. In order to manage its capital structure, the Corporation prepares annual capital expenditure and operating budgets, which will be updated as necessary depending on varying factors including current and forecast crude oil and natural gas prices, capital deployment and general industry conditions. The annual and updated budgets are prepared by the Corporation’s management and will be approved by the Corporation’s Board of Directors on an ongoing basis. The budget results will be regularly reviewed and updated as required.

Sparky Energy Corp.

Notes to Financial Statements

Period From Incorporation on March 26, 2010 to June 30, 2010

The Corporation has no externally imposed capital requirements and has not paid or declared any dividends since the date of incorporation and, at this time, does not contemplate doing so in the foreseeable future.

There were no changes in the Corporation’s approach to capital management during the period ended June 30, 2010.

6.	Personnel and other general and administrative expenses

No personnel expenses were incurred during the period ended June 30, 2010. General and administrative expenses for the period ended June 30, 2010 are comprised primarily of office expenses and professional fees.

As at June 30, 2010, the Corporation has not capitalized any general and administrative expenses.

Key management personnel include executive officers and non-executive directors. Executive officers will be paid a salary and may participate in the Corporation’s stock option plan (note 10). The executive officers currently include the Chief Executive Officer, Controller/Corporate Secretary and Chief Technology Officer. Non-executive directors may also participate in the Corporation’s stock option plan in future periods.

Sparky Energy Corp.

Notes to Financial Statements

Period From Incorporation on March 26, 2010 to June 30, 2010

7.	Income tax expense

Reconciliation of effective tax rate:

Period From Incorporation on March 26, 2010 to June 30, 2010

Loss before income tax	$12,040
Statutory tax rate	28%

Expected income tax recovery	3,371
Change in statutory tax rates	(361)
Current period loss for which no deferred tax asset recognized	(3,010)

Total income tax recovery	$—

Effective tax rate	—%

Unrecognized deferred tax assets:

Deferred tax assets have not been recognized in respect of the following items:

June 30, 2010

Non-capital tax losses	$12,040

$12,040

The deferred tax assets have not been recognized in respect of these items during the period ended June 30, 2010, as it is not probable, as at June 30, 2010, that future taxable profit will be available against which the Corporation can utilize the benefits.

The Corporation has available the following estimated non-capital losses for which a deferred tax asset has not been recognized in the financial statements:

Year of Expiry	Amount

2030	$12,040

Sparky Energy Corp.

Notes to Financial Statements

Period From Incorporation on March 26, 2010 to June 30, 2010

Movement in temporary differences during the period ended June 30, 2010:

	Balance March 26, 2010	Recognized in profit or loss	Recognized directly in equity	June 30, 2010

Non-capital tax losses	$—	$(12,040)	$—	$(12,040)

Unrecognized (recognized) deferred tax asset	—	12,040	—	12,040

	$—	$—	$—	$—

8.	Cash and cash equivalents

June 30, 2010

Bank balances	$21,201
Term deposits	—

Cash and cash equivalents in the statement of cash flows	$21,201

9.	Share capital

(a)	Authorization

At June 30, 2010, the Corporation was authorized to issue the following:

Unlimited number of voting common shares (“Common Shares”)

Unlimited number of preferred shares, issuable in series

(b)	Issued and outstanding

Common Shares	June 30, 2010
	Number	Amount

	21,837,206	$21,837

Sparky Energy Corp.

Notes to Financial Statements

Period From Incorporation on March 26, 2010 to June 30, 2010

The Corporation was formed on March 26, 2010 with one common share issued at $0.001.

On June 10, 2010, Quadrise Canada Corporation (“Quadrise”), a company related to the Corporation by way of common officers and directors, purchased 18,018,705 shares of Sparky Energy Corp. at a cost of $18,019, and distributed these on a 1:1 basis to the Quadrise shareholders of record at May 12, 2010. In conjunction with the distribution to Quadrise shareholders, an additional 3,818,500 common shares were also issued to management and officers of Sparky and other third parties at a price of $0.001 per share.

10.	Stock-based compensation

Subsequent to June 30, 2010, the Corporation approved an incentive stock option plan under which the Corporation may grant options to officers, directors, employees and certain consultants for up to 10% of the total common shares of the Corporation issued and outstanding. Each option will permit the holder to purchase one common share of the Corporation at the stated exercise price equal to the current market price of the common shares as defined in the plan. The vesting period and exercise dates of options granted will be determined by the Board of Directors, however, the term of any option may not exceed ten years.

On September 28, 2010, the Corporation granted 1,675,000 stock options to directors, officers and employees. Each stock option vested immediately and is exercisable to acquire one common share of the Corporation at a price of $0.50 until September 28, 2020.

11.	Commitments

Subsequent to June 30, 2010, the Corporation entered into two leases for office premises, with the first expiring August 30, 2013 and the second expiring November 30, 2013, for total future minimum rental payments, excluding estimated operating costs, as follows:

Calendar year

2010	$21,162
2011	85,431
2012	86,962
2013	66,949

$260,504

Sparky Energy Corp.

Notes to Financial Statements

Period From Incorporation on March 26, 2010 to June 30, 2010

12.	Other subsequent events

(a)	Effective July 1, 2010, the Corporation entered into a Services and License Cost Agreement with Quadrise Canada Corporation, a private company related by way of common directors and shareholders. On September 30, 2010, under the terms of the agreement, Sparky Energy Corp. paid $3,000,000 to Quadrise Canada Corporation. The payment represents a reimbursement of eligible costs relating to license fees, area of mutual interest, management services, equipment lease, testing and analysis and purchase of furniture. The amount paid was based on the exchange amount agreed to by both parties.

(b)	On July 1, 2010, Sparky and Optimal formed a joint venture to acquire and exploit heavy oil assets. In conjunction with the joint venture agreement, Optimal, as operator and on behalf of the Optimal and Sparky joint venture, entered into an agreement with Quadrise, pursuant to which Quadrise granted an exclusive license to the joint venture to use certain technology of Quadrise for the purpose of enhanced oil recovery for certain properties. In addition to ongoing technical support and purchase of solvent from Quadrise, a royalty (exclusive of applicable taxes) will be payable by the joint venture as follows: (i) $3.15 a sales m3 until June 30, 2011; (ii) $4.75 a sales m3 until June 30, 2012; and (iii) $6.30 a sales m3 from July 1, 2012 and beyond, and adjusted annually by Alberta CPI thereafter.

(c)	On July 29, 2010, the Corporation and Optimal Resources Inc. (“Optimal”) entered into an agreement with Pavilion Energy Corp. (“Pavilion”). A director and officer of Sparky was also the founder of Optimal and Pavilion. Pavilion, Sparky and Optimal are related by way of common directors and/or significant shareholdings. Pursuant to the agreement, the Corporation and Optimal each acquired a 50% working interest in certain oil and gas properties in the Lloydminster area of Alberta from Pavilion at a cost of $90,454 each, representing the exchange amount agreed to by the parties to the transaction based on the estimated fair value as determined by recent crown land sales in the area.

(d)	On August 31, 2010, the Corporation closed a non-brokered equity financing and issued 10,000,000 common shares at $0.50 per share, raising gross proceeds of $5,000,000. Costs of the financing were $11,500.

(e)	On November 22, 2010, the Corporation entered into an amalgamation agreement with Optimal, a joint venture partner of the Corporation. Pursuant to the agreement, Sparky shareholders will receive one common share of the newly combined entity for each Sparky share. Optimal shareholders will receive 1.17 common shares in the newly combined entity for each outstanding Optimal share. In conjunction with the agreement, a Joint Information Circular is expected to be mailed to shareholders prior to the end of November 2010. The transaction is expected to close prior to the end of December 2010, subject to required regulatory and shareholder approvals.

SCHEDULE “C”

SPARKY AUDIT COMMITTEE CHARTER

(SEE ATTACHED)

SPARKY AUDIT COMMITTEE CHARTER

As of June 10, 2010

PART I

ESTABLISHMENT OF COMMITTEE

1. Committee

The Audit Committee (the “Committee”) is established by the Board of Directors (the “Board of Directors”) of Sparky Energy Corp (“Sparky”) primarily for the purpose of overseeing the accounting and financial reporting processes of Sparky and the reviews and audits of the financial statements of Sparky.

The Audit Committee shall assist the Board of Directors in fulfilling its oversight responsibilities by monitoring, among other things:

(a)	the quality and integrity of the financial statements and related disclosure of Sparky;

(b)	compliance by Sparky with legal and regulatory requirements that could have a material effect upon the financial position of Sparky which are not subject to the oversight of another committee of the Board of Directors;

(c)	the independent auditor’s qualifications and independence; and

(d)	performance of Sparky’s internal audit function and independent auditor.

2. Composition of Committee

The Committee shall consist of as many members as the Board of Directors shall determine, but in any event not fewer than three directors, provided that each member of the Committee shall be determined by the Board of Directors to be:

(a)	an “unrelated” and “independent” director as defined in and for the purposes of any applicable governance guidelines or listing standards of any stock or securities exchange upon which the securities of Sparky are from time to time listed;

(b)	an “independent” director for the purposes of any applicable corporate, securities or other legislation or any rule, regulation, instrument, policy, guideline or interpretation under such legislation; and

(c)	financially literate.

3. Appointment of Committee Members

The members of the Committee shall be appointed by the Board of Directors on the recommendation of the Corporate Governance & Nominating Committee. The members of the Committee shall be appointed at the time of each annual meeting of shareholders and shall hold office until the next annual meeting, or until they are removed by the Board of Directors or until their successors are earlier appointed, or until they cease to be directors of Sparky.

PART II

COMMITTEE PROCEDURE

4. Vacancies

Where a vacancy occurs at any time in the membership of the Committee, it may be filled by the Board of Directors on the recommendation of the Corporate Governance & Nominating Committee and shall be filled by the Board of Directors if the membership of the Committee is fewer than three directors. The Board of Directors may remove and replace any member of the Committee.

5. Committee Chair

The Board of Directors shall appoint a Chair (the “Chair”) for the Committee. The Chair may be removed and replaced by the Board of Directors.

6. Absence of Chair

If the Chair is not present at any meeting of the Committee, one of the other members of the Committee present at the meeting shall be chosen by the Committee to preside at the meeting.

7. Secretary of Committee

The Committee shall appoint a Secretary who need not be a director of Sparky.

8. Regular Meetings

The Chair, in consultation with the Committee members, shall determine the schedule and frequency of the Committee meetings, provided that the Committee shall meet at least quarterly. The Committee at any time may, and at each regularly scheduled Committee meeting shall, meet without management present and shall meet periodically with management and the independent auditor. The Committee shall also meet separately with the independent auditor at every meeting of the Committee at which the independent auditor is present.

9. Special Meetings

The Chair, any two members of the Committee, the independent auditor or the Chief Executive Officer of Sparky may call a special meeting of the Committee.

10. Quorum

Two members of the Committee, present in person or by telephone or other telecommunication device that permits all persons participating in the meeting to speak to each other, shall constitute a quorum.

11. Notice of Meetings

Notice of the time and place of every meeting shall be given in writing or by e-mail or facsimile communication to each member of the Committee at least 48 hours prior to the time fixed for such meeting; provided, however, that a member may in any manner waive notice of a meeting and attendance of a member at a meeting is a waiver of notice of the meeting, except where a member attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

12. Agenda

The Chair shall develop and set the Committee’s agenda, in consultation with other members of the Committee, the Board of Directors and management of Sparky. The agenda and information concerning the business to be conducted at each Committee meeting shall, to the extent practical, be communicated to the members of the Committee sufficiently in advance of each meeting to permit meaningful review.

13. Delegation

The Committee shall have the power to delegate its authority and duties to subcommittees or individual members of the Committee as it deems appropriate.

14. Access

In discharging its oversight role, the Committee shall have full access to all books, records, facilities and personnel of Sparky.

15. Attendance of Officers at a Meeting

At the invitation of the Chair, one or more officers or employees of Sparky may, and if required by the Committee shall, attend a meeting of the Committee.

16. Procedure, Records and Reporting

The Committee shall fix its own procedure at meetings, keep records of its proceedings and report to the Board of Directors when the Committee may deem appropriate (but not later than the next meeting of the Board of Directors).

17. Outside Consultants or Advisors

The Committee, when it considers it necessary or advisable, may retain, at Sparky’s expense, outside consultants or advisors to assist or advise the Committee independently on any matter within its mandate. The Committee shall have the sole authority to retain or terminate such consultants or advisors, including the sole authority to approve the fees and other retention terms for such persons.

PART III

MANDATE OF COMMITTEE

18. Appointment of Sparky’s Independent Auditor

Subject to confirmation by the independent auditor of its compliance with Canadian regulatory registration requirements, the Committee shall recommend to the Board of Directors the appointment of the independent auditor for purpose of preparing or issuing any audit report or performing other audit, review or attest services for Sparky, such appointment to be confirmed by Sparky’s shareholders at each annual meeting. The Committee shall also recommend to the Board of Directors the approval of fees to be paid to the independent auditor for audit services and shall pre-approve the retention of the independent auditor for any permitted non-audit service. The Committee shall also be directly responsible for the retention and oversight of the work of the independent auditor (including resolution of disagreements between management of Sparky and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for Sparky. The independent auditor shall report directly to the Committee.

The Committee shall review the independence of the external auditor including a written report from the external auditor respecting its independence and consideration of applicable auditor independence standards.

19. Specific Mandates

The Committee, to the extent required by applicable laws or rules, or otherwise considered by the Committee to be necessary or appropriate, shall:

(a)	Oversight in Respect of Financial Disclosure

(i)	review, discuss with management of Sparky and the independent auditor and recommend to the Board of Directors for approval:

A.	the audited annual financial statements;

B.	the annual information form;

C.	the annual management’s discussion and analysis;

D.	the portions of the management proxy circular, for any annual or special meeting of shareholders, containing significant financial information respecting Sparky;

E.	all financial statements included in prospectuses or other offering documents;

F.	all prospectuses and all documents which may be incorporated by reference in a prospectus, other than any pricing supplement issued pursuant to a shelf prospectus;

G.	any significant financial information respecting Sparky contained in a material change report;

(ii)	review, discuss with management of Sparky and the independent auditor, and approve:

A.	the unaudited interim financial statements;

B.	the quarterly management’s discussion and analysis;

C.	the interim reports;

(iii)	review and discuss with management of Sparky and the independent auditor:

A.	each press release which contains significant financial information respecting Sparky or contains estimates or information regarding Sparky’s future financial or operational performance or prospects;

B.	the use of “pro forma” or “adjusted” non-IFRS information;

C.	financial information and earnings guidance provided to analysts and rating agencies; provided, however, that such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made). The Committee need not discuss in advance each instance in which Sparky may provide earnings guidance or presentations to rating agencies;

(iv)	review with management of Sparky and the independent auditor major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls and procedures for financial reporting that could significantly affect Sparky’s financial statements;

(v)	review with management of Sparky and the independent auditor, and satisfy itself as to the adequacy of the procedures that are in place for the review of Sparky’s disclosure of financial information extracted or derived from Sparky’s financial statements, and periodically assess the adequacy of those procedures;

(vi)	review with management of Sparky and the independent auditor (including those of the following that are contained in any report of the independent auditor): (a) all critical accounting policies and practices to be used by Sparky in preparing its financial statements; (b) all alternative treatments of financial information within IFRS that have been discussed with management, ramifications of the use of these alternative disclosures and treatments, and the treatment preferred by the independent auditor; and (c) other material communications between the independent auditor and management of Sparky, such as any management letter or schedule of unadjusted differences;

(vii)	review with management of Sparky and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet transactions on Sparky’s financial statements;

(viii)	review the plans of management of Sparky and the independent auditor regarding any significant changes in accounting practices or policies and the financial and accounting impact thereof;

(ix)	review with management of Sparky, the independent auditor and, if necessary, legal counsel, any litigation, claim or contingency, including tax assessments, that could have a material effect upon the financial position of Sparky, and the manner in which these matters have been disclosed in the financial statements; and

(x)	discuss with management Sparky’s material financial risk exposures and the steps management of Sparky has taken to monitor and control such exposures, including Sparky’s financial risk assessment and financial risk management policies.

(b)	Oversight in Respect of Legal and Regulatory Matters

(i)	review, if necessary, with legal counsel, Sparky’s compliance policies, legal matters and any material reports or inquiries received from regulators or governmental agencies that could have a material effect upon the financial position of Sparky and which are not subject to the oversight of another committee of the Board of Directors.

(c)	Oversight in Respect of Internal Audit

(i)	review the annual audit plans of the Chief Financial Officer of Sparky and the independent auditor;

(ii)	review the significant findings prepared by the Chief Financial Officer of Sparky and recommendations issued by any external party relating to internal audit issues, together with management’s response thereto;

(iii)	monitor compliance with Sparky’s policies and avoidance of conflicts of interest that may have a material impact on the financial statements;

(iv)	review the adequacy of the resources of the Chief Financial Officer of Sparky to ensure the objectivity of the internal audit function;

(v)	consult with management on management’s appointment, replacement, reassignment or dismissal of the Chief Financial Officer of Sparky;

(vi)	ensure the Chief Financial Officer of Sparky has access to the Chair, the Chairman of the Board of Directors and the Chief Executive Officer of Sparky, and shall meet separately with the Chief Financial Officer of Sparky to review any problems or difficulties he or she may have encountered and specifically:

A.	any difficulties which were encountered in the course of the audit work, including restrictions on the scope of activities or access to required information, and any disagreements with management of Sparky; and

B.	any changes required in the planned scope of the internal audit;

and report to the Board of Directors on such meetings;

(vii)	periodically review officers’ expenses.

(d)	Oversight in Respect of the Independent Auditor

(i)	meet with the independent auditor prior to the annual audit to review the planning and staffing of the audit;

(ii)	review annually the independent auditor’s formal written statement of independence delineating all relationships between itself and Sparky and review all such relationships;

(iii)	receive and review annually the independent auditor’s written report on its own internal quality control procedures; any material issues raised by the most recent internal quality control review, or peer review, of the independent auditor, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, and any steps taken to deal with such issues;

(iv)	review the experience, qualifications and performance of the senior members of the audit team of the independent auditor;

(v)	review and evaluate the independent auditor, including the lead partner of the independent auditor team;

(vi)	review with the independent auditor the adequacy and appropriateness of the accounting policies used in preparation of the financial statements;

(vii)	meet separately with the independent auditor to review with them any problems or difficulties they may have encountered and specifically:

A.	any difficulties which were encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information, and any disagreements with management of Sparky; and

B.	any changes required in the planned scope of the audit;

and report to the Board of Directors on such meetings;

(viii)	review the annual post-audit or management letter from the independent auditor and management’s response and follow-up in respect of any identified weakness, inquire regularly of management of Sparky and the independent auditor of any significant issues between them and how they have been resolved, and intervene in the resolution if required; and

(ix)	review the engagement reports of the independent auditor on unaudited financial statements of Sparky.

(e)	Oversight in Respect of Audit and Non-Audit Services

(i)	have the sole authority to pre-approve all audit services (which may entail providing comfort letters in connection with securities underwritings) and all permitted non-audit services, other than non-audit services where:

A.	the aggregate amount of all such non-audit services provided to Sparky constitutes not more than 10% of the total amount of revenues paid by Sparky to the independent auditor during the fiscal year in which the non-audit services are provided; and

B.	such services were not recognized by Sparky at the time of the engagement to be non-audit services; and

C.	such services are promptly brought to the attention of the Committee and approved prior to the completion of the audit by the Committee or by one or more members of the Committee to whom authority to grant such approvals has been delegated by the Committee.

(f)	Oversight in Respect of Certain Policies

(i)	Review and approve procedures for: (a) the receipt, retention and treatment of complaints received by Sparky regarding accounting, internal accounting controls or auditing matters; and (b) the confidential, anonymous submissions by employees of Sparky of concerns regarding questionable accounting or auditing matters.

(ii)	periodically review Sparky’s public disclosure policy.

The Committee may delegate to one or more designated members of the Committee the authority to grant pre-approvals required by this section. The decisions of any member to whom authority is delegated to pre-approve an activity shall be presented to the Committee at each of its scheduled meetings. If the Committee approves an audit service within the scope of the engagement of the independent auditor, such audit service shall be deemed to have been pre-approved for purposes of this section.

20. Non-Exhaustive List

The foregoing list of duties is not exhaustive, and the Committee may, in addition, perform such other functions as may be necessary or appropriate for the performance of its oversight responsibilities.

21. Review of Committee’s Charter

The Committee shall assess the adequacy of this Charter on an annual basis and recommend any changes to the Board of Directors.

22. Oversight Function

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that Sparky’s financial statements are complete and accurate or are in accordance with International Financial Reporting Standards. These are the responsibilities of management of Sparky and the independent auditor. The Committee and its Chair are members of the Board of Directors, appointed to the Committee to provide broad oversight of the financial risk and control related activities of Sparky, and are specifically not accountable nor responsible for the day to day operation or performance of such activities. The role of all Committee members is to oversee the process, not to certify or guarantee the accuracy or completeness of the internal or external audit of Sparky’s financial information or public disclosure.

SCHEDULE “D”

OPTIMAL FINANCIAL STATEMENTS

(SEE ATTACHED)

Optimal Resources Inc.

Financial Statements

Period from Incorporation on May 13, 2010 to June 30, 2010

CHARTERED ACCOUNTANTS MacKay LLP	1100 – 1177 West Hastings Street Vancouver, BC V6E 4T5 Tel: (604) 687-4511 Fax: (604) 687-5805 Toll Free: 1-800-351-0426 www.mackay.ca

Auditors’ Report

To the Directors

Optimal Resources Inc.

We have audited the statement of financial position of Optimal Resources Inc. as at June 30, 2010 and the statements of loss and comprehensive loss, changes in equity and cash flows for the period from incorporation on May 13, 2010 to June 30, 2010. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with Canadian generally accepted auditing standards. Those standards require that we plan ad perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used ad significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these financial statements present fairly, in all material respects, the financial position of Optimal Resources Inc. as at June 30, 2010 and the results of its operations and its cash flows for the period from incorporation on May 13, 2010 to June 30, 2010 in accordance with International Financial Reporting Standards.

Vancouver, Canada	“MacKay LLP”
November 19, 2010	Chartered Accountants

Optimal Resources Inc.

Statement of Financial Position

	Notes	June 30, 2010

Assets

Current assets
Cash		$8,321
Amounts receivable		1,914

		10,235

Non-current assets
Deferred financing costs	8 and 9	40,464

Total assets		$50,699

Liabilities

Current liabilities
Accounts payable and accrued liabilities		$31,968

Total liabilities		31,968

Equity
Share capital	7	19,593
Share subscription receivable	7	(167)
Share subscription payable	7	112
Deficit		(807)

Total equity		18,731

Total liabilities and equity		$50,699

Subsequent events (note 9)

See accompanying notes to the financial statements.

These financial statements were approved by the Board of Directors on November 22, 2010:

(signed) “David Grohs” , Director	(signed) “Nance McCollom” , Director

Optimal Resources Inc.

Statement of Loss and Comprehensive Loss

Period From Incorporation on May 13, 2010 to June 30, 2010

Expenses
General and administrative	$807

Net loss and comprehensive loss for the period	$807

Basic and diluted loss per share	$0.00

Weighted average number of shares outstanding	10,989,985

See accompanying notes to the financial statements.

Optimal Resources Inc.

Statement of Changes in Equity

Period from Incorporation on May 13, 2010 to June 30, 2010

	Notes	Number of common shares	Share capital	Share subscription receivable	Share subscription payable	Deficit	Total equity

Issue of Common Shares	7	19,592,724	$19,593	$(167)	$112	$—	$19,538

Loss for the period		—	—	—	—	(807)	(807)

Balance at June 30, 2010		19,592,724	$19,593	$(167)	$112	$(807)	$18,731

See accompanying notes to the financial statements.

Optimal Resources Inc.

Statement of Cash Flows

Period From Incorporation on May 13, 2010 to June 30, 2010

Cash provided by (used in):

Cash flows from operating activities
Loss for the period	$(807)
Changes in non-cash working capital Amounts receivable	(1,914)

Net cash used in operating activities	(2,721)

Cash flows from investing activities	—

Net cash used in investing activities	—

Cash flows from financing activities
Proceeds from issue of Common Shares	19,538
Deferred financing costs	(8,496)

Net cash from (used in) financing activities	11,042

Change in cash	8,321

Cash, beginning of period	—

Cash, end of period	$8,321

Non-cash Investing Activities

Accounts payable and accrued liabilities related to deferred financing costs	$31,968

See accompanying notes to the financial statements.

Optimal Resources Inc.

Notes to Financial Statements

Period From Incorporation on May 13, 2010 to June 30, 2010

1.	General business description

Optimal Resources Inc. (“Optimal” or the “Company”) was incorporated under the laws of British Columbia on May 13, 2010. The Company will be engaged in the exploration for and development and production of oil and gas. As at and during the period ended June 30, 2010, the Company had not yet commenced active operations.

The head office and principal place of business of the Company are located at 222 – 10451 Shellbridge Way, Richmond, British Columbia, Canada, V6X 2W8. The registered and records office of the Company are located at 1130 – 400 Burrard Street, Vancouver, British Columbia, Canada, V6C 3A6.

The accompanying financial statements have been prepared on the basis of accounting principles applicable to a going concern. The Company’s ability to continue as a going concern is dependent upon achieving profitable operations and upon obtaining additional financing. Accordingly, they do not give effect to adjustments that would be necessary should the Company be unable to continue as a going concern and therefore be required to realize its assets and retire its liabilities in other than the normal course of business and at amounts different from those in the accompanying financial statements.

2.	Basis of preparation

(a)	Statement of compliance

The financial statements have been prepared in accordance with International Financial Reporting Standards (IFRS) as issued by the International Accounting Standards Board (IASB) and interpretations of the International Financial Reporting Interpretations Committee (IFRIC).

The financial statements were authorized for issue by the Board of Directors on November 22, 2010.

(b)	Basis of measurement

The financial statements have been prepared on the historical cost basis except for held for trading financial assets which are measured at fair value with changes in fair value recorded in earnings.

The methods used to measure fair values are discussed in note 4.

(c)	Functional and presentation currency

These financial statements are presented in Canadian dollars, which is the Corporation’s functional currency.

Optimal Resources Inc.

Notes to Financial Statements

Period From Incorporation on May 13, 2010 to June 30, 2010

2.	Basis of preparation (continued)

(d)	Use of estimates and judgments

The preparation of financial statements in conformity with IFRS requires management to make judgments, estimates and assumptions that affect the application of accounting policies and the reported amounts of assets, liabilities, income and expenses. Actual results may differ from these estimates.

Estimates and judgments are continually evaluated and are based on historical experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances. Accounting estimates will, by definition, seldom equal the actual results. Revisions to accounting estimates are recognized in the period in which the estimates are revised and in any future years affected.

3.	Significant accounting policies

The accounting policies set out below have been applied consistently to the period presented in these financial statements, and have been applied consistently by the Company.

(a)	Financial instruments

A financial instrument is any contract that gives rise to a financial asset of one entity and a financial liability or equity instrument of another entity.

(i)	Financial assets

Financial assets include accounts receivable and cash and cash equivalents. Purchases and sales of financial assets are recognized on the settlement date, which is the date on which the asset is delivered to or by the Company. Financial assets are derecognized when the rights to receive cash flows from the investments have expired or were transferred and the Company has transferred substantially all risks and rewards of ownership. Financial assets are classified in the following categories at the time of initial recognition based on the purpose for which the financial assets were acquired:

Financial assets at fair value through profit or loss

Classification

Financial assets at fair value through profit or loss are financial assets held for trading. A financial asset is classified in this category if acquired principally for the purpose of selling in the short-term or if so designated by management and its performance is evaluated on a fair value basis, in accordance with the Company’s documented risk management or investment strategy. The Company has designated cash and cash equivalents as held for trading. Derivatives are also categorized as held for trading unless they are designated as hedges.

Optimal Resources Inc.

Notes to Financial Statements

Period From Incorporation on May 13, 2010 to June 30, 2010

3.	Significant accounting policies (continued)

(a)	Financial instruments (continued)

(i)	Financial assets (continued)

Recognition and measurement

Financial assets carried at fair value through profit or loss are initially recognized, and subsequently carried, at fair value, with changes recognized in the income statement. Transaction costs are expensed when incurred.

Loans and receivables

Classification

Loans and receivables are non-derivative financial assets with fixed or determinable payments that are not quoted in an active market. They are included in current assets, except for those with maturities greater than 12 months after the balance sheet date, which are classified as non-current assets. Assets in this category include accounts receivable and are classified as current assets in the balance sheet.

Recognition and measurement

Loans and receivables are initially recognized at fair value plus transaction costs and subsequently carried at amortized cost using the effective interest method, less any impairment losses. Interest income is recognized by applying the effective interest rate, except for short-term receivables when the recognition of interest would be immaterial.

Available-for-sale financial assets

Available-for-sale financial assets are non-derivatives that are either designated in this category or not classified in any of the other categories. They consist of investments in equity securities and certain other debt securities. They are included in other non-current financial assets unless management intends to dispose of the investment within 12 months of the balance sheet date. The Company has not designated any financial assets as available-for-sale.

Reclassification of financial assets

Reclassification is only permitted in rare circumstances and where the asset is no longer held for the purpose of selling in the short-term. In all cases, reclassifications of financial assets are limited to debt instruments. Reclassifications are accounted for at the fair value of the financial asset at the date of reclassification.

Optimal Resources Inc.

Notes to Financial Statements

Period From Incorporation on May 13, 2010 to June 30, 2010

3.	Significant accounting policies (continued)

(a)	Financial instruments (continued)

(ii)	Financial liabilities

Financial liabilities primarily consist of accounts payables and accrued liabilities and bank indebtedness (if any). Financial liabilities are initially measured at fair value and subsequently measured at amortized cost for liabilities that are not hedged, and fair value for liabilities that are hedged. Non-performance risk, including the Company’s own credit risk for financial liabilities, is considered when determining the fair value of financial assets or liabilities, including derivative liabilities.

(iii)	Equity instruments

Common Shares, Equalization Warrants, Special Voting Shares and Put and Call Obligations are classified as equity. Incremental costs directly attributable to the issue of Common Shares, Equalization Warrants, stock options and Performance Warrants are recognized as a deduction from equity, net of any tax effects.

(iv)	Impairment

The Company assesses at each balance sheet date whether there is objective evidence that a financial asset, other than those at fair value through profit or loss, or a group of financial assets is impaired. When an impairment has occurred, the cumulative loss is recognized in profit or loss.

Individually significant financial assets are tested for impairment on an individual basis. The remaining financial assets are assessed collectively in groups that share similar credit risk characteristics. For receivables that are assessed not to be impaired individually are, in addition, assessed for impairment on a collective basis. Objective evidence of impairment for a portfolio of receivables could include the Company’s past experience of collecting payments, an increase in the number of delayed payments in the portfolio past the average credit period of 90 days, as well as observable changes in national or local economic conditions that correlate with default on receivables.

For financial assets carried at amortized cost, the amount of the impairment loss recognized is the difference between the asset’s carrying amount and the present value of estimated future cash flows, discounted at the financial asset’s original effective interest rate.

The carrying amount of the financial asset is reduced by the impairment loss directly for all financial assets with the exception of accounts receivable, where the carrying amount is reduced through the use of an allowance account. When an accounts receivable is considered uncollectible, it is written off against the allowance account. Subsequent recoveries of amounts previously written off are credited against the allowance account. Changes in the carrying amount of the allowance account are recognized in profit or loss.

Optimal Resources Inc.

Notes to Financial Statements

Period From Incorporation on May 13, 2010 to June 30, 2010

3.	Significant accounting policies (continued)

(a)	Financial instruments (continued)

(iv)	Impairment (continued)

When an available-for-sale financial asset is considered to be impaired, cumulative gains or losses previously recognized in other comprehensive income are reclassified to profit or loss in the period.

With the exception of available-for-sale equity instruments, if, in a subsequent period, the amount of the impairment loss decreases and the decrease can be related objectively to an event occurring after the impairment was recognized, the previously recognized impairment loss is reversed through profit or loss to the extent that the carrying amount of the investment at the date the impairment is reversed does not exceed what the amortized cost would have been had the impairment not been recognized.

In respect of available-for-sale equity securities, impairment losses previously recognized in profit or loss are not reversed through profit or loss. Any increase in fair value subsequent to an impairment loss is recognized in other comprehensive income.

(b)	Property and equipment

(i)	Recognition and measurement

Exploration and evaluation expenditures

Pre-licence seismic and other costs are recognized in income as incurred.

Exploration and evaluation costs, including the costs of acquiring licences and exploratory drilling are capitalized as either tangible or intangible exploration and evaluation assets according to the nature of the assets acquired. The costs are accumulated in cost centres by well, field or exploration area pending determination of technical feasibility and commercial viability.

Exploration and evaluation assets are assessed for impairment if (i) sufficient data exists to determine technical feasibility and commercial viability, and (ii) facts and circumstances suggest that the carrying amount exceeds the recoverable amount. For purposes of impairment testing, exploration and evaluation assets are allocated to cash-generating units.

The technical feasibility and commercial viability of extracting a mineral resource is considered to be determinable when proved reserves are determined to exist. A review of each exploration license or field is carried out, at least annually, to ascertain whether proved reserves have been discovered. Upon determination of proved reserves, exploration and evaluation assets attributable to those reserves are first tested for impairment and then reclassified from exploration and evaluation assets to a separate category within property and equipment referred to as oil and gas interests.

Optimal Resources Inc.

Notes to Financial Statements

Period From Incorporation on May 13, 2010 to June 30, 2010

3.	Significant accounting policies (continued)

(b)	Property and equipment (continued)

(i)	Recognition and measurement (continued)

Exploration and evaluation expenditures (continued)

For exchanges (swaps or farm-ins) or parts of exchanges that involve only capitalized exploration and evaluation costs, the exchange is accounted for at cost.

Development and production costs

Items of property and equipment referred to as oil and gas interests, which include oil and gas development and production assets, are measured at cost less accumulated depletion and depreciation and accumulated impairment losses. Development and production assets are grouped into cash-generating units for impairment testing. When significant parts of an item of property and equipment, including oil and gas interests, have different useful lives, they are accounted for as separate items (major components).

Gains and losses on disposal of an item of property and equipment, including oil and gas interests, are determined by comparing the proceeds from disposal with the carrying amount of property and equipment and are recognized net within “other income” or “other expenses” in profit or loss.

Exchanges of development and production assets (swaps or farm-ins) are measured at fair value unless the exchange transaction lacks commercial substance or the fair value of neither the asset received nor the asset given up is reliably measurable. The cost of the acquired asset is measured at the fair value of the asset given up, unless the fair value of the asset received is more clearly evident. Where fair value is not used, the cost of the acquired asset is measured at the carrying amount of the asset given up. Any gain or loss on derecognition of the asset given up is recognized in profit or loss.

(ii)	Subsequent costs

Costs incurred subsequent to the determination of technical feasibility and commercial viability and the costs of replacing parts of property and equipment are recognized as oil and gas interests only when they increase the future economic benefits embodied in the specific asset to which they relate. All other expenditures are recognized in income as incurred. Such capitalized oil and gas interests generally represent costs incurred in developing proved and/or probable reserves and bringing in or enhancing production from such reserves, and are accumulated on a field or geotechnical area basis. The carrying amount of any replaced or sold component is derecognized. The costs of the day-to-day servicing of property and equipment are recognized in income as incurred.

Optimal Resources Inc.

Notes to Financial Statements

Period From Incorporation on May 13, 2010 to June 30, 2010

3.	Significant accounting policies (continued)

(b)	Property and equipment (continued)

(iii)	Depletion and depreciation

The net carrying value of development or production assets is depleted using the unit of production method by reference to the ratio of production in the year to the related proved and probable reserves, taking into account estimated future development costs necessary to bring those reserves into production. Future development costs are estimated taking into account the level of development required to produce the reserves.

Proved and probable reserves are estimated using reserve engineer reports and represent the estimated quantities of crude oil, natural gas and natural gas liquids which geological, geophysical and engineering data demonstrate with a specified degree of certainty to be recoverable in future years from known reservoirs and which are considered commercially producible. There should be a 50 percent statistical probability that the actual quantity of recoverable reserves will be more than the amount estimated as proved and probable and a 50 percent statistical probability that it will be less. The equivalent statistical probabilities for the proved component of proved and probable reserves are 90 percent and 10 percent, respectively.

Such reserves may be considered commercially producible if management has the intention of developing and producing them and such intention is based upon:

•	a reasonable assessment of the future economics of such production;

•	a reasonable expectation that there is a market for all or substantially all the expected oil and gas production; and

•	evidence that the necessary production, transmission and transportation facilities are available or can be made available.

For other assets, cumulatively referred to as corporate and other, depreciation is recognized in profit or loss on a declining balance basis at rates approximating their estimated useful lives.

Optimal Resources Inc.

Notes to Financial Statements

Period From Incorporation on May 13, 2010 to June 30, 2010

3.	Significant accounting policies (continued)

(c)	Impairment

Non-financial assets

The carrying amounts of the Company’s non-financial assets, other than exploration and evaluation assets and deferred tax assets, are reviewed at each reporting date to determine whether there is any indication of impairment. If any such indication exists, then the asset’s recoverable amount is estimated. Exploration and evaluation assets are assessed for impairment when they are reclassified to property and equipment, as oil and natural gas interests, and also if facts and circumstances suggest that the carrying amount exceeds the recoverable amount.

For the purpose of impairment testing, assets are grouped together into the smallest group of assets that generates cash inflows from continuing use that are largely independent of the cash inflows of other assets or groups of assets (the “cash-generating unit” or “CGU”). The recoverable amount of an asset or a CGU is the greater of its value in use and its fair value less costs to sell.

In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset. Value in use is generally computed by reference to the present value of the future cash flows expected to be derived from production of proved and probable reserves.

The goodwill acquired in a business combination, for the purpose of impairment testing, is allocated to the CGU’s that are expected to benefit from the synergies of the combination. Exploration and evaluation assets are allocated to related CGU’s when they are assessed for impairment, both at the time of any triggering facts and circumstances as well as upon their eventual reclassification to producing assets (oil and gas interests in property and equipment).

An impairment loss is recognized if the carrying amount of an asset or its CGU exceeds its estimated recoverable amount. Impairment losses are recognized in profit or loss. Impairment losses recognized in respect of CGU’s are allocated first to reduce the carrying amount of any goodwill allocated to the units and then to reduce the carrying amounts of the other assets in the unit (group of units) on a pro rata basis.

An impairment loss in respect of goodwill is not reversed. In respect of other assets, impairment losses recognized in prior years are assessed at each reporting date for any indications that the loss has decreased or no longer exists. An impairment loss is reversed if there has been a change in the estimates used to determine the recoverable amount. An impairment loss is reversed only to the extent that the asset’s carrying amount does not exceed the carrying amount that would have been determined, net of depletion and depreciation or amortization, if no impairment loss had been recognized.

Optimal Resources Inc.

Notes to Financial Statements

Period From Incorporation on May 13, 2010 to June 30, 2010

3.	Significant accounting policies (continued)

(d)	Stock-based compensation

The Company may grant stock options and Performance Warrants to directors, officers, employees and consultants of the Company. Consultants are classified as an employee when the individual is an employee for legal or tax purposes (direct employee) or provides services similar to those performed by a direct employee.

The fair value of stock options and Performance Warrants are recognized as stock-based compensation expense, with a corresponding increase in contributed surplus over the vesting period. The fair value is measured at grant date and each tranche is recognized on a graded-vesting basis over the period during which the options vest. The fair value of the stock options and Performance Warrants granted are measured using the Black-Scholes option pricing model taking into account the terms and conditions upon which the options were granted. A forfeiture rate is estimated on the grant date and is adjusted to reflect the actual number of options that vest. When stock options and Performance Warrants are exercised, the cash proceeds together with the amount previously recorded as contributed surplus is recorded as share capital.

(e)	Decommissioning provisions

An obligation to incur restoration, rehabilitation and environmental costs arises when environmental disturbance is caused by the exploration, development or ongoing production of oil and gas properties.

A decommissioning provision is recognized as a liability for obligations associated with the abandonment of oil and gas wells, related facilities, compressors and plants, removal of equipment from leased acreage and returning such land to its original condition as set by standards of environmental regulations.

The Company records the fair value of each decommissioning obligation in the period a well or related asset is drilled, constructed or acquired. Decommissioning obligations are measured at the present value of management’s best estimate of expenditure required to settle the present obligation at the balance sheet date. Provisions are determined by discounting the expected future cash flows at a pre-tax risk-free rate. The expected future cash flows reflect current market assessments and the risks specific to the liability.

The obligation is reviewed regularly by the Company’s management based on current regulations, costs, technologies and industry standards. The discounted obligation is initially capitalized as part of the carrying amount of the related property and equipment, and a corresponding liability is recognized. The increase in oil and gas interests is depleted and depreciated on the same basis as the related oil and gas component, while the liability is accreted to income until it is settled or sold.

Optimal Resources Inc.

Notes to Financial Statements

Period From Incorporation on May 13, 2010 to June 30, 2010

3.	Significant accounting policies (continued)

(e)	Decommissioning provisions (continued)

Subsequent to the initial measurement, the obligation is adjusted at the end of each period to reflect the passage of time and changes in the estimated future cash flows underlying the obligation. The increase in the provision due to the passage of time is recognized as finance costs whereas increases/decreases due to changes in the estimated future cash flows are capitalized. Actual costs incurred upon settlement of the decommissioning provisions are charged against the provision to the extent the provision was established.

(f)	Flow-through shares

From time to time, the Company finances a portion of its exploration and development activities through the issuance of flow-through shares. Under the terms of the flow-through share agreements, the tax attributes of the related expenditures are renounced to subscribers. The stated capital recorded on flow-through share issuances is equal to the estimated fair value of the Common Shares, exclusive of the flow-through component, on the date of issue. The difference between the gross proceeds received on the issuance of the flow-through shares and the estimated fair value of the common shares is recorded as a liability (“the flow-through share premium”) until qualifying expenditures are incurred. When the expenditures are incurred the deferred tax liability is recorded through a charge to income tax expense less the reversal of the flow-through share premium previously reported.

(g)	Revenue

Revenue from the sale of oil and gas is recognized based on volumes delivered to customers at contractual delivery points and rates.

The costs associated with the delivery, including operating and maintenance costs, transportation and production-based royalty expenses are recognized in the same period in which the related revenue is earned and recorded. Transportation costs are presented as a separate expense in the statement of income.

Revenue is measured net of discounts, customs duties and royalties. With respect to the latter, the Company is acting as a collection agent on behalf of others.

Tariffs and tolls charged to other entities for use of pipelines and facilities owned by the Company are recognized as revenue as they accrue in accordance with the terms of the service or tariff and tolling agreements.

Royalty income is recognized as it accrues in accordance with the terms of the overriding royalty agreements.

Optimal Resources Inc.

Notes to Financial Statements

Period From Incorporation on May 13, 2010 to June 30, 2010

3.	Significant accounting policies (continued)

(h)	Finance income and expenses

Finance income, consisting of interest income, is recognized as it accrues in profit or loss, using the effective interest method.

Finance expense comprises interest expense on borrowings, accretion of the discount on decommissioning provisions and impairment losses recognized on financial assets.

Borrowing costs incurred for the construction of qualifying assets are capitalized during the period of time that is required to complete and prepare the assets for their intended use or sale.

Where funds are borrowed specifically to finance a project, the amount capitalized represents the actual borrowing costs incurred. Where the funds used to finance a project form part of general borrowings, the amount capitalized is calculated using a weighted average of rates applicable to relevant general borrowings of the Company during the period.

All other borrowing costs are recognized in profit or loss using the effective interest method.

(i)	Income taxes

Income tax expense comprises current and deferred tax. Income tax expense is recognized in profit or loss except to the extent that it relates to items recognized directly in equity, in which case it is recognized in equity.

Current tax is the expected tax payable on the taxable income for the year, using tax rates enacted or substantively enacted at the reporting date, and any adjustment to tax payable in respect of previous periods.

Deferred tax is recognized using the liability method, providing for temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for taxation purposes. Deferred tax liabilities are generally recognized for all taxable temporary differences. Deferred tax assets are generally recognized for all deductible temporary differences to the extent that it is probable that taxable profits will be available against which those deductible temporary differences, and the carry forward of non-capital losses, can be utilized. Deferred tax is not recognized on the initial recognition of assets or liabilities in a transaction that is not a business combination. In addition, deferred tax is not recognized for taxable temporary differences arising on the initial recognition of goodwill. Deferred tax is measured at the tax rates that are expected to be applied to temporary differences when they reverse, based on the laws that have been enacted or substantively enacted by the reporting date. Deferred tax assets and liabilities are offset if there is a legally enforceable right to offset, and they relate to income taxes levied by the same taxation authority on the same taxable entity, or on different tax entities, but they intend to settle current tax liabilities and assets on a net basis or their tax assets and liabilities will be realized simultaneously.

Optimal Resources Inc.

Notes to Financial Statements

Period From Incorporation on May 13, 2010 to June 30, 2010

3.	Significant accounting policies (continued)

(i)	Income taxes (continued)

A deferred tax asset is recognized to the extent that it is probable that future taxable profits will be available against which the temporary difference can be utilized. Deferred tax assets are reviewed at each reporting date and are reduced to the extent that it is no longer probable that the related tax benefit will be realized. Unrecognized deferred tax assets are reassessed at each reporting date and are recognized to the extent that it has become probable that future profit will allow the deferred tax asset to be recovered and/or the carrying value of temporary differences exceed their tax basis.

(j)	New standards and interpretations not yet adopted

Certain new standards, interpretations, amendments and improvements to existing standards were issued by the IASB or IFRIC that are mandatory for accounting periods beginning after January 1, 2011 or later periods. The standards impacted that are applicable to the Company are as follows:

Effective for annual periods beginning on or after January 1, 2011

•	IFRS 7 (Amendment) – Clarification of required level of disclosure

•	IAS 1 (Amendment) – Clarification of statement of changes in equity

•	IAS 24 (Amendment) – Related party disclosures

•	IAS 34 (Amendment) – Disclosure requirements for significant events and transactions

Effective for annual periods beginning on or after July 1, 2011

•	IFRS 3 (Amendment) – Business combinations

•	IAS 27 (Amendment) – Consolidated and separate financial statements

Effective for annual periods beginning on or after January 1, 2013

•	IFRS 9 Financial Instruments (new) – partial replacement of IAS 39. All of IAS 39 is expected to be replaced in its entirety by the end of 2010.

The Company is currently assessing the impact that these standards will have on the financial statements.

4.	Determination of fair values

A number of the Company’s accounting policies and disclosures require the determination of fair value, for both financial and non-financial assets and liabilities. Fair values have been determined for measurement and/or disclosure purposes based on the following methods. When applicable, further information about the assumptions made in determining fair values is disclosed in the notes specific to that asset or liability.

The fair value of cash, amounts receivable and accounts payable and accrued liabilities approximates their carrying value due to their short-term to maturity.

Optimal Resources Inc.

Notes to Financial Statements

Period From Incorporation on May 13, 2010 to June 30, 2010

4.	Determination of fair values (continued)

The significance of inputs used in making fair value measurements are examined and classified according to a fair value hierarchy. Fair values of assets and liabilities included in Level 1 are determined by reference to quoted prices in active markets for identical assets and liabilities. Assets and liabilities in Level 2 include valuations using inputs other than quoted prices for which all significant outputs are observable, either directly or indirectly and are based on valuation models and techniques where the inputs are derived from a quoted indices. Level 3 valuations are based on inputs that are unobservable and significant to the overall fair value measurement.

Cash is measured at fair value based on a Level 1 designation.

5.	Financial risk management

(a)	Overview

The Company’s activities expose it to a variety of financial risks that arise as a result of its exploration, development, production, and financing activities such as:

•	credit risk;

•	liquidity risk; and

•	market risk.

This note presents information about the Company’s exposure to each of the above risks, the Company’s objectives, policies and processes for measuring and managing risk, and the Company’s management of capital. Further quantitative disclosures are included throughout these financial statements.

The Company employs risk management strategies and polices to ensure that any exposures to risk are in compliance with the Company’s business objectives and risk tolerance levels. While the Board of Directors has the overall responsibility for the establishment and oversight of the Company’s risk management framework, management has the responsibility to administer and monitor these risks.

(b)	Credit risk

Credit risk is the risk of financial loss to the Company if a customer or counterparty to a financial instrument fails to meet its contractual obligations. Substantially all of the Company’s accounts receivable are due from joint venture partners and government agencies and are subject to normal credit risk. The Company will also have receivables from oil gas marketers once production of its oil and gas interests commence. The maximum exposure to credit risk at June 30, 2010 is as follows:

Carrying amount
June 30, 2010

Cash	$8,321
Amounts receivable	1,914

$10,235

Optimal Resources Inc.

Notes to Financial Statements

Period From Incorporation on May 13, 2010 to June 30, 2010

5.	Financial risk management (continued)

(b)	Credit risk (continued)

Amounts receivable

As at June 30, 2010, the amounts receivable relates to input tax credits for GST and management expects to collect these receivables.

All of the Company’s operations are conducted in Canada. The Company’s exposure to credit risk is influenced mainly by the individual characteristics of each customer. Significant changes in industry conditions and risks that negatively impact partners’ ability to generate cash flow will increase the risk of not collecting receivables. Management believes the risk is mitigated by the size and reputation of the companies to which they extend credit.

The Company does not have an allowance for doubtful accounts as at June 30, 2010 and did not provide for any doubtful accounts nor was it required to write-off any receivables during the period ended June 30, 2010. When determining whether past due accounts are collectible, the Company factors in the past credit history of the counterparties. The Company considers all amounts greater than 90 days as past due.

As at June 30, 2010, the Company’s amounts receivable are current.

Cash

Cash, consists of cash bank balances and short term deposits maturing in less than 90 days, at inception. The Company manages the credit exposure related to cash by selecting financial institutions with high credit ratings.

(c)	Liquidity risk

Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they are due. The Company’s approach to managing liquidity is to ensure it will have sufficient liquidity to meet its liabilities when due. The Company’s ongoing liquidity is impacted by various external events and conditions, including commodity price fluctuations and the global economic downturn. The Company’s financial liabilities consist of accounts payable and accrued liabilities. Accounts payable consists of invoices payable to trade suppliers for professional fees, office expenses and capital expenditures and are paid within one year. Accounts payable will also consist of royalties and field operating activities once production of the Company’s oil and gas interests commence. By nature, the oil and gas industry is very capital intensive. As a result, the Company prepares annual capital expenditure budgets and utilizes authorizations for expenditures to manage capital expenditures. Refer to note 5(e) for further disclosure on the management of capital.

Optimal Resources Inc.

Notes to Financial Statements

Period From Incorporation on May 13, 2010 to June 30, 2010

5.	Financial risk management (continued)

(c)	Liquidity risk (continued)

The Company’s financial liabilities as at June 30, 2010 are current.

The Company expects to satisfy its obligations under accounts payable and accrued liabilities within the next year.

(d)	Market risk

Market risk is the risk that changes in market prices, such as commodity prices, interest rates and foreign exchange rates will affect the Company’s net earnings or the value of financial instruments. The objective of the Company is to manage and mitigate market risk exposures within acceptable limits, while maximizing returns.

Foreign currency risk

Prices for oil are determined in global markets and generally denominated in United States dollars. Natural gas prices obtained by the Company will be influenced by both US and Canadian demand and the corresponding North American supply, and recently, by imports of liquefied natural gas. As of June 30, 2010, the Company had no working capital items denominated in foreign currencies.

Interest rate risk

Interest rate risk is the risk that future cash flows will fluctuate as a result of changes in market interest rates. As the Company does not have any interest bearing debt, the Company is not exposed to interest rate risk. However, inherently, changes in interest rates may affect the general economy. The Company had no interest rate swaps or financial contracts in place as at or during the periods ended June 30, 2010.

Commodity price risk

The nature of the Company’s operations results in exposure to fluctuations in commodity prices. Commodity prices for oil gas are impacted by global economic events that dictate the levels of supply and demand. Management continuously monitors commodity prices and may consider instruments to manage exposure to these risks when it deems appropriate. The Company currently does not have any derivative financial contracts. The Company does not utilize derivative financial instruments for speculative purposes.

Once the Company’s oil and gas interests start producing revenue, the Company may economically hedge some oil gas sales through the use of various financial derivative forward sales contracts and physical sales contracts when deemed appropriate. The Company does not intend to apply hedge accounting for these contracts. The Company intends to sell it’s production using “spot” or near term contracts, with prices fixed at the time of transfer of custody or on the basis of a monthly average market price. The Company, however, may give consideration in certain circumstances to the appropriateness of entering into long term, fixed price marketing contracts.

Optimal Resources Inc.

Notes to Financial Statements

Period From Incorporation on May 13, 2010 to June 30, 2010

5.	Financial risk management (continued)

(e)	Capital management

The Company’s capital management policy is to maintain a strong capital base that optimizes the Company’s ability to grow, maintain investor and creditor confidence and to provide a platform to create value for its shareholders. The Company maintains a flexible capital structure to maximize its ability to pursue oil and gas exploration opportunities which considers the Company’s early stage of development and the requirement to sustain future development of the business.

The Company manages its capital structure and makes changes to it in the light of changes in economic conditions and the risk characteristics of the underlying oil gas assets. The Company considers its capital structure to include shareholders’ equity, and working capital. In order to maintain or adjust the capital structure, the Company may from time to time issue shares, seek debt financing and adjust its capital spending to manage its current and projected capital structure.

The Company currently has no debt outstanding and it monitors capital based on its current working capital, projected cash flow from operations and anticipated capital expenditures. In order to manage its capital structure, the Company prepares annual capital expenditure and operating budgets, which are updated as necessary depending on varying factors including current and forecast crude oil and natural gas prices, capital deployment and general industry conditions. The annual and updated budgets are prepared by the Company’s management and approved by the Company’s Board of Directors. The budget results are regularly reviewed and updated as required.

The Company has no externally imposed capital requirements and has not paid or declared any dividends since the date of incorporation and, at this time, does not contemplate doing so in the foreseeable future. There were no changes in the Company’s approach to capital management during the period ended June 30, 2010.

Optimal Resources Inc.

Notes to Financial Statements

Period From Incorporation on May 13, 2010 to June 30, 2010

6.	Income tax expense

Reconciliation of effective tax rate:

Period From Incorporation on May 13, 2010 to June 30, 2010

Loss before income tax	$(807)
Statutory tax rate	29.25%

Expected income tax recovery	(236)

Non-deductible expenses	56
Change in statutory tax rates	26
Change in valuation allowance	(154)

Total income tax recovery	$—

Effective tax rate	0%

Unrecognized deferred tax assets:

Deferred tax assets have not been recognized in respect of the following items:

June 30, 2010

Cumulative eligible cost	$144
Non-capital tax losses	10
Less: valuation allowance	(154)

Total deferred tax assets	$—

The deferred tax assets have not been recognized in respect of these items in 2010, because it was not probable that future taxable profit would be available against which the Company can utilize the benefits.

The Company has available estimated non-capital loss carryforwards totaling $40, if not utilized, expiring in 2030.

Optimal Resources Inc.

Notes to Financial Statements

Period From Incorporation on May 13, 2010 to June 30, 2010

7.	Share capital

(a)	Authorization

At June 30, 2010, the Company was authorized to issue the following:

Unlimited number of voting common shares (“Common Shares”)

(b)	Issued

On May 1, 2010, the Company issued 1 incorporator’s share at $0.01 per share.

On June 3, 2010, the Company completed a private placement financing of 19,592,723 common shares at a price of $0.001 per share for gross proceeds of $19,593, of which $167 was receivable and $112 was payable at June 30, 2010.

8.	Related party transaction

(a)	Trading transactions

The Company incurred consulting fees in deferred financing costs of $13,201 in the normal course of operations in connection with NGM Holdings, a company owned by a director of the Company.

Amounts due to related party are unsecured, non-interest bearing and due on demand. Accounts payable and accrued liabilities at June 30, 2010 includes $13,201 which were due to a company owned by a director of the Company.

(b)	Compensation of key management personnel

The remunerations of directors during the period ended June 30, 2010 were as follows:

Note
Salaries and directors’ fees	(i)	$13,201

(i)	Salaries and directors’ fees include consulting fees disclosed in note 8 (a).

9.	Subsequent events

(a)	On July 22, 2010, the Company completed a private placement financing of 2,190,000 common shares at a price of $0.50 per share for gross proceeds of $1,095,000.

(b)	On September 14, 2010, the Company completed a private placement financing of 1,220,000 common shares at a price of $0.50 per share for gross proceeds of $610,000.

(c)	On November 1, 2010, the Company completed a private placement financing of 100,000 common shares at a price of $0.50 per share for gross proceeds of $50,000.

(d)	On November 19, 2010, the Company completed a private placement financing of 582,000 common shares at a price of $0.50 per share for gross proceeds of $291,000.

At June 30, 2010, the Company has incurred deferred financing costs in connection with the private placement financing subsequent to the year-end totaling $40,464.

Optimal Resources Inc.

Notes to Financial Statements

Period From Incorporation on May 13, 2010 to June 30, 2010

9.	Subsequent events (continued)

(e)	On September 22, 2010, the Company granted its directors, employees, consultants or founders stock options to purchase 1,220,000 common shares exercisable on or before September 22, 2015 at a price of $0.50 per share, pursuant to the Company’s Stock Option Plan dated September 22, 2010. The stock options will vest one-third immediately, an additional one-third after one year, and the remaining one-third after two years.

(f)	On July 1, 2010, the Company entered into an operating and administration service agreement, and Contract Well/Facilities Operating agreement with Pavilion Energy Corp. (“Pavilion”), a corporation related to the Company by common directors. Both agreements can be terminated by given notice to the other party.

(g)	On July 1, 2010, the Company and Sparky Energy Corp. (“Sparky”), entered into a joint venture agreement for the acquisition of petroleum and natural gas interests and to conduct exploration, development and production activities associated with such interests.

(h)	On July 1, 2010, the Company entered into a consulting agreement with 0738681 BC Ltd., a company controlled by Dave Grohs, President and CEO of the Company (“Contractor”). Under the terms of the agreements, the Company will pay a fee of $7,000 per month in exchange for 85 hours per month of managerial and professional technical services. The Company may terminate the engagement by given notice to the Contractor and paying a lump sum payment equal to twelve times the Contractor’s average monthly total compensation over the last year.

(i)	On July 1, 2010, the Company entered into a consulting agreement with NGM Holdings Ltd., a company controlled by Nance McCollom, Vice President Land and Corporate Secretary of the Company (“Contractor”). Under the terms of the agreements, the Company will pay a fee of $7,000 per month in exchange for 85 hours per month of managerial and professional technical services. The Company may terminate the engagement by given notice to the Contractor and paying a lump sum payment equal to twelve times the Contractor’s average monthly total compensation over the last year.

(j)	On July 1, 2010, the Company entered into a consulting agreement with Small Rock Holdings Ltd., a company controlled by Jonathan White, Vice President Resource Development of the Company (“Contractor”). Under the terms of the agreements, the Company will pay a fee of $7,000 per month in exchange for 85 hours per month of managerial and professional technical services. The Company may terminate the engagement by given notice to the Contractor and paying a lump sum payment equal to twelve times the Contractor’s average monthly total compensation over the last year.

(k)	On July 29, 2010, the Company entered into an agreement with Pavilion and Sparky, pursuant to which the Company and Sparky each acquired from Pavilion a 50% working interest in certain oil and gas properties in the Lloydminster area of Alberta for $90,454 each (paid), representing the exchange amount agreed by the parties to the transaction based on the estimated fair value as determined by recent crown land sales in the area.

Optimal Resources Inc.

Notes to Financial Statements

Period From Incorporation on May 13, 2010 to June 30, 2010

9.	Subsequent events (continued)

(l)	The Company has entered into an amalgamation agreement with Sparky, a joint venture partner of the Company. Pursuant to the agreement, each Optimal shareholder will receive 1.17 common share of the newly combined entity and each Sparky shareholder will receive 1 common share of the newly combined entity. In conjunction with the agreement, a Joint Information Circular and Proxy Statement is expected to be mailed the shareholders prior to the end of November 2010. The transaction is expected to close on or about December 31, 2010, subject to required regulatory and shareholder approvals.

SCHEDULE “E”

OPTIMAL AUDIT COMMITTEE CHARTER

(SEE ATTACHED)

OPTIMAL AUDIT COMMITTEE CHARTER

As of November 9, 2010

PART I

ESTABLISHMENT OF COMMITTEE

1. Committee

The Audit Committee (the “Committee”) is established by the Board of Directors (the “Board of Directors”) of Optimal Resources Inc. (“Optimal”) primarily for the purpose of overseeing the accounting and financial reporting processes of Optimal and the reviews and audits of the financial statements of Optimal.

The Audit Committee shall assist the Board of Directors in fulfilling its oversight responsibilities by monitoring, among other things:

(a)	the quality and integrity of the financial statements and related disclosure of Optimal;

(b)	compliance by Optimal with legal and regulatory requirements that could have a material effect upon the financial position of Optimal which are not subject to the oversight of another committee of the Board of Directors;

(c)	the independent auditor’s qualifications and independence; and

(d)	performance of Optimal’s internal audit function and independent auditor.

2. Composition of Committee

The Committee shall consist of as many members as the Board of Directors shall determine, but in any event not fewer than two directors, provided that each member of the Committee shall be determined by the Board of Directors to be:

(a)	an “unrelated” and “independent” director as defined in and for the purposes of any applicable governance guidelines or listing standards of any stock or securities exchange upon which the securities of Optimal are from time to time listed;

(b)	an “independent” director for the purposes of any applicable corporate, securities or other legislation or any rule, regulation, instrument, policy, guideline or interpretation under such legislation; and

(c)	financially literate.

3. Appointment of Committee Members

The members of the Committee shall be appointed by the Board of Directors on the recommendation of the Corporate Governance & Nominating Committee. The members of the Committee shall be appointed at the time of each annual meeting of shareholders and shall hold office until the next annual meeting, or until they are removed by the Board of Directors or until their successors are earlier appointed, or until they cease to be directors of Optimal.

PART II

COMMITTEE PROCEDURE

4. Vacancies

Where a vacancy occurs at any time in the membership of the Committee, it may be filled by the Board of Directors on the recommendation of the Corporate Governance & Nominating Committee and shall be filled by the Board of Directors if the membership of the Committee is fewer than three directors. The Board of Directors may remove and replace any member of the Committee.

5. Committee Chair

The Board of Directors shall appoint a Chair (the “Chair”) for the Committee. The Chair may be removed and replaced by the Board of Directors.

6. Absence of Chair

If the Chair is not present at any meeting of the Committee, one of the other members of the Committee present at the meeting shall be chosen by the Committee to preside at the meeting.

7. Secretary of Committee

The Committee shall appoint a Secretary who need not be a director of Optimal.

8. Regular Meetings

The Chair, in consultation with the Committee members, shall determine the schedule and frequency of the Committee meetings, provided that the Committee shall meet at least quarterly. The Committee at any time may, and at each regularly scheduled Committee meeting shall, meet without management present and shall meet periodically with management and the independent auditor. The Committee shall also meet separately with the independent auditor at every meeting of the Committee at which the independent auditor is present.

9. Special Meetings

The Chair, any two members of the Committee, the independent auditor or the Chief Executive Officer of Optimal may call a special meeting of the Committee.

10. Quorum

Two members of the Committee, present in person or by telephone or other telecommunication device that permits all persons participating in the meeting to speak to each other, shall constitute a quorum.

11. Notice of Meetings

Notice of the time and place of every meeting shall be given in writing or by e-mail or facsimile communication to each member of the Committee at least 48 hours prior to the time fixed for such meeting; provided, however, that a member may in any manner waive notice of a meeting and attendance of a member at a meeting is a waiver of notice of the meeting, except where a member attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

12. Agenda

The Chair shall develop and set the Committee’s agenda, in consultation with other members of the Committee, the Board of Directors and management of Optimal. The agenda and information concerning the business to be conducted at each Committee meeting shall, to the extent practical, be communicated to the members of the Committee sufficiently in advance of each meeting to permit meaningful review.

13. Delegation

The Committee shall have the power to delegate its authority and duties to subcommittees or individual members of the Committee as it deems appropriate.

14. Access

In discharging its oversight role, the Committee shall have full access to all books, records, facilities and personnel of Optimal.

15. Attendance of Officers at a Meeting

At the invitation of the Chair, one or more officers or employees of Optimal may, and if required by the Committee shall, attend a meeting of the Committee.

16. Procedure, Records and Reporting

The Committee shall fix its own procedure at meetings, keep records of its proceedings and report to the Board of Directors when the Committee may deem appropriate (but not later than the next meeting of the Board of Directors).

17. Outside Consultants or Advisors

The Committee, when it considers it necessary or advisable, may retain, at Optimal’s expense, outside consultants or advisors to assist or advise the Committee independently on any matter within its mandate. The Committee shall have the sole authority to retain or terminate such consultants or advisors, including the sole authority to approve the fees and other retention terms for such persons.

PART III

MANDATE OF COMMITTEE

18. Appointment of Optimal’s Independent Auditor

Subject to confirmation by the independent auditor of its compliance with Canadian regulatory registration requirements, the Committee shall recommend to the Board of Directors the appointment of the independent auditor for purpose of preparing or issuing any audit report or performing other audit, review or attest services for Optimal, such appointment to be confirmed by Optimal’s shareholders at each annual meeting. The Committee shall also recommend to the Board of Directors the approval of fees to be paid to the independent auditor for audit services and shall pre-approve the retention of the independent auditor for any permitted non-audit service. The Committee shall also be directly responsible for the retention and oversight of the work of the independent auditor (including resolution of disagreements between management of Optimal and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for Optimal. The independent auditor shall report directly to the Committee.

The Committee shall review the independence of the external auditor including a written report from the external auditor respecting its independence and consideration of applicable auditor independence standards.

19. Specific Mandates

The Committee, to the extent required by applicable laws or rules, or otherwise considered by the Committee to be necessary or appropriate, shall:

(a)	Oversight in Respect of Financial Disclosure

(i)	review, discuss with management of Optimal and the independent auditor and recommend to the Board of Directors for approval:

A.	the audited annual financial statements;

B.	the annual information form;

C.	the annual management’s discussion and analysis;

D.	the portions of the management proxy circular, for any annual or special meeting of shareholders, containing significant financial information respecting Optimal;

E.	all financial statements included in prospectuses or other offering documents;

F.	all prospectuses and all documents which may be incorporated by reference in a prospectus, other than any pricing supplement issued pursuant to a shelf prospectus;

G.	any significant financial information respecting Optimal contained in a material change report;

(ii)	review, discuss with management of Optimal and the independent auditor, and approve:

A.	the unaudited interim financial statements;

B.	the quarterly management’s discussion and analysis;

C.	the interim reports;

(iii)	review and discuss with management of Optimal and the independent auditor:

A.	each press release which contains significant financial information respecting Optimal or contains estimates or information regarding Optimal’s future financial or operational performance or prospects;

B.	the use of “pro forma” or “adjusted” non-IFRS information;

C.	financial information and earnings guidance provided to analysts and rating agencies; provided, however, that such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made). The Committee need not discuss in advance each instance in which Optimal may provide earnings guidance or presentations to rating agencies;

(iv)	review with management of Optimal and the independent auditor major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls and procedures for financial reporting that could significantly affect Optimal’s financial statements;

(v)	review with management of Optimal and the independent auditor, and satisfy itself as to the adequacy of the procedures that are in place for the review of Optimal’s disclosure of financial information extracted or derived from Optimal’s financial statements, and periodically assess the adequacy of those procedures;

(vi)	review with management of Optimal and the independent auditor (including those of the following that are contained in any report of the independent auditor): (a) all critical accounting policies and practices to be used by Optimal in preparing its financial statements; (b) all alternative treatments of financial information within IFRS that have been discussed with management, ramifications of the use of these alternative disclosures and treatments, and the treatment preferred by the independent auditor; and (c) other material communications between the independent auditor and management of Optimal, such as any management letter or schedule of unadjusted differences;

(vii)	review with management of Optimal and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet transactions on Optimal’s financial statements;

(viii)	review the plans of management of Optimal and the independent auditor regarding any significant changes in accounting practices or policies and the financial and accounting impact thereof;

(ix)	review with management of Optimal, the independent auditor and, if necessary, legal counsel, any litigation, claim or contingency, including tax assessments, that could have a material effect upon the financial position of Optimal, and the manner in which these matters have been disclosed in the financial statements; and

(x)	discuss with management Optimal’s material financial risk exposures and the steps management of Optimal has taken to monitor and control such exposures, including Optimal’s financial risk assessment and financial risk management policies.

(b)	Oversight in Respect of Legal and Regulatory Matters

(i)	review, if necessary, with legal counsel, Optimal’s compliance policies, legal matters and any material reports or inquiries received from regulators or governmental agencies that could have a material effect upon the financial position of Optimal and which are not subject to the oversight of another committee of the Board of Directors.

(c)	Oversight in Respect of Internal Audit

(i)	review the annual audit plans of the Chief Financial Officer of Optimal and the independent auditor;

(ii)	review the significant findings prepared by the Chief Financial Officer of Optimal and recommendations issued by any external party relating to internal audit issues, together with management’s response thereto;

(iii)	monitor compliance with Optimal’s policies and avoidance of conflicts of interest that may have a material impact on the financial statements;

(iv)	review the adequacy of the resources of the Chief Financial Officer of Optimal to ensure the objectivity of the internal audit function;

(v)	consult with management on management’s appointment, replacement, reassignment or dismissal of the Chief Financial Officer of Optimal;

(vi)	ensure the Chief Financial Officer of Optimal has access to the Chair, the Chairman of the Board of Directors and the Chief Executive Officer of Optimal, and shall meet separately with the Chief Financial Officer of Optimal to review any problems or difficulties he or she may have encountered and specifically:

A.	any difficulties which were encountered in the course of the audit work, including restrictions on the scope of activities or access to required information, and any disagreements with management of Optimal; and

B.	any changes required in the planned scope of the internal audit;

and report to the Board of Directors on such meetings;

(vii)	periodically review officers’ expenses.

(d)	Oversight in Respect of the Independent Auditor

(i)	meet with the independent auditor prior to the annual audit to review the planning and staffing of the audit;

(ii)	review annually the independent auditor’s formal written statement of independence delineating all relationships between itself and Optimal and review all such relationships;

(iii)	receive and review annually the independent auditor’s written report on its own internal quality control procedures; any material issues raised by the most recent internal quality control review, or peer review, of the independent auditor, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, and any steps taken to deal with such issues;

(iv)	review the experience, qualifications and performance of the senior members of the audit team of the independent auditor;

(v)	review and evaluate the independent auditor, including the lead partner of the independent auditor team;

(vi)	review with the independent auditor the adequacy and appropriateness of the accounting policies used in preparation of the financial statements;

(vii)	meet separately with the independent auditor to review with them any problems or difficulties they may have encountered and specifically:

A.	any difficulties which were encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information, and any disagreements with management of Optimal; and

B.	any changes required in the planned scope of the audit;

and report to the Board of Directors on such meetings;

(viii)	review the annual post-audit or management letter from the independent auditor and management’s response and follow-up in respect of any identified weakness, inquire regularly of management of Optimal and the independent auditor of any significant issues between them and how they have been resolved, and intervene in the resolution if required; and

(ix)	review the engagement reports of the independent auditor on unaudited financial statements of Optimal.

(e)	Oversight in Respect of Audit and Non-Audit Services

(i)	have the sole authority to pre-approve all audit services (which may entail providing comfort letters in connection with securities underwritings) and all permitted non-audit services, other than non-audit services where:

A.	the aggregate amount of all such non-audit services provided to Optimal constitutes not more than 10% of the total amount of revenues paid by Optimal to the independent auditor during the fiscal year in which the non-audit services are provided; and

B.	such services were not recognized by Optimal at the time of the engagement to be non-audit services; and

C.	such services are promptly brought to the attention of the Committee and approved prior to the completion of the audit by the Committee or by one or more members of the Committee to whom authority to grant such approvals has been delegated by the Committee.

(f)	Oversight in Respect of Certain Policies

(i)	Review and approve procedures for: (a) the receipt, retention and treatment of complaints received by Optimal regarding accounting, internal accounting controls or auditing matters; and (b) the confidential, anonymous submissions by employees of Optimal of concerns regarding questionable accounting or auditing matters.

(ii)	periodically review Optimal’s public disclosure policy.

The Committee may delegate to one or more designated members of the Committee the authority to grant pre-approvals required by this section. The decisions of any member to whom authority is delegated to pre-approve an activity shall be presented to the Committee at each of its scheduled meetings. If the Committee approves an audit service within the scope of the engagement of the independent auditor, such audit service shall be deemed to have been pre-approved for purposes of this section.

20. Non-Exhaustive List

The foregoing list of duties is not exhaustive, and the Committee may, in addition, perform such other functions as may be necessary or appropriate for the performance of its oversight responsibilities.

21. Review of Committee’s Charter

The Committee shall assess the adequacy of this Charter on an annual basis and recommend any changes to the Board of Directors.

22. Oversight Function

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that Optimal’s financial statements are complete and accurate or are in accordance with International Financial Reporting Standards. These are the responsibilities of management of Optimal and the independent auditor. The Committee and its Chair are members of the Board of Directors, appointed to the Committee to provide broad oversight of the financial risk and control related activities of Optimal, and are specifically not accountable nor responsible for the day to day operation or performance of such activities. The role of all Committee members is to oversee the process, not to certify or guarantee the accuracy or completeness of the internal or external audit of Optimal’s financial information or public disclosure.

SCHEDULE “F”

PRO FORMA FINANCIAL STATEMENTS OF AMALCO

(SEE ATTACHED)

Sparky Energy Corp.

Pro Forma Consolidated Financial

Statements

June 30, 2010

(unaudited)

Sparky Energy Corp.

Pro Forma Consolidated Statement of Financial Position

(unaudited)

	Sparky Energy Corp. As at June 30, 2010	Optimal Resources Inc. As at June 30, 2010	Notes	Pro Forma Adjustments	Pro Forma

Assets

Current assets
Cash and cash equivalents	$21,201	$8,321	2(b)	$4,988,500	$7,064,022
			2(b)	2,046,000
Accounts receivable	120	1,914			2,034

	21,321	10,235		7,034,500	7,066,056

Non-current assets

Deferred financing costs	—	40,464	2(c)	(40,464)	—

	$21,321	$50,699		$6,994,036	$7,066,056

Liabilities

Current liabilities
Accounts payable and accrued liabilities	$11,524	$31,968	2(d)	$144,500	$187,992

Equity

Share capital	21,837	19,538	2(a)	(19,538)	7,014,604
			2(b)	4,988,500
			2(a), 2(b), 2(c)	2,024,267
			3(a)	(20,000)

Deficit	(12,040)	(807)	2(a)	807	(136,540)
			3(a)	(124,500)

	9,797	18,731		6,849,536	6,878,064

	$21,321	$50,699		$6,994,036	$7,066,056

Sparky Energy Corp.

Pro Forma Consolidated Statement of Loss

(unaudited)

	Sparky Energy Corp. Period From Incorporation on March 26, 2010 to June 30, 2010	Optimal Resources Inc. Period From Incorporation on May 13, 2010 to June 30, 2010	Notes	Pro Forma Adjustments	Pro Forma

Expenses
General and administrative	12,040	807	3(a)	124,500	137,347

Net loss	$(12,040)	$(807)			$(137,347)

Net income per share

Sparky Energy Corp.

Notes to Consolidated Financial Statements

As At and For the Period Ended June 30, 2010

(unaudited)

1.	Basis of presentation

The accompanying unaudited pro forma consolidated financial statements of Sparky Energy Corp. (“Sparky”) have been prepared for inclusion in the Joint Information Circular dated November 22, 2010 with respect to the proposed amalgamation involving Sparky and Optimal Resources Inc. (“Optimal”).

These pro forma financial statements were approved by Sparky Energy Corp.’s Board of Directors on November 22, 2010.

The unaudited pro forma consolidated financial statements are presented in Canadian dollars and have been prepared based on information derived from, and should be read in conjunction with, the following:

•	Sparky’s audited financial statements as at June 30, 2010 and for the period from incorporation on March 26, 2010 to June 30, 2010.

•	Optimal’s audited financial statements as at June 30, 2010 and for the period from incorporation on May 13, 2010 to June 30, 2010.

The unaudited pro forma consolidated financial statements have been prepared by management of Sparky in accordance with International Financial Reporting Standards (“IFRS”). Accounting policies used in the preparation of the unaudited pro forma consolidated financial statements are consistent with those disclosed in the audited financial statements of Sparky as at and for the period ended June 30, 2010.

The unaudited pro forma consolidated financial statements may not be indicative of the results that actually would have occurred if the events reflected therein had been in effect on the dates indicated or of the results which may be obtained in the future. No adjustments have been made to reflect operating synergies or administrative cost savings that could result from the operations of the combined companies.

In the opinion of management, the unaudited pro forma consolidated financial statements include all necessary adjustments for the fair presentation of the ongoing entity on a pro forma basis, in accordance with IFRS.

2.	Pro forma statement of financial position

The pro forma statement of financial position gives effect to the terms of the business combination as if it had occurred at June 30, 2010, as follows:

(a)	Pursuant to a proposed amalgamation agreement between Sparky and Optimal, Sparky shareholders will receive one common share in the newly formed corporation (“Amalco”) for each outstanding Sparky share. Optimal shareholders will receive 1.17 Amalco share for each outstanding Optimal share.

Sparky Energy Corp.

Notes to Consolidated Financial Statements

As At and For the Period Ended June 30, 2010

(unaudited)

The acquisition will be accounted for using the acquisition method of accounting with Sparky being the acquirer as the transaction will result in the issuance of voting shares such that control of the combined companies will pass to the shareholders of Sparky. Accordingly, the pro forma consolidated equity is that of Sparky and the fair market value assigned to the net assets acquired from Optimal is equal to their carrying value, as follows:

Cost of acquisition:
27,711,127 Sparky common shares	$2,024,267

Allocation:
Cash and cash equivalents	$2,054,321
Accounts receivable	1,914
Accounts payable	(31,968)

$2,024,267

(b)	Cash and cash equivalents and share capital have been increased for 10,000,000 common shares issued by Sparky subsequent to June 30, 2010 for total gross proceeds of $5,000,000 ($4,988,500 net of share issue costs) and 4,092,000 common shares issued by Optimal subsequent to June 30, 2010 for total gross proceeds of $2,046,000.

(c)	Deferred financing costs incurred by Optimal to June 30, 2010 relating to its common share issuances subsequent to June 30, 2010 have been reclassified to share capital.

(d)	Included in accounts payable and accrued liabilities are additional transaction costs of $144,500 expected to be incurred by Sparky and Optimal. These costs relate to professional, legal, accounting, financing, and advisory fees.

3.	Pro forma consolidated statements of income

The unaudited pro forma statement of loss gives effect to the following assumptions and adjustments as if the acquisition had occurred on March 26, 2010, as follows:

(a)	The total costs of the transaction are estimated to be $144,500, of which $20,000 is considered to be related to the cost of issuing the shares and has been credited to share capital and $124,500 has been charged to income.

Sparky Energy Corp.

Notes to Consolidated Financial Statements

As At and For the Period Ended June 30, 2010

(unaudited)

4.	Pro forma consolidated share capital

(a)	Authorized

Unlimited number of voting common shares

(b)	Subsequent to the completion of the proposed transaction, the combined entity will have the following common shares issued and outstanding:

	Number of Shares	Amount

Common shares

Outstanding at June 30, 2010	21,837,206	$21,837
Additional common shares issued by Sparky, net of share issue costs of $11,500	10,000,000	4,988,500
To be issued by Sparky to Optimal shareholders pursuant to the acquisition	27,711,127	2,024,267
Estimated share issue costs (note 3(a))	—	(20,000)

	59,548,333	$7,014,604

SCHEDULE “G”

SPARKY SPECIAL RESOLUTION

(SEE ATTACHED)

SPARKY SPECIAL RESOLUTION

“BE AND IT IS HEREBY RESOLVED AS A SPECIAL RESOLUTION THAT:

1.	the amalgamation (the “Amalgamation”) under Sections 182 and 183 of the Business Corporations Act (Alberta) (the “Act”) involving Sparky Energy Corp. (“Sparky”), and Optimal Resources Inc. (“Optimal”), substantially as set out in the amalgamation agreement dated as of the November 22, 2010 between Sparky and Optimal (the “Amalgamation Agreement”) is hereby authorized, approved and adopted;

2.	the Amalgamation Agreement is hereby confirmed, ratified and approved;

3.	notwithstanding that this resolution has been passed by the shareholders of Sparky, the directors of Sparky are hereby authorized and empowered (a) to amend the Amalgamation Agreement to the extent permitted by the Amalgamation Agreement, and (b) to decide not to proceed with the Amalgamation or to otherwise give effect to this resolution at any time prior to the issue of a certificate of amalgamation under the Act with respect to the Amalgamation without further notice to or approval of the shareholders of Sparky; and

4.	any officer or director of Sparky is hereby authorized and directed for and on behalf of Sparky to execute or cause to be executed, under the seal of Sparky or otherwise, and to deliver or cause to be delivered, all such other documents and instruments and to perform or cause to be performed all such other acts and things as in such person’s opinion may be necessary or desirable to give full effect to the foregoing resolution and the matters authorized thereby, such determination to be conclusively evidenced by the execution and delivery of such document, agreement or instrument or the taking of any such act or thing.”

SCHEDULE “H”

OPTIMAL SPECIAL RESOLUTION

(SEE ATTACHED)

OPTIMAL SPECIAL RESOLUTION

“BE AND IT IS HEREBY RESOLVED AS A SPECIAL RESOLUTION THAT:

1.	Optimal Resources Inc. (“Optimal”) is authorized to make application to the Registrar of Corporations (Alberta), for a certificate of continuance continuing Optimal as if it had been incorporated under the Business Corporations Act (Alberta) under the name “Optimal Resources Inc.”;

2.	Optimal is authorized to apply to the Registrar of Companies (British Columbia) for authorization to permit such continuation in accordance with s.308 of the Business Corporations Act (British Columbia);

3.	Optimal approves and adopts, in substitution for the existing Notice of Articles and Articles of the Company, the Articles of Continuance substantially in the form submitted to the shareholders and all amendments to the aforesaid Notice of Articles and Articles reflected therein are approved;

4.	Any director or officer of Optimal is authorized and directed to sign all documents and to do all things necessary or desirable to effect such continuation;

5.	The directors of the Company are authorized, in their discretion, by resolution, to abandon the application for continuation out of British Columbia at any time without further approval by the shareholders of Optimal;

6.	the amalgamation (the “Amalgamation”) under Sections 182 and 183 of the Business Corporations Act (Alberta) (the “Act”) involving Sparky Energy Corp. (“Sparky”), and Optimal, substantially as set out in the amalgamation agreement dated as of November 22, 2010 between Sparky and Optimal (the “Amalgamation Agreement”) is hereby authorized, approved and adopted;

7.	the Amalgamation Agreement is hereby confirmed, ratified and approved;

8.	notwithstanding that this resolution has been passed by the shareholders of Optimal, the directors of Optimal are hereby authorized and empowered (a) to amend the Amalgamation Agreement to the extent permitted by the Amalgamation Agreement, and (b) to decide not to proceed with the Amalgamation or to otherwise give effect to this resolution at any time prior to the issue of a certificate of amalgamation under the Act with respect to the Amalgamation without further notice to or approval of the shareholders of Optimal; and

9.	any officer or director of Optimal is hereby authorized and directed for and on behalf of Optimal to execute or cause to be executed, under the seal of Optimal or otherwise, and to deliver or cause to be delivered, all such other documents and instruments and to perform or cause to be performed all such other acts and things as in such person’s opinion may be necessary or desirable to give full effect to the foregoing resolution and the matters authorized thereby, such determination to be conclusively evidenced by the execution and delivery of such document, agreement or instrument or the taking of any such act or thing.”

SCHEDULE “I”

AMALGAMATION AGREEMENT

(SEE ATTACHED)

AMALGAMATION AGREEMENT

THIS AMALGAMATION AGREEMENT made as of the 22nd day of November, 2010.

BETWEEN:

OPTIMAL RESOURCES INC., a corporation incorporated under the laws of the Province of British Columbia (“Optimal”)

- and -

SPARKY ENERGY CORP., a corporation incorporated under the laws of the Province of Alberta (“Sparky”)

WHEREAS Sparky and Optimal have agreed to amalgamate upon and subject to the terms and conditions set forth in this Agreement.

NOW THEREFORE in consideration of the mutual covenants hereinafter contained and other good and valuable consideration (the receipt and adequacy whereof is hereby acknowledged), the parties hereto agree as follows:

ARTICLE 1

INTERPRETATION

1.1	Definitions. In this Agreement, unless otherwise specified, the following terms have the meanings specified below:

(a)	“Act” means the Business Corporations Act (Alberta).

(b)	“Agreement” means this Agreement, as the same may be amended or modified from time to time.

(c)	“Amalco” means the continuing corporation to be constituted upon completion of the Amalgamation.

(d)	“Amalco Optimal Options” means the stock options of Amalco to be issued pursuant to the Amalgamation in replacement for the outstanding Optimal Options, each entitling the holder of an Optimal Option to acquire 1.17 Amalco Shares.

(e)	“Amalco Shares” means the common shares in the capital of Amalco.

(f)	“Amalco Sparky Options” means the stock options of Amalco to be issued pursuant to the Amalgamation in replacement for the outstanding Sparky Options, each entitling the holder of a Sparky Option to acquire one Amalco Share.

(g)	“Amalco Stock Option Plan” means the new stock plan of Amalco, in the form attached hereto as Schedule “C”.

(h)	“Amalgamation” means the amalgamation of Sparky and Optimal pursuant to Section 181 of the Act to form Amalco.

(i)	“Articles of Amalgamation” means the Articles of Amalgamation with respect to the amalgamation of Sparky and Optimal, substantially in the form attached hereto as Schedule “A”.

(j)	“Assessment” has the meaning attributed to it in Section 3.2(h).

(k)	“associate”, “affiliate”, “insider” and “promoter” have the respective meanings ascribed thereto in the Securities Act (Alberta).

(l)	“Business Day” means any day other than a Saturday or Sunday or a day when banks in the City of Calgary are not generally open for business.

(m)	“Certificate of Amalgamation” means the certificate of amalgamation for the Amalgamation issued by the Registrar pursuant to Section 185(4) of the Act.

(n)	“Closing” means the completion of the Amalgamation.

(o)	“Closing Date” means the date of the Closing, which shall be within 5 Business Days following the later of the approval of the Sparky Amalgamation Special Resolution and Optimal Amalgamation Special Resolution and the receipt of all necessary regulatory approvals, or such other date as Sparky and Optimal may collectively agree in writing, acting reasonably, and in any event not later than the Outside Date.

(p)	“Continuation” means the continuation of Optimal out of British Columbia and into Alberta as an Alberta corporation under the Act.

(q)	“Environmental Laws” has the meaning attributed to it in Section 4.1(l).

(r)	“Effective Date” means the effective date of the Amalgamation, which shall be the date of the Certificate of Amalgamation.

(s)	“Information Circular” means the joint notice of meeting and information circular of Optimal and Sparky to be forwarded by Optimal and Sparky to their respective shareholders in connection with the Optimal Meeting and the Sparky Meeting, respectively.

(t)

“Material Adverse Change” or “Material Adverse Effect” means, with respect to a party, any matter or action that has an effect or change that is, or would reasonably be expected to be, material and adverse to the business, operations, assets, capitalization, financial condition or prospects of the party and its subsidiaries, taken as a whole, other than any matter, action, effect or change relating to or resulting from: (i) general economic, financial, currency exchange, securities or commodity prices in Canada or elsewhere; (ii) conditions affecting the oil and natural gas exploration, exploitation, development gathering, transportation and production industry as a whole, and not specifically relating to the party and/or its subsidiaries, including changes in laws or regulatory policies (including tax laws) and royalties; (iii) any decline in crude oil or natural gas prices on a current or forward basis, any unfavourable results in respect of wells currently being drilled by a party or in respect of which drilling commences prior to

2

the Effective Date; (iv) any matter which has been communicated in writing to the other party as of the date hereof; or (v) any changes or effects arising from matters permitted or contemplated by this Agreement or consented to or approved in writing by the other party.

(u)	“Optimal” means Optimal Resources Inc. a corporation incorporated under the laws of the Province of British Columbia.

(v)	“Optimal Amalgamation Special Resolution” means the special resolution of the shareholders of Optimal approving the Amalgamation.

(w)	“Optimal Assets” mean any and all assets, properties and rights beneficially owned by Optimal as described in the Information Circular.

(x)	“Optimal Common Shares” means the issued and outstanding common shares in the capital of Optimal.

(y)	“Optimal Exchange Ratio” equals 1.17 Amalco shares for one Optimal share.

(z)	“Optimal Meeting” means the annual and special meeting of the shareholders of Optimal to approve the Amalgamation, and certain other matters.

(aa)	“Optimal Options” means the 1,220,000 stock options of Optimal currently outstanding, as adjusted for any exercise after the date hereof, if any, each entitling the holder to purchase one Optimal Common Share at a price of $0.50 per share.

(bb)	“Outside Date” means March 31, 2011.

(cc)	“Person” means a natural person, firm, corporation, trust, partnership, joint venture, governmental body or agency or association.

(dd)	“Registrar” means the Registrar appointed under the Act.

(ee)	“Sparky” means Sparky Energy Corp., a corporation incorporated under the laws of the Province of Alberta.

(ff)	“Sparky Amalgamation Special Resolution” means the special resolution of the shareholders of Sparky approving the Amalgamation and the Amalgamation Agreement.

(gg)	“Sparky Assets” mean any and all assets, properties and rights beneficially owned by Sparky as described in the Information Circular.

(hh)	“Sparky Common Shares” means the common shares in the capital of Sparky.

(ii)	“Sparky Exchange Ratio” equals one Amalco share for every one Sparky share.

(jj)	“Sparky Meeting” means the annual and special meeting of the shareholders of Sparky to approve the Amalgamation and certain other matters.

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(kk)	“Sparky Options” means the 1,675,000 stock options of Sparky currently outstanding, each entitling the holders to acquire one Sparky Common Share at a price of $0.50 per share.

(ll)	“Termination Date” shall have the meaning attributed to such term in Section 6.2.

(mm)	“United States” means the United States of America, its territories and possessions, any State of the United States and the District of Columbia.

(nn)	“U.S. Securities Act” means the United States Securities Act of 1933, as amended.

1.2	Schedules. The following schedule is annexed to this Agreement and is hereby incorporated by reference into this Agreement and forms part hereof:

(a)	Schedule “A” Articles of Amalgamation

(b)	Schedule “B” By-laws

(c)	Schedule “C” Amalco Stock Option Plan

1.3	Interpretation. In this Agreement:

(a)	words importing the masculine gender include the feminine and neuter genders, corporations, partnerships and other Persons, and words in the singular include the plural, and vice versa, wherever the context requires;

(b)	all references to designated Articles and Sections are to the designated Articles and Sections of this Agreement;

(c)	using separate Articles and inserting headings are for convenient reference only and will not affect the construction or interpretation of this Agreement;

(d)	any reference to a statute will include and will be deemed to be a reference to the regulations made pursuant to it, and to all amendments made to the statute and regulations in force from time to time, and to any statute or regulation that may be passed which has the effect of consolidating, re-enacting, supplementing, replacing or superseding such statute or regulations;

(e)	whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation” and the words following “include”, “includes” or “including” shall not be considered to set out an exhaustive list;

(f)	if the date specified for any act or matter under this Agreement falls on a day that is not a Business Day, then the reference to such date will be deemed to mean the Business Day immediately after such date;

(g)	when calculating a period of time within which, or following which, any act is to be done or step is to be taken pursuant to this Agreement, the date which is the reference date in calculating such period shall be excluded;

4

(h)	all sums of money which are referred to in this Agreement are expressed in lawful money of Canada;

(i)	the wording of this Agreement shall be deemed to be mutually chosen by the Parties and no contra proferentem rule construction shall be applied against any Party; and

(j)	the words “hereof”, “hereto”, “herein”, and “hereunder” mean and refer to this Agreement and not to any particular Article or Section.

1.4	Knowledge. Where any representation or warranty contained in this Agreement is expressly qualified by reference to the knowledge of Optimal or Sparky, as applicable, it shall be deemed to refer to the actual knowledge of the officers and directors of the particular company.

ARTICLE 2

AMALGAMATION

2.1	Amalgamation. On or before the Closing Date, subject to the terms and conditions of this Agreement, Sparky and Optimal shall take all steps required to complete the Amalgamation and, without limitation, use all reasonable efforts to obtain the approval of the Sparky Amalgamation Special Resolution and Optimal Amalgamation Special Resolution, and to apply for and obtain all other consents, orders or approvals as counsel may advise are necessary or desirable for the implementation of the Amalgamation and the filing of the Articles of Amalgamation with the Registrar pursuant to Section 185(1) of the Act.

2.2	Filing of Articles of Amalgamation. Notwithstanding what date the Closing Date is, the parties agree that the Articles of Amalgamation shall be filed with Corporate Registries effective the first moment on January 1, 2011, if the Closing Date is on or prior to the December 31, 2010.

2.3	Name. The name of Amalco shall be “Optimal Resources Inc.”, or such other name as the parties may determine in writing.

2.4	Registered Office. The registered office of Amalco shall be situated at Suite 3820, 700 – 2nd Street SW, Calgary Alberta, T2P 2W2.

2.5	Authorized Capital. Amalco shall be authorized to issue an unlimited number of Amalco Shares and an unlimited number of preferred shares, issuable in series, which shall have the rights, privileges, restrictions and conditions set forth in the Articles of Amalgamation.

2.6	Restrictions on Share Transfer. The transfer of shares of Amalco shall not be subject to any restrictions that are not included in the Articles of Amalgamation.

2.7	Number of Directors. The minimum number of directors of Amalco shall be three and the maximum number of directors of Amalco shall be eleven.

2.8	First Directors. The number of first directors of Amalco shall be seven. The first directors of Amalco shall be:

Name	Address
David Grohs	14728 – 30A Avenue, Surrey, BC V4P 3E6

5

Harry Feldman	1603, 1 Wood Ave. Westmount, Quebec H3Z 3C5

Alfred Fischer	2513 – 5th Street SW Calgary, AB T2S 2C2

Douglas Hunter	12224 Lake Erie Way SE. Calgary, AB T2J 2M1

James MacDonald	39 Heath Street West Toronto, ON M4V 1T2

Robert Niven	327 Diamond Willow Point Calgary AB T3Z 2Z5

Ian Williams	Woodstock, Priorswood, Compton, Guilford Surrey, United Kingdom GU3 1DS

The first directors shall hold office until the first annual meeting of the shareholders of Amalco, or until their successors are duly appointed or elected. The subsequent directors shall be elected each year thereafter as provided for in the Act, in the Articles of Amalgamation and in the by-laws of Amalco. The management and operation of the business and affairs of Amalco shall be under the control of the board of directors as it is constituted from time to time.

2.9	First Auditors. The first auditors of Amalco shall be Collins Barrow LLP. The first auditors of Amalco shall hold office until the first annual meeting of shareholders of Amalco following the Amalgamation, or until their successor is appointed.

2.10	Fiscal Year. The fiscal year end of Amalco shall be June 30.

2.11	Restrictions on Business. There shall be no restrictions on the business that Amalco may carry on.

2.12	Articles of Amalgamation and By-laws. The Articles of Amalgamation of Amalco shall be in the form set forth as Schedule “A” hereto and the by-laws of Amalco shall be the current by-laws of Sparky, which are attached hereto as Schedule “B”.

2.13	Effect of Certificate of Amalgamation. On the Effective Date:

(a)	the Amalgamation of Sparky and Optimal and their continuance as one corporation shall become effective;

6

(b)	the property of each of Sparky and Optimal shall continue to be the property of Amalco (except accounts receivable owed by the other);

(c)	Amalco shall continue to be liable for the obligations of each of Sparky and Optimal (except amounts payable by one to the other);

(d)	any civil, criminal or administrative action or proceeding pending by or against either Sparky or Optimal may be continued to be prosecuted by or against Amalco;

(e)	a conviction against, or ruling, order or judgment in favour of or against, either Sparky or Optimal may be enforced by or against Amalco; and

(f)	the Articles of Amalgamation shall be deemed to be the Articles of Incorporation of Amalco and the Certificate of Amalgamation shall be deemed to be the Certificate of Incorporation for Amalco.

2.14	Manner of Conversion of Issued Securities. On the Effective Date:

(a)	the number of Optimal Common Shares multiplied by the Optimal Exchange Ratio shall be exchanged on a one for one basis for fully-paid and non-assessable Amalco Shares;

(b)	each Optimal Option shall be continued into/replaced with an adjusted number of Amalco Optimal Options in accordance with the Optimal Exchange Ratio;

(c)	the number of Sparky Common Shares multiplied by the Sparky Exchange Ratio shall be exchanged on a one for one basis for fully-paid and non-assessable Amalco Shares;

(d)	each Sparky Option shall be continued into/replaced with an adjusted number of Amalco Sparky Options in accordance with the Sparky Exchange Ratio; and

(e)	the aggregate stated capital of Amalco shall be an amount equal to the aggregate paid up capital for purposes of the Income Tax Act (Canada) of Optimal and Sparky immediately prior to such time, and such stated capital shall be allocated on an equal basis to each share of Amalco issued on the Amalgamation.

2.15	Certificates. On the Effective Date:

(a)	the registered holders of Optimal Common Shares shall cease to be holders of such shares and shall be deemed to be registered holders of Amalco Shares, to which they are entitled in accordance with Section 2.14;

(b)	the registered holders of Sparky Common Shares shall cease to be holders of Sparky Common Shares, and shall be deemed to be registered holders of Amalco Shares to which they are entitled in accordance with Section 2.14, and

(c)	the registered holders of the Optimal Options and Sparky Options shall be deemed to be the registered holders of the securities of Amalco to which they are entitled in accordance with Section 2.14 upon surrender of their existing certificates and/or agreements, and shall receive executed agreements evidencing such securities of Amalco.

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2.16	Lost Certificates. In the event any certificate which immediately prior to the Effective Date represented one or more outstanding Optimal Common Shares, Sparky Common Shares, Optimal Options or Sparky Options that are to be exchanged pursuant to Section 2.14 shall have been lost, stolen or destroyed, upon the making of a statutory declaration of that fact and the provision of an indemnity acceptable to Sparky or Optimal (as applicable) by the holder claiming such certificate to be lost, stolen or destroyed, the transfer agent in respect thereof will issue in exchange for such lost, stolen or destroyed certificate, one or more certificates representing one or more securities of Amalco to which they are entitled and, in each case deliverable pursuant to Section 2.14.

2.17	Fractional Certificates. No fractional securities of Amalco will be issued. In the event that a securityholder of Optimal or Sparky would otherwise be entitled to a fractional security, the number of securities of Amalco issued to such securityholder shall be rounded up to the next greater whole number of such security, if the fractional entitlement is equal to or greater than 0.5 and shall, without any additional compensation, be rounded down to the next lesser whole number of such security if the fractional entitlement is less than 0.5. In calculating such fractional interests, all securities of Amalco, as the case may be, registered in the name of or beneficially held by such Amalco securityholder or their nominee shall be aggregated.

2.18	Stock Option Plan. The stock option plan of Amalco shall be the Amalco Stock Option Plan.

2.19	U.S. Securities Laws. The issuance of the Amalco Shares under the Amalgamation qualifies in the United States for the exemption from the registration requirements of the U.S. Securities Act provided by Rule 802 thereof and applicable state securities laws in reliance upon similar exemptions under applicable state securities laws. Each party agrees to act in good faith, consistent with the intent of the parties and the intended treatment of the Amalgamation as set forth in this Section 2.19.

ARTICLE 3

COVENANTS

3.1	Covenants of Optimal. Optimal covenants and agrees with Sparky that Optimal will not, from the date of execution hereof to and including the Effective Date, except with the prior written consent of Sparky or otherwise contemplated herein, such consent not to be unreasonably withheld:

(a)	issue any securities, other than pursuant to the exercise of the Optimal Options;

(b)	make any expenditures, other than in the ordinary course of business;

(c)	declare or pay any dividends or distribute any of its properties or assets to shareholders;

(d)	enter into any material contracts, other than in the ordinary course of business;

(e)	alter or amend its articles or enact by-laws, except to the extent required to complete the Continuation;

(f)	engage in any business enterprise or other activity different from that carried on as of the date hereof;

(g)	sell, pledge, lease, dispose of, grant any interest in, encumber or agree to sell, pledge, lease, dispose of, grant any interest in or encumber any of the Optimal Assets;

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(h)	redeem, purchase or offer to purchase any of its common shares or other securities;

(i)	acquire, directly or indirectly, any assets, including but not limited to securities of other companies;

(j)	incur or commit to incur any indebtedness for borrowed money or issue any debt securities; or

(k)	approve, authorize or implement any change to the business, financial condition or management of Optimal.

3.2	Further Covenants of Optimal. Optimal covenants and agrees with Sparky that Optimal will:

(a)	on or prior to the Closing Date, continue Optimal out of British Columbia and into Alberta as an Alberta corporation under the Act;

(b)	use all commercially reasonable efforts to obtain all necessary consents, assignments or waivers from third parties and amendments or terminations to any instrument or agreement and take such other measures as may be necessary to fulfil its obligations under and to carry out the transactions contemplated by this Agreement;

(c)	prior to the Closing Date, convene the Optimal Meeting for the purpose of approving the matters to be considered at the Optimal Meeting;

(d)	mail to its shareholders the Information Circular and other documentation required in connection with the Optimal Meeting in accordance with applicable laws as soon as reasonably practicable;

(e)	except for proxies and other non-substantive communications with securityholders, furnish promptly to Sparky a copy of each notice, report, schedule or other document delivered, filed or received by it in connection with: (i) the Amalgamation; and (ii) any dealings with regulatory agencies in connection with the transactions contemplated herein;

(f)	make other necessary filings and applications under applicable federal and provincial laws and regulations required on the part of it in connection with the transactions contemplated herein, and take all reasonable action necessary to be in compliance with such laws and regulations;

(g)	use all commercially reasonable efforts to conduct its affairs so that all of its representations and warranties contained herein shall be true and correct on and as of the Effective Date as if made on the Effective Date, except to the extent that such representations and warranties require modification to give effect to the transactions contemplated herein;

(h)	within two Business Days of receiving any written audit inquiry, assessment, reassessment, confirmation or variation of an assessment, indication that an assessment is being considered, request for filing of a waiver or extension of time or any other notice in writing relating to taxes, interest, penalties, losses or tax pools (an “Assessment”), deliver to Sparky a copy thereof together with a statement setting out, to the extent then determinable, an estimate of the obligations, if any, of it on the assumption that such Assessment is valid and binding;

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(i)	use all commercially reasonable efforts to cause each of the conditions precedent set forth in Sections 5.1 and 5.2 to be complied with;

(j)	subject to the satisfaction of the conditions in Sections 5.1 and 5.3, thereafter together with Sparky file with the Registrar the Articles of Amalgamation and such other documents as may be required to give effect to the Amalgamation on or before the Termination Date;

(k)	notify Sparky immediately upon becoming aware that any of the representations and warranties of Optimal contained herein are no longer true and correct in any material respect; and

(l)	obtain written agreements from each holder of Optimal Options, in a form acceptable to Sparky acting reasonably, whereby each such holder agrees to exchange their Optimal Options for Amalco Options and be bound by the terms of the Amalco Option Plan.

3.3	Covenants of Sparky. Sparky covenants and agrees with Optimal that it will not from the date of execution hereof to and including the Effective Date, except as contemplated by this Agreement or with the prior written consent of Optimal, such consent not to be unreasonably withheld:

(a)	issue any securities, other than pursuant to the exercise of the Sparky Options;

(b)	make any expenditures, other than in the ordinary course of business;

(c)	declare or pay any dividends or distribute any of its properties or assets to shareholders;

(d)	enter into any material contracts, other than in the ordinary course of business;

(e)	alter or amend its articles or by-laws;

(f)	engage in any business enterprise or other activity different from that carried on as of the date hereof;

(g)	sell, pledge, lease, dispose of, grant any interest in, encumber or agree to sell, pledge, lease, dispose of, grant any interest in or encumber any of the Sparky Assets;

(h)	redeem, purchase or offer to purchase any of its common shares or other securities;

(i)	acquire, directly or indirectly, any material assets, including but not limited to securities of other companies, other than in the ordinary course of business;

(j)	incur or commit to incur any indebtedness for borrowed money or issue any debt securities; or

(k)	approve, authorize or implement any material change to the business, financial condition or management.

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3.4	Further Covenants of Sparky. Sparky covenants and agrees with Optimal that it will:

(a)	use all commercially reasonable efforts to obtain all necessary consents, assignments or waivers from third parties and amendments or terminations to any instrument or agreement and take such other measures as may be necessary to fulfil its obligations under and to carry out the transactions contemplated by this Agreement;

(b)	prior to the Closing Date, convene the Sparky Meeting for the purpose of approving the matters to be considered at the Sparky Meeting;

(c)	mail to its shareholders the Information Circular and other documentation required in connection with the Sparky Meeting and in accordance with applicable laws as soon as reasonably practicable;

(d)	except for proxies and other non-substantive communications with securityholders, furnish promptly to Optimal a copy of each notice, report, schedule or other document delivered, filed or received by Sparky in connection with: (i) the Amalgamation; and (ii) any dealings with regulatory agencies in connection with the transactions contemplated herein;

(e)	make other necessary filings and applications under applicable federal and provincial laws and regulations required on the part of Sparky in connection with the transactions contemplated herein, and take all reasonable action necessary to be in compliance with such laws and regulations;

(f)	use all commercially reasonable efforts to conduct its affairs so that Sparky’s representations and warranties contained herein shall be true and correct on and as of the Effective Date as if made on the Effective Date, except to the extent that such representations and warranties require modification to give effect to the transactions contemplated herein;

(g)	within two Business Days of receiving any Assessment, deliver to Sparky a copy thereof together with a statement setting out, to the extent then determinable, an estimate of the obligations, if any, of it on the assumption that such Assessment is valid and binding;

(h)	use all commercially reasonable efforts to cause each of the conditions precedent set forth in Sections 5.1 and 5.3 hereof to be complied with;

(i)	subject to the satisfaction of the conditions precedent in Sections 5.1 and 5.2 hereof, thereafter together with Optimal file with the Registrar the Articles of Amalgamation and such other documents as may be required to give effect to the Amalgamation on or before the Termination Date;

(j)	notify Optimal immediately upon becoming aware that any of the representations and warranties of Sparky contained herein hereof are no longer true and correct in any material respect;

(k)	obtain written agreements from each holder of Sparky Options, in a form acceptable to Optimal acting reasonably, whereby each such holder agrees to exchange their Sparky Options for Amalco Options and be bound by the terms of the Amalco Option Plan.

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ARTICLE 4

REPRESENTATIONS AND WARRANTIES

4.1	Representations and Warranties of Optimal. Optimal represents and warrants to and in favour of Sparky as follows, and acknowledges that Sparky is relying upon such representations and warranties in connection with the completion of the transactions contemplated herein:

(a)	as of the date hereof, Optimal is a corporation duly incorporated under the laws of the Province of British Columbia and is a valid and subsisting corporation under the Business Corporation Act (British Columbia) and is in compliance, in all material respects, with the requirements of the Business Corporation Act (British Columbia) and has all requisite power and authority to carry on its business and to carry out the provisions hereof, and as of the Closing Date Optimal will be a corporation continued under the laws of the Province of Alberta and is a valid and subsisting corporation under the Act and is in compliance, in all material respects, with the requirements of the Act and has all requisite power and authority to carry on its business and to carry out the provisions hereof;

(b)	Optimal has the requisite power, capacity and authority to enter into this Agreement on the terms and conditions herein set forth;

(c)	the entering into and performance of this Agreement and the transactions contemplated herein by Optimal will not violate:

(i)	the constating documents of Optimal;

(ii)	any agreement, instrument, permit or authority to which Optimal is a party or by which Optimal is bound; or

(iii)	any statute, regulation, by-law, order, judgment, or decree by which Optimal is bound, except for such violations which would not have a Material Adverse Effect on the financial condition, assets or affairs of Optimal;

(d)	the execution and delivery of this Agreement and the completion of the transactions contemplated herein have been, or in respect of the transactions contemplated herein will have been prior to Closing, duly approved by the board of directors of Optimal and this Agreement constitutes a valid and binding obligation of Optimal enforceable against it in accordance with its terms, subject, however, to limitations imposed by law in connection with bankruptcy or similar proceedings and to the extent that equitable remedies such as specific performance or injunction are granted at the discretion of a court of competent jurisdiction and no other corporate proceedings on its part are required to authorize this Agreement, other than the Continuation and Optimal Amalgamation Special Resolution;

(e)	there is no action, suit, litigation, arbitration, investigation, inquiry or other proceeding in progress, or, to the best of Optimal’s knowledge, pending or threatened against or relating to Optimal or the Optimal Assets and there is no circumstance, matter or thing known to Optimal which might give rise to any such proceeding or to any governmental investigation relative to Optimal and there is not outstanding against Optimal any judgment, decree, injunction, rule or order of any court, government department, commission, agency or arbitrator;

(f)	Optimal has no subsidiaries;

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(g)	the authorized capital of Optimal consists of an unlimited number of common shares and an unlimited number of preferred shares, of which only 23,684,724 Optimal Common Shares are issued and outstanding and all of such shares are validly issued and outstanding as fully paid and non-assessable shares of Optimal;

(h)	the Optimal Options have been validly created and, except for the Optimal Options, pursuant to this Agreement, no Person has any agreement, option or right, understanding, warrant, call, conversion right, commitment or right or privilege of any kind to acquire or capable of becoming an agreement for the allotment, purchase or acquisition of any of the unissued share capital of Optimal, or any other securities of Optimal;

(i)	no Person has any written or oral agreement, option, understanding or commitment or any right or privilege capable of becoming an agreement for the purchase, exchange, transfer or other disposition from Optimal of any Optimal Assets;

(j)	that it:

(i)	will have clear title to the Optimal Assets and that the Optimal Assets will be free and clear of all claims, mortgages, encumbrances and adverse claims or burdens whatsoever and

(ii)	is not aware of any defects, failures or impairments in the title of Optimal to the Optimal Assets, whether or not an action, suit, proceeding or inquiry is pending or threatened and whether or not discovered by any third party, which in the aggregate could have a Material Adverse Effect on the Optimal Assets;

(k)	Optimal is duly licensed, registered and qualified, in all material respects, and possess all material certificates, authorizations, permits or licences issued by the appropriate regulatory authorities in the jurisdictions necessary to enable their respective business to be carried on as now conducted and to enable their respective property and assets to be owned, leased and operated as they are now, and all such licences, registrations and qualifications are in good standing, in all material respects and none of such licenses, registrations or qualifications contains any burdensome term, provision, condition or limitation which has or is likely to have any Material Adverse Effect on the business of Optimal, as now conducted;

(l)	Optimal has complied with, performed, observed and satisfied all material terms, conditions, obligations and liabilities which have arisen under any title and operating documents affecting its interests in the Optimal Assets or any applicable laws relating to such interests;

(m)	any and all operations of Optimal, and to the best of Optimal’s knowledge, any and all operations by third parties, on or in respect of the assets and properties of Optimal, have been conducted in material compliance with good oilfield practices.

(n)	to the knowledge of Optimal, except to the extent that any violation or other matter referred to in this subparagraph does not have a Material Adverse Effect on Optimal:

(i)	Optimal is not in violation of any applicable federal, provincial, state, municipal or local laws, regulations, orders, government decrees or ordinances with respect to environmental health or safety matters (collectively, “Environmental Laws”);

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(ii)	Optimal has operated its business at all times and has received, handled, used, stored, treated, shipped and disposed of all contaminants without violation of Environmental Laws;

(iii)	there have been no spills, releases, deposits or discharges of hazardous or toxic substances, contaminants or wastes into the earth, air or into any body of water or any municipal or other sewer or drain water systems by Optimal or that have not been remedied;

(iv)	no orders, directions or notices have been issued and remain outstanding pursuant to any Environmental Laws relating to the business or Optimal Assets;

(v)	Optimal has not failed to report to the proper federal, provincial, state, municipal or other political subdivision, government, department, commission, board, bureau, agency or instrumentality, domestic or foreign, the occurrence of any event which is required to be so reported by any Environmental Law; and

(vi)	Optimal hold all licenses, permits and approvals required under any Environmental Laws in connection with the operation of their business and the ownership and use of the Optimal Assets, all such licenses, permits and approvals are in full force and effect, and they have not received any notification pursuant to any Environmental Laws that any work, repairs, constructions or capital expenditures are required to be made by them as a condition of continued compliance with any Environmental Laws, or any license, permit or approval issued pursuant thereto, or that any license, permit or approval referred to above is about to be reviewed, made subject to limitation or conditions, revoked, withdrawn or terminated;

(o)	Optimal has not incurred any obligation or liability, contingent or otherwise, for broker’s fees, commissions or finder’s fees or other similar fees in respect of the transactions contemplated herein;

(p)	there is no pending disagreement between Optimal and its auditors which could materially affect the financial situation of Optimal;

(q)	since November 22, 2010, there has not been any Material Adverse Change in the condition or operation of Optimal or in its assets, liabilities or financial condition;

(r)	the audited financial statements of Optimal for the period ended June 30, 2010, as well as the notes thereto, are true and correct and present fairly, in all material respects, the financial position of Optimal as at such dates and the results of its operations and changes in financial position for the periods indicated in the said statements, and have been prepared in accordance with Canadian generally accepted accounting principles applied on a basis consistent with that of prior periods;

(s)	Optimal has no material liabilities, contingent or otherwise, except those set out in the financial statements referred to in subsection 4.1(r) hereof, and Optimal has not guaranteed or indemnified, or agreed to guarantee or indemnify, any debt, liability or other obligation of any Person;

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(t)	the information concerning Optimal to be set forth in the Information Circular will contain no untrue statement of a material fact and will not omit to state a material fact that is required to be stated or that is necessary to make a statement therein not misleading in the light of the circumstances in which it will be made, and such information in the Information Circular will constitute full, true and plain disclosure of all material facts relating to the particular matters concerning Optimal to be acted upon by the securityholders of Sparky at the Sparky Meeting;

(u)	the Information Circular will contain a list of all material contracts, agreements and commitments (whether written or oral) to which Optimal is a party, and all of such material contracts, agreements and commitments are in full force and effect and Optimal is not in default, in any material respect, under any of such contracts, agreements or commitments;

(v)	to Optimal’s knowledge, there does not exist any state of facts which after notice or lapse of time, or both, will constitute a default or breach on the part of Optimal under any of the provisions contained in any of the material contracts, commitments or agreements referred to in subsection 4.1(t) hereof;

(w)	Optimal is not indebted to:

(i)	any director, officer or shareholder of Optimal;

(ii)	any individual related to any of the foregoing by blood, marriage or adoption; or

(iii)	any corporation controlled, directly or indirectly, by any one or more of those Persons referred to in subsections 4.1(w)(i) and (ii) hereof;

(x)	none of those Persons referred to in subsection 4.1(w) hereof is indebted to Optimal;

(y)	other than as set forth in the Information Circular, there are no employment contracts, agreements or engagements, either oral or written, with any director, officer, employees or consultants of Optimal;

(z)	the corporate records and minute books of Optimal contain complete and accurate minutes of all meetings of the directors and shareholders since its date of incorporation, together with the full text of all resolutions of directors and shareholders passed in lieu of such meetings, duly signed;

(aa)	to the best of the knowledge of Optimal, there does not currently exist any shareholders agreement, pooling agreement, voting trust or other similar type of arrangement in respect of outstanding securities of Optimal;

(bb)

Optimal is not liable, in any material respect, for any Canadian federal, provincial, municipal or local taxes, sales tax assessments, withholding taxes, employee or other remittances, or other imposts or penalties due and unpaid at the date hereof in respect of its income, capital, employees, business or property, or for the payment of any tax instalment due in respect of its current taxation year (but not including taxes accruing due) or any previous taxation years, and no such taxes, assessments, imposts, remittances or penalties are required to be reserved against. All such taxes, assessments, imposts, remittances and penalties have been properly calculated by Optimal, in all material

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respects. Optimal is not in default in filing any returns or reports covering any Canadian federal, provincial, municipal or local taxes, assessments or other imposts in respect of its income, business or property and Optimal has complied with all withholding, collection, remittance and other obligations under any applicable taxing statute;

(cc)	no consent, approval, order or authorization of, or registration, declaration or filing with, any third party or governmental entity is required by or with respect to Optimal in connection with the execution and delivery of this Agreement by Optimal, the performance of its obligations hereunder or the consummation by Optimal of the transactions contemplated hereby other than: (i) the approval of the Continuation; (ii) the approval of the Amalgamation and the Amalgamation Agreement by the shareholders of Optimal and the approval of the Amalgamation by the Registrar under the Act; (iii) such registrations and other actions required under provincial and territorial securities laws as are contemplated by this Agreement and registrations and applications required as a result of the formation of a new corporation on the Amalgamation; (iv) any filings with the Registrar; and (v) any other consents, approvals, orders, authorizations, registrations, declarations or filings which, if not obtained or made, would not, individually or in the aggregate, have a Material Adverse Effect on Optimal or prevent or materially impair Optimal’s ability to perform its obligations hereunder;

(dd)	Optimal has no reasonable grounds for believing that a creditor of Optimal will be prejudiced by the Amalgamation;

(ee)	Optimal is a “foreign private issuer” as defined in Rule 405 under the U.S. Securities Act;

(ff)	no securities of Optimal are registered or required to be registered under Section 12 of the U.S. Exchange Act, and Optimal is not required to file reports under Section 13 or Section 15(d) of the U.S. Exchange Act;

(gg)	Optimal is not an “investment company,” as defined in the United States Investment Company Act of 1940, as amended, registered or required to be registered under such Act;

(hh)	None of the Optimal Shares or Optimal Options are held by “U.S. holders,” as defined in Rule 800(h) under the U.S. Securities Act; and

(ii)	as determined in accordance with the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and the regulations thereunder, Optimal and all entities controlled by Optimal: (i) do not hold assets located in the United States having an aggregate fair market value in excess of US $63.4 million; and (ii) did not have aggregate sales in or into the United States in excess of US $63.4 million in Optimal’s most recent fiscal year.

4.2	Representations and Warranties of Sparky. Sparky represents and warrants to and in favour of Optimal as follows, and acknowledges that Optimal is relying upon such representations and warranties in connection with the completion of the transactions contemplated herein:

(a)	Sparky is a corporation duly incorporated under the laws of the Province of Alberta and is a valid and subsisting corporation under the Act and is in compliance, in all material respects, with the requirements of the Act, and has all requisite power and authority to carry on its business and to carry out the provisions hereof;

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(b)	Sparky has the requisite power, capacity and authority to enter into this Agreement on the terms and conditions herein set forth;

(c)	the entering into and performance of this Agreement and the transactions contemplated therein by Sparky will not violate:

(i)	the constating documents, articles or by-laws of Sparky;

(ii)	any agreement, instrument, permit or authority to which Sparky is a party or by which Sparky is bound; or

(iii)	any statute, regulation, by-law, order, judgment, or decree by which Sparky is bound, except for such violations which would not have a Material Adverse Effect on the financial condition, assets or affairs of Sparky;

(d)	the execution and delivery of this Agreement and the completion of the transactions contemplated herein have been, or in respect of the transactions contemplated herein will have been prior to Closing, duly approved by the board of directors of Sparky and this Agreement constitutes a valid and binding obligation of Sparky enforceable against it in accordance with its terms, subject, however, to limitations imposed by law in connection with bankruptcy or similar proceedings and to the extent that equitable remedies such as specific performance or injunction are granted at the discretion of a court of competent jurisdiction and no other corporate proceedings on its part are required to authorize this Agreement, other than the Sparky Amalgamation Special Resolution;

(e)	there is no action, suit, litigation, arbitration, investigation, inquiry or other proceeding in progress, or, to the best of Sparky’s knowledge, pending or threatened against or relating to Sparky or the Sparky Assets and there is no circumstance, matter or thing known to Sparky which might give rise to any such proceeding or to any governmental investigation relative to Sparky and there is not outstanding against Sparky any judgment, decree, injunction, rule or order of any court, government department, commission, agency or arbitrator;

(f)	Sparky has no subsidiaries;

(g)	the authorized capital of Sparky consists of an unlimited number of common shares and an unlimited number of preferred shares, of which 31,837,206 Sparky Common Shares are issued and outstanding as at the date hereof and all of such shares are validly issued and outstanding as fully paid and non-assessable shares of Sparky;

(h)	the Sparky Options have been validly created and, except for the Sparky Options, pursuant to this Agreement, no Person has any agreement, option or right, understanding, warrant, call, conversion right, commitment or right or privilege of any kind to acquire or capable of becoming an agreement for the allotment, purchase or acquisition of any of the unissued share capital of Sparky, or any other securities of Sparky;

(i)	no Person has any written or oral agreement, option, understanding or commitment or any right or privilege capable of becoming an agreement for the purchase, exchange, transfer or other disposition from Sparky of any Sparky Assets;

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(j)	that it:

(i)	will have clear title to the Sparky Assets and that the Sparky Assets will be free and clear of all claims, mortgages, encumbrances and adverse claims or burdens whatsoever; and

(ii)	is not aware of any defects, failures or impairments in the title of Sparky to the Sparky Assets, whether or not an action, suit, proceeding or inquiry is pending or threatened and whether or not discovered by any third party, which in the aggregate could have a Material Adverse Effect on the Sparky Assets;

(k)	Sparky is duly licensed, registered and qualified, in all material respects, and possess all material certificates, authorizations, permits or licences issued by the appropriate regulatory authorities in the jurisdictions necessary to enable their respective business to be carried on as now conducted and to enable their respective property and assets to be owned, leased and operated as they are now, and all such licences, registrations and qualifications are in good standing, in all material respects and none of such licenses, registrations or qualifications contains any burdensome term, provision, condition or limitation which has or is likely to have any Material Adverse Effect on the business of Sparky, as now conducted;

(l)	Sparky has complied with, performed, observed and satisfied all material terms, conditions, obligations and liabilities which have arisen under any title and operating documents affecting its interests in the Sparky Assets or any applicable laws relating to such interests;

(m)	any and all operations of Sparky, and to the best of Sparky’s knowledge, any and all operations by third parties, on or in respect of the assets and properties of Sparky, have been conducted in material compliance with good oilfield practices.

(n)	to the knowledge of Sparky, except to the extent that any violation or other matter referred to in this subparagraph does not have a Material Adverse Effect on Sparky:

(i)	Sparky is not in violation of any Environmental Laws;

(ii)	Sparky has operated its business at all times and has received, handled, used, stored, treated, shipped and disposed of all contaminants without violation of Environmental Laws;

(iii)	there have been no spills, releases, deposits or discharges of hazardous or toxic substances, contaminants or wastes into the earth, air or into any body of water or any municipal or other sewer or drain water systems by Sparky or that have not been remedied;

(iv)	no orders, directions or notices have been issued and remain outstanding pursuant to any Environmental Laws relating to the business or Sparky Assets;

(v)	Sparky has not failed to report to the proper federal, provincial, state, municipal or other political subdivision, government, department, commission, board, bureau, agency or instrumentality, domestic or foreign, the occurrence of any event which is required to be so reported by any Environmental Law; and

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(vi)	Sparky hold all licenses, permits and approvals required under any Environmental Laws in connection with the operation of their business and the ownership and use of the Sparky Assets, all such licenses, permits and approvals are in full force and effect, and they have not received any notification pursuant to any Environmental Laws that any work, repairs, constructions or capital expenditures are required to be made by them as a condition of continued compliance with any Environmental Laws, or any license, permit or approval issued pursuant thereto, or that any license, permit or approval referred to above is about to be reviewed, made subject to limitation or conditions, revoked, withdrawn or terminated;

(o)	Sparky has not incurred any obligation or liability, contingent or otherwise, for broker’s fees, commissions or finder’s fees or other similar fees in respect of the transactions contemplated herein;

(p)	there is no pending disagreement between Sparky and its auditors which could materially affect the financial situation of Sparky;

(q)	since November 22, 2010, there has not been any Material Adverse Change in the condition or operation of Sparky or in its assets, liabilities or financial condition

(r)	the audited financial statements of Sparky for the period year ended June 30, 2010, as well as the notes thereto, are true and correct and present fairly, in all material respects, the financial position of Sparky as at such dates and the results of its operations and changes in financial position for the periods indicated in the said statements, and have been prepared in accordance with Canadian generally accepted accounting principles applied on a basis consistent with that of prior periods;

(s)	Sparky has no material liabilities, contingent or otherwise, except those set out in the financial statements referred to in subsection 4.2(r) hereof, and Sparky has not guaranteed or indemnified, or agreed to guarantee or indemnify, any debt, liability or other obligation of any Person;

(t)	the information concerning Sparky to be set forth in the Information Circular will contain no untrue statement of a material fact and will not omit to state a material fact that is required to be stated or that is necessary to make a statement therein not misleading in the light of the circumstances in which it will be made, and such information in the Information Circular will constitute full, true and plain disclosure of all material facts relating to the particular matters concerning Sparky to be acted upon by the securityholders of Optimal at the Optimal Meeting;

(u)	the Information Circular will contain a list of all material contracts, agreements and commitments (whether written or oral) to which Sparky is a party, and all of such material contracts, agreements and commitments are in full force and effect and Sparky is not in default, in any material respect, under any of such contracts, agreements or commitments;

(v)	to Sparky’s knowledge there does not exist any state of facts which after notice or lapse of time, or both, will constitute a default or breach on the part of Sparky under any of the provisions contained in any of the material contracts, commitments or agreements referred to in subsection 4.2(t) hereof;

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(w)	Sparky is not indebted to:

(i)	any director, officer, employee or shareholder of Sparky;

(ii)	any individual related to any of the foregoing by blood, marriage or adoption; or

(iii)	any corporation controlled, directly or indirectly, by any one or more of those Persons referred to in subsections 4.2(w)(i) and (ii) hereof;

(x)	none of those Persons referred to in subsection 4.2(w) hereof is indebted to Sparky;

(y)	there are no employment contracts, agreements or engagements, either oral or written, with any director, officer, employees or consultants of Sparky;

(z)	the corporate records and minute books of Sparky contain complete and accurate minutes of all meetings of the directors and shareholders since its date of incorporation, together with the full text of all resolutions of directors and shareholders passed in lieu of such meetings, duly signed;

(aa)	to the best of the knowledge of Sparky, there does not currently exist any shareholders agreement, pooling agreement, voting trust or other similar type of arrangement in respect of outstanding securities of Sparky;

(bb)	Sparky is not liable, in any material respect, for any Canadian federal, provincial, municipal or local taxes, sales tax assessments, withholding taxes, employee or other remittances, or other imposts or penalties due and unpaid at the date hereof in respect of its income, capital, employees, business or property, or for the payment of any tax instalment due in respect of its current taxation year (but not including taxes accruing due) or any previous taxation years, and no such taxes, assessments, imposts, remittances or penalties are required to be reserved against. All such taxes, assessments, imposts, remittances and penalties have been properly calculated by Sparky, in all material respects. Sparky is not in default in filing any returns or reports covering any Canadian federal, provincial, municipal or local taxes, assessments or other imposts in respect of its income, business or property and Sparky has complied with all withholding, collection, remittance and other obligations under any applicable taxing statute;

(cc)	no consent, approval, order or authorization of, or registration, declaration or filing with, any third party or governmental entity is required by or with respect to Sparky in connection with the execution and delivery of this Agreement by Sparky, the performance of its obligations hereunder or the consummation by Sparky of the transactions contemplated hereby, other than: (i) the approval of the Amalgamation and the Amalgamation Agreement by the shareholders of Sparky and the approval of the Amalgamation by the Registrar under the Act; (ii) such registrations and other actions required under provincial and territorial securities laws as are contemplated by this Agreement and registrations and applications required as a result of the formation of a new corporation on the Amalgamation; (c) any filings with the Registrar; and (d) any other consents, approvals, orders, authorizations, registrations, declarations or filings which, if not obtained or made, would not, individually or in the aggregate, have a Material Adverse Effect on Sparky or prevent or materially impair Sparky’s ability to perform its obligations hereunder;

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(dd)	Sparky has no reasonable grounds for believing that a creditor of Sparky will be prejudiced by the Amalgamation;

(ee)	Sparky is a “foreign private issuer” as defined in Rule 405 under the U.S. Securities Act;

(ff)	no securities of Sparky are registered or required to be registered under Section 12 of the U.S. Exchange Act, and Sparky is not required to file reports under Section 13 or Section 15(d) of the U.S. Exchange Act;

(gg)	Sparky is not an “investment company,” as defined in the United States Investment Company Act of 1940, as amended, registered or required to be registered under such Act;

(hh)	less than 5% of the Sparky Shares and none of the Sparky Options are held by “U.S. holders,” as defined in Rule 800(h) under the U.S. Securities Act; and

(ii)	as determined in accordance with the HSR Act, and the regulations thereunder, Sparky and all entities controlled by Sparky: (i) do not hold assets located in the United States having an aggregate fair market value in excess of US $63.4 million; and (ii) did not have aggregate sales in or into the United States in excess of US $63.4 million in Sparky’s most recent fiscal year.

ARTICLE 5

CONDITIONS PRECEDENT AND OTHER MATTERS

5.1	Mutual Conditions Precedent. The respective obligations of the parties hereto to consummate the transactions contemplated herein are subject to the satisfaction, on or before the Closing Date, of the following conditions any of which may be waived by the mutual consent of such parties without prejudice to their rights to rely on any other or others of such conditions:

(a)	the Amalgamation shall have been approved by the required majority of the votes of the shareholders of Sparky who, being entitled to do so, vote in person or by proxy at the Sparky Meeting in accordance with the provisions of the Act;

(b)	the Continuation shall have been approved by the required majority of the votes of the shareholders of Optimal who, being entitled to do so, vote in person or by proxy at the Optimal Meeting in accordance with the provisions of the Act;

(c)	the Amalgamation shall have been approved by the required majority of the votes of the shareholders of Optimal who, being entitled to do so, vote in person or by proxy at the Optimal Meeting in accordance with the provisions of the Act;

(d)	there shall not be in force any order or decree restraining or enjoining the consummation of the transactions contemplated by this Agreement, including, without limitation the Amalgamation;

(e)	all other consents, orders and approvals, including, without limitation, regulatory approvals, required or necessary or desirable for the completion of the transactions provided for in this Agreement, including without limitation the approval of the Registrar under the Act for the Amalgamation, shall have been obtained or received from the persons, authorities or bodies having jurisdiction in the circumstances, all on terms satisfactory to each of the parties hereto, acting reasonably;

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(f)	the board of directors of Amalco shall consist of those directors itemized in Section 2.8;

(g)	the holders of no more than 5% of all of the issued and outstanding Sparky Common Shares shall have exercised their rights to dissent pursuant to applicable corporate law in respect of the Sparky Amalgamation Special Resolution, or the holders of no more than 5% of all the issued and outstanding Optimal Common Shares shall have exercised their rights to dissent pursuant to applicable corporate law in respect of the Optimal Amalgamation Special Resolution; and

(h)	this Agreement shall not have been terminated in accordance with Section 6.2.

5.2	Conditions to Obligations of Sparky. The obligation of Sparky to consummate the transactions contemplated herein is subject to the satisfaction, on or before the Closing Date, of the following conditions:

(a)	each of the acts and undertakings of Optimal to be performed on or before the Closing Date pursuant to the terms of this Agreement shall have been duly performed by Optimal;

(b)	no Material Adverse Change in the business, affairs, assets or operations of Optimal shall have occurred between the date hereof and the Closing Date;

(c)	except as affected by the transactions contemplated herein, the representations and warranties of Optimal contained in Section 4.1 hereof shall be true in all material respects on the Closing Date with the same effect as though such representations and warranties had been made at and as of such time and Sparky shall have received a certificate to that effect, dated the Closing Date, from an officer of Optimal acceptable to Sparky, to the best of his knowledge, having made reasonable inquiry;

(d)	the covenants of Optimal contained in Sections 3.1 and 3.2 hereof shall have been complied with in all material respects, and Sparky shall have received a certificate to such effect, dated the Closing Date, of a senior officer of Optimal; and

(e)	Optimal’s total advisory fees (including, but not limited, legal, audit, accounting and financial advisory) relating to the Amalgamation, paid and payable, will not exceed $50,000; and

(f)	Optimal shall have furnished Sparky with:

(i)	a certified copy of the resolutions passed by the board of directors of Optimal approving this Agreement and the consummation of the transactions contemplated herein; and

(ii)	a certified copy of the Optimal Amalgamation Special Resolution;

The conditions described above are for the exclusive benefit of Sparky and may be asserted by Sparky regardless of the circumstances, or may be waived by Sparky in its sole discretion, in whole or in part, at any time and from time to time prior to the Effective Time without prejudice to any other rights which Sparky may have hereunder or at law and notwithstanding the approval of this Agreement by the shareholders of Optimal.

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5.3	Conditions to Obligations of Optimal. The obligations of Optimal to consummate the transactions contemplated herein are subject to the satisfaction, on or before the Closing Date, of the following conditions:

(a)	each of the acts and undertakings of Sparky to be performed on or before the Closing Date pursuant to the terms of this Agreement shall have been duly performed by Sparky;

(b)	no Material Adverse Change in the business, affairs, financial condition, operations or prospects of Sparky or in respect of the Sparky Assets, shall have occurred between the date hereof and the Closing Date;

(c)	except as affected by the transactions contemplated herein, the representations and warranties of Sparky contained in Section 4.2 hereof shall be true in all material respects on the Closing Date with the same effect as though such representations and warranties had been made at and as of such time, and Optimal shall have received a certificate to such effect, dated the Closing Date, of a senior officer of Sparky to the best of his knowledge having made reasonable inquiry;

(d)	the covenants of Sparky contained in Sections 3.3 and 3.4 hereof shall have been complied with in all material respects, and Optimal shall have received a certificate to such effect, dated the Closing Date, of a senior officer of Sparky;

(e)	Sparky’s total advisory fees (including, but not limited, legal, audit, accounting and financial advisory) relating to the Amalgamation, paid and payable, will not exceed $170,000; and

(f)	Sparky shall have furnished Optimal with:

(i)	certified copies of the directors’ resolutions passed by the board of directors of Sparky approving this Agreement, as well as the consummation of the transactions contemplated therein; and

(ii)	certified copies of the Sparky Amalgamation Special Resolution.

The conditions described above are for the exclusive benefit of Optimal and may be asserted by Optimal regardless of the circumstances, or may be waived by Optimal in its sole discretion, in whole or in part, at any time and from time to time prior to the Effective Time without prejudice to any other rights which Optimal may have hereunder or at law and notwithstanding the approval of this Agreement by the shareholders of Optimal.

5.4	Merger of Conditions. The conditions set out in Sections 5.1, 5.2 and 5.3 hereof shall be conclusively deemed to have been satisfied, waived or released on the filing by Sparky and Optimal of the Articles of Amalgamation with the Registrar.

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5.5	Exclusive Period/Interim Operations. From and after the execution and delivery of this Agreement by Optimal and Sparky and until the earlier of termination of this Agreement and the Outside Date, both parties will operate its business in the ordinary course and will not, directly or indirectly, through any officer, director, agent, shareholder or otherwise:

(a)	solicit, directly or indirectly, or cause or facilitate anyone else to solicit any offer (conditional or otherwise) or expression of interest with respect to any transaction similar in nature to the Amalgamation or which would impede the completion of the Amalgamation, whether directly or indirectly;

(b)	participate in any discussions or negotiations regarding, or provide information concerning its assets or the Business to anyone for or in furtherance of, anything mentioned in Section 5.5(a); or

(c)	pursue any sale of all or part of the its assets or make any other material change to the Business.

ARTICLE 6

AMENDMENT AND TERMINATION OF AGREEMENT

6.1	Amendment. This Agreement may, at any time and from time to time before or after the holding of the Optimal Meeting of the Sparky Meeting, be amended by written agreement of the parties hereto without, subject to applicable law, further notice to or authorization on the part of their respective shareholders and any such amendment may, without limitation:

(a)	change the time for performance of any of the obligations or acts of the parties hereto;

(b)	waive any inaccuracies or modify any representation or warranty contained herein or in any document delivered pursuant hereto;

(c)	waive compliance with or modify any of the covenants herein contained and waive or modify performance of any of the obligations of the parties hereto; or

(d)	waive compliance with or modify any other conditions precedent contained herein,

provided that no such amendment shall change the provisions hereof regarding the consideration to be received by securityholders of Sparky and the securityholders of Optimal without approval by such securityholders of Sparky and Optimal given in the same manner as required for the approval of the Amalgamation.

6.2	Rights of Termination. If any of the conditions contained in Article 5 hereof shall not be fulfilled or performed by the Outside Date or such other date as the parties may agree upon in writing (the “Termination Date”), and such condition is contained in:

(a)	Section 5.1 hereof, either of the parties hereto may terminate this Agreement by notice to the other party;

(b)	Section 5.2 hereof, Sparky may terminate this Agreement by notice to Optimal;

(c)	Section 5.3 hereof, Optimal may terminate this Agreement by notice to Sparky;

(d)	By Sparky upon a breach by Optimal of Section 5.5 hereof and Optimal fails to cure such breach within two Business Days after receipt of written notice thereof from Sparky (except that no cure period shall be provided for a breach which by its nature cannot be cured and, in no event, shall any cure period extend beyond the Outside Date); or

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(e)	By Optimal upon a breach by Sparky of Section 5.5 hereof and Sparky fails to cure such breach within two Business Days after receipt of written notice thereof from Optimal (except that no cure period shall be provided for a breach which by its nature cannot be cured and, in no event, shall any cure period extend beyond the Outside Date).

If this Agreement is terminated as aforesaid, the party terminating this Agreement shall be released from all obligations under this Agreement, all rights of specific performance against such party shall terminate and, unless such party can show that the condition or conditions the non-performance of which has caused such party to terminate this Agreement were reasonably capable of being performed by the other party, then the other party shall also be released from all obligations hereunder; and further provided that any of such conditions may be waived in full or in part by either of the parties without prejudice to its rights of termination in the event of the non-fulfilment or non-performance of any other condition.

6.3	Notice of Unfulfilled Conditions. If either of Sparky or Optimal shall determine at any time prior to the Effective Date that it intends to refuse to consummate the Amalgamation or any of the other transactions contemplated hereby because of any unfulfilled or unperformed condition contained in this Agreement on the part of the other of them to be fulfilled or performed, Sparky or Optimal, as the case may be, shall so notify the other of them forthwith upon making such determination in order that such other of them shall have the right and opportunity to take such steps, at its own expense, as may be necessary for the purpose of fulfilling or performing such condition within a reasonable period of time, but in no event later than the Termination Date.

6.4	Mutual Termination. This Agreement may, at any time before or after the holding of the Sparky Meeting, but no later than the last Business Day immediately preceding the Effective Date, be terminated by mutual agreement of the directors of Sparky and Optimal without further action on the part of the shareholders of Sparky or Optimal, and, if the Amalgamation does not become effective on or before the Termination Date, either Sparky or Optimal may unilaterally terminate this Agreement, which termination will be effective upon a resolution to that effect being passed by its directors and notice thereof being given to the other of them.

ARTICLE 7

GENERAL

7.1	Notices. All notices, requests and demands hereunder, which may or are required to be given pursuant to any provision of this Agreement, shall be given or made in writing and shall be delivered by courier, telecopier or e-mail as follows:

(a)	to Optimal, addressed to:

Suite 222, 10451 Shellbridge Way
Richmond BC
V6X 2W8

Attention:	Dave Grohs
Telecopier:	1-866-286-0823
e-mail:	dave@pavilionenergy.com

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(b)	to Sparky, addressed to:

Suite 3820, 700 – 2nd SW
Calgary, Alberta
T2P 2W2
Attention:	Alfred Fischer
Telecopier:	403-290-1970
e-mail:	affischer@quadrisecanada.com

or to such other addresses and telecopier numbers or e-mail addresses as the parties may, from time to time, advise to the other parties hereto by notice in writing. All notices, requests and demands hereunder shall be deemed to have been received, if delivered by courier on the date of delivery and if sent by telecopier or e-mail, on the next Business Day after the telecopy or e-mail was sent.

7.2	Entire Agreement. The terms and provisions herein contained and the schedules hereto constitute the entire agreement between the parties and shall supersede all previous oral or written communications including, without limitation, the Letter Agreement.

7.3	Binding Effect. This Agreement shall be binding upon and enure to the benefit of the parties hereto.

7.4	Waiver and Modification. Optimal and Sparky may waive or consent to the modification of, in whole or in part, any inaccuracy or any representation or warranty made to them hereunder or in any document to be delivered pursuant hereto and may waive or consent to the modification of any of the covenants or agreements herein contained for their respective benefit or waive or consent to the modification of any of the obligations of the other parties hereto. Any waiver or consent to the modification of any of the provisions of this Agreement, to be effective, must be in writing executed by the party granting such waiver or consent.

7.5	No Personal Liability.

(a)	No director, officer, employee or agent of Sparky shall have any personal liability whatsoever to Optimal under this Agreement, or any other document delivered in connection with the Amalgamation on behalf of Sparky.

(b)	No director, officer, employee or agent of Optimal shall have any personal liability whatsoever to Sparky under this Agreement, or any other document delivered in connection with the Amalgamation on behalf of Optimal.

7.6	Assignment. No party to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of the other party hereto.

7.7	Public Disclosure. The parties agree to consult with each other before making any public disclosure or announcement of or pertaining to this Agreement, and that any such disclosure or announcement shall be mutually satisfactory to all parties; provided, however, this Section shall not apply in the event any party hereto is advised by its counsel that certain disclosures or announcements, which the other parties after reasonable notice will not consent to, are required to be made by applicable laws, stock exchange rules or policies of regulatory authorities having jurisdiction.

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7.8	Costs. The parties agree each party shall pay for their own additional costs incurred pursuant to the Amalgamation and the other transactions contemplated herein, whether or not the transactions contemplated herein are completed.

7.9	Time of Essence. Time shall be of the essence of this Agreement.

7.10	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Province of Alberta and the federal laws of Canada applicable therein, and the parties hereto irrevocably attorn to the jurisdiction of the courts of the Province of Alberta.

7.11	Severability. In the event that any provisions contained in this Agreement shall be declared invalid, illegal or unenforceable by a court or other lawful authority of competent jurisdiction, this Agreement shall continue in force with respect to the enforceable provisions and all rights and remedies accrued under the enforceable provisions shall survive any such declaration, and any non-enforceable provision shall to the extent permitted by-law be replaced by a provision which, being valid, comes closest to the intention underlying the invalid, illegal and unenforceable provision.

7.12	Confidentiality. Each of Optimal and Sparky will provide such information as to its financial condition, business, properties, title, assets and affairs (including any material contracts) as may reasonably be requested by the other party. Such information whether written, electronic or verbal which:

(a)	has not become generally available to the public; or

(b)	was not available to a party or its representatives on a non-confidential basis before the date of this letter; or

(c)	does not become available to a party or its representatives on a non-confidential basis from a person who is not, to the knowledge of the party or its representatives, otherwise bound by confidentiality obligations to the provider of such information or otherwise prohibited from transmitting the information to the party or its representatives;

will be kept confidential by each party and shall constitute confidential information (the “confidential information”). No confidential information may be released to third parties without the written consent of the provider thereof, except that the parties hereto agree that they will not unreasonably withhold such consent to the extent that such confidential information is compelled to be released by legal process or must be released to regulatory bodies and/or included in public documents.

7.13	Further Assurances. Each party hereto shall, from time to time, and at all times hereafter, at the request of the other parties hereto, but without further consideration, do all such further acts and execute and deliver all such further documents and instruments as shall be reasonably required in order to fully perform and carry out the terms and intent hereof.

7.14	Survival. The representations and warranties of each of Optimal and Sparky contained herein shall survive the execution and delivery of this Agreement and shall terminate on the earlier of the termination of this Agreement in accordance with its terms and the day after the Effective Date.

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7.15	Counterparts. This Agreement may be executed in separate counterparts, and all such counterparts when taken together shall constitute one agreement. The parties shall be entitled to rely on delivery of a facsimile copy of the executed Agreement and such facsimile copy shall be legally effective to create a valid and binding Agreement.

IN WITNESS WHEREOF the parties have executed this Agreement as of the date first above written.

SPARKY ENERGY CORP.	OPTIMAL RESOURCES INC.

Per:	Per:
Name:	Name:
Title:	Title:

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SCHEDULE “A”

ARTICLES OF AMALGAMATION

1.	NAME OF CORPORATION:	2.	CORPORATE ACCESS NO.:

Optimal Resources Inc.

3.	THE CLASSES AND ANY MAXIMUM NUMBER OF SHARES THAT THE CORPORATION IS AUTHORIZED TO ISSUE:

See Share Structure Schedule attached hereto

4.	RESTRICTIONS, IF ANY, ON SHARE TRANSFERS:

No restrictions

5.	NUMBER (OR MINIMUM AND MAXIMUM NUMBER) OF DIRECTORS:

Minimum – 3; Maximum – 11

6.	RESTRICTIONS, IF ANY, ON BUSINESS THE CORPORATION MAY CARRY ON:

No restrictions

7.	OTHER PROVISIONS, IF ANY:

See Other Rules or Provisions Schedule attached hereto

8. NAME OF AMALGAMATING CORPORATIONS:	CORPORATE ACCESS NO.:

Sparky Energy Corp.	2015267327
Optimal Resources Inc.

9. DATE	SIGNATURE	TITLE

Director

SHARE STRUCTURE SCHEDULE

The Corporation is authorized to issue an unlimited number of common shares and an unlimited number of preferred shares (issuable in series), having attached thereto the rights, privileges, restrictions and conditions hereinafter set forth.

1. COMMON SHARES

There shall be attached to the common shares, the following rights, privileges, restrictions and conditions, namely:

(a)	The holders of common shares shall be entitled to receive notice of, and to vote at every meeting of the shareholders of the Corporation and shall have one vote thereat for each such common share so held.

(b)	Subject to the rights, privileges, restrictions and conditions attached to any preferred shares of the Corporation, the holders of common shares shall be entitled to receive such dividend as the directors may from time to time, by resolution, declare.

(c)	Subject to the rights, privileges, restrictions and conditions attached to any preferred shares of the Corporation, in the event of liquidation, dissolution or winding up of the Corporation or upon any distribution of the assets of the Corporation among shareholders being made (other than by way of dividend out of monies properly applicable to the payment of dividends) the holders of common shares shall be entitled to share pro rata.

2. PREFERRED SHARES (ISSUABLE IN SERIES)

There shall be attached to the preferred shares, the following rights, privileges, restrictions and conditions, namely:

(a)	The directors of the Corporation may, from time to time, issue the preferred shares in one or more series, each series to consist of such number of shares as may before issuance thereof, be determined by the directors.

(b)	The directors of the Corporation may, by resolution (subject as hereinafter provided) fix before issuance, the designation, rights, privileges, restrictions and conditions to attach to the preferred shares of each series, including, without limiting the generality of the foregoing, the rate, form, entitlement and payment of preferential dividends, the redemption price, terms, procedures and conditions of redemption, if any, voting rights and conversion rights (if any) and any sinking fund, purchase fund or other provisions attaching to the preferred shares of such series; and provided however, that no shares of any series shall be issued until the directors have filed an amendment to the Articles with the Registrar of Corporations, Province of Alberta, or such designated person in any other jurisdiction in which the Corporation may be continued.

(c)	If any cumulative dividends or amounts payable on return of capital in respect of a series of shares are not paid in full, the shares of all series shall participate rateably in respect of accumulated dividends and return of capital.

(d)

The preferred shares shall be entitled to preference over the common shares of the Corporation and any other shares of the Corporation ranking junior to the preferred shares with respect to the payment of dividends, if any, and in the distribution of assets in the event of liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs, and may also be given such other preferences over the common shares of the Corporation and any other shares of the Corporation ranking junior to the preferred shares as may be fixed by the resolution of the directors of the Corporation as to the respective series authorized to be issued.

(e)	The preferred shares of each series shall rank on a parity with the preferred shares of every other series with respect to priority in the payment of dividends and in the distribution of assets in the event of liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary exclusive of any conversion rights that may affect the aforesaid.

(f)	No dividends shall at any time be declared or paid on or set apart for payment on any shares of the Corporation ranking junior to the preferred shares unless all dividends, if any, up to and including the dividend payable for the last completed period for which such dividend shall be payable on each series of preferred shares then issued and outstanding shall have been declared and paid or set apart for payment at the date of such declaration or payment or setting apart for payment on such shares of the Corporation ranking junior to the preferred shares nor shall the Corporation call for redemption or redeem or purchase for cancellation or reduce or otherwise pay off any of the preferred shares (less than the total amount then outstanding) or any shares of the Corporation ranking junior to the preferred shares unless all dividends up to and including the dividend payable, if any, for the last completed period for which such dividends shall be payable on each series of the preferred shares then issued and outstanding shall have been declared and paid or set apart for payment at the date of such call for redemption, purchase, reduction or other payment.

(g)	Preferred shares of any series may be purchased for cancellation or made subject to redemption by the Corporation out of capital pursuant to the provisions of the Business Corporations Act (Alberta), if the directors so provide in the resolution of the Board of Directors of the Corporation relating to the issuance of such preferred shares, and upon such other terms and conditions as may be specified in the designations, rights, privileges, restrictions and conditions attaching to the preferred shares of such series as set forth in the said resolution of the Board of Directors and the amendment to the Articles of the Corporation relating to the issuance of such series.

(h)	The holders of the preferred shares shall not, as such, be entitled as of right to subscribe for or purchase or receive any part of any issue of shares or bonds, debentures or other securities of the Corporation now or hereafter authorized.

(i)	No class of shares may be created or rights and privileges increased to rank in parity or priority with the rights and privileges of the preferred shares including, without limiting the generality of the foregoing, the rights of the preferred shares to receive dividends or to return of capital, without the approval of the holders of the preferred shares as required under the Business Corporations Act (Alberta).

OTHER RULES OR PROVISIONS SCHEDULE

1. Appointment of Directors

The directors may, between annual general meetings, appoint one or more additional directors of the Corporation to serve until the next annual meeting, but the number of additional directors shall not at any time exceed  1/3 of the number of directors who held office at the expiration of the last annual meeting of the Corporation.

SCHEDULE “B”

AMALCO BYLAWS

(See attached.)

BY-LAW NO. 1

A by-law relating generally to the

transaction of the business and affairs of

1526732 ALBERTA LTD.

Contents

One	-	Interpretation
Two	-	Business of the Corporation
Three	-	Borrowing and Security
Four	-	Directors
Five	-	Committees
Six	-	Officers
Seven	-	Protection of Directors, Officers and Others
Eight	-	Shares
Nine	-	Dividends and Rights
Ten	-	Meetings of Shareholders
Eleven	-	Notices
Twelve	-	Effective Date

BE IT ENACTED as a by-law of the Corporation as follows:

-i-

(continued)

-ii-

(continued)

-iii-

(continued)

-iv-

SECTION ONE

INTERPRETATION

1.01	Definitions. - In the by-laws of the Corporation, unless the context otherwise requires:

“Act” means the Business Corporations Act (Alberta), or any statute that may be substituted therefor, as from time to time amended;

“appoint” includes “elect” and vice versa;

“articles” means the articles attached to the Certificate of Incorporation of the Corporation as from time to time amended or restated;

“board” means the board of directors of the Corporation;

“by-laws” means this by-law and all other by-laws of the Corporation from time to time in force and effect;

“cheque” includes a draft;

“Corporation” means the corporation incorporated under the Act by the said certificate to which the articles are attached and named “1526732 ALBERTA LTD.”;

“meeting of shareholders” includes an annual meeting of shareholders and a special meeting of shareholders;

“recorded address” has the meaning set forth in section 11.08;

“Regulations” means the Regulations under the Act as published or from time to time amended and every regulation that may be substituted therefor and, in the case of such substitution, any references in the by-laws of the Corporation to provisions of the Regulations shall be read as references to the substituted provisions therefor in the new regulations; and

“special meeting of shareholders” includes a meeting of any class or classes of shareholders and a special meeting of all shareholders entitled to vote at an annual meeting of shareholders.

Except as defined above, words and expressions defined in the Act and the Regulations, including “resident Canadian” and “unanimous shareholder agreement”, have the same meanings when used herein. Words importing the singular number include the plural and vice versa; words importing gender include the masculine, feminine and neuter genders; and words importing a person include an individual, partnership, association, body corporate, trustee, executor, administrator and legal representative.

SECTION TWO

BUSINESS OF THE CORPORATION

2.01	Registered Office. - The registered office of the Corporation shall be at the place within the Province of Alberta as is specified in the notice thereof filed with the articles and thereafter as the board may from time to time determine.

2.02	Corporate Seal. - The Corporation may have one or more different corporate seals, which seals may be adopted or changed from time to time by the board.

2.03	Financial Year. - The financial year of the Corporation shall end on such date as may be determined by the directors from time to time.

2.04	Execution of Instruments. - Deeds, transfers, assignments, contracts, obligations, certificates and other instruments may be signed on behalf of the Corporation by any person holding the office of president, vice-president, director, secretary, treasurer, assistant secretary or assistant treasurer or any other office created by by-law or by the board. In addition, this does not limit the power of the board to, from time to time, direct the manner in which and the person or persons by whom any particular instrument or class of instruments mayor shall be signed. Any signing officer may affix the corporate seal to any instrument requiring the same.

2.05	Banking Arrangements. - The banking business of the Corporation including, without limitation, the borrowing of money and the giving of security therefor, shall be transacted with such banks, trust companies or other bodies corporate or organizations as may from time to time be designated by or under the authority of the board. Such banking business or any part thereof shall be transacted under such agreements, instructions and delegations of powers as the board may from time to time prescribe.

2.06	Voting Rights in Other Bodies Corporate. - The signing officers of the Corporation under section 2.04 may execute and deliver proxies and arrange for the issuance of voting certificates or other evidence of the right to exercise the voting rights attaching to any securities held by the Corporation. Such instruments shall be in favour of such persons as may be determined by the officers executing or arranging for them. In addition, the board may from time to time direct the manner in which and the persons by whom any particular voting rights or class of voting rights mayor shall be exercised.

2.07	Divisions. - The board may cause the business and operations of the Corporation or any part thereof to be divided into one or more divisions upon a basis, including without limitation types of business or operations, geographical territories, product lines or goods or services, as may be considered appropriate in each case. In connection with any such division the board or, subject to any direction by the board, the chief executive officer, may authorize from time to time, upon such basis as may be considered appropriate in each case:

(a)	Subdivision and Consolidation - the further division of the business and operations of any division into sub-units and the consolidation of the business and operations of any divisions and sub-units;

(b)	Name - the designation of any division or sub-unit by, and the carrying on of the business and operations of any division or sub-unit under, a name other than the name of the Corporation; provided that the Corporation shall set out its name in legible characters in all places required by law; and

(c)	Officers - the appointment of officers for any division or sub-unit, the determination of their powers and duties, and the removal of any officers so appointed, provided that any such officers shall not by reason of their being officers of a division or sub-unit, be officers of the Corporation.

SECTION THREE

BORROWING AND SECURITY

3.01	Borrowing Power. - Without limiting the borrowing powers of the Corporation as set forth in the Act, but subject to the articles and any unanimous shareholder agreement, the board may from time to time on behalf of the Corporation, without authorization of the shareholders:

(a)	borrow money upon the credit of the Corporation;

(b)	issue, reissue, sell or pledge bonds, debentures, notes or other evidences of indebtedness or guarantee of the Corporation, whether secured or unsecured;

(c)	to the extent permitted by the Act, give a guarantee on behalf of the Corporation to secure performance of any present or future indebtedness, liability or obligation of any person; and

(d)	mortgage, hypothecate, pledge or otherwise create a security interest in all or any currently owned or subsequently acquired real or personal, movable or immovable, property of the Corporation including book debts, rights, powers, franchises and undertakings, to secure any such bonds, debentures, notes or other evidences of indebtedness or guarantee or any other present or future indebtedness, liability or obligation of the Corporation.

Nothing in this section limits or restricts the borrowing of money by the Corporation on bills of exchange or promissory notes made, drawn, accepted or endorsed by or on behalf of the Corporation.

3.02	Delegation. - The board may from time to time delegate to a committee of the board, a director or an officer of the Corporation or any other person as may be designated by the board all or any of the powers conferred on the board by section 3.01 or by the Act to such extent and in such manner as the board may determine at the time of such delegation.

SECTION FOUR

DIRECTORS

4.01	Number of Directors. - Until changed in accordance with the Act, the board shall consist of not fewer than the minimum number and not more than the maximum number of directors provided in the articles.

4.02	Qualification. - No person shall be qualified for election as a director if he is less than 18 years of age; if he is a dependent adult as defined in the Dependent Adults Act (Alberta) or is the subject of a certificate of incapacity under that Act, is a formal patient as defined in The Mental Health Act (Alberta), is the subject of an order under The Mentally Incapacitated Persons Act (Alberta) appointing a committee of his person or estate or both, or has been found to be a person of unsound mind by a court in Alberta or elsewhere; if he is not an individual; or if he has the status of a bankrupt. A director need not be a shareholder. At least one-quarter (1/4) of the directors shall be resident Canadians, or if the number of directors is fewer than four, at least one director shall be a resident Canadian.

4.03	Election and Term. - The election of directors shall take place at each annual meeting of shareholders and all the directors then in office shall retire but, if qualified, shall be eligible for re-election. The number of directors to be elected at any such meeting shall be the number of directors then in office unless the directors otherwise determine. Where the shareholders adopt an amendment to the articles to increase the number or minimum number of directors, the shareholders may, at the meeting at which they adopt the amendment, elect the additional number of directors authorized by the amendment. The election shall be by resolution. If an election of directors is not held at the proper time, the incumbent directors shall continue in office until their successors are elected.

4.04	Removal of Directors. - Subject to the Act or a unanimous shareholders agreement, the shareholders may by resolution passed at a meeting of shareholders specially called for such purpose remove any director from office and the vacancy created by such removal may be filled at the same meeting, failing which it may be filled by the board.

4.05	Vacation of Office. - A director ceases to hold office when he dies; he is removed from office by the shareholders; he ceases to be qualified for election as a director; or his written resignation is sent or delivered to the Corporation, or, if a time is specified in such resignation, at the time so specified, whichever is later.

4.06	Vacancies. - Subject to the Act, a quorum of the board may appoint a qualified individual to fill a vacancy in the board.

4.07	Action by the Board. - Subject to any unanimous shareholder agreement, the board shall manage the business and affairs of the Corporation. The powers of the board may be exercised at a meeting (subject to sections 4.08 and 4.09) at which a quorum is present or by resolution in writing signed by all the directors entitled to vote on that resolution at a meeting of the board. Where there is a vacancy in the board, the remaining directors may exercise all the powers of the board so long as a quorum remains in office.

4.08

Canadians Directors Present at Meetings. - Subject to the Act, the board shall not transact business at a meeting, other than filling a vacancy in the board, unless at least one-quarter ( 1/4) of the directors present are resident Canadians, or if the Corporation has fewer than four directors, at least one of the directors present is a resident Canadian, except where

(a)	a resident Canadian director who is unable to be present approves in writing or by electronic, telephone or other communications facilities the business transacted at the meeting; and

(b)

the number of resident Canadian directors present at the meeting, together with any resident Canadian director who gives his approval under clause (a), totals at least one-quarter ( 1/4) of the directors present at the meeting.

4.09	Meeting by Telephone. - A director may participate in a meeting of the board or of a committee of the board by means of electronic, telephone or other communications facilities as permit all persons participating in the meeting to hear each other, and a director participating in such a meeting by such means is deemed to be present at the meeting.

4.10	Place of Meetings. - Meetings of the board may be held at any place in or outside Alberta.

4.11	Calling of Meetings. - Meetings of the board shall be held from time to time at such time and at such place as the board, the chairman of the board, the managing director, the president or any two directors may determine.

4.12	Notice of Meeting. - Notice of the time and place of each meeting of the board shall be given in the manner provided in Section Eleven to each director not less than 48 hours before the time when the meeting is to be held. A notice of a meeting of directors need not specify the purpose of or the business to be transacted at the meeting except where the Act requires such purpose or business to be specified, including, if required by the Act, any proposal to:

(a)	submit to the shareholders any question or matter requiring approval of the shareholders;

(b)	fill a vacancy among the directors or in the office of auditor;

(c)	issue securities, except in the manner and on the terms authorized by the directors;

(d)	declare dividends;

(e)	purchase, redeem or otherwise acquire shares issued by the Corporation, except in the manner and on the terms authorized by the directors;

(f)	pay a commission for the sale of shares;

(g)	approve a management proxy circular;

(h)	approve any annual financial statements; or

(i)	adopt, amend or repeal by-laws.

4.13	First Meeting of New Board. - Provided a quorum of directors is present, each newly elected board may without notice hold its first meeting immediately following the meeting of shareholders at which such board is elected.

4.14	Adjourned Meeting. - Notice of an adjourned meeting of the board is not required if the time and place of the adjourned meeting is announced at the original meeting.

4.15	Regular Meetings. - The board may appoint a day or days in any month or months for regular meetings of the board at a place and hour to be named. A copy of any resolution of the board fixing the place and time of such regular meetings shall be sent to each director forthwith after being passed, but no other notice shall be required for any such regular meeting except where the Act requires the purpose thereof or the business to be transacted thereat to be specified.

4.16	Chairman. - The chairman of any meeting of the board shall be the first mentioned of such of the following officers as have been appointed and who is a director and is present at the meeting: chairman of the board, managing director or president. If no such officer is present, the directors present shall choose one of their number to be chairman.

4.17	Quorum. - Subject to section 4.08, the quorum for the transaction of business at any meeting of the board shall be a majority of directors or such greater number of directors as the board may from time to time determine. Where the Corporation has a board consisting of only one director, that director may constitute a meeting.

4.18	Votes to Govern. - At all meetings of the board every question shall be decided by a majority of the votes cast on the question. In case of an equality of votes the chairman of the meeting shall not be entitled to a second or casting vote.

4.19	Conflict of Interest. - A director who is a party to, or who is a director or officer of or has a material interest in any person who is a party to, a material contract or material transaction or proposed material contract or proposed material transaction with the Corporation shall disclose the nature and extent of his interest at the time and in the manner provided by the Act. Any such contract or transaction or proposed contract or transaction shall be referred to the board or shareholders for approval even if such contract is one that in the ordinary course of the Corporation’s business would not require approval by the board or shareholders. Such a director shall not vote on any resolution to approve any such contract or transaction or proposed contract or transaction except as permitted by the Act.

4.20	Remuneration and Expenses. - Subject to any unanimous shareholder agreement, the directors shall be paid such remuneration for their services as the board may from time to time determine. The directors shall also be entitled to be reimbursed for travelling and other expenses properly incurred by them in attending meetings of the board or any committee thereof. Nothing herein contained shall preclude any director from serving the Corporation in any other capacity and receiving remuneration therefor.

SECTION FIVE

COMMITTEES

5.01	Committees of the Board. - The board may appoint one or more committees of the board, however designated, and delegate to any such committee any of the powers of the board except those which pertain to items which, under the Act, a committee of the board has no authority to exercise. At least half of the members of any such committee shall be resident Canadians.

5.02	Transaction of Business. - The powers of a committee of the board may be exercised by a meeting at which a quorum is present or by resolution in writing signed by all members of such committee who would have been entitled to vote on that resolution at a meeting of the committee. Meetings of such committee may be held at any place in or outside Canada.

5.03	Advisory Bodies. - The board may from time to time appoint such advisory bodies as it may deem advisable.

5.04	Procedure. - Unless otherwise determined by the board, each committee and advisory body shall have power to fix its quorum at not less than a majority of its members, to elect its chairman and to regulate its procedure.

SECTION SIX

OFFICERS

6.01	Appointment. - Subject to any unanimous shareholder agreement, the board may from time to time appoint a president, one or more vice-presidents (to which title may be added words indicating seniority or function), a secretary, a treasurer and such other officers as the board may determine, including one or more assistants to any of the officers so appointed. One person may hold more than one office. The board may specify the duties of and, in accordance with this by-law and subject to the Act, delegate to such officers powers to manage the business and affairs of the Corporation. Subject to sections 6.02 and 6.03, an officer may but need not be a director.

6.02	Chairman of the Board. - The board may from time to time also appoint a chairman of the board who shall be a director. If appointed, the board may assign to him any of the powers and duties that are by any provisions of this by-law assigned to the managing director or to the president; and he shall have such other powers and duties as the board may specify.

6.03	Managing Director. - The board may from time to time also appoint a managing director who shall be a resident Canadian and a director. If appointed, he shall be the chief executive officer and, subject to the authority of the board, shall have general supervision of the business and affairs of the Corporation; and he shall have such other powers and duties as the board may specify. During the absence or disability of the president, or if no president has been appointed, the managing director shall also have the powers and duties of that office.

6.04	President. - The president shall be the chief operating officer and, subject to the authority of the board, shall have general supervision of the business of the Corporation; and he shall have such other powers and duties as the board may specify. During the absence or disability of the managing director, or if no managing director has been appointed, the president shall also have the powers and duties of that office.

6.05	Secretary. - The secretary shall attend and be the secretary of all meetings of the board, shareholders and committees of the board and shall enter or cause to be entered in records kept for that purpose minutes of all proceedings thereat; he shall give or cause to be given, as and when instructed, all notices to shareholders, directors, officers, auditors and members of committees of the board; he shall be the custodian of the stamp or mechanical device generally used for affixing the corporate seal of the Corporation and of all books, records and instruments belonging to the Corporation, except when some other officer or agent has been appointed for that purpose; and he shall have such other powers and duties as otherwise may be specified.

6.06	Treasurer. - The treasurer shall keep proper accounting records in compliance with the Act and shall be responsible for the deposit of money, the safekeeping of securities and the disbursement of the funds of the Corporation; he shall render to the board whenever required an account of all his transactions as treasurer and of the financial position of the Corporation; and he shall have such other powers and duties as otherwise may be specified.

6.07	Powers and Duties of Officers. - The powers and duties of all officers shall be such as the terms of their engagement call for or as the board or (except for those whose powers and duties are to be specified only by the board) the chief executive officer may specify. The board and (except as aforesaid) the chief executive officer may, from time to time and subject to the provisions of the Act, vary, add to or limit the powers and duties of any officer. Any of the powers and duties of an officer to whom an assistant has been appointed may be exercised and performed by such assistant, unless the board or the chief executive officer otherwise directs.

6.08	Term of Office. - The board, in its discretion, rimy remove any officer of the Corporation. Otherwise each officer appointed by the board shall hold office until his successor is appointed or until his earlier resignation.

6.09	Agents and Attorneys. - The Corporation, by or under the authority of the board, shall have power from time to time to appoint agents or attorneys for the Corporation in or outside Canada with such powers (including the power to subdelegate) of management, administration or otherwise as may be thought fit.

6.10	Conflict of Interest. - An officer shall disclose his interest in any material contract or proposed material contract with the Corporation in accordance with section 4.19.

SECTION SEVEN

PROTECTION OF DIRECTORS, OFFICERS AND OTHERS

7.01	Limitation of Liability. - Every director and officer of the Corporation in exercising his powers and discharging his duties shall act honestly and in good faith with a view to the best interests of the Corporation and exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. Subject to the foregoing, no director or officer shall be liable for the acts, receipts, neglects or defaults of any other director, officer or employee, or for joining in any receipt or other act for conformity, or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired for or on behalf of the Corporation, or for the insufficiency or deficiency of any security in or upon which any of the moneys of the Corporation shall be invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious acts of any person with whom any of the moneys, securities or effects of the Corporation shall be deposited, or for any loss occasioned by any error of judgment or oversight on his part, or for any other loss, damage or misfortune which shall happen in the execution of the duties of his office or in relation thereto; provided that nothing herein shall relieve any director or officer from the duty to act in accordance with the Act and the regulations thereunder or from liability for any breach thereof.

7.02	Indemnity. - Subject to the Act, the Corporation shall indemnify a director or officer, a former director or officer, or a person who acts or acted at the Corporation’s request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the Corporation or such body corporate, if (a) he acted honestly and in good faith with a view to the best interests of the Corporation; and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful. The Corporation may also indemnify such person in such other circumstances as the Act or law permits. Nothing in this by-law shall limit the right of any person entitled to indemnity to claim indemnity apart from the provisions of this by-law.

SECTION EIGHT

SHARES

8.01	Allotment of Shares. - Subject to the Act, the articles and any unanimous shareholder agreement, the board may from time to time allot or grant options to purchase the whole or any part of the authorized and unissued shares of the Corporation at such times and to such persons and for such consideration as the board shall determine, provided that no share shall be issued until it is fully paid as provided by the Act.

8.02	Commissions. - The board may from time to time authorize the Corporation to pay a reasonable commission to any person in consideration of his purchasing or agreeing to purchase shares of the Corporation, whether from the Corporation or from any other person, or procuring or agreeing to procure purchasers for any such shares.

8.03	Registration of Transfers. - Subject to the Act, no transfer of a share shall be registered in a securities register except upon presentation of the certificate representing such share with an endorsement which complies with the Act made thereon or delivered therewith duly executed by an appropriate person as provided by the Act, together with such reasonable assurance that the endorsement is genuine and effective as the board may from time to time prescribe, upon payment of all applicable taxes and any reasonable fees prescribed by the board, upon compliance with such restrictions on transfer as are authorized by the articles and upon satisfaction of any lien referred to in section 8.09.

8.04	Non-recognition of Trusts. - Subject to the Act, the Corporation may treat the registered holder of any share as the person exclusively entitled to vote, to receive notices, to receive any dividend or other payment in respect of the share, and otherwise to exercise all the rights and powers of an owner of the share.

8.05	Share Certificates. - Every holder of one or more shares of the Corporation shall be entitled, at his option, to a share certificate, or to a non-transferable written certificate of acknowledgement of his right to obtain a share certificate, stating the number and class or series of shares held by him as shown on the securities register.

Such certificates shall be in such form as the board may from time to time approve. Any such certificate shall be signed in accordance with section 2.04 and need not be under the corporate seal.

8.06	Replacement of Share Certificates. - The board or any officer or agent designated by the board may in its or his discretion direct the issue of a new share or other such certificate in lieu of and upon cancellation of a certificate that has been mutilated or in substitution for a certificate claimed to have been lost, destroyed or wrongfully taken on payment of such reasonable fee and on such terms as to indemnity, reimbursement of expenses and evidence of loss and of title as the board may from time to time prescribe, whether generally or in any particular case.

8.07	Joint Shareholders. - If two or more persons are registered as joint holders of any share, the Corporation shall not be bound to issue more than one certificate in respect thereof, and delivery of such certificate to one of such persons shall be sufficient delivery to all of them. Anyone of such persons may give effectual receipts for the certificate issued in respect thereof or for any dividend, bonus, return of capital or other money payable or warrant issuable in respect of such share.

8.08	Deceased Shareholders. - In the event of the death of a holder, or of one of the joint holders, of any share, the Corporation shall not be required to make any entry in the securities register in respect thereof or to make any dividend or other payments in respect thereof except upon production of all such documents as may be required by law and upon compliance with the reasonable requirements of the Corporation and its transfer agents.

8.09	Lien for Indebtedness. - If the articles provide that the Corporation shall have a lien on shares registered in the name of a shareholder indebted to the Corporation, such lien may be enforced, subject to the articles and to any unanimous shareholder agreement, by the sale of the shares thereby affected or by any other action, suit, remedy or proceeding authorized or permitted by law or by equity and, pending such enforcement, the Corporation may refuse to register a transfer of the whole or any part of such shares.

SECTION NINE

DIVIDENDS AND RIGHTS

9.01	Dividends. - Subject to the Act, the board may from time to time declare dividends payable to the shareholders according to their respective rights and interests in the Corporation. Dividends may be paid in money or property or by issuing fully paid shares of the Corporation. Any dividend unclaimed after a period of 6 years from the date on which the same has been declared to be payable shall be forfeited and shall revert to the Corporation.

9.02	Dividend Cheques. - A dividend payable in money shall be paid by cheque to the order of each registered holder of shares of the class or series in respect of which it has been declared and mailed by prepaid ordinary mail to such registered holder at his recorded address, unless such holder otherwise directs. In the case of joint holders the cheque shall, unless such joint holders otherwise direct, be made payable to the order of all of such joint holders and mailed to them at their recorded address. The mailing of such cheque as aforesaid, unless the same is not paid on due presentation, shall satisfy and discharge the liability for the dividend to the extent of the sum represented thereby plus the amount of any tax which the Corporation is required to and does withhold. In the event of non-receipt of any dividend cheque by the person to whom it is sent as aforesaid, the Corporation shall issue to such person a replacement cheque for a like amount on such terms as to indemnity, reimbursement of expenses and evidence of non-receipt and of title as the board may from time to time prescribe, whether generally or in any particular case.

9.03	Record Date for Dividends and Rights. - The board may fix in advance a date, preceding by not more than 50 days the date for the payment of any dividend or the date for the issue of any warrant or other evidence of the right to subscribe for securities of the Corporation, as a record date for the determination of the persons entitled to receive payment of such dividend or to exercise the right to subscribe for such securities, and notice of any such record date shall be given not less than 7 days before such record date in the manner provided by the Act. If no record date is so fixed, the record date for the determination of the persons entitled to receive payment of any dividend or to exercise the right to subscribe for securities of the Corporation shall be at the close of business on the day on which the resolution relating to such dividend or right to subscribe is passed by the board.

SECTION TEN

MEETINGS OF SHAREHOLDERS

10.01	Annual Meetings. - The annual meeting of shareholders shall be held at such time in each year and, subject to section 10.03, at such place as the board, the chairman of the board, the managing director or the president may from time to time determine, for the purpose of considering the financial statements and reports required by the Act to be placed before the annual meeting, electing directors, appointing auditors and for the transaction of such other business as may properly be brought before the meeting.

10.02	Special Meetings. - The board, the chairman of the board, the managing director or the president shall have power to call a special meeting of shareholders at any time.

10.03	Place of Meetings. - Meetings of shareholders shall be held at the registered office of the Corporation or elsewhere in the municipality in which the registered office is situate or, if the board shall so determine, at some other place in Alberta or, if all the shareholders entitled to vote at the meeting so agree, at some place outside Alberta.

10.04	Meeting by Electronic Means. - If the directors or the shareholders of a Corporation call a meeting of shareholders pursuant to the Act, the directors or shareholders, as the case may be, may determine that the meeting shall be held, in accordance with the Act, entirely by electronic means, telephone, or other communication facility that permits all participants to communicate adequately with each other during the meeting.

10.05	Participation in Meeting by Electronic Means. - Any person entitled to attend a meeting of shareholders may participate in the meeting, in accordance with the Act, by electronic means, telephone, or other communication facility that permits all participants to hear or otherwise communicate adequately with each other during the meeting, if the Corporation makes available such a communication facility. A person participating in a meeting by such means is deemed for the purposes of the Act to be present at the meeting.

10.06	Notice of Meetings. - Notice of the time and place of each meeting of shareholders shall be given in the manner provided in Section Eleven not less than 21 nor more than 50 days before the date of the meeting to each director, to the auditor, and to each shareholder who at the close of business on the record date for notice is entered in the securities register as the holder of one or more shares carrying the right to vote at the meeting. Notice of a meeting of shareholders called for any purpose other than consideration of the financial statements and auditor’s report, election of directors and reappointment of the incumbent auditor shall state the nature of such business in sufficient detail to permit the shareholder to form a reasoned judgment thereon and shall state the text of any special resolution to be submitted to the meeting.

10.07	List of Shareholders Entitled to Notice. - The Corporation shall prepare a list of shareholders entitled to receive notice of the meeting, arranged in alphabetical order and showing the number of shares held by each shareholder entitled to vote at the meeting. If a record date for the meeting is fixed pursuant to section 10.08, the shareholders listed shall be those registered at the close of business on such record date. If no record date is fixed, the shareholders listed shall be those registered at the close of business on the day immediately preceding the day on which notice of the meeting is given or, where no such notice is given, on the day on which the meeting is held. The list shall be available for examination by any shareholder during usual business hours at the records office of the Corporation or at the place where the central securities register is maintained and at the meeting for which the list was prepared. Where a separate list of shareholders has not been prepared, the names of persons appearing in the securities register at the requisite time as the holder of one or more shares carrying the right to vote at such meeting shall be deemed to be a list of shareholders.

10.08	Record Date for Notice. - If no such record date is so fixed, the record date for the determination of the shareholders entitled to receive notice of the meeting shall be at the close of business on the day immediately preceding the day on which the notice is given or, if no notice is given, shall be the day on which the meeting is held.

10.09	Meetings Without Notice. - A meeting of shareholders may be held without notice at any time and place permitted by the Act (a) if all the shareholders entitled to vote thereat are present in person or duly represented or if those not present or represented waive notice of or otherwise consent to such meeting being held, and (b) if the auditors and the directors are present or waive notice of or otherwise consent to such meeting being held, so long as such shareholders, auditors or directors present are not attending for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called. At such a meeting any business may be transacted which the Corporation at a meeting of shareholders may transact. If the meeting is held at a place outside Alberta, shareholders not present or duly represented, but who have waived notice of or otherwise consented to such meeting, shall also be deemed to have consented to the meeting being held at such place.

10.10	Chairman, Secretary and Scrutineers. - The chairman of any meeting of shareholders shall be the first mentioned of such of the following officers as have been appointed and who is present at the meeting: managing director, president, chairman of the board, or a vice-president who is a shareholder. If no such officer is present within 15 minutes from the time fixed for holding the meeting, the persons present and entitled to vote shall choose one of their number to be chairman. If the secretary of the Corporation is absent, the chairman shall appoint some person, who need not be a shareholder, to act as secretary of the meeting. If desired, one or more scrutineers, who need not be shareholders, may be appointed by a resolution or by the chairman with the consent of the meeting.

10.11	Persons Entitled to be Present. - The only persons entitled to be present at a meeting of shareholders shall be those entitled to vote thereat, the directors and auditor of the Corporation and others who, although not entitled to vote, are entitled or required under any provision of the Act or the articles or by-laws to be present at the meeting. Any other person may be admitted only on the invitation of the chairman of the meeting or with the consent of the meeting.

10.12	Quorum. - Subject to the Act in respect of a sole shareholder, a quorum for the transaction of business at any meeting of shareholders shall be 2 persons, unless only 1 shareholder, each being a shareholder entitled to vote thereat or a duly appointed proxyholder or representative for a shareholder so entitled. If a quorum is present at the opening of any meeting of shareholders, the shareholders present or represented may proceed with the business of the meeting notwithstanding that a quorum is not present throughout the meeting. If a quorum is not present at the opening of any meeting of shareholders, the shareholders present or represented may adjourn the meeting to a fixed time and place but may not transact any other business.

10.13	Right to Vote. - Every person named in the list referred to in section 10.07 shall be entitled to vote the shares shown thereon opposite his name at the meeting to which such list relates, except to the extent that (a) where the Corporation has fixed a record date in respect of such meeting, such person has transferred any of his shares after such record date or, where the Corporation has not fixed a record date in respect of such meeting, such person has transferred any of his shares after the date on which such list is prepared, and (b) the transferee, having produced properly endorsed certificates evidencing such shares or having otherwise established that he owns such shares, has demanded not later than 2 days before the meeting or any shorter period that the chairman of the meeting may permit that his name be included in such list. In any such excepted case the transferee shall be entitled to vote the transferred shares at such meeting.

10.14

Proxyholders and Representatives. - Every shareholder entitled to vote at a meeting of shareholders may appoint a proxyholder and one or more alternate proxyholders, to attend and act as his representative at the meeting in the manner and to the extent authorized and with the authority conferred by the proxy. A proxy shall be in writing executed by the shareholder or his attorney and shall conform with the requirements of the Act. Alternatively, every such shareholder which is a body corporate or association may authorize by resolution of its directors or governing body an individual to represent it at a meeting of shareholders and such individual may exercise on the shareholder’s behalf all the powers it could exercise if it were an individual shareholder. The authority of such an individual shall be established by depositing with the Corporation a certified copy of such resolution, or in such other manner as may be satisfactory to the secretary of the Corporation or the chairman of the meeting. Any such proxyholder or representative need not be a shareholder.

10.15	Time for Deposit of Proxies. - The board may specify in a notice calling a meeting of shareholders a time, preceding the time of such meeting by not more than 48 hours, excluding Saturdays and holidays, before which time proxies to be used at such meeting must be deposited. A proxy shall be acted upon only if, prior to the time so specified, it shall have been deposited with the Corporation or an agent thereof specified in such notice or, if no such time having been specified in such notice, it has been received by the secretary of the Corporation or by the chairman of the meeting or any adjournment thereof prior to the time of voting.

10.16	Joint Shareholders. - If two or more persons hold shares jointly, anyone of them present in person or duly represented at a meeting of shareholders may, in the absence of the other or others, vote the shares; but if two or more of those persons are present in person or represented and vote, they shall vote as one the shares jointly held by them.

10.17	Votes to Govern. - At any meeting of shareholders every question shall, unless otherwise required by the articles or by-laws or by law, be determined by a majority of the votes cast on the question. In case of an equality of votes either upon a show of hands or upon a poll, the chairman of the meeting shall not be entitled to a second or casting vote.

10.18	Show of Hands. - Subject to the Act, any question at a meeting of shareholders shall be decided by a show of hands, unless a ballot thereon is required or demanded as hereinafter provided, and upon a show of hands every person who is present and entitled to vote shall have one vote. Whenever a vote by show of hands shall have been taken upon a question, unless a ballot thereon is so required or demanded, a declaration by the chairman of the meeting that the vote upon the question has been carried or carried by a particular majority or not carried and an entry to that effect in the minutes of the meeting shall be prima facie evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against any resolution or other proceeding in respect of the said question, and the result of the vote so taken shall be the decision of the shareholders upon the said question. Any vote referred to in this section 10.18 may be held, in accordance with the Act, partly or entirely by electronic means, telephone or other communication facility, if the Corporation makes available such a communication facility. Any person participating in a meeting of shareholders under sections 10.04 or 10.05 and entitled to vote at that meeting may vote by electronic means, telephone or other communication facility that the Corporation has made available for that purpose.

10.19

Ballots. - On any question proposed for consideration at a meeting of shareholders, and whether or not a show of hands has been taken thereon, the chairman may require a ballot or any person who is present and entitled to vote on such question at the meeting may demand a ballot. A ballot so required or demanded shall be taken in such manner as the chairman shall direct. A requirement or demand for a ballot may be withdrawn at any time prior to the taking of the ballot. If a ballot is taken each person present shall be entitled, in respect of the shares which he is entitled to vote at the meeting upon the question, to that number of votes provided by the Act or the articles, and the result of the ballot so taken shall be the decision of the shareholders upon the said question.

10.20	Adjournment. - The chairman at a meeting of shareholders may, with the consent of the meeting and subject to such conditions as the meeting may decide, adjourn the meeting from time to time and from place to place. If a meeting of shareholders is adjourned for less than 30 days, it shall not be necessary to give notice of the adjourned meeting, other than by announcement at the time of adjournment. Subject to the Act, if a meeting of shareholders is adjourned by one or more adjournments for an aggregate of 30 days or more, notice of the adjourned meeting shall be given as for an original! meeting.

10.21	Action in Writing by Shareholders. - A resolution in writing signed by all the shareholders entitled to vote on that resolution at a meeting of shareholders is as valid as if it had been passed at a meeting of the shareholders.

10.22	Only One Shareholder. - Where the Corporation has only one shareholder or only one holder of any class or series of shares, the shareholder present in person or duly represented constitutes a meeting.

SECTION ELEVEN

NOTICES

11.01	Method of Giving Notices. - Any notice (which term includes any communication or document) to be given (which term includes sent, delivered or served) pursuant to the Act, the regulations thereunder, the articles, the by-laws or otherwise to a shareholder, director, officer, auditor or member of a committee of the board shall be sufficiently given if delivered personally to the person to whom it is to be given or if delivered to his recorded address or if mailed to him at his recorded address by prepaid ordinary or air mail or if sent to him at his recorded address by any means of prepaid transmitted or recorded communication or if send to him by electronic means in accordance with the provisions of the Electronic Transactions Act (Alberta). A notice so delivered shall be deemed to have been given when it is delivered personally or to the recorded address as aforesaid; a notice so mailed shall be deemed to have been given when deposited in a post office or public letter box; and a notice so sent by any means of transmitted or recorded communication shall be deemed to have been given when dispatched or delivered to the appropriate communication company or agency or its representative for dispatch. The secretary may change or cause to be changed the recorded address of any shareholder, director, officer, auditor or member of a committee of the board in accordance with any information believed by him to be reliable.

11.02	Notice to Joint Shareholders. - If two or more persons are registered as joint holders of any share, any notice may be addressed to all such joint holders, but notice addressed to one of such persons shall be sufficient notice to all of them.

11.03	Computation of Time. - In computing the date when notice must be given under any provision requiring a specified number of days’ notice of any meeting or other event, the day of giving the notice shall be excluded and the day of the meeting or other event shall be included, unless the computation of time is required by law to be performed differently.

11.04	Undelivered Notices. - If any notice given to a shareholder pursuant to section 11.01 is returned on two consecutive occasions because he cannot be found, the Corporation shall not be required to give any further notices to such shareholder until he informs the Corporation in writing of his new address.

11.05	Omissions and Errors. - The accidental omission to give any notice to any shareholder, director, officer, auditor or member of a committee of the board or the non-receipt of any notice by any such person or any error in any notice not affecting the substance thereof shall not invalidate any action taken at any meeting held pursuant to such notice or otherwise founded thereon.

11.06	Persons Entitled by Death or Operation of Law. - Every person who, by operation of law, transfer, death of a shareholder or any other means whatsoever, shall become entitled to any share, shall be bound by every notice in respect of such share which shall have been duly given to the shareholder from whom he derives his title to such share prior to his name and address being entered on the securities register (whether such notice was given before or after the happening of the event upon which he became so entitled) and prior to his furnishing to the Corporation the proof of authority or evidence of his entitlement prescribed by the Act.

11.07	Waiver of Notice. - Any shareholder, proxyholder or other person entitled to attend a meeting of shareholders, director, officer, auditor or member of a committee of the board may at any time waive any notice, or waive or abridge the time for any notice, required to be given to him under the Act, the regulations thereunder, the articles, the by-laws or otherwise, and such waiver or abridgement, whether given before or after the meeting or other event of which notice is required to be given, shall cure any default in the giving or in the time of such notice, as the case may be. Any such waiver or abridgement shall be in writing except a waiver of notice of a meeting of shareholders or of the board or a committee of the board which may be given in any manner.

11.08	Interpretation. - In this by-law, “recorded address” means in the case of a shareholder his address as recorded in the securities register; and in the case of joint shareholders the address appearing in the securities register in respect of such joint holding or the first address so appearing if there are more than one; and in the case of a director, officer, auditor or member of a committee of the board, his latest address as recorded in the records of the Corporation.

SECTION TWELVE

EFFECTIVE DATE

12.01	Effective Date. - This by-law shall come into force when made by the board in accordance with the Act.

The foregoing by-law was made by the directors of the Corporation on the 26th day of March, 2010, and was confirmed without variation by the shareholders of the Corporation on the 26th day of March, 2010.

PRESIDENT

SCHEDULE “C”

AMALCO STOCK OPTION PLAN

(See attached.)

Optimal Resources Inc.

STOCK OPTION PLAN

November 22, 2010

ARTICLE 1

PURPOSE OF THE PLAN

1.1	The purpose of the Plan is to attract, retain and motivate persons as key service providers to the Corporation and its Affiliates, to advance the interests of the Corporation by providing such persons with the opportunity, through share options, to participate in the growth and development of the Corporation through the acquisition of a proprietary interest in the Corporation that is aligned with the interests of the shareholders of the Corporation, and to reward such persons on the basis of the long-term common share performance of the Corporation, reflecting shareholder value.

ARTICLE 2

DEFINED TERMS AND RELATED PROVISIONS

2.1	Where used herein, the following terms shall have the following meanings, respectively:

(a)	“Affiliate” means in respect of the Corporation, any corporation that is an affiliate (as such term is defined in the Business Corporations Act (Alberta));

(b)	“Board” means the board of directors of the Corporation, or any committee of the board of directors of the Corporation which has been delegated stewardship of the Plan by the board of directors of the Corporation;

(c)	“Change of Control” means:

(i)	the direct or indirect acquisition by any person (or group of persons which are acting jointly or in concert or are associated or affiliated within the meaning of the Business Corporations Act (Alberta)) of voting securities of the Corporation (whether through the acquisition of previously issued and outstanding voting securities, or of voting securities that have not been previously issued, or any combination thereof and whether on a one time basis or cumulatively) that represent the right to cast more than 40 percent of the votes attaching to all shares in the capital of the Corporation which may be cast to elect directors of the Corporation;

(ii)	the approval by the shareholders of the Corporation of an amalgamation, arrangement, merger or other consolidation of the Corporation with another corporation or entity pursuant to which the shareholders of the Corporation immediately prior thereto do not immediately thereafter own shares of the successor or continuing entity which entitles them to cast more than fifty percent of the votes attaching to all shares in the capital of the successor or continuing entity which may be cast to elect directors of that entity; or

(iii)	a sale, lease or other disposition of all or substantially all of the assets of the Corporation;

(d)	“Corporation” means Optimal Resources Inc. and includes any successor corporation thereof;

(e)	“Eligible Person” means:

(i)	any director, officer, employee or consultant of the Corporation or any Affiliate (an “Eligible Individual”); or

(ii)	a corporation controlled by an Eligible Individual, all of the issued and outstanding shares of which are, and continue at all times to be, legally and beneficially owned, directly or indirectly, by such Eligible Individual and/or the spouse, children and/or grandchildren of such Eligible Individual (an “Eligible Corporation”); or

(iii)	any Service Provider;

(f)	“Insider” means, in respect of the Corporation, any “insider” (as such term is defined in the Securities Act (Alberta)) other than a person who falls within that definition solely by virtue of being a director or senior officer of an Affiliate, and includes any “associate” (as such term is defined in the Securities Act (Alberta)) of any such insider;

(g)	“Market Price” at any date in respect of the Shares shall be the closing price of the Shares on any stock exchange on which the Shares are listed and posted for trading on the last trading day immediately preceding the relevant date or, if the Shares are not then listed and posted for trading on an exchange, at such price as may be determined by the Board, acting reasonably;

(h)	“Option” means an option to purchase Optioned Shares granted to an Eligible Person under the Plan;

(i)	“Option Price” means the price per Optioned Share at which Optioned Shares may be purchased under an Option, as the same may be adjusted from time to time in accordance with Article 8;

(j)	“Optioned Shares” means the Shares issuable pursuant to an exercise of Options;

(k)	“Optionee” means an Eligible Person to whom an Option has been granted and who continues to hold such Option;

(l)	“Plan” means this Stock Option Plan, as the same may be further amended, restated or varied from time to time;

(m)	“Service Provider” means any person (other than an Eligible Individual), company, partnership, trust or corporation (other than an Eligible Corporation) engaged to provide management or consulting services for the Corporation or any Affiliate;

(n)	“Share Compensation Arrangement” means a stock option, stock option plan, stock appreciation right, employee stock purchase or ownership plan or any other compensation or incentive mechanism of the Corporation involving the issuance or potential issuance of Shares to one or more Eligible Persons, including a share purchase from treasury which is financially assisted by the Corporation by way of a loan, guarantee or otherwise; and

(o)	“Shares” means the common shares of the Corporation or, in the event of an adjustment contemplated by Article 8, such other shares or securities to which an Optionee may be entitled upon the exercise of an Option as a result of such adjustment.

ARTICLE 3

ADMINISTRATION OF THE PLAN

3.1	The Plan shall be administered by the Board.

3.2	The Board shall have the power, where consistent with the general purpose and intent of the Plan and subject to the specific provisions of the Plan:

(a)	to establish policies and to adopt rules and regulations for carrying out the purposes, provisions and administration of the Plan;

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(b)	to interpret and construe the Plan and to determine all questions arising out of the Plan or any Option, and any such interpretation, construction or determination made by the Board shall be final, binding and conclusive for all purposes;

(c)	to determine which Eligible Persons are granted Options and to grant Options;

(d)	to determine the number of Optioned Shares underlying each Option;

(e)	to determine the Option Price of each Option;

(f)	to determine the time or times when Options will be granted and exercisable, including vesting;

(g)	to determine if the Optioned Shares which are issuable on the exercise of an Option will be subject to any restrictions upon the exercise of such Option; and

(h)	to prescribe the form of the instruments relating to the grant, exercise and other terms of Options.

3.3	Any Option granted under the Plan shall be subject to the requirement that, if at any time the Corporation shall determine that the listing, registration or qualification of the Optioned Shares subject to such Option upon any stock exchange or under any law or regulation of any jurisdiction, or the consent or approval of any stock exchange or any governmental or regulatory body, is necessary as a condition of, or in connection with, the grant or exercise of such Option or the issuance or purchase of Optioned Shares thereunder, such Option may not be accepted or exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Board. Nothing herein shall be deemed to require the Corporation to apply for or to obtain such listing, registration, qualification, consent or approval.

ARTICLE 4

SHARES SUBJECT TO THE PLAN

4.1	Options may be granted in respect of authorized and unissued Shares, provided that the maximum number of Optioned Shares issuable upon the exercise of all Options granted under the Plan, subject to any adjustment of such number pursuant to the provisions of Article 8, shall not exceed 10% of the number of then issued and outstanding Shares or such greater number of Optioned Shares as may be determined by the Board and ratified or approved, if required, by the shareholders of the Corporation and by any relevant stock exchange or other regulatory authority. Optioned Shares in respect of which Options are not exercised shall be available for subsequent Options. No fractional Shares may be purchased or issued under the Plan.

ARTICLE 5

TERMS AND CONDITIONS OF OPTIONS

5.1	The Board may grant Options to any Eligible Person.

5.2	Subject as herein and otherwise specifically provided in this Article 5, the number of Optioned Shares subject to each Option, the Option Price of each Option, the expiration date of each Option, the extent to which each Option is exercisable and/or vested from time to time during the term of the Option and other terms and conditions relating to each Option shall be determined by the Board.

5.3

Subject to any prior approval, if required, by any stock exchange or other securities regulatory authority, the Board may, in its sole discretion, subsequent to the time of granting Options hereunder, permit an Optionee to exercise any or all of the unvested options then outstanding and granted to the Optionee under

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this Plan, in which event all such unvested options then outstanding and granted to the Optionee shall be deemed to be immediately exercisable during such period of time as may be specified by the Board, provided that such periods of time shall not be less than the periods of time for the circumstances provided for in Article 6. Notwithstanding the foregoing, subject to the rules of any stock exchange upon which the Shares may be listed or other securities regulatory authority, the Board may, by resolution, accelerate the date on which any unvested Option may be exercised or extend the expiration date of any Option, provided that the Board shall not, in the event of any such acceleration or extension, be under any obligation to accelerate or extend the date on or by which any other Options may be exercised by any other Optionee(s).

5.4	Unless the Board shall otherwise determine, no separate agreement between the Corporation and the Optionee shall be necessary to create and grant any Option, and the Board may, by resolution, create and grant Options and stipulate such additional terms as are consistent with this Plan.

5.5	Subject to any adjustments pursuant to the provisions of Article 8, the Option Price of any Option shall in no circumstances be lower than the Market Price on the date on which the Board approves the grant of the Option. If, as and when any Optioned Shares have been duly purchased and paid for under the terms of an Option, such Optioned Shares shall be conclusively deemed allotted and issued as fully paid non-assessable Shares at the price paid therefor.

5.6	The terms of an Option shall not exceed ten years from the date of the grant of the Option.

5.7	The total number of Optioned Shares reserved for issuance to any one Optionee under this Plan, together with any Shares reserved for issuance to such Optionee under options for services or any other stock option plans, shall not exceed 5% of the issued and outstanding Shares at the date of the grant of any Option.

5.8	An Option is personal to the Optionee and is non-transferable and non-assignable (whether by operation of law or otherwise), except as provided for herein. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of an Option contrary to the provisions of the Plan, or upon the levy of any attachment or similar process upon an Option, the Option shall, at the election of the Corporation, by notice in writing to the Optionee, cease and terminate and be of no further force or effect whatsoever.

5.9	No Options shall be granted to any Optionee if, at the time of such grant, such grant, together with any other share compensation arrangements of the Corporation, could result, at any time, in:

(a)	the number of Shares reserved for issuance pursuant to Options granted to Insiders, together with Shares issued to Insiders pursuant to any other share compensation arrangements of the Corporation, exceeding 10% of the issued and outstanding Shares;

(b)	the issuance to Insiders, within a one year period, of a number of Optioned Shares, together with Shares issued to Insiders pursuant to any other share compensation arrangement of the Corporation, exceeding 5% of the issued and outstanding Shares; or

(c)	the issuance to any one Insider and such Insider’s associates, within a one year period, of a number of Optioned Shares, together with Shares issued to such Insider pursuant to any other share compensation arrangements, exceeding 2.5% of the issued and outstanding Shares.

5.10	For the purposes of Subsections 5.9(b) and 5.9(c), the phrase “issued and outstanding Shares” excludes any Shares issued pursuant to the Plan or other Share Compensation Arrangements over a preceding one-year period, and, for the purpose of Subsection 5.9(c), “associate” means any person associated with such Insider within the meaning of the Securities Act (Alberta).

5.11	Any entitlement to acquire Shares granted pursuant to the Plan or any other Share Compensation Arrangement prior to the Optionee becoming an Insider shall be excluded for the purposes of the limits set out in Section 5.9(c).

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5.12	At the sole and absolute discretion of the Board, the Board may permit an Optionee:

(a)	to surrender Options which are exercisable pursuant to Sections 5.2 or 5.3 and to receive from the Corporation cash in an amount equal to the excess of the Market Price at the time of surrender (or such other amount, as determined by the Board, acting reasonably) over the Option Price, times the number of Options surrendered, net of any withholdings under applicable law; or

(b)	subject to the payment to the Corporation by the Optionee of an amount as security for any tax withholding or remittance obligations of the Optionee or the Corporation arising under applicable law (or by entering into some other arrangement acceptable to the Corporation), to surrender Options which are exercisable pursuant to Sections 5.2 or 5.3 and to receive from the Corporation that number of Shares determined by dividing the excess of the Market Price (or such other amount, as determined by the Board, acting reasonably) over the Option Price, times the number of Options surrendered by the Market Price (or such other amount, as determined by the Board, acting reasonably) of the Shares.

Any such surrendered Options shall expire and terminate on receipt of cash or Shares in accordance with the foregoing. The Corporation expressly reserves its right to make, at the time of any surrender of Options, any and all elections or designations pursuant to applicable tax or other laws in connection with the surrender of Options.

ARTICLE 6

TERMINATION OF OPTIONS

6.1	Subject to Section 6.2 and to any resolution passed by the Board with respect to any Option, an Option or any Optionee, and all rights to purchase Shares pursuant thereto, shall expire and terminate immediately upon the Optionee ceasing to be an Eligible Person.

6.2	Notwithstanding Section 6.1, if, for any reason whatsoever (other than termination of an Eligible Person for cause) before the expiry (in accordance with the terms thereof) of an Option held by an Optionee who is an Eligible Person, other than a Service Provider, such Optionee ceases to be an Eligible Person, including termination by reason of the death of the Optionee, such Option may, subject to the terms thereof and any other terms of the Plan, be exercised by the Optionee, or, if the Optionee is deceased, by the legal personal representative(s) of the estate of the Optionee, as follows:

(a)	during the first three years following the date of death of the Optionee, if the Optionee dies;

(b)	at any time within three years from the date that notice of termination of the employment of the Optionee is given to the Optionee by the Corporation or any Affiliate, if the Corporation or any Affiliate is terminating the Optionee’s employment; or

(c)	at any time within three years from the date notice of termination of the employment of the Optionee is given to the Corporation or any Affiliate by the Optionee if the Optionee is terminating his employment, but in any case, prior to the expiry of the Option in accordance with the terms thereof. For the purposes of this Section 6.2, no unvested Option shall vest following the date of death of an Optionee or the date notice is provided in accordance with Subsections 6.2(b) or 6.2(c). For the purposes of this Section 6.2 and Section 6.4, directors and officers shall be deemed to be employed by the Corporation or an Affiliate, as applicable.

6.3	In the event that an Optionee commits an act of bankruptcy or any proceeding is commenced against the Optionee under the Bankruptcy and Insolvency Act (Canada) or other applicable bankruptcy or insolvency legislation in force at the time of such bankruptcy and such proceeding remains undismissed for a period of 30 days, no Option held by such Optionee may be exercised following the date on which such Optionee commits such act of bankruptcy or such proceeding remains undismissed, as the case may be.

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6.4	For greater certainty, Options shall not be affected by any change in the terms of employment of any Eligible Individual or by any Eligible Individual ceasing to be a director of the Corporation, provided that the related Optionee continues to be an Eligible Person.

6.5	If the Optionee is an Eligible Corporation, the references to the Optionee in this Article 6 shall be deemed to refer to the Eligible Individual associated with the Eligible Corporation.

6.6	Notwithstanding any other provision herein, all Options granted to Service Providers shall terminate in accordance with the terms, conditions and provisions of the associated agreement granting such Options between the Corporation and such Service Providers, provided that such termination shall occur no later than the earlier of the original expiry date of the term of the Option or the day which is three years following the date of termination of the engagement of the Service Provider.

ARTICLE 7

EXERCISE OF OPTION

7.1	Subject to the provisions of the Plan, an Option may be exercised from time to time by delivery to the Corporation at its head office of a written notice of exercise addressed to the Secretary of the Corporation specifying the number of Optioned Shares with respect to which the Option is being exercised, accompanied by payment in full of the Option Price of the Optioned Shares to be purchased and by the payment of an amount as security for any tax withholding or remittance obligations of the Optionee or the Corporation arising under applicable law (or by entering into some other arrangement acceptable to the Corporation), and otherwise in accordance with the exercise procedures respecting Options determined by the Board. Subject to any provisions of the Plan to the contrary, certificates for such Optioned Shares shall be issued and delivered to the Optionee within a reasonable time following the receipt of such notice, payment and compliance with such procedures and, in any event, within ten business days.

7.2	Notwithstanding any of the provisions contained in the Plan or in any Option Agreement, the Corporation’s obligation to issue Optioned Shares to an Optionee pursuant to the exercise of any Option shall be subject to:

(a)	completion of such registration or other qualification of such Optioned Shares or obtaining approval of such governmental or regulatory authority as the Corporation shall determine to be necessary or advisable in connection with the authorization, issuance or sale thereof;

(b)	the listing of such Optioned Shares on any stock exchange on which the Shares may then be listed;

(c)	the satisfaction of any conditions on exercise prescribed pursuant to Article 3; and

(d)	the receipt from the Optionee of such representations, agreements and undertakings, including as to future dealings in such Optioned Shares, as the Corporation or its counsel determines to be necessary or advisable in order to safeguard against the violation of the securities laws of any jurisdiction.

In this regard, the Corporation shall, to the extent necessary, take all reasonable steps to obtain such approvals, registrations and qualifications as may be necessary for the issuance of such Optioned Shares in compliance with applicable securities laws and for the listing of such Optioned Shares on any stock exchange on which the Shares are then listed.

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ARTICLE 8

CHANGE OF CONTROL AND CERTAIN ADJUSTMENTS

8.1	In addition to the provisions of Section 8.2, if, during the term of any Option, the Corporation:

(a)	shall file articles of arrangement providing that its outstanding Shares are transferred in exchange for securities of another corporation or entity (other than a wholly-owned Affiliate) or other securities of the Corporation;

(b)	shall merge into or amalgamate with any other corporation or entity; or

(c)	shall sell the whole or substantially the whole of its assets and undertaking for securities of another corporation or entity;

(the foregoing collectively known as “Transactions”), the Corporation will make provision that, upon the exercise of any Option during its unexpired period after the effective date of such Transaction, the Optionee shall receive such number of securities of the other, continuing or successor corporation or entity in such Transaction or of the shares of the purchasing corporation or entity in such sale as he or she would have received as a result of such Transaction if the Optionee had purchased Optioned Shares immediately prior thereto for the same consideration paid on the exercise of the Option and had held such Optioned Shares on the effective date of such Transaction. Upon such provision being made, the obligation of the Corporation to the Optionee in respect of the Optioned Shares then remaining subject to such Option shall terminate and be at an end.

8.2	If, during the term of any Options,

(a)	a take-over bid (as defined in the Securities Act (Alberta)) which is not exempt from the take-over bid requirements of the Securities Act (Alberta) shall be made for the Shares,

(b)	a Transaction which has not been negotiated and approved by the Board (an “Unsolicited Transaction”) is made with respect to the Corporation; or

(c)	a Transaction which, directly or indirectly, results in a Change of Control is made with respect to the Corporation,

then, notwithstanding Article 5 or any determination of the Board with respect to the vesting and exercise periods of an Option at the time of its grant, unless determined otherwise by the Board, all Options shall become immediately exercisable and the Optionee shall have the right to exercise the Option to purchase all of the Optioned Shares which have not previously been purchased under the Option, but such Optioned Shares may only be purchased for tender or exchange pursuant to such take-over bid, Unsolicited Transaction, or Transaction which, directly or indirectly, results in a Change of Control. If for any reason such Optioned Shares are not so tendered or exchanged or, if tendered or exchanged, are not, for any reason, taken up and paid for or exchanged by the offeror pursuant to the take-over bid, Unsolicited Transaction or Transaction which, directly or indirectly, results in a Change of Control, any such Optioned Shares so purchased by the Optionee shall be and shall be deemed to be cancelled and returned to the treasury of the Corporation, shall be added back to the number of Optioned Shares, if any, remaining unexercised under the Option and upon presentation to the Corporation of share certificates representing such Optioned Shares properly endorsed for transfer back to the Corporation, the Corporation shall refund to the Optionee all consideration paid by him in the initial purchase thereof.

8.3	If, during the term of any Option, the Corporation proposes to liquidate, dissolve or wind-up the Corporation, then and in such event, the Corporation shall have the right, upon written notice thereof to each Optionee holding Options under the Plan, to permit the exercise of all such Options, whether or not vested, within the 20 day period next following the date of such notice and to determine that upon the expiration of such 20 day period, all rights of the Optionee to such Options or to exercise same (to the extent not theretofore exercised) shall terminate and cease to have further force or effect whatsoever.

8.4

Appropriate adjustments as regards the number of Optioned Shares subject to the Plan, Options granted or to be granted, in the number of Optioned Shares and in the Exercise Price, shall be made by the Board to give effect to adjustments in the number of Shares resulting from subdivisions, consolidations or

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reclassifications of the Shares, the payment of stock dividends by the Corporation (other than dividends in the ordinary course) or other relevant changes in the capital stock of the Corporation. The appropriate adjustment in any particular circumstance shall be conclusively determined by the Board in its sole discretion, subject to approval by the shareholders of the Corporation and to acceptance by any stock exchange on which the Shares may be listed, respectively, if applicable.

ARTICLE 9

AMENDMENT OR DISCONTINUANCE OF THE PLAN AND OPTIONS

9.1	The Board may amend the Plan at any time, provided, however, that no such amendment may materially and adversely affect any Option previously granted to an Optionee without obtaining the consent of the Optionee, except to the extent required by law. Any such amendment shall, if required, be subject to the prior approval of, or acceptance by, any stock exchange on which the Shares are listed and posted for trading.

9.2	Notwithstanding the provisions of this Article 9, should changes be required to the Plan by any securities commission, stock exchange or other governmental or regulatory body of any jurisdiction to which the Plan or the Corporation now is or hereafter becomes subject, such changes shall be made to the Plan as are necessary to conform with such requirements and, if such changes are approved by the Board, the Plan, as amended, shall be filed with the records of the Corporation and shall remain in full force and effect in its amended form as of and from the date of its adoption by the Board.

9.3	Notwithstanding any other provision of this Plan, the Board may, at any time by resolution, terminate this Plan. In such event, all Options then outstanding and granted to an Optionee whether or not vested may be exercised by such Optionee for a period of 30 days after the date on which the Corporation shall have notified all Optionees of the termination of this Plan. Any such termination shall, if required, be subject to the prior approval of, or acceptance by, any stock exchange on which the Shares are listed and posted for trading.

ARTICLE 10

NOTICES

10.1	Any payment, notice, statement, certificate or other instrument required or permitted to be given to an Optionee or any person claiming or deriving any rights through him shall be given by:

(a)	delivering it personally to the Optionee or the person claiming or deriving rights to him, as the case may be; or

(b)	mailing it, postage paid (provided that the postal service is then in operation) or delivering it to the address which is maintained for the Optionee in the Corporation’s or the Affiliate’s (as the case may be) records.

10.2	Any payment, notice, statement, certificate or instrument required or permitted to be given to the Corporation shall be given by mailing it, postage prepaid (provided that the postal service is then in operation) or delivering it to the Corporation at the following address:

Optimal Resources Inc.

#3820, 700 – 2nd Street SW

Calgary, Alberta T2P 2W2

Attention:        Alfred F. Fischer, Chief Executive Officer

10.3	Any payment, notice, statement, certificate or instrument referred to in Sections 10.1 or 10.2, if delivered, shall be deemed to have been given or delivered, on the date on which it was delivered or, if mailed (provided that the postal service is then in operation), shall be deemed to have been given or delivered on the second business day following the date on which it was mailed.

8

ARTICLE 11

MISCELLANEOUS PROVISIONS

11.1	The Corporation shall maintain records of the details of each Option granted to each Optionee under the Plan. Upon request therefor from an Optionee and at such other times as the Corporation shall determine, the Corporation shall furnish the Optionee with a statement setting forth details of his Options. Such statement shall be deemed to have been accepted by the Optionee as correct unless written notice to the contrary is given to the Corporation within 10 days after such statement is given to the Optionee.

11.2	An Optionee shall not have any rights as a shareholder of the Corporation with respect to any of the Optioned Shares underlying any Option until the date of issuance of a certificate for Optioned Shares upon the exercise of such Option, in full or in part, and then only with respect to the Optioned Shares represented by such certificate or certificates. Without in any way limiting the generality of the foregoing, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such share certificate is issued.

11.3	Nothing in this Plan or any Option shall confer upon an Optionee any right to continue or be re-elected as a director of the Corporation or any right to continue in the employ of the Corporation or any Affiliate, or affect in any way the right of the Corporation or any Affiliate to terminate his or her employment at any time; nor shall anything in the Plan or any Option be deemed or construed to constitute an agreement, or an expression of intent, on the part of the Corporation or any Affiliate, to extend the employment of any Optionee beyond the time which he or she would normally be retired pursuant to the provisions of any present or future retirement plan or policy of the Corporation or any Affiliate, or beyond the time at which he or she would otherwise be retired pursuant to the provisions of any contract of employment with the Corporation or any Affiliate.

11.4	Notwithstanding Section 5.8 and subject to Section 11.5, any vested Options may be transferred or assigned between an Eligible Individual and the related Eligible Corporation provided the assignor delivers notice in writing of the same to the Corporation prior to the assignment and the Board, in its sole and absolute discretion, approves such assignment.

11.5	In the event an Eligible Corporation shall cease at any time to be an Eligible Corporation, then it shall immediately by notice in writing to the Corporation transfer or assign all of the Options held by it to the related Eligible Individual.

11.6	Each Optionee consents to the disclosure to the applicable regulatory authorities and stock exchanges of any personal information regarding such Optionee which maybe required by such regulatory authorities and stock exchanges.

11.7	The Plan and all matters to which reference is made herein shall be governed by and interpreted in accordance with the laws of the Province of Alberta and the federal laws of Canada applicable therein.

11.8	If any provision of this Plan is determined to be void, the remaining provisions shall be binding as though the void parts were deleted.

9

SCHEDULE “J”

SECTIONS 242, 243, 244 AND 245 OF

THE BUSINESS CORPORATIONS ACT (BRITISH COLUMBIA)

Notice of dissent

242 (1) A	shareholder intending to dissent in respect of a resolution referred to in section 238 (1) (a), (b), (c), (d), (e) or (f) must,

(a)	if the company has complied with section 240 (1) or (2), send written notice of dissent to the company at least 2 days before the date on which the resolution is to be passed or can be passed, as the case may be,

(b)	if the company has complied with section 240 (3), send written notice of dissent to the company not more than 14 days after receiving the records referred to in that section, or

(c)	if the company has not complied with section 240 (1), (2) or (3), send written notice of dissent to the company not more than 14 days after the later of

(i)	the date on which the shareholder learns that the resolution was passed, and

(ii)	the date on which the shareholder learns that the shareholder is entitled to dissent.

(2)	A shareholder intending to dissent in respect of a resolution referred to in section 238 (1) (g) must send written notice of dissent to the company

(a)	on or before the date specified by the resolution or in the statement referred to in section 240 (2) (b) or (3) (b) as the last date by which notice of dissent must be sent, or

(b)	if the resolution or statement does not specify a date, in accordance with subsection (1) of this section.

(3)	A shareholder intending to dissent under section 238 (1) (h) in respect of a court order that permits dissent must send written notice of dissent to the company

(a)	within the number of days, specified by the court order, after the shareholder receives the records referred to in section 241, or

(b)	if the court order does not specify the number of days referred to in paragraph (a) of this subsection, within 14 days after the shareholder receives the records referred to in section 241.

(4)	A notice of dissent sent under this section must set out the number, and the class and series, if applicable, of the notice shares, and must set out whichever of the following is applicable:

(a)	if the notice shares constitute all of the shares of which the shareholder is both the registered owner and beneficial owner and the shareholder owns no other shares of the company as beneficial owner, a statement to that effect;

(b)	if the notice shares constitute all of the shares of which the shareholder is both the registered owner and beneficial owner but the shareholder owns other shares of the company as beneficial owner, a statement to that effect and

(i)	the names of the registered owners of those other shares,

(ii)	the number, and the class and series, if applicable, of those other shares that are held by each of those registered owners, and

(iii)	a statement that notices of dissent are being, or have been, sent in respect of all of those other shares;

(c)	if dissent is being exercised by the shareholder on behalf of a beneficial owner who is not the dissenting shareholder, a statement to that effect and

(i)	the name and address of the beneficial owner, and

(ii)	a statement that the shareholder is dissenting in relation to all of the shares beneficially owned by the beneficial owner that are registered in the shareholder’s name.

(5)	The right of a shareholder to dissent on behalf of a beneficial owner of shares, including the shareholder, terminates and this Division ceases to apply to the shareholder in respect of that beneficial owner if subsections (1) to (4) of this section, as those subsections pertain to that beneficial owner, are not complied with.

Notice of intention to proceed

243 (1) A	company that receives a notice of dissent under section 242 from a dissenter must,

(a)	if the company intends to act on the authority of the resolution or court order in respect of which the notice of dissent was sent, send a notice to the dissenter promptly after the later of

(i)	the date on which the company forms the intention to proceed, and

(ii)	the date on which the notice of dissent was received, or

(b)	if the company has acted on the authority of that resolution or court order, promptly send a notice to the dissenter.

(2)	A notice sent under subsection (1) (a) or (b) of this section must

(a)	be dated not earlier than the date on which the notice is sent,

(b)	state that the company intends to act, or has acted, as the case may be, on the authority of the resolution or court order, and

(c)	advise the dissenter of the manner in which dissent is to be completed under section 244.

Completion of dissent

244	(1)

A dissenter who receives a notice under section 243 must, if the dissenter wishes to proceed with the dissent, send to the company or its transfer agent for the notice shares, within one month after the date of the notice,

(a)	a written statement that the dissenter requires the company to purchase all of the notice shares,

(b)	the certificates, if any, representing the notice shares, and

(c)	if section 242 (4) (c) applies, a written statement that complies with subsection (2) of this section.

(2)	The written statement referred to in subsection (1) (c) must

(a)	be signed by the beneficial owner on whose behalf dissent is being exercised, and

(b)	set out whether or not the beneficial owner is the beneficial owner of other shares of the company and, if so, set out

(i)	the names of the registered owners of those other shares,

(ii)	the number, and the class and series, if applicable, of those other shares that are held by each of those registered owners, and

(iii)	that dissent is being exercised in respect of all of those other shares.

(3)	After the dissenter has complied with subsection (1),

(a)	the dissenter is deemed to have sold to the company the notice shares, and

(b)	the company is deemed to have purchased those shares, and must comply with section 245, whether or not it is authorized to do so by, and despite any restriction in, its memorandum or articles.

(4)	Unless the court orders otherwise, if the dissenter fails to comply with subsection (1) of this section in relation to notice shares, the right of the dissenter to dissent with respect to those notice shares terminates and this Division, other than section 247, ceases to apply to the dissenter with respect to those notice shares.

(5)	Unless the court orders otherwise, if a person on whose behalf dissent is being exercised in relation to a particular corporate action fails to ensure that every shareholder who is a registered owner of any of the shares beneficially owned by that person complies with subsection (1) of this section, the right of shareholders who are registered owners of shares beneficially owned by that person to dissent on behalf of that person with respect to that corporate action terminates and this Division, other than section 247, ceases to apply to those shareholders in respect of the shares that are beneficially owned by that person.

(6)	A dissenter who has complied with subsection (1) of this section may not vote, or exercise or assert any rights of a shareholder, in respect of the notice shares, other than under this Division.

Payment for notice shares

245	(1)	A company and a dissenter who has complied with section 244 (1) may agree on the amount of the payout value of the notice shares and, in that event, the company must

		(a)	promptly pay that amount to the dissenter, or

(b)	if subsection (5) of this section applies, promptly send a notice to the dissenter that the company is unable lawfully to pay dissenters for their shares.

(2)	A dissenter who has not entered into an agreement with the company under subsection (1) or the company may apply to the court and the court may

(a)	determine the payout value of the notice shares of those dissenters who have not entered into an agreement with the company under subsection (1), or order that the payout value of those notice shares be established by arbitration or by reference to the registrar, or a referee, of the court,

(b)	join in the application each dissenter, other than a dissenter who has entered into an agreement with the company under subsection (1), who has complied with section 244 (1), and

(c)	make consequential orders and give directions it considers appropriate.

(3)	Promptly after a determination of the payout value for notice shares has been made under subsection (2) (a) of this section, the company must

(a)	pay to each dissenter who has complied with section 244 (1) in relation to those notice shares, other than a dissenter who has entered into an agreement with the company under subsection (1) of this section, the payout value applicable to that dissenter’s notice shares, or

(b)	if subsection (5) applies, promptly send a notice to the dissenter that the company is unable lawfully to pay dissenters for their shares.

(4)	If a dissenter receives a notice under subsection (1) (b) or (3) (b),

(a)	the dissenter may, within 30 days after receipt, withdraw the dissenter’s notice of dissent, in which case the company is deemed to consent to the withdrawal and this Division, other than section 247, ceases to apply to the dissenter with respect to the notice shares, or

(b)	if the dissenter does not withdraw the notice of dissent in accordance with paragraph (a) of this subsection, the dissenter retains a status as a claimant against the company, to be paid as soon as the company is lawfully able to do so or, in a liquidation, to be ranked subordinate to the rights of creditors of the company but in priority to its shareholders.

(5)	A company must not make a payment to a dissenter under this section if there are reasonable grounds for believing that

(a)	the company is insolvent, or

(b)	the payment would render the company insolvent.

SCHEDULE “K”

OPTIMAL ARTICLES OF CONTINUANCE AND BY-LAWS

(SEE ATTACHED)

ALBERTA REGISTRIES	ARTICLES OF CONTINUANCE
Business Corporations Act
Sections 188, 273 and 274

1.	NAME OF CORPORATION:	2. CORPORATE ACCESS NO.

OPTIMAL RESOURCES INC.
3.	THE CLASSES AND ANY MAXIMUM NUMBER OF SHARES THAT THE CORPORATION IS AUTHORIZED TO ISSUE:

The annexed Schedule “A” is incorporated into and forms part of this form.
4.	RESTRICTIONS IF ANY ON SHARE TRANSFERS:
None.
5.	NUMBER (OR MINIMUM AND MAXIMUM NUMBER) OF DIRECTORS:

Minimum of Three (3), maximum of Eleven (11).
6.	RESTRICTIONS IF ANY ON BUSINESSES THE CORPORATION MAY CARRY ON:

None.
7.	IF CHANGE OF NAME EFFECTED, PREVIOUS NAME:

N/A
8.	DETAILS OF INCORPORATION:

Incorporated in British Columbia on May 13, 2010 and extra-provincially registered in Alberta on July 30, 2010.
9.	OTHER PROVISIONS IF ANY:

The annexed Schedule “B” is incorporated into and forms part of this form.

DATE	SIGNATURE	NAME AND TITLE

November , 2010.		Print Name: NAME Print Title: TITLE

This information is being collected for the purposes of corporate registry records in accordance with the Business Corporations Act.

ALBERTA REGISTRIES	NOTICE OF ADDRESS OR NOTICE OF CHANGE OF ADDRESS Business Corporations Act Section 20

1. Name of Corporation	2. Corporate Access Number

OPTIMAL RESOURCES INC.
3. Address of Registered Office (P.O. Box number can only be used by a Society)

3500, 855 – 2 Street SW Calgary, Alberta T2P 4J8
4. Records Address (P.O. Box number cannot be used)

3500, 855 – 2 Street SW Calgary, Alberta T2P 4J8
5. Address for Service by Mail (if different from Item 3) NOTE: If this is a change, please read instructions, carefully.

Not Applicable.

DATE	SIGNATURE	NAME AND TITLE Print Name: NAME
November , 2010.	_______________________________	Print Title: TITLE

This information is being collected for the purposes of corporate registry records in accordance with the Business Corporations Act.

ALBERTA REGISTRIES	NOTICE OF DIRECTORS OR
NOTICE OF CHANGE OF DIRECTORS
Business Corporations Act
Sections 106, 113 and 289

1.	NAME OF CORPORATION:	2. CORPORATE ACCESS NO.:

OPTIMAL RESOURCES INC.

3.	THE FOLLOWING PERSON(S) WERE APPOINTED DIRECTOR(S) ON: upon Continuance

NAME	MAILING ADDRESS (including postal code)	RESIDENT CANADIAN?

Harry Feldman	One Wood Avenue, #1503, Westmount, Quebec H3Z 3C5	Yes

Donald Foulkes	1300, 140 - 4 Avenue SW, Calgary, AB T2P 3N3	Yes

David Grohs	14728 30A Avenue, Surrey, BC V4P 3E6	Yes

Nance McCollom	13 - 6333 Princess Lane, Richmond, BC V7E 6T3	Yes

Jonathan C. White	5491 Chestnut Crescent, Delta, BC V4K 1J5	Yes

4.	THE FOLLOWING PERSON(S) CEASED TO HOLD OFFICE AS DIRECTOR(S) ON:

NAME	MAILING ADDRESS (including postal code)

5.	AS OF THIS DATE, THE DIRECTOR(S) OF THE CORPORATION ARE:

NAME	MAILING ADDRESS (including postal code)	RESIDENT CANADIAN?

Harry Feldman	One Wood Avenue, #1503, Westmount, Quebec H3Z 3C5	Yes

Donald Foulkes	1300, 140 - 4 Avenue SW, Calgary, AB T2P 3N3	Yes

David Grohs	14728 30A Avenue, Surrey, BC V4P 3E6	Yes

Nance McCollom	13 - 6333 Princess Lane, Richmond, BC V7E 6T3	Yes

Jonathan C. White	5491 Chestnut Crescent, Delta, BC V4K 1J5	Yes

6.	ARE AT LEAST ONE QUARTER OF THE MEMBERS OF THE BOARD OF DIRECTORS RESIDENT CANADIANS? ☒ YES ☐ NO

DATE	SIGNATURE	NAME AND TITLE

November , 2010.		Print Name: NAME Print Title: TITLE

This information is being collected for the purposes of Alberta Registries records in accordance with the Business Corporations Act

SCHEDULE “A”

ARTICLES OF CONTINUANCE

OF

OPTIMAL RESOURCES INC.

(share structure)

The Corporation is authorized to issue an unlimited number of common shares and an unlimited number of preferred shares (issuable in series), having attached thereto the rights, privileges, restrictions and conditions hereinafter set forth.

1. COMMON SHARES

There shall be attached to the common shares, the following rights, privileges, restrictions and conditions, namely:

(a)	The holders of common shares shall be entitled to receive notice of, and to vote at every meeting of the shareholders of the Corporation and shall have one vote thereat for each such common share so held.

(b)	Subject to the rights, privileges, restrictions and conditions attached to any preferred shares of the Corporation, the holders of common shares shall be entitled to receive such dividend as the directors may from time to time, by resolution, declare.

(c)	Subject to the rights, privileges, restrictions and conditions attached to any preferred shares of the Corporation, in the event of liquidation, dissolution or winding up of the Corporation or upon any distribution of the assets of the Corporation among shareholders being made (other than by way of dividend out of monies properly applicable to the payment of dividends) the holders of common shares shall be entitled to share pro rata.

2. PREFERRED SHARES (ISSUABLE IN SERIES)

There shall be attached to the preferred shares, the following rights, privileges, restrictions and conditions, namely:

(a)	The directors of the Corporation may, from time to time, issue the preferred shares in one or more series, each series to consist of such number of shares as may before issuance thereof, be determined by the directors.

(b)	The directors of the Corporation may, by resolution (subject as hereinafter provided) fix before issuance, the designation, rights, privileges, restrictions and conditions to attach to the preferred shares of each series, including, without limiting the generality of the foregoing, the rate, form, entitlement and payment of preferential dividends, the redemption price, terms, procedures and conditions of redemption, if any, voting rights and conversion rights (if any) and any sinking fund, purchase fund or other provisions attaching to the preferred shares of such series; and provided however, that no shares of any series shall be issued until the directors have filed an amendment to the Articles with the Registrar of Corporations, Province of Alberta, or such designated person in any other jurisdiction in which the Corporation may be continued.

(c)	If any cumulative dividends or amounts payable on return of capital in respect of a series of shares are not paid in full, the shares of all series shall participate rateably in respect of accumulated dividends and return of capital.

(d)	The preferred shares shall be entitled to preference over the common shares of the Corporation and any other shares of the Corporation ranking junior to the preferred shares with respect to the payment of dividends, if any, and in the distribution of assets in the event of liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs, and may also be given such other preferences over the common shares of the Corporation and any other shares of the Corporation ranking junior to the preferred shares as may be fixed by the resolution of the directors of the Corporation as to the respective series authorized to be issued.

(e)	The preferred shares of each series shall rank on a parity with the preferred shares of every other series with respect to priority in the payment of dividends and in the distribution of assets in the event of liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary exclusive of any conversion rights that may affect the aforesaid.

(f)	No dividends shall at any time be declared or paid on or set apart for payment on any shares of the Corporation ranking junior to the preferred shares unless all dividends, if any, up to and including the dividend payable for the last completed period for which such dividend shall be payable on each series of preferred shares then issued and outstanding shall have been declared and paid or set apart for payment at the date of such declaration or payment or setting apart for payment on such shares of the Corporation ranking junior to the preferred shares nor shall the Corporation call for redemption or redeem or purchase for cancellation or reduce or otherwise pay off any of the preferred shares (less than the total amount then outstanding) or any shares of the Corporation ranking junior to the preferred shares unless all dividends up to and including the dividend payable, if any, for the last completed period for which such dividends shall be payable on each series of the preferred shares then issued and outstanding shall have been declared and paid or set apart for payment at the date of such call for redemption, purchase, reduction or other payment.

(g)	Preferred shares of any series may be purchased for cancellation or made subject to redemption by the Corporation out of capital pursuant to the provisions of the Business Corporations Act (Alberta), if the directors so provide in the resolution of the Board of Directors of the Corporation relating to the issuance of such preferred shares, and upon such other terms and conditions as may be specified in the designations, rights, privileges, restrictions and conditions attaching to the preferred shares of such series as set forth in the said resolution of the Board of Directors and the amendment to the Articles of the Corporation relating to the issuance of such series.

(h)	The holders of the preferred shares shall not, as such, be entitled as of right to subscribe for or purchase or receive any part of any issue of shares or bonds, debentures or other securities of the Corporation now or hereafter authorized.

(i)	No class of shares may be created or rights and privileges increased to rank in parity or priority with the rights and privileges of the preferred shares including, without limiting the generality of the foregoing, the rights of the preferred shares to receive dividends or to return of capital, without the approval of the holders of the preferred shares as required under the Business Corporations Act (Alberta).

SCHEDULE “B”

ARTICLES OF CONTINUANCE

OF

OPTIMAL RESOURCES INC.

(other rules or provisions)

1. Appointment of Directors

The directors may, between annual general meetings, appoint one or more additional directors of the Corporation to serve until the next annual meeting, but the number of additional directors shall not at any time exceed 1/3 of the number of directors who held office at the expiration of the last annual meeting of the Corporation.

BY-LAW NO. 1

A by-law relating generally to the

transaction of the business and affairs of

1526732 ALBERTA LTD.

Contents

One	-	Interpretation
Two	-	Business of the Corporation
Three	-	Borrowing and Security
Four	-	Directors
Five	-	Committees
Six	-	Officers
Seven	-	Protection of Directors, Officers and Others
Eight	-	Shares
Nine	-	Dividends and Rights
Ten	-	Meetings of Shareholders
Eleven	-	Notices
Twelve	-	Effective Date

BE IT ENACTED as a by-law of the Corporation as follows:

-i-

(continued)

-ii-

(continued)

-iii-

(continued)

-iv-

SECTION ONE

INTERPRETATION

1.01	Definitions. - In the by-laws of the Corporation, unless the context otherwise requires:

“Act” means the Business Corporations Act (Alberta), or any statute that may be substituted therefor, as from time to time amended;

“appoint” includes “elect” and vice versa;

“articles” means the articles attached to the Certificate of Incorporation of the Corporation as from time to time amended or restated;

“board” means the board of directors of the Corporation;

“by-laws” means this by-law and all other by-laws of the Corporation from time to time in force and effect;

“cheque” includes a draft;

“Corporation” means the corporation incorporated under the Act by the said certificate to which the articles are attached and named “1526732 ALBERTA LTD.”;

“meeting of shareholders” includes an annual meeting of shareholders and a special meeting of shareholders;

“recorded address” has the meaning set forth in section 11.08;

“Regulations” means the Regulations under the Act as published or from time to time amended and every regulation that may be substituted therefor and, in the case of such substitution, any references in the by-laws of the Corporation to provisions of the Regulations shall be read as references to the substituted provisions therefor in the new regulations; and

“special meeting of shareholders” includes a meeting of any class or classes of shareholders and a special meeting of all shareholders entitled to vote at an annual meeting of shareholders.

Except as defined above, words and expressions defined in the Act and the Regulations, including “resident Canadian” and “unanimous shareholder agreement”, have the same meanings when used herein. Words importing the singular number include the plural and vice versa; words importing gender include the masculine, feminine and neuter genders; and words importing a person include an individual, partnership, association, body corporate, trustee, executor, administrator and legal representative.

SECTION TWO

BUSINESS OF THE CORPORATION

2.01	Registered Office. - The registered office of the Corporation shall be at the place within the Province of Alberta as is specified in the notice thereof filed with the articles and thereafter as the board may from time to time determine.

2.02	Corporate Seal. - The Corporation may have one or more different corporate seals, which seals may be adopted or changed from time to time by the board.

2.03	Financial Year. - The financial year of the Corporation shall end on such date as may be determined by the directors from time to time.

2.04	Execution of Instruments. - Deeds, transfers, assignments, contracts, obligations, certificates and other instruments may be signed on behalf of the Corporation by any person holding the office of president, vice-president, director, secretary, treasurer, assistant secretary or assistant treasurer or any other office created by by-law or by the board. In addition, this does not limit the power of the board to, from time to time, direct the manner in which and the person or persons by whom any particular instrument or class of instruments mayor shall be signed. Any signing officer may affix the corporate seal to any instrument requiring the same.

2.05	Banking Arrangements. - The banking business of the Corporation including, without limitation, the borrowing of money and the giving of security therefor, shall be transacted with such banks, trust companies or other bodies corporate or organizations as may from time to time be designated by or under the authority of the board. Such banking business or any part thereof shall be transacted under such agreements, instructions and delegations of powers as the board may from time to time prescribe.

2.06	Voting Rights in Other Bodies Corporate. - The signing officers of the Corporation under section 2.04 may execute and deliver proxies and arrange for the issuance of voting certificates or other evidence of the right to exercise the voting rights attaching to any securities held by the Corporation. Such instruments shall be in favour of such persons as may be determined by the officers executing or arranging for them. In addition, the board may from time to time direct the manner in which and the persons by whom any particular voting rights or class of voting rights mayor shall be exercised.

2.07	Divisions. - The board may cause the business and operations of the Corporation or any part thereof to be divided into one or more divisions upon a basis, including without limitation types of business or operations, geographical territories, product lines or goods or services, as may be considered appropriate in each case. In connection with any such division the board or, subject to any direction by the board, the chief executive officer, may authorize from time to time, upon such basis as may be considered appropriate in each case:

(a)	Subdivision and Consolidation - the further division of the business and operations of any division into sub-units and the consolidation of the business and operations of any divisions and sub-units;

(b)	Name - the designation of any division or sub-unit by, and the carrying on of the business and operations of any division or sub-unit under, a name other than the name of the Corporation; provided that the Corporation shall set out its name in legible characters in all places required by law; and

(c)	Officers - the appointment of officers for any division or sub-unit, the determination of their powers and duties, and the removal of any officers so appointed, provided that any such officers shall not by reason of their being officers of a division or sub-unit, be officers of the Corporation.

SECTION THREE

BORROWING AND SECURITY

3.01	Borrowing Power. - Without limiting the borrowing powers of the Corporation as set forth in the Act, but subject to the articles and any unanimous shareholder agreement, the board may from time to time on behalf of the Corporation, without authorization of the shareholders:

(a)	borrow money upon the credit of the Corporation;

(b)	issue, reissue, sell or pledge bonds, debentures, notes or other evidences of indebtedness or guarantee of the Corporation, whether secured or unsecured;

(c)	to the extent permitted by the Act, give a guarantee on behalf of the Corporation to secure performance of any present or future indebtedness, liability or obligation of any person; and

(d)	mortgage, hypothecate, pledge or otherwise create a security interest in all or any currently owned or subsequently acquired real or personal, movable or immovable, property of the Corporation including book debts, rights, powers, franchises and undertakings, to secure any such bonds, debentures, notes or other evidences of indebtedness or guarantee or any other present or future indebtedness, liability or obligation of the Corporation.

Nothing in this section limits or restricts the borrowing of money by the Corporation on bills of exchange or promissory notes made, drawn, accepted or endorsed by or on behalf of the Corporation.

3.02	Delegation. - The board may from time to time delegate to a committee of the board, a director or an officer of the Corporation or any other person as may be designated by the board all or any of the powers conferred on the board by section 3.01 or by the Act to such extent and in such manner as the board may determine at the time of such delegation.

SECTION FOUR

DIRECTORS

4.01	Number of Directors. - Until changed in accordance with the Act, the board shall consist of not fewer than the minimum number and not more than the maximum number of directors provided in the articles.

4.02	Qualification. - No person shall be qualified for election as a director if he is less than 18 years of age; if he is a dependent adult as defined in the Dependent Adults Act (Alberta) or is the subject of a certificate of incapacity under that Act, is a formal patient as defined in The Mental Health Act (Alberta), is the subject of an order under The Mentally Incapacitated Persons Act (Alberta) appointing a committee of his person or estate or both, or has been found to be a person of unsound mind by a court in Alberta or elsewhere; if he is not an individual; or if he has the status of a bankrupt. A director need not be a shareholder. At least one-quarter (1/4) of the directors shall be resident Canadians, or if the number of directors is fewer than four, at least one director shall be a resident Canadian.

4.03	Election and Term. - The election of directors shall take place at each annual meeting of shareholders and all the directors then in office shall retire but, if qualified, shall be eligible for re-election. The number of directors to be elected at any such meeting shall be the number of directors then in office unless the directors otherwise determine. Where the shareholders adopt an amendment to the articles to increase the number or minimum number of directors, the shareholders may, at the meeting at which they adopt the amendment, elect the additional number of directors authorized by the amendment. The election shall be by resolution. If an election of directors is not held at the proper time, the incumbent directors shall continue in office until their successors are elected.

4.04	Removal of Directors. - Subject to the Act or a unanimous shareholders agreement, the shareholders may by resolution passed at a meeting of shareholders specially called for such purpose remove any director from office and the vacancy created by such removal may be filled at the same meeting, failing which it may be filled by the board.

4.05	Vacation of Office. - A director ceases to hold office when he dies; he is removed from office by the shareholders; he ceases to be qualified for election as a director; or his written resignation is sent or delivered to the Corporation, or, if a time is specified in such resignation, at the time so specified, whichever is later.

4.06	Vacancies. - Subject to the Act, a quorum of the board may appoint a qualified individual to fill a vacancy in the board.

4.07	Action by the Board. - Subject to any unanimous shareholder agreement, the board shall manage the business and affairs of the Corporation. The powers of the board may be exercised at a meeting (subject to sections 4.08 and 4.09) at which a quorum is present or by resolution in writing signed by all the directors entitled to vote on that resolution at a meeting of the board. Where there is a vacancy in the board, the remaining directors may exercise all the powers of the board so long as a quorum remains in office.

4.08

Canadians Directors Present at Meetings. - Subject to the Act, the board shall not transact business at a meeting, other than filling a vacancy in the board, unless at least one-quarter ( 1/4) of the directors present are resident Canadians, or if the Corporation has fewer than four directors, at least one of the directors present is a resident Canadian, except where

(a)	a resident Canadian director who is unable to be present approves in writing or by electronic, telephone or other communications facilities the business transacted at the meeting; and

(b)

the number of resident Canadian directors present at the meeting, together with any resident Canadian director who gives his approval under clause (a), totals at least one-quarter ( 1/4) of the directors present at the meeting.

4.09	Meeting by Telephone. - A director may participate in a meeting of the board or of a committee of the board by means of electronic, telephone or other communications facilities as permit all persons participating in the meeting to hear each other, and a director participating in such a meeting by such means is deemed to be present at the meeting.

4.10	Place of Meetings. - Meetings of the board may be held at any place in or outside Alberta.

4.11	Calling of Meetings. - Meetings of the board shall be held from time to time at such time and at such place as the board, the chairman of the board, the managing director, the president or any two directors may determine.

4.12	Notice of Meeting. - Notice of the time and place of each meeting of the board shall be given in the manner provided in Section Eleven to each director not less than 48 hours before the time when the meeting is to be held. A notice of a meeting of directors need not specify the purpose of or the business to be transacted at the meeting except where the Act requires such purpose or business to be specified, including, if required by the Act, any proposal to:

(a)	submit to the shareholders any question or matter requiring approval of the shareholders;

(b)	fill a vacancy among the directors or in the office of auditor;

(c)	issue securities, except in the manner and on the terms authorized by the directors;

(d)	declare dividends;

(e)	purchase, redeem or otherwise acquire shares issued by the Corporation, except in the manner and on the terms authorized by the directors;

(f)	pay a commission for the sale of shares;

(g)	approve a management proxy circular;

(h)	approve any annual financial statements; or

(i)	adopt, amend or repeal by-laws.

4.13	First Meeting of New Board. - Provided a quorum of directors is present, each newly elected board may without notice hold its first meeting immediately following the meeting of shareholders at which such board is elected.

4.14	Adjourned Meeting. - Notice of an adjourned meeting of the board is not required if the time and place of the adjourned meeting is announced at the original meeting.

4.15	Regular Meetings. - The board may appoint a day or days in any month or months for regular meetings of the board at a place and hour to be named. A copy of any resolution of the board fixing the place and time of such regular meetings shall be sent to each director forthwith after being passed, but no other notice shall be required for any such regular meeting except where the Act requires the purpose thereof or the business to be transacted thereat to be specified.

4.16	Chairman. - The chairman of any meeting of the board shall be the first mentioned of such of the following officers as have been appointed and who is a director and is present at the meeting: chairman of the board, managing director or president. If no such officer is present, the directors present shall choose one of their number to be chairman.

4.17	Quorum. - Subject to section 4.08, the quorum for the transaction of business at any meeting of the board shall be a majority of directors or such greater number of directors as the board may from time to time determine. Where the Corporation has a board consisting of only one director, that director may constitute a meeting.

4.18	Votes to Govern. - At all meetings of the board every question shall be decided by a majority of the votes cast on the question. In case of an equality of votes the chairman of the meeting shall not be entitled to a second or casting vote.

4.19	Conflict of Interest. - A director who is a party to, or who is a director or officer of or has a material interest in any person who is a party to, a material contract or material transaction or proposed material contract or proposed material transaction with the Corporation shall disclose the nature and extent of his interest at the time and in the manner provided by the Act. Any such contract or transaction or proposed contract or transaction shall be referred to the board or shareholders for approval even if such contract is one that in the ordinary course of the Corporation’s business would not require approval by the board or shareholders. Such a director shall not vote on any resolution to approve any such contract or transaction or proposed contract or transaction except as permitted by the Act.

4.20	Remuneration and Expenses. - Subject to any unanimous shareholder agreement, the directors shall be paid such remuneration for their services as the board may from time to time determine. The directors shall also be entitled to be reimbursed for travelling and other expenses properly incurred by them in attending meetings of the board or any committee thereof. Nothing herein contained shall preclude any director from serving the Corporation in any other capacity and receiving remuneration therefor.

SECTION FIVE

COMMITTEES

5.01	Committees of the Board. - The board may appoint one or more committees of the board, however designated, and delegate to any such committee any of the powers of the board except those which pertain to items which, under the Act, a committee of the board has no authority to exercise. At least half of the members of any such committee shall be resident Canadians.

5.02	Transaction of Business. - The powers of a committee of the board may be exercised by a meeting at which a quorum is present or by resolution in writing signed by all members of such committee who would have been entitled to vote on that resolution at a meeting of the committee. Meetings of such committee may be held at any place in or outside Canada.

5.03	Advisory Bodies. - The board may from time to time appoint such advisory bodies as it may deem advisable.

5.04	Procedure. - Unless otherwise determined by the board, each committee and advisory body shall have power to fix its quorum at not less than a majority of its members, to elect its chairman and to regulate its procedure.

SECTION SIX

OFFICERS

6.01	Appointment. - Subject to any unanimous shareholder agreement, the board may from time to time appoint a president, one or more vice-presidents (to which title may be added words indicating seniority or function), a secretary, a treasurer and such other officers as the board may determine, including one or more assistants to any of the officers so appointed. One person may hold more than one office. The board may specify the duties of and, in accordance with this by-law and subject to the Act, delegate to such officers powers to manage the business and affairs of the Corporation. Subject to sections 6.02 and 6.03, an officer may but need not be a director.

6.02	Chairman of the Board. - The board may from time to time also appoint a chairman of the board who shall be a director. If appointed, the board may assign to him any of the powers and duties that are by any provisions of this by-law assigned to the managing director or to the president; and he shall have such other powers and duties as the board may specify.

6.03	Managing Director. - The board may from time to time also appoint a managing director who shall be a resident Canadian and a director. If appointed, he shall be the chief executive officer and, subject to the authority of the board, shall have general supervision of the business and affairs of the Corporation; and he shall have such other powers and duties as the board may specify. During the absence or disability of the president, or if no president has been appointed, the managing director shall also have the powers and duties of that office.

6.04	President. - The president shall be the chief operating officer and, subject to the authority of the board, shall have general supervision of the business of the Corporation; and he shall have such other powers and duties as the board may specify. During the absence or disability of the managing director, or if no managing director has been appointed, the president shall also have the powers and duties of that office.

6.05	Secretary. - The secretary shall attend and be the secretary of all meetings of the board, shareholders and committees of the board and shall enter or cause to be entered in records kept for that purpose minutes of all proceedings thereat; he shall give or cause to be given, as and when instructed, all notices to shareholders, directors, officers, auditors and members of committees of the board; he shall be the custodian of the stamp or mechanical device generally used for affixing the corporate seal of the Corporation and of all books, records and instruments belonging to the Corporation, except when some other officer or agent has been appointed for that purpose; and he shall have such other powers and duties as otherwise may be specified.

6.06	Treasurer. - The treasurer shall keep proper accounting records in compliance with the Act and shall be responsible for the deposit of money, the safekeeping of securities and the disbursement of the funds of the Corporation; he shall render to the board whenever required an account of all his transactions as treasurer and of the financial position of the Corporation; and he shall have such other powers and duties as otherwise may be specified.

6.07	Powers and Duties of Officers. - The powers and duties of all officers shall be such as the terms of their engagement call for or as the board or (except for those whose powers and duties are to be specified only by the board) the chief executive officer may specify. The board and (except as aforesaid) the chief executive officer may, from time to time and subject to the provisions of the Act, vary, add to or limit the powers and duties of any officer. Any of the powers and duties of an officer to whom an assistant has been appointed may be exercised and performed by such assistant, unless the board or the chief executive officer otherwise directs.

6.08	Term of Office. - The board, in its discretion, rimy remove any officer of the Corporation. Otherwise each officer appointed by the board shall hold office until his successor is appointed or until his earlier resignation.

6.09	Agents and Attorneys. - The Corporation, by or under the authority of the board, shall have power from time to time to appoint agents or attorneys for the Corporation in or outside Canada with such powers (including the power to subdelegate) of management, administration or otherwise as may be thought fit.

6.10	Conflict of Interest. - An officer shall disclose his interest in any material contract or proposed material contract with the Corporation in accordance with section 4.19.

SECTION SEVEN

PROTECTION OF DIRECTORS, OFFICERS AND OTHERS

7.01	Limitation of Liability. - Every director and officer of the Corporation in exercising his powers and discharging his duties shall act honestly and in good faith with a view to the best interests of the Corporation and exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. Subject to the foregoing, no director or officer shall be liable for the acts, receipts, neglects or defaults of any other director, officer or employee, or for joining in any receipt or other act for conformity, or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired for or on behalf of the Corporation, or for the insufficiency or deficiency of any security in or upon which any of the moneys of the Corporation shall be invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious acts of any person with whom any of the moneys, securities or effects of the Corporation shall be deposited, or for any loss occasioned by any error of judgment or oversight on his part, or for any other loss, damage or misfortune which shall happen in the execution of the duties of his office or in relation thereto; provided that nothing herein shall relieve any director or officer from the duty to act in accordance with the Act and the regulations thereunder or from liability for any breach thereof.

7.02	Indemnity. - Subject to the Act, the Corporation shall indemnify a director or officer, a former director or officer, or a person who acts or acted at the Corporation’s request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the Corporation or such body corporate, if (a) he acted honestly and in good faith with a view to the best interests of the Corporation; and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful. The Corporation may also indemnify such person in such other circumstances as the Act or law permits. Nothing in this by-law shall limit the right of any person entitled to indemnity to claim indemnity apart from the provisions of this by-law.

SECTION EIGHT

SHARES

8.01	Allotment of Shares. - Subject to the Act, the articles and any unanimous shareholder agreement, the board may from time to time allot or grant options to purchase the whole or any part of the authorized and unissued shares of the Corporation at such times and to such persons and for such consideration as the board shall determine, provided that no share shall be issued until it is fully paid as provided by the Act.

8.02	Commissions. - The board may from time to time authorize the Corporation to pay a reasonable commission to any person in consideration of his purchasing or agreeing to purchase shares of the Corporation, whether from the Corporation or from any other person, or procuring or agreeing to procure purchasers for any such shares.

8.03	Registration of Transfers. - Subject to the Act, no transfer of a share shall be registered in a securities register except upon presentation of the certificate representing such share with an endorsement which complies with the Act made thereon or delivered therewith duly executed by an appropriate person as provided by the Act, together with such reasonable assurance that the endorsement is genuine and effective as the board may from time to time prescribe, upon payment of all applicable taxes and any reasonable fees prescribed by the board, upon compliance with such restrictions on transfer as are authorized by the articles and upon satisfaction of any lien referred to in section 8.09.

8.04	Non-recognition of Trusts. - Subject to the Act, the Corporation may treat the registered holder of any share as the person exclusively entitled to vote, to receive notices, to receive any dividend or other payment in respect of the share, and otherwise to exercise all the rights and powers of an owner of the share.

8.05	Share Certificates. - Every holder of one or more shares of the Corporation shall be entitled, at his option, to a share certificate, or to a non-transferable written certificate of acknowledgement of his right to obtain a share certificate, stating the number and class or series of shares held by him as shown on the securities register.

Such certificates shall be in such form as the board may from time to time approve. Any such certificate shall be signed in accordance with section 2.04 and need not be under the corporate seal.

8.06	Replacement of Share Certificates. - The board or any officer or agent designated by the board may in its or his discretion direct the issue of a new share or other such certificate in lieu of and upon cancellation of a certificate that has been mutilated or in substitution for a certificate claimed to have been lost, destroyed or wrongfully taken on payment of such reasonable fee and on such terms as to indemnity, reimbursement of expenses and evidence of loss and of title as the board may from time to time prescribe, whether generally or in any particular case.

8.07	Joint Shareholders. - If two or more persons are registered as joint holders of any share, the Corporation shall not be bound to issue more than one certificate in respect thereof, and delivery of such certificate to one of such persons shall be sufficient delivery to all of them. Anyone of such persons may give effectual receipts for the certificate issued in respect thereof or for any dividend, bonus, return of capital or other money payable or warrant issuable in respect of such share.

8.08	Deceased Shareholders. - In the event of the death of a holder, or of one of the joint holders, of any share, the Corporation shall not be required to make any entry in the securities register in respect thereof or to make any dividend or other payments in respect thereof except upon production of all such documents as may be required by law and upon compliance with the reasonable requirements of the Corporation and its transfer agents.

8.09	Lien for Indebtedness. - If the articles provide that the Corporation shall have a lien on shares registered in the name of a shareholder indebted to the Corporation, such lien may be enforced, subject to the articles and to any unanimous shareholder agreement, by the sale of the shares thereby affected or by any other action, suit, remedy or proceeding authorized or permitted by law or by equity and, pending such enforcement, the Corporation may refuse to register a transfer of the whole or any part of such shares.

SECTION NINE

DIVIDENDS AND RIGHTS

9.01	Dividends. - Subject to the Act, the board may from time to time declare dividends payable to the shareholders according to their respective rights and interests in the Corporation. Dividends may be paid in money or property or by issuing fully paid shares of the Corporation. Any dividend unclaimed after a period of 6 years from the date on which the same has been declared to be payable shall be forfeited and shall revert to the Corporation.

9.02	Dividend Cheques. - A dividend payable in money shall be paid by cheque to the order of each registered holder of shares of the class or series in respect of which it has been declared and mailed by prepaid ordinary mail to such registered holder at his recorded address, unless such holder otherwise directs. In the case of joint holders the cheque shall, unless such joint holders otherwise direct, be made payable to the order of all of such joint holders and mailed to them at their recorded address. The mailing of such cheque as aforesaid, unless the same is not paid on due presentation, shall satisfy and discharge the liability for the dividend to the extent of the sum represented thereby plus the amount of any tax which the Corporation is required to and does withhold. In the event of non-receipt of any dividend cheque by the person to whom it is sent as aforesaid, the Corporation shall issue to such person a replacement cheque for a like amount on such terms as to indemnity, reimbursement of expenses and evidence of non-receipt and of title as the board may from time to time prescribe, whether generally or in any particular case.

9.03	Record Date for Dividends and Rights. - The board may fix in advance a date, preceding by not more than 50 days the date for the payment of any dividend or the date for the issue of any warrant or other evidence of the right to subscribe for securities of the Corporation, as a record date for the determination of the persons entitled to receive payment of such dividend or to exercise the right to subscribe for such securities, and notice of any such record date shall be given not less than 7 days before such record date in the manner provided by the Act. If no record date is so fixed, the record date for the determination of the persons entitled to receive payment of any dividend or to exercise the right to subscribe for securities of the Corporation shall be at the close of business on the day on which the resolution relating to such dividend or right to subscribe is passed by the board.

SECTION TEN

MEETINGS OF SHAREHOLDERS

10.01	Annual Meetings. - The annual meeting of shareholders shall be held at such time in each year and, subject to section 10.03, at such place as the board, the chairman of the board, the managing director or the president may from time to time determine, for the purpose of considering the financial statements and reports required by the Act to be placed before the annual meeting, electing directors, appointing auditors and for the transaction of such other business as may properly be brought before the meeting.

10.02	Special Meetings. - The board, the chairman of the board, the managing director or the president shall have power to call a special meeting of shareholders at any time.

10.03	Place of Meetings. - Meetings of shareholders shall be held at the registered office of the Corporation or elsewhere in the municipality in which the registered office is situate or, if the board shall so determine, at some other place in Alberta or, if all the shareholders entitled to vote at the meeting so agree, at some place outside Alberta.

10.04	Meeting by Electronic Means. - If the directors or the shareholders of a Corporation call a meeting of shareholders pursuant to the Act, the directors or shareholders, as the case may be, may determine that the meeting shall be held, in accordance with the Act, entirely by electronic means, telephone, or other communication facility that permits all participants to communicate adequately with each other during the meeting.

10.05	Participation in Meeting by Electronic Means. - Any person entitled to attend a meeting of shareholders may participate in the meeting, in accordance with the Act, by electronic means, telephone, or other communication facility that permits all participants to hear or otherwise communicate adequately with each other during the meeting, if the Corporation makes available such a communication facility. A person participating in a meeting by such means is deemed for the purposes of the Act to be present at the meeting.

10.06	Notice of Meetings. - Notice of the time and place of each meeting of shareholders shall be given in the manner provided in Section Eleven not less than 21 nor more than 50 days before the date of the meeting to each director, to the auditor, and to each shareholder who at the close of business on the record date for notice is entered in the securities register as the holder of one or more shares carrying the right to vote at the meeting. Notice of a meeting of shareholders called for any purpose other than consideration of the financial statements and auditor’s report, election of directors and reappointment of the incumbent auditor shall state the nature of such business in sufficient detail to permit the shareholder to form a reasoned judgment thereon and shall state the text of any special resolution to be submitted to the meeting.

10.07	List of Shareholders Entitled to Notice. - The Corporation shall prepare a list of shareholders entitled to receive notice of the meeting, arranged in alphabetical order and showing the number of shares held by each shareholder entitled to vote at the meeting. If a record date for the meeting is fixed pursuant to section 10.08, the shareholders listed shall be those registered at the close of business on such record date. If no record date is fixed, the shareholders listed shall be those registered at the close of business on the day immediately preceding the day on which notice of the meeting is given or, where no such notice is given, on the day on which the meeting is held. The list shall be available for examination by any shareholder during usual business hours at the records office of the Corporation or at the place where the central securities register is maintained and at the meeting for which the list was prepared. Where a separate list of shareholders has not been prepared, the names of persons appearing in the securities register at the requisite time as the holder of one or more shares carrying the right to vote at such meeting shall be deemed to be a list of shareholders.

10.08	Record Date for Notice. - If no such record date is so fixed, the record date for the determination of the shareholders entitled to receive notice of the meeting shall be at the close of business on the day immediately preceding the day on which the notice is given or, if no notice is given, shall be the day on which the meeting is held.

10.09	Meetings Without Notice. - A meeting of shareholders may be held without notice at any time and place permitted by the Act (a) if all the shareholders entitled to vote thereat are present in person or duly represented or if those not present or represented waive notice of or otherwise consent to such meeting being held, and (b) if the auditors and the directors are present or waive notice of or otherwise consent to such meeting being held, so long as such shareholders, auditors or directors present are not attending for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called. At such a meeting any business may be transacted which the Corporation at a meeting of shareholders may transact. If the meeting is held at a place outside Alberta, shareholders not present or duly represented, but who have waived notice of or otherwise consented to such meeting, shall also be deemed to have consented to the meeting being held at such place.

10.10	Chairman, Secretary and Scrutineers. - The chairman of any meeting of shareholders shall be the first mentioned of such of the following officers as have been appointed and who is present at the meeting: managing director, president, chairman of the board, or a vice-president who is a shareholder. If no such officer is present within 15 minutes from the time fixed for holding the meeting, the persons present and entitled to vote shall choose one of their number to be chairman. If the secretary of the Corporation is absent, the chairman shall appoint some person, who need not be a shareholder, to act as secretary of the meeting. If desired, one or more scrutineers, who need not be shareholders, may be appointed by a resolution or by the chairman with the consent of the meeting.

10.11	Persons Entitled to be Present. - The only persons entitled to be present at a meeting of shareholders shall be those entitled to vote thereat, the directors and auditor of the Corporation and others who, although not entitled to vote, are entitled or required under any provision of the Act or the articles or by-laws to be present at the meeting. Any other person may be admitted only on the invitation of the chairman of the meeting or with the consent of the meeting.

10.12	Quorum. - Subject to the Act in respect of a sole shareholder, a quorum for the transaction of business at any meeting of shareholders shall be 2 persons, unless only 1 shareholder, each being a shareholder entitled to vote thereat or a duly appointed proxyholder or representative for a shareholder so entitled. If a quorum is present at the opening of any meeting of shareholders, the shareholders present or represented may proceed with the business of the meeting notwithstanding that a quorum is not present throughout the meeting. If a quorum is not present at the opening of any meeting of shareholders, the shareholders present or represented may adjourn the meeting to a fixed time and place but may not transact any other business.

10.13	Right to Vote. - Every person named in the list referred to in section 10.07 shall be entitled to vote the shares shown thereon opposite his name at the meeting to which such list relates, except to the extent that (a) where the Corporation has fixed a record date in respect of such meeting, such person has transferred any of his shares after such record date or, where the Corporation has not fixed a record date in respect of such meeting, such person has transferred any of his shares after the date on which such list is prepared, and (b) the transferee, having produced properly endorsed certificates evidencing such shares or having otherwise established that he owns such shares, has demanded not later than 2 days before the meeting or any shorter period that the chairman of the meeting may permit that his name be included in such list. In any such excepted case the transferee shall be entitled to vote the transferred shares at such meeting.

10.14

Proxyholders and Representatives. - Every shareholder entitled to vote at a meeting of shareholders may appoint a proxyholder and one or more alternate proxyholders, to attend and act as his representative at the meeting in the manner and to the extent authorized and with the authority conferred by the proxy. A proxy shall be in writing executed by the shareholder or his attorney and shall conform with the requirements of the Act. Alternatively, every such shareholder which is a body corporate or association may authorize by resolution of its directors or governing body an individual to represent it at a meeting of shareholders and such individual may exercise on the shareholder’s behalf all the powers it could exercise if it were an individual shareholder. The authority of such an individual shall be established by depositing with the Corporation a certified copy of such resolution, or in such other manner as may be satisfactory to the secretary of the Corporation or the chairman of the meeting. Any such proxyholder or representative need not be a shareholder.

10.15	Time for Deposit of Proxies. - The board may specify in a notice calling a meeting of shareholders a time, preceding the time of such meeting by not more than 48 hours, excluding Saturdays and holidays, before which time proxies to be used at such meeting must be deposited. A proxy shall be acted upon only if, prior to the time so specified, it shall have been deposited with the Corporation or an agent thereof specified in such notice or, if no such time having been specified in such notice, it has been received by the secretary of the Corporation or by the chairman of the meeting or any adjournment thereof prior to the time of voting.

10.16	Joint Shareholders. - If two or more persons hold shares jointly, anyone of them present in person or duly represented at a meeting of shareholders may, in the absence of the other or others, vote the shares; but if two or more of those persons are present in person or represented and vote, they shall vote as one the shares jointly held by them.

10.17	Votes to Govern. - At any meeting of shareholders every question shall, unless otherwise required by the articles or by-laws or by law, be determined by a majority of the votes cast on the question. In case of an equality of votes either upon a show of hands or upon a poll, the chairman of the meeting shall not be entitled to a second or casting vote.

10.18	Show of Hands. - Subject to the Act, any question at a meeting of shareholders shall be decided by a show of hands, unless a ballot thereon is required or demanded as hereinafter provided, and upon a show of hands every person who is present and entitled to vote shall have one vote. Whenever a vote by show of hands shall have been taken upon a question, unless a ballot thereon is so required or demanded, a declaration by the chairman of the meeting that the vote upon the question has been carried or carried by a particular majority or not carried and an entry to that effect in the minutes of the meeting shall be prima facie evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against any resolution or other proceeding in respect of the said question, and the result of the vote so taken shall be the decision of the shareholders upon the said question. Any vote referred to in this section 10.18 may be held, in accordance with the Act, partly or entirely by electronic means, telephone or other communication facility, if the Corporation makes available such a communication facility. Any person participating in a meeting of shareholders under sections 10.04 or 10.05 and entitled to vote at that meeting may vote by electronic means, telephone or other communication facility that the Corporation has made available for that purpose.

10.19

Ballots. - On any question proposed for consideration at a meeting of shareholders, and whether or not a show of hands has been taken thereon, the chairman may require a ballot or any person who is present and entitled to vote on such question at the meeting may demand a ballot. A ballot so required or demanded shall be taken in such manner as the chairman shall direct. A requirement or demand for a ballot may be withdrawn at any time prior to the taking of the ballot. If a ballot is taken each person present shall be entitled, in respect of the shares which he is entitled to vote at the meeting upon the question, to that number of votes provided by the Act or the articles, and the result of the ballot so taken shall be the decision of the shareholders upon the said question.

10.20	Adjournment. - The chairman at a meeting of shareholders may, with the consent of the meeting and subject to such conditions as the meeting may decide, adjourn the meeting from time to time and from place to place. If a meeting of shareholders is adjourned for less than 30 days, it shall not be necessary to give notice of the adjourned meeting, other than by announcement at the time of adjournment. Subject to the Act, if a meeting of shareholders is adjourned by one or more adjournments for an aggregate of 30 days or more, notice of the adjourned meeting shall be given as for an original! meeting.

10.21	Action in Writing by Shareholders. - A resolution in writing signed by all the shareholders entitled to vote on that resolution at a meeting of shareholders is as valid as if it had been passed at a meeting of the shareholders.

10.22	Only One Shareholder. - Where the Corporation has only one shareholder or only one holder of any class or series of shares, the shareholder present in person or duly represented constitutes a meeting.

SECTION ELEVEN

NOTICES

11.01	Method of Giving Notices. - Any notice (which term includes any communication or document) to be given (which term includes sent, delivered or served) pursuant to the Act, the regulations thereunder, the articles, the by-laws or otherwise to a shareholder, director, officer, auditor or member of a committee of the board shall be sufficiently given if delivered personally to the person to whom it is to be given or if delivered to his recorded address or if mailed to him at his recorded address by prepaid ordinary or air mail or if sent to him at his recorded address by any means of prepaid transmitted or recorded communication or if send to him by electronic means in accordance with the provisions of the Electronic Transactions Act (Alberta). A notice so delivered shall be deemed to have been given when it is delivered personally or to the recorded address as aforesaid; a notice so mailed shall be deemed to have been given when deposited in a post office or public letter box; and a notice so sent by any means of transmitted or recorded communication shall be deemed to have been given when dispatched or delivered to the appropriate communication company or agency or its representative for dispatch. The secretary may change or cause to be changed the recorded address of any shareholder, director, officer, auditor or member of a committee of the board in accordance with any information believed by him to be reliable.

11.02	Notice to Joint Shareholders. - If two or more persons are registered as joint holders of any share, any notice may be addressed to all such joint holders, but notice addressed to one of such persons shall be sufficient notice to all of them.

11.03	Computation of Time. - In computing the date when notice must be given under any provision requiring a specified number of days’ notice of any meeting or other event, the day of giving the notice shall be excluded and the day of the meeting or other event shall be included, unless the computation of time is required by law to be performed differently.

11.04	Undelivered Notices. - If any notice given to a shareholder pursuant to section 11.01 is returned on two consecutive occasions because he cannot be found, the Corporation shall not be required to give any further notices to such shareholder until he informs the Corporation in writing of his new address.

11.05	Omissions and Errors. - The accidental omission to give any notice to any shareholder, director, officer, auditor or member of a committee of the board or the non-receipt of any notice by any such person or any error in any notice not affecting the substance thereof shall not invalidate any action taken at any meeting held pursuant to such notice or otherwise founded thereon.

11.06	Persons Entitled by Death or Operation of Law. - Every person who, by operation of law, transfer, death of a shareholder or any other means whatsoever, shall become entitled to any share, shall be bound by every notice in respect of such share which shall have been duly given to the shareholder from whom he derives his title to such share prior to his name and address being entered on the securities register (whether such notice was given before or after the happening of the event upon which he became so entitled) and prior to his furnishing to the Corporation the proof of authority or evidence of his entitlement prescribed by the Act.

11.07	Waiver of Notice. - Any shareholder, proxyholder or other person entitled to attend a meeting of shareholders, director, officer, auditor or member of a committee of the board may at any time waive any notice, or waive or abridge the time for any notice, required to be given to him under the Act, the regulations thereunder, the articles, the by-laws or otherwise, and such waiver or abridgement, whether given before or after the meeting or other event of which notice is required to be given, shall cure any default in the giving or in the time of such notice, as the case may be. Any such waiver or abridgement shall be in writing except a waiver of notice of a meeting of shareholders or of the board or a committee of the board which may be given in any manner.

11.08	Interpretation. - In this by-law, “recorded address” means in the case of a shareholder his address as recorded in the securities register; and in the case of joint shareholders the address appearing in the securities register in respect of such joint holding or the first address so appearing if there are more than one; and in the case of a director, officer, auditor or member of a committee of the board, his latest address as recorded in the records of the Corporation.

SECTION TWELVE

EFFECTIVE DATE

12.01	Effective Date. - This by-law shall come into force when made by the board in accordance with the Act.

The foregoing by-law was made by the directors of the Corporation on the 26th day of March, 2010, and was confirmed without variation by the shareholders of the Corporation on the 26th day of March, 2010.

PRESIDENT